The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-212729

Subject to Completion

Preliminary Prospectus Supplement dated November 7, 2017

PROSPECTUS SUPPLEMENT

(to prospectus dated September 25, 2017)

Banco Bilbao Vizcaya Argentaria, S.A.

$             Non-Step-Up Non-Cumulative Contingent

Convertible Perpetual Preferred Tier 1 Securities

The $             non-step-up non-cumulative contingent convertible perpetual preferred tier 1 securities (the “Preferred Securities”) are perpetual securities with no maturity date. From and including                     , 2017 (the “Closing Date”) to but excluding                      (the “First Reset Date”) the Preferred Securities will accrue Distributions (as defined herein) at the rate of         % per annum. In respect of the period from and including the First Reset Date and each fifth anniversary thereafter (each a “Reset Date”) to but excluding the next succeeding Reset Date (a “Reset Period”), the applicable per annum Distribution Rate (as defined below) will be equal to the aggregate of         % (the “Initial Margin”) and the 5-year Mid-Swap Rate (as defined herein) (expressed as a percentage per annum) for such Reset Period, and such aggregate converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent on the relevant Reset Determination Date (as defined herein). The rate at which the Preferred Securities accrue Distributions in accordance with the Indenture (as defined herein) is referred to herein as the “Distribution Rate”. The Distribution Rate following any Reset Date may be less than the initial Distribution Rate and/or the Distribution Rate that applies immediately prior to such Reset Date. Subject to the conditions as described further below, we will pay Distributions on the Preferred Securities quarterly in arrears on                     ,                     ,                      and                      of each year (each a “Distribution Payment Date”), commencing on            , 2018. The Preferred Securities carry a liquidation preference of $200,000 per Preferred Security (the “Liquidation Preference”).

We may redeem the Preferred Securities, in whole but not in part, at 100% of their Liquidation Preference plus, if applicable, accrued and unpaid Distributions to (but excluding) the date fixed for redemption, excluding any Distributions which have been cancelled or deemed cancelled in accordance with the terms of the Preferred Securities, upon the occurrence of certain tax events or upon the occurrence of certain regulatory events, subject, in each case, to the conditions described in this prospectus supplement and the accompanying prospectus. The Preferred Securities will also be redeemable in whole but not in part, at our option and in our sole discretion at any time on or after the First Reset Date at 100% of their Liquidation Preference plus, if applicable, accrued and unpaid Distributions to (but excluding) the date fixed for redemption, excluding any Distribution which has been cancelled or deemed cancelled in accordance with the terms of the Preferred Securities, subject, in each case, to the conditions described in this prospectus supplement and the accompanying prospectus.

Unless previously converted into Common Shares (as defined herein) pursuant to the Indenture and except as provided in the second paragraph under “Description of the Contingent Convertible Preferred Securities of BBVA—Payments—Liquidation Distribution” in the accompanying prospectus, our obligations under the Preferred Securities will constitute our direct, unconditional, unsecured and subordinated obligations and, in case of our insolvency (concurso de acreedores), in accordance with Additional Provision 14.3 of Law 11/2015 (as defined herein) and the Spanish Insolvency Law (as defined herein) but only to the extent permitted by the Spanish Insolvency Law or any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), for so long as our obligations in respect of the Preferred Securities constitute an Additional Tier 1 Instrument (as defined herein) issued by us, such Preferred Securities will rank with respect to claims for any Liquidation Preference of such Preferred Securities: (i) junior to: (a) any unsubordinated obligations of us (including where those obligations subsequently become subordinated pursuant to Article 92.1º of the Spanish Insolvency Law); and (b) any claim for principal in respect of any other of our contractually subordinated obligations, present and future, not constituting our Additional Tier 1 Capital (as defined herein) for the purposes of Section 3 of Additional Provision 14 of Law 11/2015 (other than, to the extent permitted by law, any Parity Securities (as defined herein), whether so ranking by law or their terms); (ii) pari passu with: (a) each other claim for any Liquidation Preference of Preferred Securities; (b) all other claims in respect of any liquidation preference or otherwise for principal in respect of our contractually subordinated obligations under any outstanding Additional Tier 1 Instruments, present and future; and (c) any other Parity Securities (whether so ranking by law or their terms), to the extent permitted by law; and (iii) senior to the Common Shares or any other of our subordinated obligations which by law rank junior to the Preferred Securities (including, to the extent permitted by law, any of our contractually subordinated obligations expressed by their terms to rank junior to the Preferred Securities).

Our obligations under the Preferred Securities are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (each as defined herein).

As described in this prospectus supplement and the accompanying prospectus, upon the occurrence of a Trigger Event (as defined herein), which shall occur if, at any time, as determined by us, our CET1 ratio or the CET1 ratio of the BBVA Group is less than 5.125% (all as defined herein), the Preferred Securities are mandatorily and irrevocably convertible into Common Shares and all of our obligations under the Preferred Securities (except with respect to the payment of certain stamp and similar taxes) shall be irrevocably and automatically released in consideration of our issuance and delivery of the Common Shares to the Conversion Shares Depositary.

In addition, in the event of a Capital Reduction (as defined herein), except if we have given a redemption notice prior to such Capital Reduction, the Preferred Securities are mandatorily and irrevocably convertible into Common Shares unless a holder elects that the Preferred Securities held by it shall not be so converted by delivery of a duly completed and signed Election Notice (as defined herein) on or before the 10th Business Day (as defined herein) immediately following the Capital Reduction Notice Date (as defined in the accompanying prospectus), and all of our obligations under the Preferred Securities that are so converted (except with respect to the payment of certain stamp and similar taxes) shall be irrevocably and automatically released in consideration of our issuance and delivery of the Common Shares to the Conversion Shares Depositary (except that we may need to pay certain accrued and unpaid Distributions in the terms set forth herein).

Notwithstanding any terms of the Preferred Securities, the Indenture and any other agreements, arrangements, or understandings between BBVA and any holder of the Preferred Securities, by its acquisition of any Preferred Security, each holder (which, for the purposes of this paragraph, includes each holder of a beneficial interest in any Preferred Security) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Preferred Securities, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due (as defined herein) on the Preferred Securities; (b) the conversion of all, or a portion, of the Amounts Due on the Preferred Securities into shares, other securities or other obligations of BBVA or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Preferred Securities; (c) the cancellation of the Preferred Securities; (d) the inclusion of a maturity date for the Preferred Securities or the amendment or alteration thereof, or the amendment of the Liquidation Preference or Distributions payable on the Preferred Securities, or the date on which Distributions become payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Preferred Securities or the rights of the holders thereunder or under the Indenture, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

We will apply to list the Preferred Securities on the New York Stock Exchange and, if approved, trading is expected to commence within 30 days after the initial delivery of the Preferred Securities.

Investing in the Preferred Securities involves risks. See “Risk Factors” beginning on page S-32 and as incorporated by reference herein.

Potential investors should review the summaries set forth in “Spanish Tax Considerations” and “U.S. Tax Considerations” in the accompanying prospectus for information on certain material tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

The Preferred Securities are not intended to be sold and should not be sold to retail clients in any jurisdiction. Prospective investors are referred to the section headed “Notice to Investors” on page S-2 of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offence.

	Price to Public		Underwriting Discount(1)		Proceeds to Us Before Expenses
Per Preferred Security		%		%		%
Total Preferred Securities	$		$		$

(1)	The Joint Bookrunners have agreed to reimburse us for certain of the expenses relating to the offering. See “Underwriting (Conflicts of Interest).”

The initial price to the public set forth above does not include accrued Distributions, if any. Distributions on the Preferred Securities will accrue from                     , 2017 and must be paid by the purchaser if the Preferred Securities are delivered thereafter.

The Preferred Securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the Kingdom of Spain, the United States or any other jurisdiction.

The Joint Bookrunners expect that the Preferred Securities will be ready for delivery through the book-entry facilities of DTC and its participants, including Euroclear Bank S.A./N.V. (“Euroclear Bank”) participants and/ Clearstream Banking, société anonyme (“Clearstream Luxembourg”) customers, on or about                     , 2017.

Joint Bookrunners

BBVA	BofA Merrill Lynch	Citigroup

Deutsche Bank Securities	HSBC	J.P. Morgan

Prospectus Supplement dated                    , 2017

Prospectus Supplement

Prospectus

We have not, and the Joint Bookrunners have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We and the Joint Bookrunners take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Joint Bookrunners are not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by us or on our behalf or to which we have referred you and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

NOTICE TO INVESTORS

Certain important agreements and acknowledgments of investors, including holders and beneficial owners of a Preferred Security

Distribution Cancellation

As described under “Description of the Contingent Convertible Preferred Securities of BBVA—Payments—Distributions—Distributions Discretionary” in the accompanying prospectus, the terms of the Preferred Securities provide that we may elect, in our sole and absolute discretion, to cancel the payment of any Distribution on the Preferred Securities in whole or in part at any time and for any reason. As described under “Description of the Contingent Convertible Preferred Securities of BBVA—Payments—Distributions—Restrictions on Payments” in the accompanying prospectus, the terms of the Preferred Securities also provide for circumstances under which we will be restricted from making a Distribution (in whole or in part) on the Preferred Securities on a Distribution Payment Date, and the Distribution payable in respect of any such Distribution Payment Date shall be deemed cancelled (in whole or in part) and therefore not due and payable. Distributions will only be due and payable on a Distribution Payment Date to the extent it is not cancelled or deemed cancelled in accordance with the terms of the Preferred Securities and as further described herein and in the accompanying prospectus. For the avoidance of doubt, non-payment of a Distribution (or any part thereof) in respect of the Preferred Securities shall evidence our exercise of our discretion to cancel such Distribution (or such part thereof), and accordingly such Distribution (or such part thereof) shall also not be due and payable. Furthermore, Distributions on the Preferred Securities will be non-cumulative. Accordingly, if any Distribution (or any part thereof) is not paid in respect of the Preferred Securities, then the right of the holders to receive the relevant Distribution (or such part thereof) in respect of the relevant Distribution Period will be extinguished and we will have no obligation to pay such Distribution (or such part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the Preferred Securities are paid in respect of any future Distribution Period.

As the Preferred Securities are perpetual and have no fixed maturity or fixed redemption date, unless the Preferred Securities are redeemed, a holder may not receive any payments with respect to the Preferred Securities as we are not required to pay the Liquidation Preference of the Preferred Securities at any time prior to a Liquidation Event (as defined herein) and we will have the sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any Distribution.

By acquiring any Preferred Security, each holder and beneficial owner acknowledges and agrees that: (i) Distributions are payable solely at our discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled or deemed cancelled by us and/or as a result of the limitations on payment set forth under “Description of the Contingent Convertible Preferred Securities of BBVA—Payments—Distributions—Distributions Discretionary” and “—Restrictions on Payments”, in each case in the accompanying prospectus; and (ii) a cancellation or deemed cancellation of any Distribution (in whole or in part) in accordance with the terms of the Indenture and the Preferred Securities shall not constitute an Enforcement Event (as defined herein) or other default under the terms of the Preferred Securities or the Indenture, or the occurrence of any event related to our insolvency or entitle holders to take any action to cause such Distribution to be paid or the liquidation, dissolution or winding-up of BBVA or in any way limit or restrict us from making any distribution or equivalent payment in connection with any instrument ranking junior to the Preferred Securities (including, without limitation, any CET1 Capital (as defined herein) of BBVA or the BBVA Group) or in respect of any Parity Security or other Security (as defined herein), except to the extent Applicable Banking Regulations otherwise provide. Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with the provisions of the Indenture. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Preferred Securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation.

Conversion

As described under “Description of the Contingent Convertible Preferred Securities of BBVA—Conversion” in the accompanying prospectus, if a Trigger Event occurs, then a Trigger Conversion will occur on the Conversion Settlement Date (as defined in the accompanying prospectus), and if a Capital Reduction occurs, then, except if we have given a redemption notice prior to such Capital Reduction, a Capital Reduction Conversion (as defined herein) will occur on the Conversion Settlement Date, unless (in the case of a Capital Reduction) a holder elects that the Preferred Securities held by it shall not be so converted by delivery of a duly completed and signed Election Notice on or before the 10th Business Day immediately following the Capital Reduction Notice Date. Upon occurrence of a Conversion Event (as defined below), all of our obligations under the Preferred Securities shall be irrevocably and automatically released (except with respect to the payment of certain stamp and similar taxes and except further that, upon a Capital Reduction Conversion, we may need to pay certain accrued and unpaid Distributions subject to the terms set forth herein) in consideration of our issuance and delivery of the Common Shares to the Conversion Shares Depository (as defined in the accompanying prospectus), and under no circumstances shall such released obligations be reinstated. The Common Shares shall initially be registered in the name of the Conversion Shares Depository (which shall hold the Common Shares on behalf of the holders of the Preferred Securities).

The Preferred Securities are not convertible into Common Shares at the option of holders of Preferred Securities at any time and are not redeemable in cash as a result of a Trigger Event or a Capital Reduction (each, a “Conversion Event”).

Notwithstanding any other term of the Preferred Securities or the Indenture, by its acquisition of any Preferred Security, each holder and beneficial owner of a Preferred Security shall be deemed to have (i) agreed to all the terms and conditions of the Preferred Securities, including, without limitation, those related to (y) Conversion following a Trigger Event or Capital Reduction, as the case may be, and (z) the appointment of the Conversion Shares Depository, the issuance of the Common Shares to the Conversion Shares Depository, and acknowledged that such events in (y) and (z) may occur without any further action on the part of the holders or beneficial owners of the Preferred Securities or the trustee; (ii) agreed that effective upon, and following, the Conversion, no amount shall be due and payable to the holders of the Preferred Securities so converted (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions described in “Description of the Contingent Convertible Preferred Securities of BBVA—Conversion—Conversion Upon Capital Reduction” in the accompanying prospectus (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “Description of the Contingent Convertible Preferred Securities of BBVA—Payments—Distributions—Distributions Discretionary” and “—Restrictions on Payments”)), and our liability to pay any such amounts (including the Liquidation Preference (and premium, if any) of, or any Distribution in respect of (other than the Distributions referred to above) such Preferred Securities), except with respect to certain stamp and similar taxes, shall be automatically released, and the holders of the Preferred Securities so converted shall not have the right to give a direction to the trustee with respect to the Conversion Event and any related Conversion; (iii) waived, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Preferred Securities so converted or to be converted, including, without limitation, claims related to or arising out of or in connection with a Conversion Event and/or any Conversion; and (iv) authorized, directed and requested DTC, the European Clearing Systems (as defined in the accompanying prospectus) and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such Preferred Securities to be converted to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such holder or beneficial owner of such Preferred Securities or the trustee.

Spanish Bail-in Power

Notwithstanding any other term of the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between BBVA and any holder of the Preferred Securities, by its acquisition of any Preferred Security, each holder (which, for the purposes of this section, includes each holder of a beneficial interest in any Preferred Security) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Preferred Securities, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due on the Preferred Securities; (b) the conversion of all, or a portion, of the Amounts Due on the Preferred Securities into shares, other securities or other obligations of BBVA or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Preferred Securities; (c) the cancellation of the Preferred Securities; (d) the inclusion of a maturity date for the Preferred Securities or the amendment or alteration thereof, or the amendment of the Liquidation Preference or Distributions payable on the Preferred Securities, or the date on which Distributions become payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Preferred Securities or the rights of the holders thereunder or under the Indenture, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

By its acquisition of any Preferred Security, each holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Preferred Securities or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; or (ii) be a default or an Enforcement Event with respect to the Preferred Securities or under the Indenture. By its acquisition of any Preferred Security, each holder further acknowledges and agrees that no repayment or payment of Amounts Due on the Preferred Securities shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of any Preferred Security, each holder, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities. Additionally, by its acquisition of any Preferred Security, each holder acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities: (i) the trustee shall not be required to take any further directions from the holders with respect to any portion of the Preferred Securities that is written down, converted to equity and/or cancelled under the provision of the Indenture which authorizes holders of a majority in aggregate outstanding Liquidation Preference of the Preferred Securities to direct certain actions relating to the Preferred Securities; and (ii) the Indenture shall not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities, so long as any Preferred Securities remain outstanding, there shall at all times be a trustee for the Preferred Securities in accordance with the Indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee shall continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Preferred Securities remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

By its acquisition of any Preferred Security, each holder shall be deemed to have authorized, directed and requested DTC, any relevant Clearing System (as defined in the accompanying prospectus) and any direct participant in any relevant Clearing System or other intermediary through which it holds such Preferred Securities to take any and all necessary action, if required, to implement the exercise of the Spanish Bail-in Power with respect to the Preferred Securities as it may be imposed, without any further action or direction on the part of such holder.

Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities, BBVA or the Relevant Spanish Resolution Authority (as the case may be) shall provide a written notice to the relevant depositary as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the holders of such Preferred Securities. BBVA shall also deliver a copy of such notice to the trustee for information purposes.

If BBVA has elected to redeem the Preferred Securities but, prior to the payment of the Redemption Price to holders, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to the Preferred Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any other amounts payable under the Indenture) will be due and payable.

By its acquisition of any Preferred Security, each holder acknowledges, accepts, consents to and agrees to be bound by (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice, with respect to any Common Shares that may be delivered to it upon the Conversion (if any) of the Preferred Securities; and (ii) the variation of the terms of such Common Shares to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Each holder that acquires Preferred Securities in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the Indenture to the same extent as the holders that acquire the Preferred Securities upon their initial issuance, including, without limitation, with respect to the above.

The Preferred Securities are complex financial instruments and are not a suitable or appropriate investment for all investors. In particular, the Preferred Securities are not intended to be sold and should not be sold to retail clients in any jurisdiction.

Notice to Prospective Investors in the European Economic Area

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the European Union’s Directive 2003/71/EC (and any amendments thereto) as implemented in member states of the European Economic Area.

The Preferred Securities are not intended to be sold and should not be sold to retail clients in the European Economic Area, as defined in the rules set out in the Product Intervention (Contingent Convertible Instruments and Mutual Society Shares) Instrument 2015 (as amended or replaced from time to time, the “PI Instrument”). Prospective investors are referred to the section headed “Restrictions on Marketing and Sales to Retail Investors” below of this prospectus supplement for further information.

Notice to Prospective Investors in the United Kingdom

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Preferred Securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Preferred Securities offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Restrictions on Marketing and Sales to Retail Investors

The Preferred Securities are complex financial instruments and are not a suitable or appropriate investment for all investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities with features similar to the Preferred Securities to retail investors.

In particular, in June 2015, the United Kingdom’s Financial Conduct Authority published the PI Instrument, which took effect from October 1, 2015. Under the rules set out in the PI Instrument (as such rules may be amended or replaced from time to time, the “PI Rules”):

(i)	certain contingent write-down or convertible securities (including any beneficial interests therein), such as the Preferred Securities, must not be sold to retail clients in the European Economic Area; and

(ii)	there must not be any communication or approval of an invitation or inducement to participate in, acquire or underwrite such securities (or the beneficial interest in such securities) where that invitation or inducement is addressed to or disseminated in such a way that it is likely to be received by a retail client in the European Economic Area (in each case, within the meaning of the PI Rules), other than in accordance with the limited exemptions set out in the PI Rules. The Preferred Securities are further subject to the below prohibition on the sale of the Preferred Securities in Spain or to Spanish tax residents.

The Joint Bookrunners (and/or their respective affiliates) are required to comply with the PI Rules. By purchasing, or making or accepting an offer to purchase, any Preferred Securities (or a beneficial interest therein) from BBVA and/or any Joint Bookrunner, each prospective investor will be deemed to represent, warrant, agree with, and undertake to BBVA and each of the Joint Bookrunners that:

(i)	it is not a Spanish tax resident or a retail client in any other jurisdiction, including any other jurisdiction of the European Economic Area (as defined in the PI Rules);

(ii)	whether or not it is subject to the PI Rules, it will not:

(a)	sell or offer the Preferred Securities (or any beneficial interest therein) in Spain or to any Spanish tax resident or retail clients in any other jurisdiction; or

(b)	communicate (including the distribution of this prospectus supplement and the accompanying prospectus) or approve an invitation or inducement to participate in, acquire or underwrite the Preferred Securities (or any beneficial interests therein) where that invitation or inducement is addressed to or disseminated in such a way that it is likely to be received by any Spanish tax resident or a retail client in any other jurisdiction, including any other jurisdiction of the European Economic Area (in each case within the meaning of the PI Rules); and

(iii)	it will at all times comply with all applicable laws, regulations and regulatory guidance (whether inside or outside the European Economic Area) relating to the promotion, offering, distribution and/or sale of the Preferred Securities (or any beneficial interest therein), including (without limitation) any such laws, regulations and regulatory guidance relating to determining the appropriateness and/or suitability of an investment in the Preferred Securities (or any beneficial interest therein) by investors in any relevant jurisdiction.

Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any Preferred Securities (or any beneficial interest therein) from BBVA and/or the Joint Bookrunners, the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.

Prohibition on Acquisition of Preferred Securities by Spanish Tax Residents

The Preferred Securities must not be offered, distributed or sold in Spain or to a tax resident of Spain for purposes of Spanish tax legislation and they must not be transferred to or acquired by any such Spanish tax resident (other than BBVA). Any transfer of a Preferred Security to any other Spanish tax resident is not permitted and we will consider such transfer null and void. Accordingly, we will not recognize any other Spanish tax resident as a holder or beneficial owner of a Preferred Security for any purpose.

ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, the following terms will have the meanings set forth below, unless otherwise indicated or the context otherwise requires:

•	“2016 Form 20-F” means our annual report on Form 20-F for the fiscal year ended December 31, 2016.

•	“Amounts Due” means the Liquidation Preference (and premium, if any), together with any accrued but unpaid Distributions, and additional amounts, if any, due on the Preferred Securities. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

•	“BBVA Group” refers to Banco Bilbao Vizcaya Argentaria, S.A. and its consolidated subsidiaries.

•	“Common Shares” refers to ordinary shares in the capital of BBVA, each of which confers on the holder one vote at general meetings of BBVA and is credited as fully paid up.

•	“early intervention” means, with respect to any person, that any Relevant Spanish Resolution Authority or the European Central Bank shall have announced or determined that such person has or shall become the subject of an “early intervention” (actuación temprana) as such term is defined in Law 11/2015.

•	“EU Banking Reforms” refers to the package of proposals published by the European Commission on November 23, 2016, with further reforms to CRD IV, Directive 2014/59/EU of May 15, establishing a framework for the recovery and resolution of credit institutions and investment firms and Regulation (EU) No. 806/2014 of the European Parliament and the Council of the European Union.

•	“Law 11/2015” means Spanish Law 11/2015, of June 18, on the recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended, replaced or supplemented from time to time.

•	“Preferred Securities” refers to the contingent convertible preferred securities being offered hereby.

•	“RD 1012/2015” means Spanish Royal Decree 1012/2015 of November 6, by virtue of which Law 11/2015 is developed and Spanish Royal Decree 2606/1996 of December 20 on credit entities’ deposit guarantee fund is amended, as amended, replaced or supplemented from time to time.

•	“Relevant Spanish Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks (Fondo de Restructuración Ordenada Bancaria), the European Single Resolution Mechanism (“SRM”) and, as the case may be, according to Law 11/2015, the Bank of Spain and the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores or “CNMV”), and any other entity with the authority to exercise the Spanish Bail-in Power from time to time.

•	“Spain” refers to the Kingdom of Spain.

•	“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, or suspension power existing from time to time under: (i) any law, regulation, rule or requirement applicable from time to time in Spain, relating to the transposition or development of the BRRD (as defined in the accompanying prospectus), including, but not limited to (a) Law 11/2015, (b) RD 1012/2015; and (c) the Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended, replaced or supplemented from time to time; or (ii) any other law, regulation, rule or requirement applicable from time to time in Spain pursuant to which (a) obligations or liabilities of banks, investment firms or other financial institutions or their affiliates can be reduced, cancelled, modified, transferred or converted into shares, other securities, or other obligations of such persons or any other person (or suspended for a temporary period or permanently) or (b) any right in a contract governing such obligations may be deemed to have been exercised.

•	“we”, “us”, “our”, “Bank” and “BBVA” refer to Banco Bilbao Vizcaya Argentaria, S.A. unless the context otherwise requires.

•	“$”, “U.S. dollars” and “dollars” refer to United States dollars.

•	“€” and “euro” refer to euro.

This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference in this prospectus supplement, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in this prospectus supplement, will apply and will supersede that information in the accompanying prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with or furnish to the SEC. This means:

•	documents incorporated by reference are considered part of this prospectus supplement;

•	we can disclose important information to you by referring you to these documents; and

•	information that we file with the SEC may automatically be deemed to update and modify or supersede information included or incorporated by reference into this prospectus supplement.

This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. The accompanying prospectus lists documents that are incorporated by reference into this prospectus supplement. In addition to the documents listed in the accompanying prospectus, we incorporate by reference:

•	our report on Form 6-K containing an announcement relating to the non-binding interest expressed by The Bank of Nova Scotia to purchase Banco Bilbao Vizcaya Argentaria Chile, as furnished to the SEC on August 31, 2017 (Accession No. 0001193125-17-273759); and

•	our report on Form 6-K containing certain information on our financial results as of and for the nine months ended September 30, 2017 and certain other information, as furnished to the SEC on November 7, 2017 (the “September 30, 2017 Form 6-K”).

We also incorporate by reference into this prospectus supplement and the accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K we may file with the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus supplement.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at the following address or telephone number:

Banco Bilbao Vizcaya Argentaria, S.A.

New York Branch

1345 Avenue of the Americas, 44th Floor

New York, New York 10105

Attention: Investor Relations

+1-212-728-1660

FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus supplement and the accompanying prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We also may make forward-looking statements in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as “believe”, “expect”, “estimate”, “project”, “anticipate”, “should”, “intend”, “probability”, “risk”, “VaR”, “target”, “goal”, “objective”, “future” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, are not guarantees of future performance and are subject to inherent risks, uncertainties and other factors that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus supplement, the accompanying prospectus and certain documents incorporated by reference into this prospectus supplement and the accompanying prospectus include forward-looking statements relating to, but not limited to, management objectives, the implementation of our strategic initiatives, trends in results of operations, margins, costs, return on equity and risk management, including our potential exposure to various types of risk such as market risk, interest rate risk, currency risk and equity risk. For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations. By their nature, certain market risk disclosures are only estimates and could be materially different from what actually occurs in the future.

We have identified some of the risks inherent in forward-looking statements in “Item 3. Key Information—Risk Factors”, “Item 4. Information on the Company”, “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures About Market Risk” in our 2016 Form 20-F. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus supplement and the accompanying prospectus, and you should not consider the factors discussed here or in the Items in our 2016 Form 20-F listed above to be a complete set of all potential risks or uncertainties. Other important factors that could cause actual results to differ materially from those in forward-looking statements include, among others:

•	political, economic and business conditions in Spain, the European Union, Latin America, Turkey, the United States and other regions, countries or territories in which we operate;

•	changes in applicable laws and regulations, including increased capital and provision requirements and taxation, and steps taken towards achieving an EU fiscal and banking union;

•	the monetary, interest rate and other policies of central banks in the EU, Spain, the United States, Mexico, Turkey and elsewhere;

•	changes or volatility in interest rates, foreign exchange rates (including the euro to U.S. dollar exchange rate), asset prices, equity markets, commodity prices, inflation or deflation;

•	market adjustments in the real estate sectors in Spain, Mexico and the United States;

•	the effects of competition in the markets in which we operate, which may be influenced by regulation or deregulation;

•	changes in consumer spending and savings habits, including changes in government policies which may influence spending, saving and investment decisions;

•	adverse developments in emerging countries, in particular Latin America and Turkey, including unfavorable political and economic developments, social instability and changes in governmental policies, including expropriation, nationalization, international ownership legislation, interest rate caps and tax policies;

•	our ability to hedge certain risks economically;

•	downgrades in our credit ratings or in Spain’s credit ratings;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

•	our ability to make payments on certain substantial unfunded amounts relating to commitments with personnel;

•	the performance of our international operations and our ability to manage such operations;

•	weaknesses or failures in our Group’s internal or outsourced processes, systems (including information technology systems) and security;

•	our success in managing the risks involved in the foregoing, which depends, among other things, on our ability to anticipate events that are not captured by the statistical models we use; and

•	force majeure and other events beyond our control.

Readers are cautioned not to place undue reliance on forward-looking statements. In addition, the forward-looking statements made herein speak only as of the date of this prospectus supplement. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, including, without limitation, changes in our business or acquisition strategy or planned capital expenditures or to reflect the occurrence of unanticipated events, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we may make in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

REGULATORY STATEMENT

BBVA and certain of its affiliates will continue to engage, including during the offering contemplated in this prospectus supplement, in various dealing and brokerage activities involving ordinary shares of BBVA (including in the form of ADSs) when and to the extent permitted by applicable law. Among other things, BBVA and certain of its affiliates, as the case may be, intend (i) to provide liquidity to the market by purchasing and selling ordinary shares of BBVA for their own account or to facilitate customer transactions; (ii) to make a market, from time to time, in derivatives (such as options, warrants, convertible securities and other instruments) relating to ordinary shares of BBVA for their own account and the accounts of their customers; (iii) to engage in trades in ordinary shares of BBVA for their own account and the accounts of their customers for the purpose of hedging their positions established in connection with the derivatives market making described above; (iv) to market and sell to customers funds which include ordinary shares of BBVA; (v) to provide to customers investment advice and financial planning guidance which may include information about ordinary shares of BBVA; (vi) to engage in unsolicited brokerage transactions in ordinary shares of BBVA and derivatives thereon with their customers; and (vii) to trade in ordinary shares of BBVA and derivatives thereon as part of their asset management activities for the accounts of their customers. These market activities have occurred and are expected to continue to occur both outside and, to a lesser extent, inside the United States, solely in the ordinary course of business and not in contemplation of the offering contemplated in this prospectus supplement.

BBVA has sought and received from the SEC certain exemptive relief from Regulation M under the Exchange Act in order to permit BBVA and certain of its affiliates to engage in the foregoing activities during the distribution of BBVA shares in the offering.

SUMMARY

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein and therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as a whole. Words and expressions defined elsewhere in this prospectus supplement or, where applicable, in the accompanying prospectus shall have the same meanings in this summary.

General

Issuer	Banco Bilbao Vizcaya Argentaria, S.A.

Issue	$ non-step-up non-cumulative contingent convertible perpetual preferred tier 1 securities (the “Preferred Securities”).

The Preferred Securities will be issued pursuant to a Contingent Convertible Preferred Securities Indenture dated September 25, 2017 (the “Contingent Convertible Preferred Securities Indenture”), between us as Issuer and The Bank of New York Mellon acting (except with respect to its role as Contingent Convertible Preferred Security Registrar) through its London Branch as trustee, Paying and Conversion Agent, Principal Paying Agent and Contingent Convertible Security Registrar, as amended and supplemented by a First Supplemental Contingent Convertible Preferred Securities Indenture which is expected to be dated as of the Closing Date. References to the “Indenture” are to the Contingent Convertible Preferred Securities Indenture, as amended and supplemented by the First Supplemental Indenture.

Closing Date	, 2017, being the date of the initial issue of the Preferred Securities.

Perpetual Securities	The Preferred Securities are perpetual securities and have no stated maturity.

Liquidation Preference	$200,000 per Preferred Security.

Distribution Rates	The Preferred Securities accrue Distributions: (i) in respect of the period from (and including) the Closing Date to (but excluding) the First Reset Date at the rate of % per annum; and (ii) in respect of each Reset Period, at the rate per annum equal to the aggregate of % (the “Initial Margin”) and the 5-year Mid-Swap Rate (expressed as a percentage per annum) for such Reset Period, and such aggregate converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent on the relevant Reset Determination Date.

Reset Date	(the “First Reset Date”) and every fifth anniversary thereafter. Each period from (and including) a Reset Date to (but excluding) the following Reset Date shall be a “Reset Period.”

Distribution Payment Dates	Subject to the provisions set out below, Distributions will be payable quarterly in arrears on each of , , and in each year (each a “Distribution Payment Date”), commencing on , 2018.

Reset Determination Date	The second Business Day immediately preceding such Reset Date. The term “Business Day” means any day, other than Saturday or Sunday, that is neither a Legal Holiday (as defined herein) nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London or Madrid.

5-year Mid-Swap Rate	In relation to a Reset Date and the Reset Period commencing on that Reset Date: (i) the annual mid-swap rate for the Reset Date for U.S. dollar swap transactions maturing on the last day of such Reset Period, expressed as a percentage, which appears on the Screen Page at 11.00 a.m. (New York City time) on the Reset Determination Date; or (ii) if such rate does not appear on the Screen Page at such time on such Reset Determination Date, the Reset Reference Bank Rate for such Reset Period.

“Reset Reference Bank Rate” means, in relation to a Reset Date and the Reset Period commencing on that Reset Date, the percentage determined on the basis of the arithmetic mean of the 5-year Mid-Swap Rate Quotations provided by the Reference Banks at approximately 11.00 a.m. (New York City time) on the Reset Determination Date for such Reset Date. The Calculation Agent will request the principal office of each Reference Bank to provide a quotation of its rate. If three or more quotations are provided, the Reset Reference Bank Rate for such Reset Period will be the percentage reflecting the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two quotations are provided, it will be the arithmetic mean of the quotations provided. If only one quotation is provided, it will be the quotation provided. If no quotation is provided, the Reset Reference Bank Rate for the Reset Period will be (i) in the case of a Reset Period other than the Reset Period commencing on the First Reset Date, the 5-year Mid-Swap Rate in respect of the immediately preceding Reset Period or (ii) in the case of the Reset Period commencing on the First Reset Date, % per annum.

“Screen Page” means the display page on the relevant Reuters information service designated as the “ICESWAP1” page or such other page as may replace it on that information service, or on such other equivalent information service as may be nominated by the person providing or sponsoring such information, for the purpose of displaying equivalent or comparable rates to the 5-year Mid-Swap Rate.

“5-year Mid-Swap Rate Quotations” means the arithmetic mean of the bid and offered rates for the semi-annual fixed leg (calculated on a 30/360 (ISDA) day count basis) of a fixed-for-floating U.S. dollar interest rate swap transaction which (i) has a term of five years commencing on the relevant Reset Date; and (ii) is in an amount that is representative for a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market, where the floating leg (calculated on an Actual/360 (ISDA) day count basis) is equivalent to the rate for deposits in U.S. dollars for a three-month period, offered by the principal London offices of leading swap dealers in the New York City interbank market to prime banks in the London interbank market or to the extent that an industry-accepted substitute or successor rate for such rate has been established (as determined by BBVA in its sole discretion), such successor rate. If BBVA has determined that a substitute or successor rate should apply in accordance with the foregoing, it will notify the Calculation Agent in writing and the Calculation Agent will request each Reference Bank to adjust such 5-year mid-swap rate quotation to include any necessary adjustment factor that is necessary to make the 5-year mid-swap rate quotation comparable to a 5-year mid-swap rate quotation based on the 3-months interbank deposit rate.

The 5-year Mid-Swap Rate is based on hypothetical interest rate swaps referencing, as of the date of this prospectus supplement, 3-month USD LIBOR (as defined herein), which is a benchmark interest rate. LIBOR and other benchmark interest rates are being modified, see “Risk Factors—The 5-year Mid-Swap Rate is based on a hypothetical interest rate swap referencing a 3-month USD benchmark rate, currently LIBOR. U.K. regulators will no longer persuade or compel banks to submit rates for calculation of LIBOR after 2021 and the interest rate benchmark may be discontinued”.

Regular Record Date	The regular record date for the Distribution payable on any Distribution Payment Date on the Preferred Securities will be the 15th calendar day (whether or not a Business Day) preceding a Distribution Payment Date.

Distributions Discretionary	We may elect, in our sole and absolute discretion, to cancel the payment of any Distribution on the Preferred Securities in whole or in part at any time and for any reason. Distributions on the Preferred Securities will be non-cumulative. Accordingly, if any Distribution (or any part thereof) is not paid in respect of the Preferred Securities as a result of our election to cancel such Distribution as described under “Description of the Contingent Convertible Preferred Securities of BBVA—Payments—Distributions—Distributions Discretionary” or the limitations on payments set out below under “—Restrictions on Payments” in the accompanying prospectus, and (with respect to the latter) the below summary, then the right of the holders to receive the relevant Distribution (or such part thereof) in respect of the relevant Distribution Period will be extinguished and we will have no obligation to pay such Distribution (or such part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the Preferred Securities are paid in respect of any future Distribution Period.

For the avoidance of doubt, non-payment of a Distribution (or any part thereof) in respect of the Preferred Securities shall evidence our exercise of our discretion to cancel such Distribution (or such part thereof), and accordingly such Distribution (or such part thereof) shall also not be due and payable.

Restrictions on Distributions

Without limitation on the above, payments of Distributions on the Preferred Securities shall be made only out of our Distributable Items. To the extent that (i) we have insufficient Distributable Items to make Distributions on the Preferred Securities scheduled for payment in the then current financial year and any interest payments or distributions that have been paid or made or are scheduled or required to be paid or made out of our Distributable Items in the then current financial year, in each case excluding any portion of such payments already accounted for in determining our Distributable Items, and/or (ii) the Regulator, in accordance with Article 68 of Law 10/2014 (as defined in the accompanying prospectus) and/or Article 16 of the SSM Regulation and/or with Applicable Banking Regulations then in force, requires us to cancel the relevant Distribution in whole or in part, then we will, without prejudice to the right set forth under “—Distributions Discretionary” above to cancel at our discretion the payment of any such Distributions on the Preferred Securities at any time, make partial or, as the case may be, no payment of the relevant Distribution on the Preferred Securities. No payments will be made on the Preferred Securities (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount (as defined in the accompanying prospectus) applicable to us and/or the BBVA Group).

“Additional Tier 1 Instrument” means any of our contractually subordinated obligations constituting an Additional Tier 1 instrument (instrumento de capital de nivel 1 adicional) in accordance with Applicable Banking Regulations.

“Applicable Banking Regulations” means at any time the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency then applicable to us and/or the BBVA Group including, without limitation to the generality of the foregoing, CRD IV, the BRRD and those laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency then in effect in Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to us and/or the BBVA Group).

“CRD IV” means any or any combination of the CRD IV Directive, the CRR, and any CRD IV Implementing Measures.

“CRD IV Directive” means Directive 2013/36/EU of the European Parliament and of the Council of June 26, on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended or supplemented from time to time, or such other directive as may come into effect in place thereof.

“CRD IV Implementing Measures” means any regulatory capital rules implementing the CRD IV Directive or the CRR which may from time to time be introduced, including, but not limited to, delegated or implementing acts (regulatory technical standards) adopted by the European Commission, national laws and regulations, and regulations and guidelines issued by the Regulator, the European Banking Authority or any other relevant authority, which are applicable to us (on a standalone basis) or the BBVA Group (on a consolidated basis), including, without limitation, Law 10/2014 and any other regulation, circular or guidelines implementing or developing Law 10/2014.

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, on the prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012, as amended or supplemented from time to time, or such other regulation as may come into effect in place thereof.

“Distributable Items” has the meaning given to such term in CRD IV, as interpreted and applied in accordance with Applicable Banking Regulations.

“Regulator” means the European Central Bank or the Bank of Spain (Banco de España), as applicable, or such other or successor authority having primary bank supervisory authority, in each case, with respect to prudential matters in relation to us and/or the BBVA Group from time to time.

Agreement to Distributions Cancellation	By acquiring Preferred Securities, holders and holders of a beneficial interest in the Preferred Securities acknowledge and agree that (i) Distributions are payable solely at our discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled or deemed cancelled by us as set forth above and/or as a result of the limitations on payment described above; and (ii) a cancellation or deemed cancellation of any Distribution (in whole or in part) in accordance with the terms of the Indenture and the Preferred Securities shall not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture or the occurrence of any event related to our insolvency or entitle holders to take any action to cause such Distribution to be paid or our liquidation, dissolution or winding-up or in any way limit or restrict us from making any distribution or equivalent payment in connection with any instrument ranking junior to the Preferred Securities of (including, without limitation, any CET1 Capital issued by us or the BBVA Group) or in respect of any Parity Security or other Security, except to the extent Applicable Banking Regulations otherwise provide. Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with the Indenture. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein and in the Indenture shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Preferred Securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation.

“CET1 Capital” means, at any time, our common equity tier 1 capital or the common equity tier 1 capital of the BBVA Group, respectively, as calculated by us in accordance with Chapter 2 (Common Equity Tier 1 Capital) of Title I (Elements of Own Funds) of Part Two (Own Funds) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions.

“Parity Securities” means any instrument issued or guaranteed by us (including the guarantee thereof), which instrument or guarantee ranks pari passu with the Preferred Securities.

“Securities” means any securities including, without limitation, shares in our capital, or options, warrants or other rights to subscribe for or purchase or acquire shares in our capital.

Notice of Distribution Cancellation	If practicable, we will provide notice of any cancellation or deemed cancellation of Distributions on the Preferred Securities (in each case, in whole or in part) to the holders of the Preferred Securities through DTC (or, if the Preferred Securities are held in definitive form, to the holders of the Preferred Securities directly at their addresses shown on the Contingent Convertible Preferred Security Register) and to the trustee directly on or prior to the relevant Distribution Payment Date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of Distributions (and accordingly, such Distributions will not be due and payable), will not constitute an Enforcement Event with respect to the Preferred Securities, or give the holders or beneficial owners of the Preferred Securities any rights as a result of such failure.

Subordination	Unless previously converted into Common Shares pursuant to the conversion provisions of the Indenture and except as provided in the second paragraph under “Description of the Contingent Convertible Preferred Securities of BBVA—Payments—Liquidation Distribution” in the accompanying prospectus, our obligations under the Preferred Securities will constitute our direct, unconditional, unsecured and subordinated obligations and, in case of our insolvency (concurso de acreedores), in accordance with Additional Provision 14.3 of Law 11/2015 and the Spanish Insolvency Law but only to the extent permitted by the Spanish Insolvency Law or any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), for so long as our obligations in respect of the Preferred Securities constitute an Additional Tier 1 Instrument issued by us, such Preferred Securities will rank with respect to claims for any Liquidation Preference of such Preferred Securities: (i) junior to: (a) any unsubordinated obligations of us (including where those obligations subsequently become subordinated pursuant to Article 92.1º of the Spanish Insolvency Law); and (b) any claim for principal in respect of any other of our contractually subordinated obligations, present and future, not constituting our Additional Tier 1 Capital for the purposes of Section 3 of Additional Provision 14 of Law 11/2015 (other than, to the extent permitted by law, any Parity Securities, whether so ranking by law or their terms); (ii) pari passu with: (a) each other claim for any Liquidation Preference of Preferred Securities; (b) all other claims in respect of any liquidation preference or otherwise for principal in respect of our contractually subordinated obligations under any outstanding Additional Tier 1 Instruments, present and future; and (c) any other Parity Securities (whether so ranking by law or their terms), to the extent permitted by law; and (iii) senior to the Common Shares or any other of our subordinated obligations which by law rank junior to the Preferred Securities (including, to the extent permitted by law, any of our contractually subordinated obligations expressed by their terms to rank junior to the Preferred Securities).

Our obligations under the Preferred Securities are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

“Additional Tier 1 Capital” means Additional Tier 1 capital (capital de nivel 1 adicional) as provided under Applicable Banking Regulations.

“Spanish Insolvency Law” means Law 22/2003 (Ley Concursal) of July 9, regulating insolvency proceedings in Spain, as amended or supplemented from time to time, or an equivalent legal provision which replaces it in the future.

Waiver of Right to Set-Off	Subject to applicable law, neither any holder or beneficial owner of Preferred Securities nor the trustee acting on behalf of the holders of the Preferred Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us in respect of, or arising under, or in connection with, the Preferred Securities or the Indenture and each holder and beneficial owner of Preferred Securities, by virtue of its holding of any Preferred Securities or any interest therein, and the trustee acting on behalf of the holders of the Preferred Securities, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a Preferred Security or any interest therein by us in respect of, or arising under, the Preferred Securities are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to us (or, if a Liquidation Event shall have occurred, our liquidator or administrator, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for us (or our liquidator or administrator, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Conversion	The Preferred Securities are only convertible into Common Shares upon a Trigger Event or a Capital Reduction, in each case as set forth below. The Preferred Securities are not convertible into Common Shares at the option of holders of Preferred Securities at any time and are not redeemable in cash as a result of a Trigger Event or a Capital Reduction.

Trigger Event	A “Trigger Event” shall occur if, at any time, as determined by us, our CET1 ratio or the CET1 ratio of the BBVA Group is less than 5.125%.

If the Trigger Event occurs at any time on or after the Closing Date, then we will: not pay any Distribution on the Preferred Securities, including any accrued and unpaid Distributions, which shall be deemed to be cancelled by us in accordance with their terms; and irrevocably and mandatorily (and without any requirement for the consent or approval of the holders or beneficial owners of the Preferred Securities) convert all the Preferred Securities into Common Shares (a “Trigger Conversion”) to be delivered on the relevant Conversion Settlement Date. If the Trigger Event occurs, the Preferred Securities will be converted in whole and not in part. For the purposes of determining whether the Trigger Event has occurred, we will (i) calculate the CET1 ratio based on information (whether or not published) available to our management, including information internally reported within BBVA pursuant to our procedures for ensuring effective ongoing monitoring of our capital ratios and the capital ratios of the BBVA Group and (ii) calculate and publish the CET1 ratio on at least a quarterly basis. Our calculation shall be binding on the trustee and the holders and beneficial owners of the Preferred Securities.

A Trigger Event will not constitute an event of default, an Enforcement Event or the occurrence of any event related to our insolvency or entitle holders to take any action to cause our liquidation, dissolution or winding-up.

“Accounting Currency” means euro or such other primary currency used in the presentation of the BBVA Group’s accounts from time to time.

“CET1 ratio” means, at any time, with respect to us or the BBVA Group, as the case may be, the reported ratio (expressed as a percentage) of the aggregate amount (in the Accounting Currency) of our CET1 Capital or the CET1 Capital of the BBVA Group, respectively, at such time divided by our Risk Weighted Assets Amount or the Risk Weighted Assets Amount of the BBVA Group, respectively, at such time, all as calculated by us.

“Risk Weighted Assets Amount” means at any time, with respect to us or the BBVA Group, as the case may be, the aggregate amount (in the Accounting Currency) of the risk weighted assets of us or the BBVA Group, respectively, calculated in accordance with CRR and/or Applicable Banking Regulations at such time.

Capital Reduction	A “Capital Reduction” shall occur upon the adoption, in accordance with Article 418.3 of the Spanish Companies Act, by a general shareholders’ meeting of BBVA of a resolution of capital reduction by reimbursement of cash contributions (restitución de aportaciones) to shareholders by way of a reduction in the nominal value of the shares of such shareholders in our capital. A resolution of capital reduction for the redemption of any Common Shares previously repurchased by us will not be considered a Capital Reduction for the purposes of the Indenture.

Except if we have given a redemption notice prior to such Capital Reduction, if a Capital Reduction occurs at any time on or after the Closing Date, then we will, subject as otherwise provided in the paragraph immediately below, irrevocably and mandatorily (and without any requirement for the consent or approval of the holders or beneficial owners of Preferred Securities) convert all the Preferred Securities into Common Shares (a “Capital Reduction Conversion”) to be delivered on the relevant Conversion Settlement Date and on such Conversion Settlement Date pay to the holders, as applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment as described under “—Distributions Discretionary” and “—Restrictions on Distributions” above, an amount equal to the accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) such Conversion Settlement Date.

Notwithstanding the above paragraph, if a Capital Reduction occurs at any time on or after the Closing Date, each holder of the Preferred Securities will have the right to elect that all (but not part) of its Preferred Securities shall not be converted in accordance with the above paragraph, in which case all Preferred Securities of such holder shall remain outstanding and no payment of any accrued and unpaid Distributions on such Preferred Securities shall be made in respect of such Preferred Securities to that holder on the relevant Conversion Settlement Date pursuant to such paragraph. To exercise such right, a holder must complete, sign and deposit at the specified office of any

Paying and Conversion Agent a duly completed and signed notice of election (an “Election Notice”), in the form indicated in the Capital Reduction Notice, on or before the tenth Business Day immediately following the Capital Reduction Notice Date (the period from (and including) the Capital Reduction Notice Date to (and including) such tenth Business Day, the “Election Period”). In the case of any Preferred Securities represented by a Global Preferred Security held by or on behalf of a Clearing System, an Election Notice may be delivered within the Election Period by the holder giving notice to the Paying and Conversion Agent of such election in accordance with the applicable procedures of the relevant Clearing System (which may include notice being given on such holder’s instruction by the relevant Clearing System to the Paying and Conversion Agent by electronic means) in a form acceptable to such Clearing System from time to time.

An Election Notice shall be irrevocable. Any relevant Preferred Securities in respect of which a duly completed and signed Election Notice is not received during the Election Period shall be converted into Common Shares.

A Capital Reduction will not constitute an event of default, an Enforcement Event or the occurrence of any event related to our insolvency or entitle holders to take any action to cause our liquidation, dissolution or winding-up.

If any notice of redemption of the Preferred Securities has been given and a Capital Reduction with respect to the Preferred Securities occurs prior to the redemption date, such Capital Reduction will be deemed not to have occurred for all purposes of the Indenture with respect to the Preferred Securities and there shall be no conversion of such Preferred Securities thereunder and, instead, the redemption of the Preferred Securities shall take place. In addition, holders and beneficial owners of the Preferred Securities shall be deemed to have irrevocably waived their rights under Article 418 of the Spanish Companies Act.

Any Preferred Securities not converted upon a Capital Reduction as a result of holders delivering a duly completed and signed Election Notice during the Election Period shall remain Outstanding and, notwithstanding any of the above, may be the subject of Conversion on the occurrence of a Trigger Event as described under “—Trigger Event” above.

Upon Conversion

Subject as provided in this paragraph with respect to fractions, the number of Common Shares to be issued on Conversion in respect of each Preferred Security to be converted shall be determined by dividing the Liquidation Preference of such Preferred Security by the relevant Conversion Price (as defined below) in effect on the relevant Conversion Notice Date (as defined in the accompanying prospectus) rounded down to the nearest whole number of Common Shares. Fractions of Common Shares will not be issued on Conversion or as otherwise provided in the fifth paragraph from the end under “Description of the Contingent Convertible Preferred Securities of BBVA—Conversion Price—Anti-Dilution Adjustment to the Floor Price” in the accompanying prospectus, and no cash payment or other adjustment will be made in lieu thereof. Without prejudice to the generality of the foregoing, if one or more Delivery Notices (as defined in the accompanying prospectus) and the related Preferred Securities are received by or on behalf of a Paying and Conversion Agent such that the Common Shares to be delivered by or on behalf of the Conversion Shares Depository (as defined in the accompanying prospectus) are to be registered in the same name or delivered to the same Clearing System participant account, the number of such Common Shares to be delivered in respect thereof shall be calculated on the basis of the aggregate Liquidation Preference of such Preferred Securities being so converted and rounded down to the nearest whole number of Common Shares.

Upon any Trigger Conversion of the Preferred Securities, holders (and beneficial owners) of any Preferred Securities shall have no claim against us in respect of (i) any Liquidation Preference (and premium, if any) of the Preferred Securities converted into Common Shares or (ii) any accrued and unpaid Distributions cancelled or otherwise unpaid in respect of Preferred Securities, and the Preferred Securities shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository.

Upon any Capital Reduction Conversion of the Preferred Securities, holders (and beneficial owners) of any Preferred Securities (other than holders of Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities as described in the third paragraph under “—Capital Reduction” above) shall have no claim against us in respect of any Liquidation Preference (and premium, if any) of such Preferred Securities, and the Preferred Securities converted into Common Shares (other than Preferred Securities in respect of which holders have elected not to convert such Preferred Securities as described under “—Capital Reduction” above) shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository. However, nothing in this paragraph shall affect our obligation upon any Capital Reduction Conversion to pay to the holders (other than holders of Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities as described in the third paragraph under “—Capital Reduction” above), where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment as described under “—Distributions Discretionary” and “—Restrictions on Distributions” above, an amount equal to the accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date.

On or prior to the Conversion Settlement Date, we shall deliver to the Conversion Shares Depository such number of Common Shares (subject as provided above with respect to fractions) as is required to satisfy in full our obligation to deliver Common Shares (i) in respect of a Trigger Conversion, of the aggregate Liquidation Preference of Preferred Securities outstanding on the Trigger Event Notice Date, and (ii) in respect of a Capital Reduction Conversion, of the aggregate Liquidation Preference of Preferred Securities outstanding on the Capital Reduction Notice Date, other than Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities as described under “—Capital Reduction” above.

Our obligation to issue and deliver Common Shares to a holder of Preferred Securities on the relevant Conversion Settlement Date shall be satisfied by the delivery of such Common Shares to the Conversion Shares Depository. Receipt of the relevant Common Shares by the Conversion Shares Depository shall discharge our obligations in respect of the Preferred Securities converted, other than, in the case of a Capital Reduction, as provided under “—Capital Reduction” above with respect to the payment of accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment as described under “—Distributions Discretionary” and “—Restrictions on Distributions” above).

Except as set forth in the immediately succeeding paragraph with respect to a Capital Reduction, if a Conversion Event occurs, holders shall have recourse to us only for the issue and delivery of the relevant Common Shares to the Conversion Shares Depository. After such delivery by us of the relevant Common Shares to the Conversion Shares Depository, holders of the Preferred Securities so converted shall have recourse to the Conversion Shares Depository only for the delivery to them of such Common Shares, in the circumstances described in the Indenture.

In the case of a Capital Reduction, holders (other than holders of Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities as described in the third paragraph under “—Capital Reduction” above) shall also have recourse to us as provided under “—Capital Reduction” above with respect to the payment of accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under “—Restrictions on Distributions” and “—Distributions Discretionary” above).

Holders that elect to receive Common Shares in the form of ADSs must pay any fees that may be payable to the ADS Depositary (as defined in the accompanying prospectus) as a result of the issue and delivery of such ADSs in accordance with the Delivery Notice.

Conversion Price	The “Conversion Price” shall be, in respect of a Conversion Notice Date, if the Common Shares are: (i) then admitted to trading on a Relevant Stock Exchange, the higher of: (a) the Reference Market Price of a Common Share (translated into U.S. dollars at the Prevailing Rate, if applicable); (b) the Floor Price; and (c) the nominal value of a Common Share (translated into U.S. dollars at the Prevailing Rate, if applicable); or (ii) not then admitted to trading on a Relevant Stock Exchange, the higher of (b) and (c) above.

“Floor Price” means $ . The Floor Price is subject to adjustment as described in “Description of the Contingent Convertible Preferred Securities of BBVA—Anti-Dilution Adjustment to the Floor Price” in the accompanying prospectus.

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at 12:00 noon (London time) on that date as appearing on or derived from Reuters page ECB37 or, if not available, from any other Reference Page or, if such a rate cannot be determined at such time, the rate prevailing as at 12:00 noon (London time) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Reference Page, the rate determined in such other manner as an Independent Financial Adviser in good faith shall prescribe.

“Reference Market Price” means, in respect of a Common Share at a particular date, the arithmetic mean of the Closing Price per Common Share on each of the five consecutive dealing days on which such Closing Price is available ending on the dealing day immediately preceding such date, rounding the resulting figure to the nearest cent (with 0.5 cents being rounded upwards).

“Reference Page” means the relevant page or any successor page on Bloomberg or Reuters or any successor service or such other information service provider that displays the relevant information.

“Relevant Stock Exchange” means the Spanish Stock Exchanges or if at the relevant time the Common Shares are not at that time listed and admitted to trading on the Spanish Stock Exchanges, the principal stock exchange or securities market on which the Common Shares are then listed, admitted to trading or quoted or accepted for dealing.

Agreement and Waiver with Respect to Conversion

The Preferred Securities are not convertible into Common Shares at the option of holders of Preferred Securities at any time and are not redeemable in cash as a result of a Conversion Event. Notwithstanding any other provision described herein or in the Indenture, by its acquisition of any Preferred Security, each holder and beneficial owner of a Preferred Security shall be deemed to have (i) agreed to all the terms and conditions of the Preferred Securities, including, without limitation, those related to (y) Conversion following a Trigger Event or Capital Reduction, as the case may be, and (z) the appointment of the Conversion Shares Depository, the issuance of the Common Shares to the Conversion Shares Depository, and acknowledged that such events in (y) and (z) may occur without any further action on the part of the holders or beneficial owners of the Preferred Securities or the trustee, (ii) agreed that effective upon, and following, the Conversion, no amount shall be due and payable to the holders of the Preferred Securities so converted (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion as described under “—Capital Reduction” above (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under “—Restrictions on Distributions” and “—Distributions Discretionary” above)), and our liability to pay any such amounts (including the Liquidation Preference (and premium, if any) of, or any Distribution in respect of (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion as described under “—Capital Reduction” above (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under “—Restrictions on Distributions” and “—Distributions Discretionary” above)), except as otherwise noted in the Indenture with respect to certain stamp and similar taxes, shall be automatically released, and the holders of the Preferred Securities so converted shall not have the right to give a direction to the trustee with respect to the Conversion Event and any related Conversion, (iii) waived, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Preferred Securities so converted or to be converted, including, without limitation, claims related to or arising out of or in connection with a Conversion Event and/or any Conversion and (iv) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such Preferred Securities to be converted to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such holder or beneficial owner of such Preferred Securities or the trustee.

Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power	Notwithstanding any other term of the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between us and any holder of the Preferred Securities, by its acquisition of any Preferred Security, each holder (which, for the purposes of the below, includes each holder of a beneficial interest in the Preferred Securities) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Preferred Securities, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due on the Preferred Securities; (b) the conversion of all, or a portion, of the Amounts Due on the Preferred Securities into shares, other securities or other obligations of us or another Person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Preferred Securities; (c) the cancellation of the Preferred Securities; (d) the inclusion of a maturity date for the Preferred Securities or the amendment or alteration thereof, or the amendment of the Liquidation Preference or Distributions payable on the Preferred Securities, or the date on which Distributions become payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Preferred Securities or the rights of the holders thereunder or under the Indenture, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

By its acquisition of any Preferred Security, each holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Preferred Securities or the conversion thereof into another security or obligation of us or another Person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to us, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; or (ii) be a default or an Enforcement Event with respect to the Preferred Securities or under the Indenture. By its acquisition of any Preferred Security, each holder further acknowledges and agrees that no repayment or payment of Amounts Due on the Preferred Securities shall become due and payable or be paid after the exercise of the

Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of any Preferred Security, each holder, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities. Additionally, by its acquisition of any Preferred Security, each holder acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities: (i) the trustee shall not be required to take any further directions from the holders with respect to any portion of the Preferred Securities that is written down, converted to equity and/or cancelled pursuant to the Indenture; and (ii) the Indenture shall not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities, so long as any Preferred Securities remain outstanding, there shall at all times be a trustee for the Preferred Securities in accordance with the Indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee shall continue to be governed by this Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Preferred Securities remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

By its acquisition of any Preferred Security, each holder shall be deemed to have authorized, directed and requested DTC, the relevant Clearing Systems and any direct participant in any relevant Clearing System or other intermediary through which it holds such Preferred Securities to take any and all necessary action, if required, to implement the exercise of the Spanish Bail-in Power with respect to the Preferred Securities as it may be imposed, without any further action or direction on the part of such holder.

Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities, we or the Relevant Spanish Resolution Authority (as the case may be) shall provide a written notice to DTC as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the holders of such Preferred Securities. We shall also deliver a copy of such notice to the trustee for information purposes.

If we have elected to redeem the Preferred Securities but, prior to the payment of the Redemption Price to holders, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to the Preferred Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any other amounts payable in accordance with the redemption provisions of the Indenture) will be due and payable.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended, replaced or supplemented from time to time.

Optional Redemption	All, and not only some, of the Preferred Securities may be redeemed at our option at any time on or after the First Reset Date at the Redemption Price, in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations then in force.

The “Redemption Price” is, per Preferred Security, the Liquidation Preference plus, if applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment described under “—Restrictions on Distributions” and “—Distributions Discretionary” above, an amount equal to any accrued and unpaid Distributions for the then current Distribution Period to (but excluding) the redemption date of the Preferred Securities.

Redemption Due to a Tax Event	If, on or after the Closing Date, there is a Tax Event, the Preferred Securities may be redeemed, in whole but not in part, at our option at any time at the Redemption Price, in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations then in force.

A “Tax Event” will be deemed to have occurred with respect to the Preferred Securities if, as a result of any change in, or amendment to, the laws or regulations applicable in Spain, or any change in the application or binding official interpretation or administration of any such laws or regulations which change or amendment, or change in the application or binding official interpretation or administration, becomes effective on or after the Closing Date (i) we would not be entitled to claim a deduction in computing our taxation liabilities in Spain, in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to us would be reduced, or (ii) we would be required to pay additional amounts pursuant to the Indenture, or (iii) the applicable tax treatment of the Preferred Securities would be materially affected.

If, in accordance with the Indenture, our obligations under the Preferred Securities were to be assumed by another person, references to Spain in the definition of “Tax Event” shall be deemed to refer to the successor corporation’s jurisdiction of incorporation or tax residence.

Redemption Due to a Capital Event	If, on or after the Closing Date, there is a Capital Event, the Preferred Securities may be redeemed, in whole but not in part, at our option at any time at the Redemption Price, in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations then in force.

A “Capital Event” will be deemed to have occurred with respect to the Preferred Securities if there is a change (or any pending change which the Regulator considers to be sufficiently certain) in Spanish law or Applicable Banking Regulations that results (or would result) in any of the outstanding aggregate Liquidation Preference of the Preferred Securities ceasing to be included in, or counting towards, the BBVA Group’s or our Tier 1 Capital.

Repurchases of the Preferred Securities and Other Securities	We or any member of the BBVA Group may purchase or otherwise acquire any of the outstanding Preferred Securities at any price in the open market or otherwise, in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations in force at the relevant time. Such Preferred Securities purchased must be surrendered to the Paying Agent and/or the relevant registrar for cancellation.

Notwithstanding any other provision of the Indenture and subject to compliance with the provisions of any applicable law (including the Spanish Companies Act and the Applicable Banking Regulations), we or any member of the BBVA Group may exercise such rights as we or it may from time to time possess to purchase or redeem or buy back any of our shares (including Common Shares) or any depositary or other receipts or certificates representing the same without the consent of the holders.

Payment of Additional Amounts	All payments of Distributions payable in respect of Preferred Securities by us will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, we shall (to the extent such payment can be made out of Distributable Items of BBVA on the same basis as for payment of any Distribution) pay, in respect of any withholding or deduction imposed on payments of Distributions only (and not Liquidation Preference (and premium, if any) or other amount), such additional amounts as will result in holders of Preferred Securities receiving such amounts as they would have received in respect of such Distributions had no such withholding or deduction been required.

This provision is subject to certain important exceptions as described under “Description of the Contingent Convertible Preferred Securities of BBVA—Additional Amounts” in the accompanying prospectus. Among other exceptions, we will not be required to pay any additional amounts in relation to any Distribution payment in respect of the Preferred Securities: (i) to, or to a third party on behalf of, a holder if the holder or the beneficial owner of the Preferred Security is liable for the relevant taxes in respect of such Preferred Security by reason of his having some connection with Spain other than the mere holding of such Preferred Security, or (ii) to, or to a third party on behalf of, a holder if the holder or the beneficial owner of the Preferred Security failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, regulation or administrative practice of our taxing jurisdiction as a condition to relief or exemption from such taxes.

Additional Issuances	We may, from time to time, without the consent or sanction of the holders of the Preferred Securities: (i) take any action required to issue additional Parity Securities or authorize, create and issue one or more series of Parity Securities ranking equally with the Preferred Securities, as to the participation in our profits and/or assets, without limit as to the amount; or (ii) take any action required to authorize, create and issue one or more classes or series of shares of BBVA or securities mandatorily convertible into our Common Shares ranking junior or senior to the Preferred Securities, as to the participation in our profits and/or assets.

By acquiring a Preferred Security, holders and beneficial owners of Preferred Securities agree to renounce any rights of seniority or preference that may be conferred upon it (if any) under applicable Spanish law (to the extent permitted under applicable Spanish law) over any holder of such Parity Securities issued by us from time to time.

The Preferred Securities do not grant the holders of the Preferred Securities pre-emption rights in respect of any possible future issues of Parity Securities or any other securities by us or any of our subsidiaries.

We may, from time to time, without the consent of the holders of the Preferred Securities, issue additional Preferred Securities (“Additional Preferred Securities”) of one or more of the series issued under the Indenture having the same ranking and same Distribution Rate, redemption terms and other terms as the Preferred Securities except for the initial Accrual Date, Closing Date and first Distribution Payment Date. Any such Additional Preferred Securities, together with the Preferred Securities, will constitute a single series of Preferred Securities under the Indenture.

In addition to the above, we may, from time to time, without the consent or sanction of the holders of the Preferred Securities, take any action required to authorize, create and issue one or more series of securities ranking senior or junior to the Preferred Securities, as to the participation in our profits and/or assets, without limit as to the amount.

Enforcement Events and Remedies	There are no events of default under the Preferred Securities. In addition, under the terms of the Indenture none of the cancellation or deemed cancellation of any Distribution, a Trigger Event, a Capital Reduction or the exercise of the Spanish Bail-in Power or of any other resolution tool by the Relevant Spanish Resolution Authority, or our failure to provide notice in respect of any of the aforementioned events, will be an Enforcement Event.

Each of the following events is an “Enforcement Event” with respect to the Preferred Securities: (i) the breach of any term, obligation or condition binding on us under the Preferred Securities (other than any of our payment obligations under or arising from the Preferred Securities, including payment of any Liquidation Preference (and premium, if any), Distributions or additional amounts (including upon a Capital Reduction), payment of the Redemption Price or payment of any damages awarded for breach of any obligations)) (a “Performance Obligation”); or (ii) the occurrence of any voluntary or involuntary liquidation or winding-up of BBVA (a “Liquidation Event”).

The sole remedies of the holders of the Preferred Securities and the trustee under the Preferred Securities or the Indenture upon the occurrence of an Enforcement Event shall be: (i) with respect to a breach of a Performance Obligation, to seek enforcement of the relevant Performance Obligation; and (ii) with respect to a Liquidation Event, to enforce the entitlement set forth under “Description of the Contingent Convertible Preferred Securities of BBVA—Payments—Liquidation Distribution” in the accompanying prospectus.

No other remedies

Other than the limited remedies mentioned above, no remedy against us shall be available to the trustee (acting on behalf of the holders) or to the holders of the Preferred Securities, whether for the recovery of amounts owing in respect of such Preferred Securities or under the Indenture, or in respect of any breach by us of any of our obligations under or in respect of the terms of such Preferred Securities or under the Indenture in relation thereto; provided, however, that our obligations to the trustee under, and the trustee’s lien provided for in the Indenture and the trustee’s rights to have money collected applied first to pay amounts due to it under such lien shall not be limited or impaired and expressly survive any Enforcement Event and are not subject to the subordination provisions of the Indenture.

Form, Book-Entry Issuance, Settlement and Clearance	The Preferred Securities will be represented by one or more fully registered global securities (each a “Global Preferred Security”) registered in the name of a nominee for, and deposited with a custodian for, DTC. You will hold beneficial interests in the Preferred Securities through DTC and its direct and indirect participants, including the European Clearing Systems, and DTC and its direct and indirect participants will record your beneficial interest on their books. Settlement of the Preferred Securities will occur through DTC in same day funds. Secondary market trading between Clearstream Luxembourg customers and/or Euroclear Bank participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of the relevant European Clearing System and will be settled in immediately available funds. We will not issue definitive Preferred Securities except as described in the Indenture.

Listing	We will apply to list the Preferred Securities on the New York Stock Exchange and, if approved, trading is expected to commence within 30 days after the initial delivery of the Preferred Securities.

ISIN	US05946KAF84

CUSIP	05946K AF8

Common Code

Governing Law	The Preferred Securities and the Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by us of the Indenture, the authorization, issuance and execution by us of the Preferred Securities and provisions relating to the subordination of the Preferred Securities shall be governed by and construed in accordance with the common laws of Spain as provided in the Indenture and the Preferred Securities.

Prohibition on Acquisition of Preferred Securities by Spanish Tax Residents	The Preferred Securities must not be offered, distributed or sold in Spain or to a tax resident of Spain for purposes of Spanish tax legislation and they must not be transferred to or acquired by any such Spanish tax resident (other than BBVA). Any transfer of a Preferred Security to any other Spanish tax resident is not permitted and we will consider such transfer null and void. Accordingly, we will not recognize any other Spanish tax resident as a holder or beneficial owner of a Preferred Security for any purpose.

Conflicts of Interest	BBVA Securities Inc., which is participating in this offering as a Joint Bookrunner, is a wholly-owned subsidiary of us. The offering is being conducted pursuant to FINRA Rule 5121. See “Underwriting (Conflicts of Interest)—Conflicts of Interest”.

Trustee and Agents	The Bank of New York Mellon, acting (except with respect to its role as Contingent Convertible Preferred Security Registrar) through its London Branch, will act as trustee, Paying and Conversion Agent, Calculation Agent, Principal Paying Agent and Contingent Convertible Security Registrar for the Preferred Securities.

Timing of Delivery	We expect delivery of the Preferred Securities to occur on , 2017 (T+6).

Use of Proceeds	We intend to use the net proceeds of the offering for general corporate purposes. See “Use of Proceeds”.

Risk Factors	The Preferred Securities are subject to risks. See “Risk Factors”.

RISK FACTORS

Prospective investors should consider carefully the risk factors incorporated by reference into this prospectus supplement and as set out below as well as the other information set out elsewhere in this prospectus supplement and the accompanying prospectus (including any other documents incorporated by reference herein, including the 2016 Form 20-F and the risk factors included therein), and reach their own views prior to making any investment decision with respect to the Preferred Securities.

Set out below and incorporated by reference herein are certain risk factors that, if they were to materialize, could have a material adverse effect on the business, financial condition and results of operations of BBVA and cause BBVA’s future results to be materially different from expected results. BBVA has described only those risks that it considers to be material. There may be additional risks that BBVA currently considers not to be material or of which it is not currently aware, and any of these risks could have the effects set forth above. All of these factors are contingencies which may or may not occur and BBVA is not in a position to express a view on the likelihood of any such contingency occurring.

We believe that the factors described below with respect to the Preferred Securities represent the principal risks inherent in investing in the Preferred Securities. Each of the risks highlighted could have a material adverse effect on the amount of Liquidation Preference and Distributions which investors will receive in respect of the Preferred Securities. In addition, each of the highlighted risks could adversely affect the trading price of the Preferred Securities or the rights of investors under the Preferred Securities and, as a result, investors could lose some or all of their investment. You should consult your own financial, tax and legal advisers regarding the risks of an investment in the Preferred Securities. As part of making an investment decision, investors should make sure to thoroughly understand the terms of the Preferred Securities, such as the provisions governing Conversion (including, in particular, the circumstances under which a Trigger Event may occur), the agreement by investors to be bound by the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, that Distributions are due and payable only at our discretion (and in certain circumstances must be cancelled) and that there is no scheduled repayment date for the Liquidation Preference of the Preferred Securities. Investors should note that they bear BBVA’s solvency risk, and that the BBVA Group is subject to the resolution framework applicable to financial institutions in Spain. Prospective investors should also read the detailed information set out elsewhere in this prospectus supplement and the accompanying prospectus (including any documents deemed to be incorporated by reference herein) and reach their own views prior to making any investment decision.

Risks relating to BBVA and the BBVA Group

For a description of other risks associated with BBVA and the BBVA Group, including certain risks associated with investments in BBVA’s securities, please refer to the “Risk Factors” section in our 2016 Form 20-F which is incorporated by reference herein.

We may be adversely affected by political events in Catalonia.

Our Spanish business includes extensive operations in Catalonia. Although recent actions carried out by the Spanish Government have helped diminish the level of uncertainty in the region resulting from its pro-independence movement, as of the date of this prospectus supplement, there is still uncertainty regarding the outcome of political and social tensions in Catalonia, which could result in volatile capital markets and other financing conditions in Spain or otherwise adversely affect the environment in which we operate in Catalonia and the rest of Spain, any of which could have an adverse effect on our business, liquidity, financial condition and results of operations.

Our business could be adversely affected by global political developments, particularly with regard to U.S. policies that affect Mexico.

Changes in economic, political and regulatory conditions in the United States or in U.S. laws and policies governing foreign trade and foreign relations could create uncertainty in the international markets and could have a negative impact on the Mexican economy and public finances. This correlation is due, in part, to the high level of economic activity between the two countries generally, including the trade facilitated by the North American Free Trade Agreement (“NAFTA”), as well as physical proximity.

Following the U.S. elections in November 2016 and the change in the U.S. administration for the four-year period from 2017 to 2020, there is uncertainty regarding future U.S. policies with respect to matters of importance to Mexico and its economy, particularly including trade and migration. In particular, the U.S. administration has raised the possibility of re-negotiating NAFTA. It has stated that if Canada and Mexico do not agree to re-negotiate NAFTA, the United States may withdraw from the agreement. Because the Mexican economy is heavily influenced by the U.S. economy, the re-negotiation, or even termination, of NAFTA and/or other U.S. government policies that may be adopted by the new U.S. administration may adversely affect economic conditions in Mexico. The aforementioned proposal, along with any decision taken by the current U.S. administration and any amendments to NAFTA that have an impact on the Mexican economy, such as reductions in the levels of remittances, reduced commercial activity among the two countries or a slowdown in direct foreign investment in Mexico, could adversely affect the Group’s business, financial condition and results of operations.

U.S. immigration policies could also affect trade and other relations between Mexico and the U.S. and have other consequences for Mexican government policies. These factors could have an impact on Mexico’s GDP growth, the exchange rate between the U.S. dollar or euro and the Mexican peso, levels of foreign direct investment and portfolio investment in Mexico, interest rates, inflation and the Mexican economy generally, which in turn, may have an impact on the Group’s business, financial condition and results of operations.

Our financial results, regulatory capital and ratios may be negatively affected by changes to accounting standards.

We report our results and financial position in accordance with the International Financial Reporting Standards (“IFRS”) adopted by the European Union (“EU-IFRS”) required to be applied under the Bank of Spain’s Circular 4/2004 (“Circular 4/2004”) and in compliance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS-IASB”). Changes to IFRS or interpretations thereof may cause our future reported results and financial position to differ from current expectations, or historical results to differ from those previously reported due to the adoption of accounting standards on a retrospective basis. Such changes may also affect our regulatory capital and ratios. We monitor potential accounting changes and, when possible, we determine their potential impact and disclose significant future changes in our financial statements that we expect as a result of those changes. Currently, there are a number of issued but not yet effective IFRS changes, as well as potential IFRS changes, some of which could be expected to impact our reported results, financial position and regulatory capital in the future. In particular, IFRS 9, when fully adopted, will require us to record credit losses on loans at inception net of expected loss basis instead of recording credit losses on an incurred loss basis. For further information about developments in financial accounting and reporting standards, see Note 2.3 to the Unaudited Interim Consolidated Financial Statements, “Recent IFRS pronouncements” included in our June 30, 2017 Form 6-K incorporated by reference in the accompanying prospectus.

Risks relating to the Preferred Securities

Spanish laws and their official interpretation and changes thereto could have a material adverse effect on the rights and effective remedies of holders as well as the market value of the Preferred Securities.

While the Preferred Securities (except as set forth therein) shall be governed by, and construed in accordance with, the laws of the State of New York, the common laws of Spain and their official interpretation by supervisory authorities such as the Bank of Spain or the ECB, and changes thereto after the date hereof, may affect the rights and effective remedies of holders as well as the market value of the Preferred Securities. For example, any such changes (including any future changes which may arise from EU Banking Reforms) could impact the calculation of the CET1 Capital or the Risk Weighted Assets Amount of BBVA or the BBVA Group and, as a result, of their respective CET1 ratios. Furthermore, because the occurrence of a Trigger Event and restrictions on Distributions—where subject to a Maximum Distributable Amount—depend, in part, on the calculation of these ratios and capital measures, any change in Spanish laws or their official interpretation by regulatory authorities that could affect the calculation of such ratios and measures could also affect the determination of whether the Trigger Event has actually occurred and/or whether Distributions on the Preferred Securities are subject to restrictions.

In addition, CRD IV is a relatively recently adopted set of rules and regulations that imposes a series of requirements, many of which are still being phased in. Although the CRR is directly applicable in each Member State, it has left a number of important interpretational issues to be resolved through binding technical standards (not all of which have already been adopted), and the CRD IV Directive has left certain other matters to the discretion of the relevant regulator or supervisory authority.

Moreover, any change in the laws or regulations of Spain, Applicable Banking Regulations or the application or binding official interpretation thereof may in certain circumstances result in BBVA having the option to redeem the Preferred Securities in whole but not in part (see “—The Preferred Securities may be redeemed at the option of BBVA”). In any such case, the Preferred Securities would cease to be outstanding, which could materially and adversely affect investors and frustrate investment strategies and goals.

Furthermore, the Preferred Securities may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. See “—The Preferred Securities may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. Other powers contained in Law 11/2015 and the SRM Regulation could materially affect the rights of the holders of the Preferred Securities under, and the value of, any Preferred Securities” immediately below.

Such legislative and regulatory complexity could affect an investor’s ability to value the Preferred Securities accurately. In addition, Spanish laws, changes thereto or interpretations thereof could have a material adverse effect on the rights and effective remedies of holders as well as the market value of the Preferred Securities.

The Preferred Securities may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. Other powers contained in Law 11/2015 and the SRM Regulation could materially affect the rights of the holders of the Preferred Securities under, and the value of, any Preferred Securities.

The BRRD (which has been implemented in Spain through Law 11/2015 and RD 1012/2015) and the SRM Regulation are designed to provide authorities with a credible set of tools to intervene sufficiently early and quickly in unsound or failing credit institutions or investment firms (each an “institution”) so as to ensure the continuity of the institution’s critical financial and economic functions, while minimizing the impact of an institution’s failure on the economy and financial system. The BRRD further provides that any extraordinary public financial support through additional financial stabilization tools is only to be used by a Member State as a last resort, after having assessed and utilized the resolution tools set out below to the maximum extent possible while maintaining financial stability.

In accordance with Article 20 of Law 11/2015, an institution will be considered as failing or likely to fail in any of the following circumstances: (i) it is, or is likely in the near future to be, in significant breach of its solvency or any other requirements necessary for maintaining its authorization; (ii) its assets are, or are likely in the near future to be, less than its liabilities; (iii) it is, or is likely in the near future to be, unable to pay its debts as they fall due; or (iv) it requires extraordinary public financial support (except in limited circumstances). The determination that an institution is failing or likely to fail may depend on a number of factors which may be outside of that institution’s control.

As provided in the BRRD, Law 11/2015 contains four resolution tools and powers which may be used alone or in combination where a Relevant Spanish Resolution Authority considers that (i) an institution is failing or likely to fail, (ii) there is no reasonable prospect that any alternative private sector measures would prevent the failure of such institution within a reasonable timeframe and (iii) a resolution action is in the public interest. The four resolution tools are (i) sale of business, which enables resolution authorities to direct the sale of the institution or the whole or part of its business on commercial terms; (ii) bridge institution, which enables resolution authorities to transfer all or part of the business of the institution to a “bridge institution” (an entity created for this purpose that is wholly or partially in public control), which may limit the capacity of the institution to meet its repayment obligations; (iii) asset separation, which enables resolution authorities to transfer certain categories of assets (normally impaired or otherwise problematic) to one or more asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down (this can be used together with another resolution tool only); and (iv) the Spanish Bail-in Power. Any exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority may include the write down and/or conversion into equity or other securities or obligations (which equity, securities and obligations could also be subject to any future application of the Spanish Bail-in Power) of certain unsecured debt claims of an institution (including capital instruments such as the Preferred Securities).

In accordance with Article 48 of Law 11/2015 (and subject to any exclusions that may be applied by the Relevant Spanish Resolution Authority under Article 43 of Law 11/2015), in the case of any application of the Spanish Bail-in Power, the sequence of any resulting write-down or conversion by the Relevant Spanish Resolution Authority shall be in the following order: (i) CET1 items; (ii) the principal amount of Additional Tier 1 Instruments; (iii) the principal amount of Tier 2 capital instruments; (iv) the principal amount of other subordinated claims that are not Additional Tier 1 Capital or Tier 2 capital; and (v) the principal or outstanding amount of the remaining eligible liabilities in the order of the hierarchy of claims in normal insolvency proceedings.

The BRRD, Law 11/2015 and the SRM Regulation provide for resolution authorities to have the further power to permanently write-down or convert into equity capital instruments such as the Preferred Securities at the point of non-viability (“Non-Viability Loss Absorption”, which exercise shall be deemed to be included in the Spanish Bail-in Power) of an institution or its group. The point of non-viability of an institution is the point at which the Relevant Spanish Resolution Authority determines that the institution meets the conditions for resolution or will no longer be viable unless the relevant capital instruments (such as the Preferred Securities) are written down or converted into equity or extraordinary public support is to be provided and without such support the Relevant Spanish Resolution Authority determines that the institution would no longer be viable. The point of non-viability of a group is the point at which the group infringes or there are objective elements to support a determination that the group, in the near future, will infringe its consolidated solvency requirements in a way that would justify action by the Relevant Spanish Resolution Authority in accordance with article 38.3 of Law 11/2015. Non-Viability Loss Absorption may be imposed prior to or in combination with any exercise of the Spanish Bail-in Power or any other resolution tool or power (where the conditions for resolution referred to above are met).

Any application of the Spanish Bail-in Power (including a Non-Viability Loss Absorption) under the BRRD shall be in accordance with the hierarchy of claims in normal insolvency proceedings (unless otherwise provided by Applicable Banking Regulations).

To the extent that any resulting treatment of a holder of the Preferred Securities pursuant to the exercise of the Spanish Bail-in Power (except as indicated below with respect to a Non-Viability Loss Absorption) is less favorable than would have been the case under such hierarchy in normal insolvency proceedings, a holder of such affected Preferred Securities would have a right to compensation under the BRRD and the SRM Regulation based on an independent valuation of the institution, in accordance with Article 10 of RD 1012/2015 and the SRM Regulation. Any such compensation, however, together with any other compensation provided by any Applicable Banking Regulations (including, among such other compensation, in accordance with article 36.5 of Law 11/2015), is unlikely to compensate that holder for the losses it has actually incurred and there is likely to be a considerable delay in the recovery of such compensation. Compensation payments (if any) are also likely to be made considerably later than when amounts may otherwise have been due under the affected Preferred Securities. In addition, in the case of a Non-Viability Loss Absorption it is not clear that a holder of the Preferred Securities would have a right to compensation under the BRRD and the SRM Regulation if any resulting treatment of such holder pursuant to the exercise of the Spanish Bail-in Power was less favorable than would have been the case under such hierarchy in normal insolvency proceedings.

The powers set out in the BRRD as implemented through Law 11/2015, RD 1012/2015 and the SRM Regulation impact how credit institutions and investment firms are managed, as well as, in certain circumstances, the rights of creditors. Pursuant to Law 11/2015, upon any application of the Spanish Bail-in Power (including a Non-Viability Loss Absorption), holders of Preferred Securities may be subject to, among other things, a write-down (including to zero which, in the case of the Preferred Securities, would result in there being no conversion of the Preferred Securities) and/or conversion into equity or other securities or obligations of the Preferred Securities under terms different or less advantageous for holders as compared to the conversion process envisaged under the terms of the Preferred Securities and the Indenture. The exercise of any such powers (or any of the other resolution powers and tools) may result in such holders losing some or all of their investment or otherwise having their rights under the Preferred Securities adversely affected, including by becoming holders of further subordinated instruments such as the Common Shares. Such exercise could also involve modifications to, or the disapplication of, provisions in the terms and conditions of the Preferred Securities including, among other provisions, the Liquidation Preference or any Distributions payable on the Preferred Securities or the dates on which payments may be due, as well as the suspension of payments for a certain period (but without limiting the right of BBVA under the Preferred Securities and the Indenture to cancel payment of any Distributions at any time and for any reason). As a result, the exercise of the Spanish Bail-in Power (including a Non-Viability Loss Absorption) with respect to the Preferred Securities or the taking by an authority of any other action, or any suggestion that the exercise or taking of any such action may happen, could materially adversely affect the rights of holders of Preferred Securities, the market price or value or trading behavior of the Preferred Securities and/or the ability of BBVA to satisfy its obligations under the Preferred Securities.

The exercise of the Spanish Bail-in Power (including by imposing a Non-Viability Loss Absorption) by the Relevant Spanish Resolution Authority with respect to the Preferred Securities is likely to be inherently unpredictable and may depend on a number of factors which may also be outside of our control. In addition, as the Relevant Spanish Resolution Authority will retain an element of discretion, holders of the Preferred Securities may not be able to refer to publicly available criteria in order to anticipate any potential exercise of any such Spanish Bail-in Power (including a Non-Viability Loss Absorption). Because of this inherent uncertainty, it will be difficult to predict when, if at all, the exercise of any such powers by the Relevant Spanish Resolution Authority may occur.

This uncertainty may adversely affect the value of the Preferred Securities. The price and trading behavior of the Preferred Securities may be affected by the threat of a possible exercise of any power under Law 11/2015 (including any early intervention measure before any resolution) or any suggestion of such exercise, even if the likelihood of such exercise is remote. Moreover, the Relevant Spanish Resolution Authority may exercise any such powers without providing any advance notice to the holders of the Preferred Securities.

In addition, the European Banking Authority (“EBA”) has published certain regulatory technical standards and implementing technical standards to be adopted by the European Commission and certain other guidelines. These standards and guidelines could be potentially relevant to determining when or how a Relevant Spanish Resolution Authority may exercise the Spanish Bail-in Power (including by imposing a Non-Viability Loss Absorption). Included in this are guidelines on the treatment of shareholders in bail-in or the write-down and conversion of capital instruments, and on the rate of conversion of debt to equity or other securities or obligations in any bail-in. No assurance can be given that these standards and guidelines will not be detrimental to the rights of a holder of Preferred Securities under, and the value of a holder’s investment in, the Preferred Securities.

Any failure by BBVA and/or the BBVA Group to comply with its MREL could result, among other things, in the imposition of restrictions or prohibitions on discretionary payments by BBVA, including the payment of Distributions on the Preferred Securities.

The BRRD prescribes that banks shall hold a minimum level of own funds and eligible liabilities in relation to total liabilities known as the minimum requirement for own funds and eligible liabilities (“MREL”). According to Commission Delegated Regulation (EU) 2016/1450 of May 23, 2016 (the “MREL Delegated Regulation”), the level of own funds and eligible liabilities required under MREL will be set by the resolution authority for each bank (and/or group) based on, among other things, the criteria set forth in Article 45.6 of the BRRD, including the systemic importance of the institution. Eligible liabilities may be senior or subordinated, provided that, among other requirements, they have a remaining maturity of at least one year and, if governed by a non-EU law, they must be able to be written down or converted by the resolution authority of a Member State under that law or through contractual provisions.

MREL came into force on January 1, 2016. However, the EBA has recognized the impact which this requirement may have on banks’ funding structures and costs, and the MREL Delegated Regulation states that the resolution authorities shall determine an appropriate transitional period but that this shall be as short as possible.

In addition, as part of the EU Banking Reforms, the European Commission published on November 23, 2016 a Proposal for a Directive of the European Parliament and the Council on amendments to the BRRD as regards the ranking of unsecured debt instruments in the insolvency hierarchy (the “MREL Proposal”). The MREL Proposal proposes to harmonize national laws on insolvency and recovery and resolution of credit institutions and investment firms, and proposes the creation of a new credit class of “non-preferred” senior debt that should only be bailed-in after junior ranking instruments but before other senior liabilities. While approval of the MREL Proposal is still pending, on June 23, 2017 Royal Decree-Law 11/2017 of June 23 on urgent measures in financial matters (Real Decreto-ley 11/2017, de 23 de junio, de medidas urgentes en materia financiera) has introduced into Spanish law the new class of “non-preferred” senior debt.

On November 9, 2015 the FSB published its final Total Loss-Absorbing Capacity (“TLAC”) Principles and Term Sheet (the “TLAC Principles and Term Sheet”), proposing that G-SIBs maintain significant minimum amounts of liabilities that are subordinated (by law, contract or structurally) to certain prior-ranking liabilities, such as guaranteed insured deposits, and forming a new standard for G-SIBs. The TLAC Principles and Term Sheet contain a set of principles on loss-absorbing and recapitalization capacity of G-SIBs in resolution and a term sheet for the implementation of these principles in the form of an internationally agreed standard. The TLAC Principles and Term Sheet require a minimum TLAC requirement to be determined individually for each G-SIB at the greater of (i) 16% of risk-weighted assets as of January 1, 2019 and 18% as of January 1, 2022, and (ii) 6% of the Basel III Tier 1 leverage ratio exposure measured as of January 1, 2019, and 6.75% as of January 1, 2022. BBVA is no longer classified as a G-SIB by the FSB with effect from January 1, 2017. However, if BBVA were to be so classified in the future or if TLAC requirements as set out below are adopted and implemented in Spain and extended to non-G-SIBs through the imposition of requirements similar to MREL as set out below, then this could create additional minimum requirements for BBVA.

In addition, the EU Banking Reforms establish some exemptions which could allow outstanding senior debt instruments to be used to comply with MREL requirements. However, there is uncertainty regarding the final form of the EU Banking Reforms insofar as such eligibility is concerned and how those regulations and exemptions are to be interpreted and applied. This uncertainty may impact upon the ability of BBVA to comply with its MREL (at both individual and consolidated levels (together, “MRELs”)) by the relevant deadline. In this regard, the EBA submitted on December 14, 2016 its final report on the implementation and design of the MREL framework (the “EBA MREL Report”), which contains a number of recommendations to amend the current MREL framework. Additionally, the EU Banking Reforms contain the legislative proposal of the European Commission for the amendment of the MREL framework and the implementation of the TLAC standards. The EU Banking Reforms propose the amendment of a number of aspects of the MREL framework to align it with the TLAC standards included in the TLAC Principles and Term Sheet. To maintain coherence between the MREL rules applicable to G-SIBs and those applicable to non-G-SIBs, the EU Banking Reforms also propose a number of changes to the MREL rules applicable to non-G-SIBs. While the EU Banking Reforms propose for minimum harmonized or “Pillar 1” MRELs for G-SIBs, in the case of non-G-SIBs, it is proposed that MRELs will be imposed on a bank-specific basis. For G-SIBs, it is also proposed that supplementary or “Pillar 2” MRELs may be further imposed on a bank-specific basis. The EU Banking Reforms further provide for the resolution authorities to give guidance to an institution to have own funds and eligible liabilities in excess of the requisite levels for certain purposes.

Neither the BRRD nor the MREL Delegated Regulation provides details on the implications of a failure by an institution to comply with its MRELs. However, the EU Banking Reforms propose that this be addressed by the relevant authorities on the basis of their powers to address or remove impediments to resolution, the exercise of their supervisory powers under the CRD IV Directive, early intervention measures and administrative penalties and other administrative measures.

Furthermore, in accordance with the EBA MREL Report, the EBA recommends that resolution authorities and competent authorities should engage in active monitoring of compliance with their respective requirements and considers that (i) the powers of resolution authorities to respond to a breach of MREL should be enhanced (which would require resolution authorities to be given the power to require the preparation and execution of an MREL restoration plan, to use their powers to address impediments to resolvability, to request that distribution restrictions be imposed on an institution by a competent authority and to request a joint restoration plan in cases where an institution breaches both MREL and minimum capital requirements); (ii) competent authorities should also respond to breaches of minimum capital requirements and MREL; (iii) resolution authorities should assume a lead role in responding to a failure to issue or roll over MREL-eligible debt leading to a breach of MREL; (iv) if there are both losses and a failure to roll over or issue MREL-eligible debt, both the relevant resolution authority and relevant competent authority should attempt to agree on a joint restoration plan (provided that both authorities believe that the institution is not failing or likely to fail); and (v) resolution and competent authorities should closely cooperate and coordinate. The EU Banking Reforms also provide for resolution and competent authorities to consult each other in the exercise of their respective powers in relation to any breaches of MREL. In addition, under the EBA Guidelines on triggers for use of early intervention measures of May 8, 2015 a significant deterioration in the amount of eligible liabilities and own funds held by an institution for the purposes of meeting its MRELs may put an institution in a situation where conditions for early intervention are met, which may result in the application by the competent authority of early intervention measures.

Further, as outlined in the EBA MREL Report, the EBA’s recommendation is that an institution will not be able to use the same CET 1 capital to meet both MREL and the combined buffer requirements. In addition, the EU Banking Reforms provide that, in the case of the own funds of an institution that may otherwise contribute to the combined buffer requirement where there is any shortfall in MREL, this will be considered as a failure to meet the combined buffer requirement such that those own funds will automatically be used instead to meet that institution’s MRELs and will no longer count towards its combined buffer requirement. Accordingly, this could trigger a limit on discretionary payments including, but not limited to, Distributions under the Preferred Securities.

Additionally, if the Relevant Spanish Resolution Authority finds that there could exist any obstacles to resolvability by BBVA and/or the BBVA Group, a higher MREL could be imposed.

Moreover, with respect to the EU Banking Reforms, there are uncertainties concerning how the subsidiaries of the BBVA Group would be treated in determining the resolution group of BBVA and the applicable MRELs, which may lead to a situation where the consolidated MREL of BBVA would not fully reflect its multiple-point-of-entry resolution strategy.

Any failure or perceived failure by BBVA and/or the BBVA Group to comply with its MREL may have a material adverse effect on BBVA’s business, financial conditions and results of operations and could result in the imposition of restrictions or prohibitions on discretionary payments by BBVA, including the payment of dividends and interest or distributions on Additional Tier 1 Instruments and Distributions on the Preferred Securities. There can also be no assurance as to the relationship between the “Pillar 2” additional own funds requirements, the “combined buffer requirement”, the MRELs once implemented in Spain and the restrictions or prohibitions on discretionary payments.

The Preferred Securities are irrevocably and mandatorily convertible into newly issued Common Shares in certain prescribed circumstances.

Upon the occurrence of the Trigger Event, the Preferred Securities will be irrevocably and mandatorily (and without any requirement for the consent or approval of holders) converted (which calculation is made by BBVA and shall be binding on the holders) into newly issued Common Shares. Because the Trigger Event will occur when the CET1 ratio of BBVA or the BBVA Group will have deteriorated significantly, the occurrence of such Trigger Event will likely be accompanied by a prior deterioration in the market price of the Common Shares, which may be expected to continue after announcement of such Trigger Event.

Therefore, in the event of the occurrence of the Trigger Event, the Reference Market Price of a Common Share may be below the Floor Price, and investors could receive Common Shares at a time when the market price of the Common Shares is considerably less than the Conversion Price. In addition, there may be a delay in a holder receiving its Common Shares following the Trigger Event, during which time the market price of the Common Shares may fall further. As a result, the value of the Common Shares received on conversion following the Trigger Event could be substantially lower than the price paid for the Preferred Securities at the time of their purchase.

In addition to the occurrence of the Trigger Event, a Capital Reduction will also constitute a Conversion Event. For these purposes a Capital Reduction means the adoption, in accordance with Article 418.3 of the Spanish Companies Act, by a general shareholders’ meeting of BBVA of a resolution of capital reduction by reimbursement of cash contributions (restitución de aportaciones) to shareholders by way of a reduction in the nominal value of the shares of such shareholders in the capital of BBVA. A resolution of capital reduction for the redemption of any Common Shares previously repurchased by BBVA will not be considered a Capital Reduction for the purposes of the Indenture.

Article 418.3 of the Spanish Companies Act provides for holders of convertible securities in the event of any such capital reduction to be able to exercise their rights in respect of the conversion of such securities into ordinary shares in the capital of the issuer before the capital reduction is effected. Such conversion is intended to ensure holders of convertible securities are not detrimentally affected by the decapitalization of the issuer resulting from such capital reduction and may participate in the reimbursement of the relevant cash contributions as shareholders and, thereby, also benefit from such reimbursement.

As a result, the Preferred Securities will also be converted into Common Shares in the event of a Capital Reduction notwithstanding that the Trigger Event has not occurred. However, each holder will have the right to elect that its Preferred Securities shall not be converted on such Capital Reduction by delivery of a duly completed and signed Election Notice as provided in the Indenture on or before the 10th Business Day immediately following the Capital Reduction Notice Date. Any failure to make such election by such deadline will result in the conversion of a holder’s Preferred Securities on such Conversion Settlement Date in accordance with the Indenture.

Accordingly, an investor in the Preferred Securities will, following a Conversion, face the same risk of loss as an investor in the Common Shares. See also “—Holders will bear the risk of fluctuations in the price of the Common Shares and/or movements in the CET1 ratio that could give rise to the occurrence of the Trigger Event” below.

The circumstances that may give rise to the Trigger Event are unpredictable.

The occurrence of the Trigger Event is inherently unpredictable and depends on a number of factors, many of which are outside of BBVA’s control. For example, the occurrence of one or more of the risks described herein, or the deterioration of the circumstances described herein, will substantially increase the likelihood of the occurrence of the Trigger Event.

Furthermore, the occurrence of the Trigger Event depends, in part, on the calculation of the CET1 ratio, which can be affected, among other things, by the growth of the business and future earnings of BBVA and/or the BBVA Group, as applicable; the mix of businesses; expected payments by BBVA in respect of dividends and distributions and other equivalent payments in respect of instruments ranking junior to the Preferred Securities as well as other Parity Securities; regulatory changes (including possible changes in regulatory capital definitions and calculations of the CET1 ratios and their components or the interpretation thereof by the relevant authorities, including CET1 Capital and risk weighted assets, in each case on either an individual or a consolidated basis, and the unwinding of transitional provisions under CRD IV); changes in BBVA’s structure or organization and BBVA’s ability to actively manage the risk weighted assets of BBVA and the BBVA Group. The CET1 ratio of BBVA or the BBVA Group at any time may also depend on decisions taken by the BBVA Group in relation to its businesses and operations, as well as the management of its capital position. Holders will not have any claim against BBVA or any other member of the BBVA Group in relation to any such decision. In addition, since the Regulator may require BBVA to calculate the CET1 ratio at any time, a Trigger Event could occur at any time.

CET1 ratio calculations may also be affected by changes in applicable accounting rules, the BBVA Group’s accounting policies and the application by the BBVA Group of these policies. Any such changes, including changes over which the BBVA Group has a discretion, may have a material adverse impact on the BBVA Group’s reported financial position and accordingly may give rise to the occurrence of the Trigger Event in circumstances where such Trigger Event may not otherwise have occurred, notwithstanding the adverse impact this will have for holders.

Furthermore, a Trigger Event is likely to occur at a time of stress for BBVA or the BBVA Group and could occur in connection with an exercise, or the threat of an exercise, of the Spanish Bail-in Power or another resolution tool by the Relevant Spanish Resolution Authority. Moreover, we have never converted any Additional Tier 1 security of BBVA into Common Shares and as such there is uncertainty regarding precisely how such conversion would be undertaken.

Due to the inherent uncertainty in advance of any determination of whether the Trigger Event may exist, it will be difficult to predict when, if at all, the Preferred Securities will be converted into Common Shares. Accordingly, trading behavior in respect of the Preferred Securities is not necessarily expected to follow trading behavior associated with other types of convertible or exchangeable securities. Any indication that BBVA and/or the BBVA Group, as applicable, is trending towards the Trigger Event can be expected to have an adverse effect on the market price of the Preferred Securities and on the price of the Common Shares. Under such circumstances, investors may not be able to sell their Preferred Securities easily or at prices comparable to other similar yielding instruments.

Holders will bear the risk of fluctuations in the price of the Common Shares and/or movements in the CET1 ratio that could give rise to the occurrence of the Trigger Event.

The market price of the Preferred Securities is expected to be affected by fluctuations in the market price of the Common Shares, especially if at any time there is a significant deterioration in the CET1 ratio by reference to which the determination of any occurrence of the Trigger Event is made, and it is impossible to predict whether the price of the Common Shares will rise or fall. Market prices of the Common Shares will be influenced by, among other things, the financial position of the BBVA Group, the results of operations and political, economic, financial and other factors. Any decline in the market price of the Common Shares or any indication that the CET1 ratio is trending towards occurrence of the Trigger Event may have an adverse effect on the market price of the Preferred Securities. The level of the CET1 ratio specified in the definition of Trigger Event may also significantly affect the market price of the Preferred Securities and/or the Common Shares.

Fluctuations in the market price of the Common Shares between the Conversion Notice Date and the Conversion Settlement Date may also further affect the value to a holder of any Common Shares delivered to that holder on the Conversion Settlement Date.

Furthermore, in accordance with the Indenture any costs incurred by the Settlement Shares Depository or any parent, subsidiary or affiliate of the Settlement Shares Depository in connection with the holding by the Settlement Shares Depository of any Common Shares and any amount received in respect thereof shall be deducted by the Settlement Shares Depository from such amount prior to the delivery of such Common Shares and payment of such amount to the relevant holder.

You will have limited rights after the Trigger Conversion and the issuance of the Common Shares to the Conversion Shares Depository will constitute an irrevocable and automatic release of all of our obligations in respect of the Preferred Securities.

Following a Trigger Conversion, we will be obligated to issue the Common Shares to the Conversion Shares Depository, which will hold the Common Shares on your behalf. Once the Common Shares are delivered to the Conversion Shares Depository, all of our obligations under the Preferred Securities will be (except with respect to the payment of certain stamp and similar taxes) irrevocably and automatically released in consideration of such issuance to the Conversion Shares Depository of Common Shares, and under no circumstances will such released obligations be reinstated and you will not be entitled to any form of compensation in the event of our potential recovery or change in our fully loaded CET1 ratio after the Conversion Settlement Date. With effect from the Conversion Settlement Date, you will have recourse only to the Conversion Shares Depository for the delivery to you of Common Shares or, if you so elect, American Depositary Shares (“ADSs”).

If we do not deliver the Common Shares to the Conversion Shares Depositary following the Trigger Event, the only claim you will have against us will be for specific performance to have such Common Shares issued and delivered. Moreover, you will not have any rights against us with respect to repayment of the Liquidation Preference of the Preferred Securities or payment of Distributions or any other amount on, or in respect of, the Preferred Securities, in each case that is not due and payable, which liabilities will be automatically released. Accordingly, the Liquidation Preference of the Preferred Securities will equal zero at all times from and after the Conversion Settlement Date and any Distributions will be cancelled or deemed to have been cancelled at all times thereafter and will not be due and payable, including any Distributions in respect of a Distribution Period ending on any Distribution Payment Date falling between the date of a Trigger Event and the Conversion Settlement Date.

In addition, we have not yet appointed a Conversion Shares Depository and we may not be able to appoint a Conversion Shares Depository if a Conversion (including a Trigger Conversion) occurs. In such case, we will effect, by means we deem reasonable under the circumstances (including, without limitation, issuance of the Common Shares to another nominee or to you directly), the issuance and/or delivery of the Common Shares or, if you so elect, ADSs.

The Preferred Securities have no scheduled maturity and no fixed redemption date and you do not have the right to cause the Preferred Securities to be redeemed or otherwise accelerate the repayment of the Liquidation Preference of the Preferred Securities except in very limited circumstances.

The Preferred Securities are perpetual securities and have no fixed maturity date or fixed redemption date and holders and beneficial owners of the Preferred Securities may not request any redemption of the Preferred Securities at any time. Although under certain circumstances as described in the Indenture we may redeem the Preferred Securities, we are under no obligation to do so and you have no right to call for their redemption. Therefore, you have no ability to cash in your investment except under limited circumstances.

There is no right of acceleration in the case of any non-payment of Liquidation Preference of, or Distributions on, the Preferred Securities or in the case of a failure by us to perform any other covenant under the Preferred Securities or under the Indenture.

It is only in the event of any voluntary or involuntary liquidation or winding-up of BBVA, that the Preferred Securities (unless previously redeemed or converted into Common Shares) will confer on holders an entitlement to receive out of the assets of BBVA available for distribution to holders, the Liquidation Distribution.

The Preferred Securities may be redeemed at the option of BBVA.

All, and not some only, of the Preferred Securities are redeemable on or after the First Reset Date at the option of BBVA (in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) 241/2014 and/or any other Applicable Banking Regulations in force at the relevant time) at the Redemption Price. Under the CRR, the Regulator may give its consent to a redemption or repurchase of the Preferred Securities provided that either of the following conditions is met:

•	on or before such redemption of the Preferred Securities, BBVA replaces the Preferred Securities with instruments qualifying as Tier 1 Capital of an equal or higher quality on terms that are sustainable for the income capacity of BBVA; or

•	BBVA has demonstrated to the satisfaction of the Regulator that its Tier 1 Capital and Tier 2 Capital would, following such redemption, exceed the capital ratios required under CRD IV by a margin that the Regulator may consider necessary on the basis set out in CRD IV.

The procedure by which such consent is to be obtained is further prescribed in Articles 29 to 31 of Commission Delegated Regulation (EU) No 241/2014 of January 7, 2014.

In the case of any early redemption of the Preferred Securities at the option of BBVA at any time on or after the First Reset Date, BBVA may be expected to exercise this option when its funding costs are lower than the Distribution Rate at which Distributions are then payable in respect of the Preferred Securities. In these circumstances, the rate at which holders are able to reinvest the proceeds of such redemption is unlikely to be as high as, and may be significantly lower than, that Distribution Rate.

The Preferred Securities are also redeemable on or after the Closing Date at the option of BBVA (in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) 241/2014 and/or any other Applicable Banking Regulations in force at the relevant time) in whole but not in part, at any time, at the Redemption Price if there is a Capital Event or a Tax Event.

Under the Preferred Securities, a Capital Event is any change (or any pending change which the Regulator considers sufficiently certain) in Spanish law or Applicable Banking Regulations that results (or would result) in any of the outstanding aggregate Liquidation Preference of the Preferred Securities ceasing to be included in, or counting towards, the BBVA Group’s or BBVA’s Tier 1 Capital.

For the purposes of the Preferred Securities, a Tax Event arises where as a result of any change in, or amendment to, the laws or regulations applicable in Spain or any change in the application or binding official interpretation or administration of any such laws or regulations, which change or amendment, or change in the application or binding official interpretation or administration, becomes effective on or after the Closing Date (i) BBVA would not be entitled to claim a deduction in computing its taxation liabilities in Spain in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to the Bank would be reduced, or (ii) BBVA would be required to pay additional amounts pursuant to the Indenture, or (iii) the applicable tax treatment of the Preferred Securities would be materially affected.

If any notice of redemption of the Preferred Securities has been given and a Trigger Event with respect to the Preferred Securities occurs prior to the Redemption Date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption of the relevant Preferred Securities on such Redemption Date and, instead, the Trigger Conversion of the Preferred Securities shall take place as provided in the Indenture.

Moreover, it is not possible to predict whether or when a Capital Event or Tax Event will occur and so lead to the circumstances in which BBVA is able to elect to redeem the Preferred Securities, and if so whether or not BBVA will elect to exercise such option to redeem the Preferred Securities or any prior consent of the Regulator required for such redemption will be given. There can be no assurances that, in the event of any such early redemption, holders will be able to reinvest the proceeds at a rate that is equal to the return on the Preferred Securities.

Furthermore, the redemption features of the Preferred Securities are likely to limit their market value. During any period when BBVA has, or is perceived to have, the right to elect to redeem the Preferred Securities, the market value of the Preferred Securities is unlikely to rise substantially above the price at which they can be redeemed. This may also be true prior to such period.

Payments of Distributions on the Preferred Securities are discretionary and subject to the fulfilment of certain conditions.

The Preferred Securities accrue Distributions as further described in the Indenture, but BBVA may elect, in its sole and absolute discretion, to cancel the payment of any Distribution in whole or in part at any time and for any reason and without any restriction on it thereafter. Payments of Distributions in any financial year of BBVA shall be made only out of Distributable Items. To the extent that (i) BBVA has insufficient Distributable Items to make Distributions on the Preferred Securities scheduled for payment in the then current financial year and any interest payments or distributions that have been paid or made or are scheduled or required to be paid or made out of Distributable Items of BBVA in the then current financial year, in each case excluding any portion of such payments already accounted for in determining the Distributable Items, and/or (ii) the Regulator, in accordance with Article 68 of Law 10/2014 and/or Article 16 of the SSM Regulation and/or with Applicable Banking Regulations then in force, requires BBVA to cancel the relevant Distribution in whole or in part, then BBVA will, without prejudice to the right above to cancel the payment of all such Distributions on the Preferred Securities, make partial or, as the case may be, no payment of the relevant Distribution on the Preferred Securities. The level of BBVA’s available Distributable Items is affected by a number of factors and could be affected by changes to the Applicable Banking Regulations and other regulations, accounting rules or expectations of regulatory authorities, among other factors.

No payment will be made on the Preferred Securities (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause the Maximum Distributable Amount (if any) then applicable to BBVA and/or the BBVA Group to be exceeded.

There can, therefore, be no assurances that a holder will receive payments of Distributions in respect of the Preferred Securities. Unpaid Distributions are not cumulative or payable at any time thereafter and, accordingly, if any Distribution (or part thereof) is not made in respect of the Preferred Securities as a result of any requirement for, or election of, BBVA to cancel such Distributions then the right of the holders to receive the relevant Distribution (or part thereof) in respect of the relevant Distribution Period will be extinguished and BBVA will have no obligation to pay such Distribution (or part thereof) or to pay any interest thereon, whether or not Distributions on the Preferred Securities are paid in respect of any future Distribution Period.

Any cancellation of Distributions on the Preferred Securities could occur without warning and any such cancellation or any perceived risk that Distributions may be cancelled may have a negative impact on the value of the Preferred Securities.

No such election to cancel the payment of any Distribution (or part thereof) or non-payment of any Distribution (or part thereof) will constitute an event of default or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause the liquidation, dissolution or winding up of BBVA.

If, as a result of any of the conditions set out above being applicable, only part of the Distributions under the Preferred Securities may be paid, BBVA may proceed, in its sole discretion, to make such partial Distributions under the Preferred Securities.

Notwithstanding the applicability of any one or more of the conditions set out above resulting in Distributions under the Preferred Securities not being paid or being paid only in part, BBVA may use such cancelled payments without restriction to meet its obligations as they fall due and BBVA will not be in any way limited or restricted from making any distribution or equivalent payment in connection with any instrument ranking junior to the Preferred Securities (including, without limitation, any CET1 Capital of BBVA or the BBVA Group) or in respect of any other Parity Security, except to the extent otherwise provided by Applicable Banking Regulations.

Furthermore, upon the occurrence of a Trigger Event, no further Distributions on the Preferred Securities will be made, including any accrued and unpaid Distributions, which will be cancelled.

Payments of Distributions on the Preferred Securities may be restricted as a result of a failure of BBVA to comply with its capital requirements. However, many aspects of the manner in which such restrictions will be implemented remain uncertain.

Under CRD IV, institutions must comply with a number of capital requirements. In accordance with Article 48 of Law 10/2014, Article 73 of RD 84/2015 and Rule 24 of Bank of Spain Circular 2/2016 (which implement Article 141 of the CRD IV Directive), an entity not meeting its “combined buffer requirement” must calculate its Maximum Distributable Amount and until the Maximum Distributable Amount has been calculated and communicated to the Bank of Spain, that entity shall not make any discretionary payments. Following such calculation, any discretionary payments by that entity (including the payment of any Distributions on the Preferred Securities) will be subject to the Maximum Distributable Amount so calculated.

In accordance with Article 73 of RD 84/2015 and Rule 24 of Bank of Spain Circular 2/2016, restrictions on discretionary payments will be scaled according to the extent of the breach of the “combined buffer requirement” and calculated as a percentage of the profits of the institution generated since the last annual decision on the distribution of profits. Such calculation will result in a Maximum Distributable Amount in each relevant period. As an example, the scaling is such that in the bottom quartile of the “combined buffer requirement”, no discretionary payments will be permitted to be made. As a consequence, in the event of breach of the combined buffer requirement it may be necessary to reduce discretionary payments (in whole or in part), including payments of Distributions in respect of the Preferred Securities.

There are a number of factors that make the determination and application of the Maximum Distributable Amount particularly complex, including the following:

•	the Maximum Distributable Amount applies when the “combined buffer requirement” is not maintained. The “combined buffer requirement” represents the amount of capital that a financial institution is required to maintain beyond the minimum “Pillar 1” and (if applicable) “Pillar 2” capital requirements. However, there are several different buffers, some of which are intended to encourage countercyclical behavior (with extra capital retained when profits are robust) and others which are intended to provide additional capital cushions for institutions whose failure would result in a significant systemic risk;

•	the capital conservation buffer, the institution-specific countercyclical buffer and, in the case of BBVA, the D-SIB buffer were implemented on January 1, 2016 on a phased-in basis until 2019. The systemic risk buffer may be applied at any time upon decision of the relevant authorities. As a result, the potential impact of the Maximum Distributable Amount will change over time;

•	the Maximum Distributable Amount calculation could be different for BBVA on a consolidated and on an individual basis and different capital buffers could also apply. In addition, if a capital buffer is not respected, it is not completely clear the extent to which BBVA’s consolidated as compared to its individual net income may be taken into account in different circumstances. It is also possible that some discretionary payments will affect the Maximum Distributable Amount on a consolidated but not an individual basis for BBVA and vice versa; and

•	payments made earlier in the year will reduce the remaining Maximum Distributable Amount available for payments later in the year, and BBVA will have no obligation to preserve any portion of the Maximum Distributable Amount for payments scheduled to be made later in a given year. Even if BBVA attempts to do so, there can be no assurance that it will be successful, as the Maximum Distributable Amount at any time will depend on the amount of net income earned during the course of the relevant year, which will necessarily be difficult to predict.

These and other possible interpretation issues (including any future changes which may arise from the EU Banking Reforms) make it difficult to determine how the Maximum Distributable Amount will apply as a practical matter to limit Distributions on the Preferred Securities. This uncertainty and the resulting complexity may adversely impact the market price and liquidity of the Preferred Securities.

Whether Distributions on the Preferred Securities may be subject to a Maximum Distributable Amount as a result of a breach of the “combined buffer requirement” will depend, among other things, on the applicable capital requirements, the amount of CET1 Capital and the “distributable profits” of BBVA and/or the BBVA Group, as applicable, which can be affected by, among other things, regulatory developments, management decisions taken by the BBVA Group, and other such considerations similar to those discussed above in relation to the circumstances that may give rise to a Trigger Event. See “—The circumstances that may give rise to the Trigger Event are unpredictable”. Holders will not have any claim against BBVA or any other member of the BBVA Group in relation to any such decision.

It remains unclear as to whether any TLAC requirements and/or MREL will also be considered to comprise part of an institution’s minimum “own funds” requirements, thereby making compliance with the “combined buffer requirement” more demanding and increasing the risk of cancellation (in whole or in part) of Distributions on the Preferred Securities. See further “—Any failure by BBVA and/or the BBVA Group to comply with its MREL could result, among other things, in the imposition of restrictions or prohibitions on discretionary payments by BBVA, including the payment of Distributions on the Preferred Securities” above.

Furthermore, any determination of the capital of BBVA and/or the BBVA Group and the compliance of BBVA and/or the BBVA Group with the respective capital requirements that may be imposed from time to time will involve consideration of a number of factors any one or combination of which may not be easily observable or capable of calculation by holders and some of which may also be outside of the control of BBVA and/or the BBVA Group. The risk of any cancellation (in whole or in part) of Distributions on the Preferred Securities may not, therefore, be possible to predict in advance. Any such cancellation of Distributions on the Preferred Securities could occur without warning and may also have a negative impact on the value of the Preferred Securities.

The Preferred Securities may be traded with accrued Distributions, but under certain circumstances described above, such Distributions may be cancelled and not paid on the relevant Distribution Payment Date.

The Preferred Securities may trade, and/or the prices for the Preferred Securities may appear, on the New York Stock Exchange (if trading thereon is approved) and in other trading systems with accrued Distributions. If this occurs, purchasers of Preferred Securities in the secondary market will pay a price that reflects such accrued Distributions upon purchase of the Preferred Securities. However, if a payment of a Distribution on any Distribution Payment Date is cancelled or deemed cancelled (in each case, in whole or in part) as described herein and thus is not due and payable, purchasers of such Preferred Securities will not be entitled to that Distribution (or if we elect to make a payment of a portion, but not all, of such Distribution, the portion of such a Distribution not paid) on the relevant Distribution Payment Date. This may affect the value of your investment in the Preferred Securities.

The Preferred Securities contain no events of default that would accelerate the payment of any amounts under the Preferred Securities.

Holders have no ability to require BBVA to redeem their Preferred Securities. Although the Preferred Securities and the Indenture provide for certain Enforcement Events neither of them provides for any events of default that would accelerate the payment of any amounts under the Preferred Securities. BBVA is entitled to cancel the payment of any Distribution in whole or in part at any time and as further contemplated in the Indenture (see “—Payments of Distributions on the Preferred Securities are discretionary and subject to the fulfilment of certain conditions”) and such cancellation will not constitute any event of default, an Enforcement Event or similar event or entitle holders to take any related action against BBVA or any member of the BBVA Group.

Further, a Trigger Conversion will not constitute an event of default, an Enforcement Event or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause the liquidation, dissolution or winding up of BBVA.

If Common Shares are not issued and delivered following a Conversion Event, then on a liquidation or winding-up of BBVA the claim of a holder will not be in respect of the Liquidation Preference of its Preferred Securities but will be an entitlement to receive out of the relevant assets a monetary amount equal to that which holders of such Preferred Securities would have received on any distribution of the assets of BBVA if such Conversion had taken place immediately prior to such liquidation or winding-up.

Holders of the Preferred Securities only have a limited ability to cash in their investment in the Preferred Securities.

The Preferred Securities are perpetual. BBVA has the option to redeem or purchase the Preferred Securities in certain circumstances (see “—The Preferred Securities may be redeemed at the option of BBVA” above). The ability of BBVA to redeem or purchase the Preferred Securities is subject to BBVA satisfying certain conditions. There can be no assurance that holders will be able to reinvest the amount received upon redemption and/or purchase at a rate that will provide the same rate of return as their investment in the Preferred Securities.

Therefore, holders have no ability to cash in their investment, except:

•	if BBVA exercises its rights to redeem or purchase the Preferred Securities in accordance with the Indenture; or

•	by selling their Preferred Securities or, following the occurrence of a Conversion Event and the issue and delivery of Common Shares in accordance with the Indenture, their Common Shares, provided a secondary market exists at the relevant time for the Preferred Securities or the Common Shares.

If BBVA exercised its right to redeem the Preferred Securities in accordance with their terms but failed to make payment of the relevant Redemption Price to redeem the Preferred Securities when due, such failure would not constitute an Enforcement Event.

Holders have limited anti-dilution protection.

The number of Common Shares to be issued and delivered on Conversion in respect of each Preferred Security shall be determined by dividing the Liquidation Preference of such Preferred Security by the Conversion

Price in effect on the Conversion Notice Date. The Conversion Price will be, if the Common Shares are then admitted to trading on a Relevant Stock Exchange, the higher of: (i) the Reference Market Price of a Common Share, (ii) the Floor Price and (iii) the nominal value of a Common Share (being €0.49 on the Closing Date) or, if the Common Shares are not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above.

The Floor Price will be adjusted in the event that there is a consolidation, reclassification/redesignation or subdivision affecting the Common Shares, the payment of any extraordinary dividends or non-cash dividends, rights issues or grant of other subscription rights or certain other events which affect the Common Shares, but only in the situations and to the extent provided in the Indenture. There is no requirement that there should be an adjustment for every corporate or other event that may affect the value of the Common Shares or that, if a holder were to have held the Common Shares at the time of such adjustment, such holder would not have benefited to a greater extent.

Furthermore, the Indenture does not provide for certain undertakings from BBVA which are sometimes included in securities that convert into the ordinary shares of an issuer to protect investors in situations where the relevant conversion price adjustment provisions do not operate to neutralize the dilutive effect of certain corporate events or actions on the economic value of the Conversion Price. For example, the Indenture contains neither an undertaking restricting the modification of rights attaching to the Common Shares nor an undertaking restricting issues of new share capital with preferential rights relative to the Preferred Securities.

Further, if BBVA issues any Common Shares credited as fully paid to shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve), where the shareholders may elect to receive a Dividend in cash in lieu of such Common Shares and such Dividend does not constitute an extraordinary dividend, no Floor Price adjustment shall be applicable in accordance with the Indenture, and therefore holders will not be protected by anti-dilution measures.

Accordingly, corporate events or actions in respect of which no adjustment to the Floor Price is made may adversely affect the value of the Preferred Securities.

In order to comply with increasing regulatory capital requirements imposed by applicable regulations, BBVA may need to raise additional capital. Further capital raisings by BBVA could result in the dilution of the interests of the holders, subject only to the limited anti-dilution protections referred to above.

The obligations of BBVA under the Preferred Securities are subordinated and will be further subordinated upon conversion into Common Shares.

The Preferred Securities will constitute direct, unconditional, unsecured and subordinated obligations of BBVA and, in the case of insolvency (concurso de acreedores) of BBVA, rank as set out in the Indenture in accordance with Additional Provision 14.3 of Law 11/2015 and Law 22/2003 of July 9 on Insolvency (Ley Concursal), as amended, replaced or supplemented from time to time (the “Insolvency Law”) but only to the extent permitted by the Insolvency Law or any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain and subject to any other ranking that may apply as a result of any mandatory provision of law. For these purposes as of the date of this prospectus supplement and according to Additional Provision 14.3 of Law 11/2015, the ranking of the Preferred Securities, any Parity Securities and any other subordinated obligations of BBVA may depend on whether those obligations constitute at the relevant time an Additional Tier 1 Instrument or a Tier 2 Instrument of BBVA or a subordinated obligation of BBVA not constituting Additional Tier 1 Capital or Tier 2 Capital of BBVA.

In addition, if BBVA were wound up, liquidated or dissolved, BBVA’s liquidator would first apply the assets of BBVA to satisfy all claims of holders of unsubordinated obligations of BBVA and other subordinated claims ranking ahead of any obligations of BBVA in respect of the Preferred Securities. If BBVA does not have sufficient assets to settle claims of prior ranking creditors in full, the claims of the holders under the Preferred Securities will not be satisfied. Holders will share equally in any distribution of assets with the holders of any other Parity Securities if BBVA does not have sufficient funds to make full payment to all of them. In such a situation, holders could lose all or part of their investment.

Furthermore, if a Conversion Event occurs but the relevant conversion of the Preferred Securities into Common Shares pursuant to the Indenture is still to take place when the Liquidation Event occurs, the entitlement of holders will be to receive out of the relevant assets of BBVA a monetary amount equal to that which holders of such Preferred Securities would have received on any distribution of the assets of BBVA if such Conversion had taken place immediately prior to such liquidation or winding-up.

Therefore, if a Conversion takes place, each holder will be effectively further subordinated from being the holder of a subordinated debt instrument to being the holder of Common Shares and there is an enhanced risk that holders will lose all or some of their investment.

If a Delivery Notice and the relevant Preferred Securities are not duly delivered by a holder, that holder will bear the risk of fluctuations in the price of the Common Shares and BBVA may, in its sole and absolute discretion, cause the sale of any Common Shares underlying the Preferred Securities.

In order to obtain delivery of the relevant Common Shares on Conversion, the relevant holder must deliver a duly completed Delivery Notice together with the Preferred Securities held by it in accordance with the provisions set out in the Indenture. If a duly completed Delivery Notice and the relevant Preferred Securities are not so delivered, then a holder will bear the risk of fluctuations in the price of the Common Shares that may further affect the value of any Common Shares subsequently delivered. In addition, BBVA may, at any time following the Notice Cut-Off Date and prior to the 10th Business Day after the Conversion Settlement Date (save as provided below), in its sole and absolute discretion, elect to appoint a person (the “Selling Agent”) to procure that all Common Shares held by the Settlement Shares Depository in respect of which no duly completed Delivery Notice and Preferred Securities have been delivered on or before the Notice Cut-off Date as aforesaid shall be sold by or on behalf of the Selling Agent as soon as reasonably practicable.

Due to the fact that, in the event of a Conversion Event, investors are likely to receive Common Shares at a time when the market price of the Common Shares is very low, the cash value of the Common Shares received upon any such sale could be substantially lower than the price paid for the Preferred Securities at the time of their purchase. In addition, the proceeds of such sale may be further reduced as a result of the number of Common Shares offered for sale at the same time being much greater than may be the case in the event of sales by individual holders.

BBVA will have no liability to holders for any loss resulting from any holder’s failure to receive any Common Shares or from any delay in the receipt thereof, in each case as a result of such holder’s (or its custodian, nominee, broker or other representative) failing to duly submit a Delivery Notice (and the relevant Preferred Securities, if held in definitive form) on a timely basis or at all. In particular, receipt of the relevant Common Shares by the Conversion Shares Depository shall discharge our obligations in respect of the Preferred Securities converted, other than, in the case of a Capital Reduction, as provided herein with respect to the payment of accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment as described herein). As a result, BBVA will have no liability to holders for any loss resulting from any holder’s failure to receive any Common Shares or from any delay in the receipt thereof, in each case as a result of the Conversions Shares Depositary’s failure to deliver the Common Shares on a timely basis or at all.

There are limited remedies available under the Preferred Securities.

There are no events of default under the Preferred Securities that would accelerate the payment of any amounts under the Preferred Securities (see “—The Preferred Securities contain no events of default that would accelerate the payment of any amounts under the Preferred Securities”). In the event that BBVA fails to make any payments (where such payments are not cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the Indenture) or deliver any Common Shares when the same may be due, the remedies of holders are limited to bringing a claim for breach of contract.

Holders may be obliged to make a takeover bid in case of a Conversion Event if they take delivery of Common Shares.

Upon the occurrence of a Conversion Event, a holder receiving Common Shares may have to make a takeover bid addressed to the shareholders of BBVA pursuant to the consolidated text of the Securities Market Law (Ley del Mercado de Valores) approved by Royal Legislative Decree 4/2015, of October 23, as amended and Royal Decree 1066/2007, of July 27, as amended (Real Decreto 1066/2007, de 27 de julio, sobre el régimen de las ofertas públicas de adquisición de valores), which have implemented Directive 2004/25/EC of the European Parliament and of the Council of April 21, 2004, if its aggregate holding in BBVA equals or exceeds 30% of the available voting rights or if its aggregate holding in BBVA is less than 30% of such voting rights, but within 24 months of the date on which it acquired that lower percentage, it nominates a number of directors that, when taken together with any directors it has previously nominated, represent more than half of the members of BBVA’s management body, in each case as a result of the conversion of the Preferred Securities into Common Shares.

Holders may be subject to disclosure obligations and/or may need approval by BBVA’s Regulator.

As the Preferred Securities are convertible into Common Shares in certain circumstances, an investment in the Preferred Securities may result in holders, upon conversion of their Preferred Securities into Common Shares, having to comply with certain approval and/or disclosure requirements pursuant to Spanish laws and regulations or the laws and regulations of any other jurisdiction in which the Common Shares are then listed. See “Description of BBVA Ordinary Shares—Reporting Requirements” and “—Restrictions on Acquisitions of Ordinary Shares” in the accompanying prospectus. For example, pursuant to Law 10/2014, any natural or legal person, or such persons acting in concert, who has acquired, directly or indirectly, including through the conversion of the Preferred Securities into Common Shares, a holding in BBVA so that the proportion of the voting rights or of the capital held reaches or exceeds 5%, must immediately notify in writing the Bank of Spain and BBVA, indicating the size of the acquired holding. In addition the acquisition of holdings of 3% or more (or 1% or more in the case of individuals or legal entities resident in jurisdictions designated as tax havens or in countries or territories levying no taxes or with which Spain has no effective exchange of tax information), shall be reported to the CNMV and BBVA. Non-compliance with such approval and/or disclosure requirements may lead to the incurrence by holders of substantial fines and/or suspension of voting rights associated with the Common Shares.

There is no restriction on the amount or type of further securities or indebtedness which BBVA may incur.

There is no restriction on the amount or type of further securities or indebtedness which BBVA may issue or incur which ranks senior to, or pari passu with, the Preferred Securities. The incurrence of any such further indebtedness may reduce the amount recoverable by holders on a liquidation or winding-up of BBVA in respect of the Preferred Securities and may limit the ability of BBVA to meet its obligations in respect of the Preferred Securities, and result in a holder losing all or some of its investment in the Preferred Securities. In addition, the Preferred Securities do not contain any restriction on BBVA issuing securities that may have preferential rights to the Common Shares or securities ranking pari passu with the Preferred Securities and having similar or preferential terms to the Preferred Securities.

Prior to the issue and registration of the Common Shares to be delivered following the occurrence of a Conversion Event, holders will not be entitled to any rights with respect to such Common Shares, but will be subject to all changes made with respect to the Common Shares.

Any pecuniary rights with respect to the Common Shares, in particular the entitlement to dividends, shall only arise, and the exercise of voting rights and rights related thereto with respect to any Common Shares is only possible after the date on which, following Conversion, as a matter of Spanish law, the relevant Common Shares are issued and the person is entitled to these rights in accordance with the registry of Iberclear and its participating entities, and subject to applicable Spanish law and the limitations provided in the articles of association of BBVA. Therefore, any failure by BBVA to issue, or effect the registration of, the Common Shares after the occurrence of a Conversion Event shall result in the holders not receiving any benefits related to the holding of the Common Shares and, on a liquidation or winding-up of BBVA, the entitlement of any such holders will be an entitlement to receive out of the relevant assets of BBVA a monetary amount equal to that which holders of such Preferred Securities would have received on any distribution of the assets of BBVA if such conversion had taken place immediately prior to such liquidation or winding-up.

The terms of the Preferred Securities contain a waiver of set-off rights.

No holder of the Preferred Securities may at any time exercise or claim any right of set-off, compensation or retention in respect of any amount owed to it by BBVA in respect of, or arising under, or in connection with, the Preferred Securities or the Indenture.

The Preferred Securities and the Indenture provide that holders shall be deemed to have waived all such set-off rights to the fullest extent permitted by applicable law in relation to all such actual and potential rights, claims and liabilities. As a result, holders will not at any time be entitled to set-off BBVA’s obligations under the Preferred Securities against obligations owed by them to BBVA.

The Preferred Securities may not be a suitable investment for all investors.

The Preferred Securities are complex financial instruments and are not a suitable or appropriate investment for all investors. In particular, the Preferred Securities are not intended to be sold and should not be sold to retail clients in any jurisdiction. Each potential investor in the Preferred Securities must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor may wish to consider, either on its own or with the help of its financial and other professional advisers, whether it:

•	has sufficient knowledge and experience to make a meaningful evaluation of the Preferred Securities, the merits and risks of investing in the Preferred Securities and the information contained or incorporated by reference in this prospectus supplement, taking into account that the Preferred Securities may only be a suitable investment for professional or institutional investors;

•	has access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Preferred Securities and the impact the Preferred Securities will have on its overall investment portfolio;

•	has sufficient financial resources and liquidity to bear all of the risks of an investment in the Preferred Securities, including where the currency for payments in respect of the Preferred Securities is different from the potential investor’s currency;

•	understands thoroughly the terms of the Preferred Securities, including the provisions relating to the payment and cancellation of Distributions and any Conversion of the Preferred Securities into Common Shares, and is familiar with the behavior of financial markets; and

•	is able to evaluate possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

Sophisticated investors generally do not purchase complex financial instruments that bear a high degree of risk as stand-alone investments. They purchase such financial instruments as a way to enhance yield with an understood, measured, appropriate addition of risk to their overall portfolios. A potential investor should not invest in the Preferred Securities unless it has the knowledge and expertise (either alone or with a financial advisor) to evaluate how the Preferred Securities will perform under changing conditions, the resulting effects on the likelihood of the Trigger Conversion into Common Shares and the value of the Preferred Securities, and the impact this investment will have on the potential investor’s overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein.

Exchange rate risks and exchange controls

Payments made by BBVA in respect of the Preferred Securities will be in U.S. dollars. This presents certain risks relating to currency conversions if an investor’s financial activities are denominated principally in a currency or currency unit (the “Investor’s Currency”) other than the U.S. dollar. These include the risk that exchange rates may significantly change (including changes due to devaluation of the U.S. dollar, as the case may be, or revaluation of the Investor’s Currency) and the risk that authorities with jurisdiction over the Investor’s Currency may impose or modify exchange controls. An appreciation in the value of the Investor’s Currency relative to the U.S. dollar would decrease (i) the Investor’s Currency-equivalent yield on the Preferred Securities, (ii) the Investor’s Currency-equivalent value of the redemption monies payable on the Preferred Securities and (iii) the Investor’s Currency-equivalent market value of the Preferred Securities.

Government and monetary authorities may impose (as some have done in the past) exchange controls that could adversely affect an applicable exchange rate. As a result, investors may receive less than expected, or may receive nothing at all.

See also “—You may not be entitled to receive U.S. dollars in a winding-up”.

Prohibition on acquisition of Preferred Securities by Spanish residents.

The Preferred Securities must not be offered, distributed or sold in Spain or to a tax resident of Spain for purposes of Spanish tax legislation and they must not be transferred to or acquired by any such Spanish tax resident. Any transfer of a Preferred Security to any such Spanish tax resident is not permitted and we will consider such transfer null and void. Accordingly, we will not recognize any Spanish tax resident as a holder or beneficial owner of a Preferred Security for any purpose.

Spanish tax rules may have a detrimental effect on an investment in the Preferred Securities.

Article 44 of RD 1065/2007 sets out the reporting obligations applicable to preference shares and debt instruments issued under Law 10/2014. The procedures apply to interest deriving from preference shares and debt instruments to which Law 10/2014 refers, including debt instruments issued at a discount for a period equal to or less than twelve months.

According to the literal wording of Article 44.5 of RD 1065/2007 income derived from securities originally registered with the entities that manage clearing systems located outside Spain, and are recognized by Spanish law or by the law of another OECD country, will be paid free of Spanish withholding tax provided that the Paying Agent appointed by BBVA submits a statement to BBVA, the form of which is included in the Agency Agreement, with the following information:

•	identification of the securities;

•	payment date;

•	total amount of income paid on the relevant date; and

•	total amount of the income corresponding to each clearing system located outside Spain. These obligations refer to the total amount paid to investors through each foreign clearing house.

In accordance with Article 44 of RD 1065/2007, the Paying Agent should provide BBVA with the statement on the business day immediately prior to each interest payment date. The statement must reflect the situation at the close of business of that same day. In the event that on such date, the entity(ies) obliged to provide the declaration fail to do so, BBVA or the Paying Agent on its behalf will make a withholding at the general rate of 19% on the total amount of the return on the relevant Preferred Securities otherwise payable to such entity.

Notwithstanding the foregoing, BBVA has agreed that in the event such withholding tax should be required by law, BBVA shall pay such additional amounts as would have been received had no such withholding or deduction been required, except as provided in the Indenture and as otherwise described in this prospectus supplement or in the accompanying prospectus.

In the event that the currently applicable procedures are modified, amended or supplemented by, among other things, any Spanish law, regulation, interpretation or ruling of the Spanish tax authorities, BBVA will notify the holders of such information procedures and their implications, as BBVA may be required to apply withholding tax on Distributions in respect of the Preferred Securities if the holders do not comply with such information procedures.

There is no established trading market for the Preferred Securities and one may not develop.

We will apply to list the Preferred Securities on the New York Stock Exchange and, if approved, trading is expected to commence within 30 days after the initial delivery of the Preferred Securities. If listing on the New York Stock Exchange is not approved or, if listing is approved and the Preferred Securities are subsequently removed from listing, we will endeavor to list the Preferred Securities on another organized market in an Organization for Economic Co-operation and Development country as soon as practicable and to maintain such listing. Irrespective of where the Preferred Securities are listed, the Preferred Securities will have no established trading market when issued and an established trading market may never develop. If an active trading market does not develop or is not maintained, the market price and liquidity of the Preferred Securities may be adversely affected. If a market does develop, it may not be liquid and may be sensitive to changes or volatility in financial markets. Therefore, investors may not be able to sell their Preferred Securities easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. This is particularly the case for securities that are especially sensitive to interest rates, currency or market risks, are designed for specific investment objectives and strategies, have been structured to meet the investment requirements of limited categories of investors or include features such as the Trigger Conversion and Spanish Bail-in Power. These types of securities would generally have a more limited secondary market and more price volatility than conventional debt securities. Illiquidity may have a material adverse effect on the market value of the Preferred Securities.

Recent regulatory investigations regarding potential manipulation of ISDAfix may adversely affect the Preferred Securities.

It has been reported that the U.K. Financial Conduct Authority and the U.S. Commodity Futures Trading Commission are working together to investigate potential manipulation of ISDAfix. Any changes or reforms affecting the determination or supervision of ISDAfix (or the ICE Swap Rate) in light of these investigations may result in a sudden or prolonged increase or decrease in reported ISDAfix (or the ICE Swap Rate) or the 5-year mid swap spread, which could have an adverse impact on the trading market for ISDAfix (or ICE Swap Rate)-benchmarked securities such as the Preferred Securities, the value of the Preferred Securities and any payments on the Preferred Securities.

The 5-year Mid-Swap Rate is based on a hypothetical interest rate swap referencing a 3-month USD benchmark rate, currently LIBOR. U.K. regulators will no longer persuade or compel banks to submit rates for calculation of LIBOR after 2021 and the interest rate benchmark may be discontinued.

The 5-year Mid-Swap Rate is based on hypothetical interest rate swaps referencing, as of the date of this prospectus supplement, 3-month USD London Inter-Bank Offered Rate (“LIBOR”). On July 27, 2017, the Chief Executive of the U.K. Financial Conduct Authority (“FCA”), which regulates LIBOR, announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of LIBOR (which includes the 3-month USD LIBOR rate) after 2021. Such announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. Notwithstanding the foregoing, it appears highly likely that LIBOR will be discontinued or modified by 2021. It is not possible to predict the effect that this announcement or any such discontinuance or modification will have on the 3-month USD LIBOR rate, the 5-year Mid-Swap Rate or the Preferred Securities. If on the Reset Date a Reset Reference Bank Rate needs to be determined and the 3-month USD LIBOR rate has been discontinued or is unavailable and BBVA has determined that an industry-accepted substitute or successor rate for such rate has been established, it will notify the Calculation Agent in writing and the Calculation Agent will request each Reference Bank to adjust such 5-year mid-swap rate quotation to include any necessary adjustment factor that is necessary to make the 5-year mid-swap rate quotation comparable to a 5-year mid-swap rate quotation based on the 3-months interbank deposit rate. If this occurs, the value of the Preferred Securities, the return on the Preferred Securities and any trading market for the Preferred Securities may be adversely affected.

Regulation and reform of “benchmarks”, including LIBOR and other types of benchmarks, may cause such “benchmarks” to perform differently than in the past, or to disappear entirely, or have other consequences which cannot be predicted.

LIBOR and other interest rate, equity, foreign exchange rate and other types of indices which are deemed to be “benchmarks” are the subject of recent national, international and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such “benchmarks” to perform differently than in the past, or to disappear entirely, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on the Preferred Securities.

Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to certain “benchmarks”, trigger changes in the rules or methodologies used in certain “benchmarks” or lead to the disappearance of certain “benchmarks”. The disappearance of a “benchmark” or changes in the manner of administration of a “benchmark” could result in discretionary valuation by BBVA, affect the level of the published rate including to cause it to be lower and/or more volatile than it would otherwise be, or other consequence in relation to the Preferred Securities. Any such consequence could have a material adverse effect on the value of and return on the Preferred Securities.

The Distribution Rate on the Preferred Securities will reset on each Reset Date.

The Distribution Rate on the Preferred Securities will initially be         % per annum. However, the Distribution Rate will be reset on each Reset Date such that from (and including) each Reset Date, the applicable per annum interest rate will be equal to the aggregate of the Initial Margin and the 5-year Mid-Swap Rate (expressed as a percentage per annum) for such Reset Period, and such aggregate converted to a quarterly rate in accordance with market convention. The Distribution Rate following any Reset Date may be less than the initial Distribution Rate and/or the Distribution Rate that applies immediately prior to such Reset Date, which could affect the amount of any Distributions under the Preferred Securities as well as the market value of the Preferred Securities.

Credit ratings may not reflect all risks associated with an investment in the Preferred Securities.

The Preferred Securities are expected, upon issue, to be assigned credit ratings by one or more credit rating agencies. Such ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the Preferred Securities.

Similar ratings assigned to different types of securities do not necessarily mean the same thing and any rating assigned to the Preferred Securities does not address the likelihood that Distributions or any other payments in respect of the Preferred Securities will be made on any particular date or at all. Credit ratings also do not address the marketability or market price of securities.

Any real or anticipated change in the credit ratings assigned to the Preferred Securities may affect the market value of the Preferred Securities. Such change may, among other factors, be due to a change in the methodology applied by a rating agency to rating securities with similar structures to the Preferred Securities, as opposed to any revaluation of BBVA’s financial strength or other factors such as conditions affecting the financial services industry generally.

In addition, other rating agencies may assign unsolicited ratings to the Preferred Securities. In such circumstances there can be no assurance that the unsolicited rating(s) will not be lower than the comparable ratings assigned to the Preferred Securities by the rating agencies referred to above, which could adversely affect the market value and liquidity of the Preferred Securities.

A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. Potential investors should not rely on any rating of the Preferred Securities and should make their investment decision on the basis of considerations such as those outlined above (see “—The Preferred Securities may not be a suitable investment for all investors”). BBVA does not participate in any decision making of the rating agencies and any revision or withdrawal of any credit rating assigned to BBVA or any securities of BBVA is a third party decision for which BBVA does not assume any responsibility.

In general, European regulated investors are restricted under Regulation (EC) No. 1060/2009 (as amended) (the “CRA Regulation”) from using credit ratings for regulatory purposes, unless such ratings are issued by a credit rating agency established in the EU and registered under the CRA Regulation (and such registration has not been withdrawn or suspended), subject to transitional provisions that apply in certain circumstances. Such general restriction will also apply in the case of credit ratings issued by non-EU credit rating agencies, unless the relevant credit ratings are endorsed by an EU-registered credit rating agency or the relevant non-EU rating agency is certified in accordance with the CRA Regulation (and such endorsement action or certification, as the case may be, has not been withdrawn or suspended, subject to transitional provisions that apply in certain circumstances). The list of registered and certified rating agencies published by the European Securities and Markets Authority (“ESMA”) on its website in accordance with the CRA Regulation is not conclusive evidence of the status of the relevant rating agency included in such list, as there may be delays between certain supervisory measures being taken against a relevant rating agency and the publication of the updated ESMA list.

The Preferred Securities are not investment grade and are subject to the risks associated with non-investment grade securities.

The Preferred Securities, upon issuance, will not be considered to be investment grade securities and, as such, will be subject to a higher risk of price volatility than higher-rated securities. Furthermore, deteriorating outlooks for us or the BBVA Group, or volatile markets, could lead to a significant deterioration in market prices of the Preferred Securities.

Legal investment considerations may restrict certain investments.

The investment activities of certain investors may be subject to law or review or regulation by certain authorities. Each potential investor should determine for itself, on the basis of professional advice where appropriate, whether and to what extent (i) the Preferred Securities are lawful investments for it, (ii) the Preferred Securities can be used as collateral for various types of borrowing and (iii) other restrictions apply to its purchase or pledge of the Preferred Securities. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of the Preferred Securities under any applicable risk-based capital or similar rules.

You may not be entitled to receive U.S. dollars in a winding-up.

If you are entitled to any recovery with respect to the Preferred Securities in any winding-up, you might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in euros or any other lawful currency of Spain or such other jurisdictions in which we may be organized.

You may be unable to enforce judgments obtained in U.S. courts against BBVA.

Substantially all the directors and executive officers of BBVA are not residents of the United States, and substantially all the assets of BBVA are located outside of the United States. As a consequence, you may not be able to effect service of process on these non-U.S. resident directors and executive officers in the United States or to enforce judgments against them outside of the United States. Spanish counsel has advised that there is doubt as to whether a Spanish court would enforce a judgment of liability obtained in the United States against BBVA predicated solely upon the securities laws of the United States.

You will be responsible for any taxes following a Conversion.

Except as provided in the Indenture, neither we nor any member of the BBVA Group will be liable for any taxes or duties (including, without limitation, any stamp duty, stamp duty reserve tax or any other capital, issue, transfer, registration, financial transaction or documentary tax or duty) arising on conversion or that may arise or be paid in connection with the issue and delivery of Common Shares following a Conversion. You must pay any taxes and duties (including, without limitation, any stamp duty, stamp duty reserve tax or any other capital, issue, transfer, registration, financial transaction or documentary tax or duty) arising on conversion in connection with the issue and delivery of Common Shares to the Conversion Shares Depository on your behalf.

Potential FATCA withholding after December 31, 2018.

Certain provisions of the Code and U.S. Treasury regulations commonly known as FATCA, as well as certain intergovernmental agreements between the United States and certain other countries (including Spain), together with local country implementing legislation, may impose 30% withholding on certain payments made in respect of the Preferred Securities and Common Shares (“FATCA withholding”), to the extent such payments are considered “foreign passthru payments” (which term is not yet defined). FATCA withholding would apply only if the payments are made to a recipient (including an intermediary) that is a “foreign financial institution” that has not entered into an agreement with the U.S. Internal Revenue Service pursuant to FATCA or otherwise established an exemption from FATCA withholding and are made on or after the later of January 1, 2019 and the date on which final U.S. Treasury regulations defining the term “foreign passthru payments” are published. It is not yet clear whether or to what extent payments on the Preferred Securities or Common Shares will be treated as foreign passthru payments.

The United States has entered into intergovernmental agreements with Spain and many other jurisdictions to implement FATCA. It is not yet certain how the United States and these jurisdictions will address “foreign passthru payments” or if FATCA withholding will be required at all under such agreements. If FATCA withholding is required, none of BBVA, the trustee or any paying agent will pay any additional amounts with respect to any amounts so withheld. Prospective investors and beneficial owners of Preferred Securities should consult their tax advisers as to how these rules may apply to payments they receive under the Preferred Securities or the Common Shares and their ability to obtain a refund of any FATCA withholding.

Limitation on gross-up obligation under the Preferred Securities.

Our obligation to pay additional amounts in respect of any withholding or deduction in respect of taxes under the terms of the Preferred Securities applies only to Distribution payments due and paid under the Preferred Securities and not to payments of Liquidation Preference or other amounts. As such, we would not be required to pay any additional amounts under the terms of the Preferred Securities to the extent any withholding or deduction applied to payments of Liquidation Preference. Accordingly, if any such withholding or deduction were to apply to any payments of Liquidation Preference under the Preferred Securities, you may receive less than the full amount due under the Preferred Securities, and the market value of the Preferred Securities may be adversely affected.

Certain dealings in the Preferred Securities may be subject to a financial transaction tax.

On February 14, 2013 the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common financial transaction tax (“FTT”) in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”). However, Estonia has since stated that it will not participate.

The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the Preferred Securities (including secondary market transactions) in certain circumstances.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside the participating Member States. Generally, it would apply to certain dealings in the Preferred Securities where at least one party is a financial institution and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (i) by transacting with a person established in a participating Member State or (ii) where the financial instrument which is subject to the dealings is issued in a participating Member State.

However, the FTT proposal remains subject to negotiation among the participating Member States. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and participating Member States may decide not to participate.

If introduced, certain dealings in the Preferred Securities may be subject to the FTT. Neither BBVA nor any other person would be obliged to pay additional amounts with respect to any Preferred Security as a result of the imposition of such tax.

BBVA

The BBVA Group is a highly diversified international financial group, with strengths in the traditional banking businesses of retail banking, asset management, private banking and wholesale banking. The BBVA Group operates in Spain, Mexico, the United States, Turkey and over 30 other countries, mainly in Europe, Latin America, and Asia. The BBVA Group had consolidated assets of €690,797 million at September 30, 2017 and profit attributable to parent company of €3,449 million for the nine months ended September 30, 2017.

As of September 30, 2017, the BBVA Group had, on a phased-in basis, a total capital ratio of 15.66%, which was composed of a CET1 capital ratio of 11.88%, an additional tier 1 ratio of 1.26% and a tier 2 ratio of 2.53%. As of September 30, 2017, the BBVA Group had a buffer to a Trigger Event of €24.7 billion based on our risk weighted assets as of such date. As of September 30, 2017, the BBVA Group had, on a fully-loaded basis, a total capital ratio of 15.35%, which was composed of a CET1 capital ratio of 11.20%, an additional tier 1 ratio of 1.71% and a tier 2 ratio of 2.45%.

As of September 30, 2017, BBVA had, on an unconsolidated and phased-in basis, a total capital ratio of 22.63%, which was composed of a CET1 capital ratio of 17.66%, an additional tier 1 ratio of 2.95% and a tier 2 ratio of 2.02%. As of September 30, 2017, BBVA on an unconsolidated basis had a buffer to a Trigger Event of €24.5 billion based on our risk weighted assets as of such date. As of September 30, 2017, BBVA had, on an unconsolidated and fully-loaded basis, a total capital ratio of 22.27%, which was composed of a CET1 capital ratio of 17.30%, an additional tier 1 ratio of 2.96% and a tier 2 ratio of 2.01%.

As of December 31, 2016, BBVA had, on an unconsolidated basis, €9.2 billion in available distributable items. We calculate available distributable items as net income for the period plus voluntary reserves (excluding share premium) at period end, minus dividends distributed during the period, minus distributions paid on our additional tier 1 securities during the period. During the year ended December 31, 2016, BBVA paid €0.26 billion in net distributions on its additional tier 1 securities.

Additional information about the BBVA Group is included in our 2016 Form 20-F and the September 30, 2017 Form 6-K, which are incorporated by reference in this document.

Recent Developments

As originally disclosed to the market on September 28, 2017, we are in discussions with Cerberus Capital, which has expressed interest in acquiring our real estate business in Spain. This business consists of real estate assets accumulated by the BBVA Group in Spain during recent years and includes real estate assets mainly coming from foreclosed assets, originated from both residential mortgages, as well as loans to developers. Negotiations are progressing since such announcement, and a definitive agreement could be reached at any time, including around the time of this offering. However, we can provide no assurance as to whether a definitive agreement for the sale of this business will be entered into by us, or the terms and conditions thereof. The effect of any such sale on our results of operations and capital position will depend on the definitive terms and conditions of such sale.

USE OF PROCEEDS

The net proceeds from the issue of the Preferred Securities are expected to amount to $              after deduction of the underwriting commissions and the other expenses incurred in connection with the issue of the Preferred Securities. We intend to use the net proceeds of the offering for general corporate purposes.

CAPITALIZATION OF THE BBVA GROUP

The following table sets forth the capitalization and indebtedness of the BBVA Group on an unaudited consolidated basis in accordance with EU-IFRS required to be applied under Circular 4/2004 and in compliance with IFRS-IASB as of September 30, 2017 on an actual basis and as adjusted to reflect the issuance by us of the Preferred Securities pursuant to this offering and the application of the net proceeds thereof.

	As of September 30, 2017
	Actual	As adjusted
	(in millions of euros)
	(unaudited)
Outstanding indebtedness(1)
Short-term indebtedness(2)	4,288
Long-term indebtedness	65,190
Of which: Preferred securities(3)	224

Total indebtedness(4)	69,478
Stockholders’ equity
Ordinary shares	3,267
Ordinary shares held by consolidated companies	(60)
Reserves	53,046
Dividends	(967)
Accumulated other comprehensive income	(7,956)

Total shareholders’ equity	47,330
Preferred shares	—
Non-controlling interest	7,069

Total capitalization and indebtedness	123,877

(1)	No third party has guaranteed any of the debt of the BBVA Group.
(2)	Includes all outstanding promissory notes and bonds, debentures and subordinated debt (including preferred securities) with a remaining maturity of up to one year as of September 30, 2017.
(3)	Under EU-IFRS required to be applied under Circular 4/2004 and in compliance with IFRS-IASB, preferred securities are accounted for as subordinated debt. Nonetheless, for Bank of Spain regulatory capital purposes, such preferred securities are treated as Tier 1 capital instruments.
(4)	Approximately 19% of the BBVA Group’s indebtedness was secured as of September 30, 2017.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth BBVA’s consolidated ratio of earnings to fixed charges and preference dividends for the nine months ended September 30, 2017 and the years ended December 31, 2016, 2015, 2014, 2013 and 2012:

	Nine months ended September 30,	Year ended December 31,
	2017(1)(2)	2016(2)	2015(2)	2014(2)	2013(2)	2012(2)
Ratio of earnings to fixed charges and preference dividends
Including interest on deposits	1.82	1.66	1.55	1.48	1.05	1.15
Excluding interest on deposits	4.67	3.74	2.80	2.51	1.13	1.32

(1)	Unaudited.
(2)	In accordance with EU-IFRS required to be applied under Circular 4/2004 and in compliance with IFRS-IASB.

DESCRIPTION OF THE PREFERRED SECURITIES

The following is a summary of certain terms of the Preferred Securities. It supplements or, where applicable, amends the description of the general terms of any series of contingent convertible preferred securities we may issue contained in the accompanying prospectus under the heading “Description of the Contingent Convertible Preferred Securities of BBVA”. Capitalized terms used and not defined herein have the meanings assigned in the accompanying prospectus. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

The summary set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Contingent Convertible Preferred Securities Indenture dated September 25, 2017 (the “Contingent Convertible Preferred Securities Indenture”), between us as Issuer and The Bank of New York Mellon acting (except with respect to its role as Contingent Convertible Preferred Security Registrar) through its London Branch as trustee, Paying and Conversion Agent, Principal Paying Agent and Contingent Convertible Security Registrar, which was filed as exhibit 4.6 to the post-effective amendment to our registration statement on Form F-3 filed with the SEC on September 25, 2017, as amended and supplemented by a first supplemental indenture with respect to the Preferred Securities which we expect to be dated as of the Closing Date (the “First Supplemental Indenture”). References to the “Indenture” are to the Contingent Convertible Preferred Securities Indenture, as amended and supplemented by the First Supplemental Indenture. The First Supplemental Indenture will be filed as an exhibit to a report on Form 6-K on or about the Closing Date, which will be incorporated by reference in our registration statement on Form F-3.

The Preferred Securities constitute a series of contingent convertible preferred securities.

If you purchase the Preferred Securities, your rights will be determined by their terms, the Indenture and the Trust Indenture Act, unless your Preferred Securities are converted to Common Shares after a Conversion Event as described in the accompanying prospectus under “Description of the Contingent Convertible Preferred Securities of BBVA—Conversion” in which case your rights will be determined in accordance with the terms of our shares as described in the accompanying prospectus under “Description of BBVA Ordinary Shares”.

The Preferred Securities and the Indenture (except as set forth herein and therein) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by us of the Indenture, the authorization, issuance and execution by us of the Preferred Securities and provisions relating to the subordination of the Preferred Securities shall be governed by and construed in accordance with the common laws of Spain as provided in the Indenture and the Preferred Securities. The Bank of New York Mellon, acting (except with respect to its role as Contingent Convertible Preferred Security Registrar) through its London Branch, will act as trustee, Paying and Conversion Agent, Calculation Agent, Principal Paying Agent and Contingent Convertible Security Registrar for the Preferred Securities.

The Preferred Securities will be initially issued in an aggregate Liquidation Preference of $                .

The Preferred Securities are perpetual instruments with no fixed maturity or fixed redemption date.

General

The Preferred Securities will be represented by one or more fully registered Global Preferred Security registered in the name of a nominee of DTC. You will hold beneficial interests in the Preferred Securities through DTC and its direct and indirect participants, including the European Clearing Systems, and DTC and its direct and indirect participants will record your beneficial interest on their books. We will not issue definitive Preferred Securities except as described in the Indenture. Settlement of the Preferred Securities will occur through DTC in same day funds.

As described under “Description of the Contingent Convertible Preferred Securities of BBVA—Payments—Distributions—Distributions Discretionary” in the accompanying prospectus, the terms of the Preferred Securities provide that we may elect, in our sole and absolute discretion, to cancel the payment of any Distribution on the Preferred Securities in whole or in part at any time and for any reason. As described under “Description of the Contingent Convertible Preferred Securities of BBVA—Payments—Distributions—Restrictions on Payments” in the accompanying prospectus, the terms of the Preferred Securities also provide for circumstances under which we will be restricted from making a Distribution (in whole or in part) on the Preferred

Securities on a Distribution Payment Date, and the Distribution payable in respect of any such Distribution Payment Date shall be deemed cancelled (in whole or in part) and therefore not due and payable. Distributions will only be due and payable on a Distribution Payment Date to the extent it is not cancelled or deemed cancelled in accordance with the terms of the Preferred Securities and as further described herein and in the accompanying prospectus. For the avoidance of doubt, non-payment of a Distribution (or any part thereof) in respect of the Preferred Securities shall evidence our exercise of our discretion to cancel such Distribution (or such part thereof), and accordingly such Distribution (or such part thereof) shall also not be due and payable.

As the Preferred Securities are perpetual and have no fixed maturity or fixed redemption date, a holder may not receive any payments with respect to the Preferred Securities as we are not required to pay the Liquidation Preference of the Preferred Securities at any time prior to a Liquidation Event and we will have the sole and absolute discretion at all times and for any reason to cancel in whole or in part any Distribution.

No premium, upon redemption or otherwise, shall be payable by BBVA on the Preferred Securities.

By acquiring any Preferred Security, each holder and beneficial owner acknowledges and agrees that: (i) Distributions are payable solely at our discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled or deemed cancelled by us and/or as a result of the limitations on payment set forth under “Description of the Contingent Convertible Preferred Securities of BBVA—Payments—Distributions—Distributions Discretionary” and “—Restrictions on Payments”, in each case in the accompanying prospectus; and (ii) a cancellation or deemed cancellation of any Distribution (in whole or in part) in accordance with the terms of the Indenture and the Preferred Securities shall not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture, or the occurrence of any event related to our insolvency or entitle holders to take any action to cause such Distribution to be paid or the liquidation, dissolution or winding-up of BBVA or in any way limit or restrict us from making any distribution or equivalent payment in connection with any instrument ranking junior to the Preferred Securities (including, without limitation, any CET1 Capital of BBVA or the BBVA Group) or in respect of any Parity Security or other Security, except to the extent Applicable Banking Regulations otherwise provide. Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with the provisions of the Indenture. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Preferred Securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation.

As described under “Description of the Contingent Convertible Preferred Securities of BBVA—Conversion” in the accompanying prospectus, if a Trigger Event occurs, then a Trigger Conversion will occur on the Conversion Settlement Date, and if a Capital Reduction occurs, then—except if we have given a redemption notice prior to such Capital Reduction—a Capital Reduction Conversion will occur on the Conversion Settlement Date, unless (in the case of a Capital Reduction) a holder elects that the Preferred Securities held by it shall not be so converted by delivery of a duly completed and signed Election Notice on or before the 10th Business Day immediately following the Capital Reduction Notice Date. Upon occurrence of a Conversion Event, all of our obligations under the Preferred Securities shall be irrevocably and automatically released (except with respect to the payment of certain stamp and similar taxes and except further that, upon a Capital Reduction Conversion, we may need to pay certain accrued and unpaid Distributions in the terms set forth herein) in consideration of our issuance and delivery of the Common Shares to the Conversion Shares Depository, and under no circumstances shall such released obligations be reinstated. The Common Shares shall initially be registered in the name of the Conversion Shares Depository (which shall hold the Common Shares on behalf of the holders of the Preferred Securities).

As described under “Description of the Contingent Convertible Preferred Securities of BBVA—Settlement Procedures” in the accompanying prospectus, holders of the Preferred Securities may elect to have their Common Shares delivered in the form of Common Shares or ADSs. The obligation to deliver ADSs if a holder elects to have its Common Shares delivered in such form will apply only if on the relevant Conversion Settlement Date BBVA continues to maintain an ADS depositary facility. Holders that elect to receive Common Shares in the form of ADSs must pay any fees that may be payable to the ADS Depositary (as defined in the accompanying prospectus) as a result of the issue and delivery of such ADSs in accordance with the Delivery Notice.

The Preferred Securities are not convertible into Common Shares at the option of holders of Preferred Securities at any time and are not redeemable in cash as a result of a Conversion Event.

Notwithstanding any other term of the Preferred Securities or the Indenture, by its acquisition of any Preferred Security, each holder and beneficial owner of a Preferred Security shall be deemed to have (i) agreed to all the terms and conditions of the Preferred Securities, including, without limitation, those related to (y) Conversion following a Trigger Event or Capital Reduction, as the case may be, and (z) the appointment of the Conversion Shares Depository, the issuance of the Common Shares to the Conversion Shares Depository, and acknowledged that such events in (y) and (z) may occur without any further action on the part of the holders or beneficial owners of the Preferred Securities or the trustee, (ii) agreed that effective upon, and following, the Conversion, no amount shall be due and payable to the holders of the Preferred Securities so converted (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions described in “Description of the Contingent Convertible Preferred Securities of BBVA—Conversion—Conversion Upon Capital Reduction” in the accompanying prospectus (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “Description of the Contingent Convertible Preferred Securities of BBVA—Payments—Distributions—Distributions Discretionary” and “—Restrictions on Payments”, in each case in the accompanying prospectus)), and our liability to pay any such amounts (including the Liquidation Preference (and premium, if any) of, or any Distribution in respect of (other than the Distributions referred to above) such Preferred Securities), except with respect to certain stamp and similar taxes, shall be automatically released, and the holders of the Preferred Securities so converted shall not have the right to give a direction to the trustee with respect to the Conversion Event and any related Conversion, (iii) waived, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Preferred Securities so converted or to be converted, including, without limitation, claims related to or arising out of or in connection with a Conversion Event and/or any Conversion and (iv) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such Preferred Securities to be converted to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such holder or beneficial owner of such Preferred Securities or the trustee.

Our obligations under the Preferred Securities are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. See “Notice to Investors—Spanish Bail-in Power” and “Risk Factors—Risks relating to the Preferred Securities—The Preferred Securities may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. Other powers contained in Law 11/2015 and the SRM Regulation could materially affect the rights of the holders of the Preferred Securities under, and the value of, any Preferred Securities”.

See “Description of the Contingent Convertible Preferred Securities of BBVA” in the accompanying prospectus for a description of other terms of the Preferred Securities.

Certain Defined Terms

The following terms have the following meanings:

“5-year Mid-Swap Rate” means, in relation to a Reset Date and the Reset Period commencing on that Reset Date:

(i)	the annual mid-swap rate for the Reset Date for U.S. dollar swap transactions maturing on the last day of such Reset Period, expressed as a percentage, which appears on the Screen Page at 11.00 a.m. (New York City time) on the Reset Determination Date; or

(ii)	if such rate does not appear on the Screen Page at such time on such Reset Determination Date, the Reset Reference Bank Rate for such Reset Period;

“5-year Mid-Swap Rate Quotations” means the arithmetic mean of the bid and offered rates for the semi-annual fixed leg (calculated on a 30/360 (ISDA) day count basis) of a fixed-for-floating U.S. dollar interest rate swap transaction which

(i)	has a term of five years commencing on the relevant Reset Date; and

(ii)	is in an amount that is representative for a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market,

where the floating leg (calculated on an Actual/360 (ISDA) day count basis) is equivalent to the rate for deposits in U.S. dollars for a three-month period, offered by the principal London offices of leading swap dealers in the

New York City interbank market to prime banks in the London interbank market or to the extent that an industry-accepted substitute or successor rate for such rate has been established (as determined by BBVA in its sole discretion), such successor rate. If BBVA has determined that a substitute or successor rate should apply in accordance with the foregoing, it will notify the Calculation Agent in writing and the Calculation Agent will request each Reference Bank to adjust such 5-year mid-swap rate quotation to include any necessary adjustment factor that is necessary to make the 5-year mid-swap rate quotation comparable to a 5-year mid-swap rate quotation based on the 3-months interbank deposit rate;

“Accrual Date” means the date from which Distributions began to accrue;

“Business Day” means any day, other than Saturday or Sunday, that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London or Madrid;

“Closing Date” means              , 2017, being the date of the initial issue of the Preferred Securities;

“Distribution” means the non-cumulative cash distribution, if any, in respect of the Preferred Securities in a Distribution Period, determined in accordance with the Indenture;

“Distribution Payment Date” means, with respect to the Preferred Securities, each of             ,             ,              and             in each year, commencing on             , 2018;

“First Reset Date” means             ;

“Floor Price” means $            , subject to adjustment as described under “Description of the Contingent Convertible Preferred Securities of BBVA—Anti-Dilution Adjustment of the Floor Price” in the accompanying prospectus;

“Initial Margin” means         % per annum;

“Legal Holiday”, with respect to any Place of Payment or other location, means a Saturday, a Sunday or a day on which banking institutions in such Place of Payment or other location are not authorized or obligated to be open;

“Liquidation Preference” means $200,000 per Preferred Security;

“Payment Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City;

“Reference Banks” means five leading swap dealers in the New York City interbank market as selected by us and communicated to the Calculation Agent no later than 20 calendar days prior to the relevant Reset Determination Date;

“Regular Record Date” for the Distribution payable on any Distribution Payment Date on the Preferred Securities means the 15th calendar day (whether or not a Business Day) preceding a Distribution Payment Date;

“Reset Date” means the First Reset Date and every fifth anniversary thereof;

“Reset Determination Date” means, in relation to each Reset Date, the second Business Day immediately preceding such Reset Date;

“Reset Period” means the period from (and including) a Reset Date to (but excluding) the next succeeding Reset Date;

“Reset Reference Bank Rate” means, in relation to a Reset Date and the Reset Period commencing on that Reset Date, the percentage determined on the basis of the arithmetic mean of the 5-year Mid-Swap Rate Quotations provided by the Reference Banks at approximately 11.00 a.m. (New York City time) on the Reset Determination Date for such Reset Date. The Calculation Agent will request the principal office of each Reference Bank to provide a quotation of its rate. If three or more quotations are provided, the Reset Reference

Bank Rate for such Reset Period will be the percentage reflecting the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two quotations are provided, it will be the arithmetic mean of the quotations provided. If only one quotation is provided, it will be the quotation provided. If no quotation is provided, the Reset Reference Bank Rate for the Reset Period will be (i) in the case of a Reset Period other than the Reset Period commencing on the First Reset Date, the 5-year Mid-Swap Rate in respect of the immediately preceding Reset Period or (ii) in the case of the Reset Period commencing on the First Reset Date,         % per annum; and

“Screen Page” means the display page on the relevant Reuters information service designated as the “ICESWAP1” page or such other page as may replace it on that information service, or on such other equivalent information service as may be nominated by the person providing or sponsoring such information, for the purpose of displaying equivalent or comparable rates to the 5-year Mid-Swap Rate.

Distributions

The Preferred Securities accrue Distributions: (i) in respect of the period from (and including) the Closing Date to (but excluding) the First Reset Date at the rate of         % per annum; and (ii) in respect of each Reset Period, at the rate per annum equal to the aggregate of the Initial Margin and the 5-year Mid-Swap Rate (expressed as a percentage per annum) for such Reset Period, and such aggregate converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent on the relevant Reset Determination Date. The current market convention for quarterly rate conversion is as follows:

Subject as described herein and in the accompanying prospectus (including under “Description of the Contingent Convertible Preferred Securities of BBVA—Payments—Distributions—Distributions Discretionary” and “—Restrictions on Payments” in the accompanying prospectus), such Distributions will be payable quarterly in arrears on each Distribution Payment Date.

If a Distribution is required to be paid in respect of a Preferred Security on any date other than a Distribution Payment Date, it shall be calculated by the Calculation Agent by applying the Distribution Rate to the Liquidation Preference in respect of each Preferred Security, multiplying the product by (i) the actual number of days in the period from (and including) the Accrual Date to (but excluding) the date on which Distributions fall due divided by (ii) the actual number of days from (and including) the Accrual Date to (but excluding) the next following Distribution Payment Date multiplied by four, and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

We will be discharged from our obligations to pay Distributions on the Preferred Securities by payment to the Principal Paying Agent for the account of the holders on the relevant Distribution Payment Date. Subject to any applicable fiscal or other laws and regulations, each such payment in respect of the Preferred Securities will be made in U.S. dollars (or such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts) by transfer to an account capable of receiving payments in such currency, as directed by the Principal Paying Agent.

If any date on which any payment is due to be made on the Preferred Securities would otherwise fall on a date which is not a Payment Business Day, the payment will be postponed to the next Payment Business Day and the holders shall not be entitled to any interest or other payment in respect of any such delay.

If we do not pay a Distribution or part thereof on the relevant Distribution Payment Date, such non-payment shall evidence the cancellation of such Distribution (or relevant part thereof) and, accordingly, such Distribution shall not in any such case be due and payable. For the avoidance of doubt, if we provide notice to cancel a portion, but not all, of a Distribution in respect of the Preferred Securities, and we subsequently do not make a payment of the remaining portion of such Distribution on the relevant Distribution Payment Date, such non-payment shall evidence our exercise of our discretion to cancel such remaining portion of such Distribution, and accordingly such remaining portion of the Distribution shall also not be due and payable.

The Calculation Agent will at or as soon as practicable after the relevant time on each Reset Determination Date at which the Distribution Rate is to be determined, determine the Distribution Rate for the relevant Reset

Period. The Calculation Agent will cause the Distribution Rate for each Reset Period to be notified to BBVA and any stock exchange on which the Preferred Securities are at the time being listed and notice thereof to be published in accordance with the notice provisions of the Indenture as soon as possible after its determination but in no event later than the fourth Business Day thereafter.

Form, Book-Entry Issuance, Settlement and Clearance

The Preferred Securities will be represented by one or more fully registered Global Preferred Security registered in the name of a nominee for, and deposited with a custodian for, DTC. You will hold beneficial interests in the Preferred Securities through DTC and its direct and indirect participants, including the European Clearing Systems, and DTC and its direct and indirect participants will record your beneficial interest on their books. Settlement of the Preferred Securities will occur through DTC in same day funds. Secondary market trading between Clearstream Luxembourg customers and/or Euroclear Bank participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of the relevant European Clearing System and will be settled in immediately available funds. We will not issue definitive Preferred Securities except as described in the Indenture.

Additional Issuances

The Preferred Securities shall be initially limited in aggregate Liquidation Preference to $            . We may from time to time, without the consent of the holders, issue Additional Preferred Securities having the same ranking and same Distribution Rate, redemption terms and other terms as the Preferred Securities except for the initial Accrual Date, Closing Date and first Distribution Payment Date. Any such Additional Preferred Securities subsequently issued shall rank equally and ratably with the Preferred Securities in all respects, so that such Additional Preferred Securities shall be consolidated and form a single series with the Preferred Securities under the Indenture. For additional information, see “Description of the Contingent Convertible Preferred Securities of BBVA—Additional Issuances” in the accompanying prospectus.

Redemption of the Preferred Securities

We may redeem the Preferred Securities, in whole but not in part, at the Redemption Price, upon the occurrence of a Tax Event or upon the occurrence of a Capital Event, subject, in each case, to the conditions described under “Description of the Contingent Convertible Preferred Securities of BBVA—Redemption and Repurchase” in the accompanying prospectus.

The Preferred Securities will also be redeemable, in whole but not in part, at our option and in our sole discretion, subject to the conditions described in the accompanying prospectus under “Description of the Contingent Convertible Preferred Securities of BBVA—Redemption and Repurchase”, except that we may only do so at any time on or after the First Reset Date (i.e., the              anniversary of the date of issuance of the Preferred Securities), at the Redemption Price.

Repurchase of the Preferred Securities

BBVA or any of its subsidiaries may purchase Preferred Securities at any price in the open market or otherwise, in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations in force at the relevant time. Such Preferred Securities purchased must be surrendered to the Paying Agent and/or the relevant registrar for cancellation.

Substitution of Issuer

The Contingent Convertible Preferred Securities Indenture allows us to consolidate or amalgamate with or merge into any other person or persons (whether or not affiliated with BBVA) or sell, convey or transfer or lease our properties and assets as an entirety or substantially as an entirety to any person (whether or not affiliated with BBVA), subject to certain conditions as described under “Description of the Contingent Convertible Preferred Securities of BBVA—Substitution of Issuer” in the accompanying prospectus. With respect to the Preferred Securities only, condition (d) described under the first paragraph in “—Substitution of Issuer” with respect to a successor’s long-term senior debt ratings is not applicable to the extent that the successor entity is a holding company of BBVA or a wholly-owned subsidiary of BBVA.

In the event of any merger, consolidation, amalgamation, conveyance, transfer, lease or assumption permitted by the Indenture, additional amounts under the Preferred Securities will thereafter be payable in respect of taxes imposed by the successor corporation’s or successor entity’s, as the case may be, jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay additional amounts as required under “Description of the Contingent Convertible Preferred Securities of BBVA—Additional Amounts” in the accompanying prospectus in respect of taxes imposed in Spain) rather than taxes imposed by Spain. Additional amounts with respect to payments of Distributions due prior to the date of such merger, consolidation, amalgamation, conveyance, transfer, lease or assumption will be payable only in respect of taxes imposed by Spain.

In addition, the successor corporation or successor entity, as the case may be, will also be entitled to redeem the Preferred Securities in the circumstances described in, and in accordance with, the section “Description of the Contingent Convertible Preferred Securities of BBVA—Redemption and Repurchase—Redemption Due to a Tax Event” in the accompanying prospectus, except that if such successor corporation or successor entity, as the case may be, is not incorporated or tax resident in Spain (i) references to Spain in the definition of “Tax Event” shall be deemed to refer to the successor corporation’s or successor entity’s, as the case may be, jurisdiction of incorporation or tax residence, and (ii) the change in, or amendment to, the laws or regulations of such jurisdiction of incorporation or tax residence or of any political subdivision thereof or any authority or agency therein or thereof having power to tax, or the change in the application or binding official interpretation or administration of any such laws or regulations giving rise to a Tax Event shall become effective subsequent to the date of any merger, consolidation, amalgamation, conveyance, transfer, lease or assumption permitted under the Indenture.

Governing Law

The Preferred Securities and the Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by us of the Indenture, the authorization, issuance and execution by us of the Preferred Securities and provisions relating to the subordination of the Preferred Securities shall be governed by and construed in accordance with the common laws of Spain as provided in the Indenture and the Preferred Securities.

Listing

We will apply to list the Preferred Securities on the New York Stock Exchange and, if approved, trading is expected to commence within 30 days after the initial delivery of the Preferred Securities. If such listing is approved, we will endeavor to maintain such listing as long as the Preferred Securities remain outstanding. Notwithstanding the above, if listing on the New York Stock Exchange is not approved or, if listing is approved and the Preferred Securities are subsequently removed from listing, we will endeavor to list the Preferred Securities on another organized market in an Organization for Economic Co-operation and Development country as soon as practicable and to maintain such listing.

Acknowledgement and Agreement of Holders that acquire Preferred Securities in the Secondary Market

Each holder (which, for the purposes of this paragraph, includes each holder of a beneficial interest in any Preferred Security) that acquires Preferred Securities in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the Indenture to the same extent as the holders that acquire the Preferred Securities upon their initial issuance, including, without limitation, with respect to Conversion and the Spanish Bail-in Power.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

In the opinion of Davis Polk & Wardwell LLP, the discussion under the caption “U.S. Tax Considerations” in the accompanying prospectus, to the extent it relates to contingent convertible preferred securities, describes the material U.S. federal income tax of the acquisition, ownership and disposition of the Preferred Securities to the U.S. Holders described therein. Prospective investors are urged to read that discussion and to consult their tax advisors as to the U.S., Spanish or other tax consequences of the purchase, ownership and disposition of the Preferred Securities in their particular circumstances, including the effect of any U.S. state or local tax laws.

UNDERWRITING (CONFLICTS OF INTEREST)

We and BBVA Securities Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (each a “Joint Bookrunner” and together, the “Joint Bookrunners”) expect to enter into an underwriting agreement and a pricing agreement with respect to the Preferred Securities. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the Joint Bookrunners (other than BBVA Securities Inc.) and each Joint Bookrunner (other than BBVA Securities Inc.) has severally, and not jointly, agreed to purchase the respective Liquidation Preference of the Preferred Securities indicated opposite such Joint Bookrunner’s name in the following table.

Joint Bookrunners	Liquidation Preference of Preferred Securities

BBVA Securities Inc.	$	(a)
Citigroup Global Markets Inc.	$
Deutsche Bank Securities Inc.	$
HSBC Securities (USA) Inc.	$
J.P. Morgan Securities LLC	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$

Total	$

(a)	BBVA Securities Inc. has agreed to use its reasonable best efforts to procure purchasers for the Liquidation Preference of Preferred Securities set forth opposite its name above.

The underwriting agreement and the pricing agreement provide that the obligations of the Joint Bookrunners are subject to certain conditions precedent and that the Joint Bookrunners (other than BBVA Securities Inc.) have undertaken to purchase all the Preferred Securities offered by this prospectus supplement if any of these Preferred Securities are purchased.

Preferred Securities sold by the Joint Bookrunners (other than BBVA Securities Inc.) to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement and may be offered to certain dealers at such initial public offering price less a selling concession not to exceed         % of the Liquidation Preference of the Preferred Securities. The Joint Bookrunners may allow, and dealers may re-allow, a concession on sales to other dealers not to exceed         % of the Liquidation Preference of the Preferred Securities. If all the Preferred Securities are not sold at the initial public offering price, the Joint Bookrunners may change the offering price and the other selling terms.

We will apply to list the Preferred Securities on the New York Stock Exchange and, if approved, trading is expected to commence within 30 days after the initial delivery of the Preferred Securities. See “Description of the Contingent Convertible Preferred Securities of BBVA—Listing”. The Preferred Securities are a new issue of securities with no established trading market. We have been advised by the Joint Bookrunners that the Joint Bookrunners intend to make a market in the Preferred Securities, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Preferred Securities.

The Preferred Securities will settle through the facilities of the DTC and its participants (including the European Clearing Systems). The CUSIP number for the Preferred Securities is 05946K AF8, the ISIN is US05946KAF84 and the Common Code is             .

Certain of the Joint Bookrunners may not be U.S. registered broker-dealers and accordingly will not affect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of FINRA.

We estimate that our total expenses for the offering, excluding underwriting commissions, will be approximately $            . The Joint Bookrunners have agreed to reimburse us for half of the total expenses, costs and legal fees incurred in connection with the offering. The Joint Bookrunners will pay their own expenses, costs and legal fees before paying any expenses, costs and legal fees incurred by the issuer.

We have agreed to indemnify the several Joint Bookrunners against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

We expect that delivery of the Preferred Securities will be made against payment on or about             , 2017, which will be the sixth Business Day following the date of pricing of the Preferred Securities (such settlement cycle being referred to as “T+6”).

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Preferred Securities on the date of pricing of the Preferred Securities or the next four succeeding business days will be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

No Sales of Similar Securities

We have agreed that we will not, without the prior written consent of the representatives of the Joint Bookrunners, offer, sell, contract to sell or otherwise dispose of, in the United States, any U.S. dollar-denominated contingent convertible preferred securities issued by BBVA which are substantially similar to the Preferred Securities (other than the Preferred Securities), until the later of (i) the completion of the sale of the Preferred Securities by the Joint Bookrunners (as determined by the representatives of the Joint Bookrunners), but not more than 30 calendar days after the date of this prospectus supplement, and (ii) the settlement date of the Preferred Securities.

Conflicts of Interest

Some of the Joint Bookrunners and their affiliates have engaged in, and may in the future engage in, commercial and investment banking services, hedging services and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the Joint Bookrunners and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the Joint Bookrunners or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Joint Bookrunners and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Preferred Securities. Any such short positions could adversely affect future trading prices of the Preferred Securities. The Joint Bookrunners and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with the offering, the Joint Bookrunners are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.

BBVA Securities Inc., which is participating in this offering as a Joint Bookrunner, is a wholly-owned subsidiary of us. Because of the foregoing, a “conflict of interest” is deemed to exist within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121, which requires, among other things, that BBVA Securities Inc. will not confirm any sales of the Preferred Securities to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder.

Stabilization Transactions and Short Sales

In connection with the offering, the Joint Bookrunners may purchase and sell Preferred Securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Joint Bookrunners of a greater aggregate Liquidation Preference of Preferred Securities than they are required to purchase from us in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Preferred Securities while the offering is in progress, or, for a limited time after the Closing Date, over-allotment of the Preferred Securities or transactions with a view to supporting the market price of the Preferred Securities at a level higher than that which might otherwise prevail. However, there is no obligation or assurance that any Joint Bookrunner (or any person acting on behalf of such Joint Bookrunner) will undertake any such stabilization action. Any such stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Preferred Securities is made, and, if begun, may be ended at any time, but it must end no later than 30 days after the date on which BBVA received the proceeds of the issue, or no later than 60 days after the date of allotment of the relevant Preferred Securities, whichever is the earlier.

The Joint Bookrunners may also impose a penalty bid. This occurs when a particular Joint Bookrunner repays to the other Joint Bookrunners a portion of the underwriting discount received by it because the other Joint Bookrunners have repurchased Preferred Securities sold by or for the account of such Joint Bookrunner in stabilizing or short-covering transactions.

These activities by the Joint Bookrunners may stabilize, maintain or otherwise affect the market price of the Preferred Securities. As a result, the price of the Preferred Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Joint Bookrunners at any time and stabilizing transactions must be brought to an end after a limited period. These transactions may be effected on the New York Stock Exchange (if trading thereon is approved), in the over-the-counter market or otherwise.

Selling Restrictions

The Preferred Securities are complex financial instruments and are not a suitable or appropriate investment for all investors. In particular, the Preferred Securities are not intended to be sold and should not be sold to retail clients in any jurisdiction. In addition to the below, please see “Notice to Investors”.

Spain

The Preferred Securities must not be offered, distributed or sold in Spain or to a tax resident of Spain for purposes of the Spanish tax legislation and they must not be transferred to or acquired by any such Spanish tax resident (other than BBVA). No publicity of any kind of the offering of the Preferred Securities shall be made in Spain. Any transfer of a Preferred Security to any other Spanish tax resident is not permitted and we will consider such transfer null and void. Accordingly, we will not recognize any other Spanish tax resident as a holder or beneficial owner of a Preferred Security for any purpose.

United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Preferred Securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Preferred Securities in, from or otherwise involving the United Kingdom.

Without prejudice to the generality of the above paragraph, COBS 22.3 (Restrictions on the retail distribution of contingent convertible instruments and CoCo funds) (as it may be amended or replaced from time to time) of the United Kingdom’s Financial Conduct Authority’s Conduct of Business Sourcebook (“COBS”) must be complied with, with such Joint Bookrunner deemed to be a “firm” for the purposes of this paragraph if it is not otherwise a “firm” for the purposes of COBS. For the purposes of this paragraph, “firm” shall have the meaning attributed to such term in COBS.

Canada

The Preferred Securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Preferred Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Joint Bookrunners are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of Preferred Securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public may be made in that Relevant Member State other than:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Joint Bookrunner or Joint Bookrunners nominated by us for any such offer; or

(iii)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Preferred Securities shall require us or any Joint Bookrunner to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this section, the expression “an offer of the Preferred Securities to the public” in relation to any Preferred Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Preferred Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Preferred Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Hong Kong

The Preferred Securities may not be offered or sold in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, The Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Preferred Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Preferred Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, The Laws of Hong Kong) and any rules made thereunder.

Japan

The Preferred Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) and, accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the Preferred Securities in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Preferred Securities may not be circulated or distributed, nor may the Preferred Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined under Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined under Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined under Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the Preferred Securities are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)	a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, then the shares, debentures and units of shares and debentures of that corporation, or the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the Preferred Securities except:

(i)	to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law.

Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the Preferred Securities described herein. The Preferred Securities may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Preferred Securities constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland and neither this document nor any other offering or marketing material relating to the Preferred Securities may be publicly distributed or otherwise made publicly available in Switzerland.

Other Jurisdictions outside the United States

No action may be taken in any jurisdiction that would permit a public offering of the Preferred Securities or the possession, circulation or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required. Accordingly, the Preferred Securities may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the Preferred Securities may be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

VALIDITY OF THE SECURITIES

Our U.S. counsel, Davis Polk & Wardwell LLP, will pass upon certain United States legal matters relating to the Preferred Securities. Our Spanish counsel, J&A Garrigues, S.L.P., will pass upon certain matters of Spanish law relating to the issue and sale of the Preferred Securities. Davis Polk & Wardwell LLP will pass upon certain tax matters of U.S. law relating to the Preferred Securities. Certain matters will be passed upon for the Joint Bookrunners by U.S. counsel for the Joint Bookrunners, Sidley Austin LLP, and Spanish counsel for the Joint Bookrunners, Linklaters SLP.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2016, 2015 and 2014, incorporated by reference in the accompanying prospectus from BBVA’s 2016 Form 20-F, and the effectiveness of the BBVA Group internal control over financial reporting have been audited by Deloitte, S.L., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

On July 28, 2016, we announced that our Board of Directors selected KPMG Auditores, S.L. to be the independent registered public accounting firm of BBVA and of the BBVA Group for the 2017, 2018 and 2019 fiscal years. See “Item 16F. Change in Registrant’s Certifying Accountant” in the 2016 Form 20-F.

PROSPECTUS

Banco Bilbao Vizcaya Argentaria, S.A.

Ordinary Shares

American Depositary Shares, each representing one Ordinary Share

Rights to Subscribe for Ordinary Shares

Senior Debt Securities

Subordinated Debt Securities

Contingent Convertible Preferred Securities

Banco Bilbao Vizcaya Argentaria, S.A. (“we” or “BBVA”) may offer from time to time ordinary shares, American Depositary Shares (each representing one ordinary share, commonly referred to as ADSs), rights to subscribe for ordinary shares (including in the form of ADSs), senior debt securities, subordinated debt securities or contingent convertible preferred securities in one or more offerings.

This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we will offer the securities. Such supplements may also add to, update, supplement or change information contained in the prospectus. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

Our ordinary shares are listed on each of the Madrid, Barcelona, Bilbao and Valencia stock exchanges (the “Spanish Stock Exchanges”) and quoted on the Automated Quotation System of the Spanish Stock Exchanges (the “Automated Quotation System”) as well as quoted on SEAQ International in London. Our ordinary shares are also listed on the London and Mexico stock exchanges. Our ordinary shares in the form of ADSs are listed on the New York Stock Exchange. If we decide to list any of the other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin.

Investing in our securities involves risks. See “Risk Factors” on page 6.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our senior debt securities, subordinated debt securities and contingent convertible preferred securities may be subject to the exercise of the Spanish Bail-in Power (as defined herein) by the Relevant Spanish Resolution Authority (as defined herein) as described herein and in the applicable prospectus supplement for such senior debt securities, subordinated debt securities or contingent convertible preferred securities, as applicable. See “Description of the Notes of BBVA—Agreement with Respect to the Exercise of the Spanish Bail-in Power” and “Description of the Contingent Convertible Preferred Securities of BBVA—Agreement with Respect to the Exercise of the Spanish Bail-in Power”.

Our ordinary shares (including those represented by ADS) may also be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. See “Description of BBVA Ordinary Shares—Exercise of Spanish Bail-in Power and other Resolution Tools” and “Description of BBVA American Depositary Shares—Exercise of Spanish Bail-in Power and other Resolution Tools”.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the Kingdom of Spain, the United States or any other jurisdiction.

The date of this prospectus is September 25, 2017.

You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor any underwriter has authorized anyone to provide you with different information. Neither we nor any underwriter is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or change information contained in this prospectus. If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control. Therefore, the statements made in this prospectus may not be the terms that apply to the securities you purchase. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Incorporation of Documents by Reference”.

In this prospectus, the following terms will have the meanings set forth below, unless otherwise indicated or the context otherwise requires:

•	“ADRs” refers to American Depositary Receipts representing ADSs.

•	“ADSs” refers to American Depositary Shares, each representing one ordinary share of BBVA.

•	“Amounts Due” means (i) with respect to a series of senior debt securities or subordinated debt securities, the principal amount of or outstanding amount (if applicable), together with any accrued but unpaid interest, additional amounts, premium (if any) and sinking fund payments (if any) due on the securities of such series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power (as defined below) by the Relevant Spanish Resolution Authority (as defined below); and (ii) with respect to a series of contingent convertible preferred securities, the liquidation preference (and premium, if any), together with any accrued but unpaid distributions, and additional amounts, if any, due on the contingent convertible preferred securities of such series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

•	“BBVA Group” refers to Banco Bilbao Vizcaya Argentaria, S.A. and its consolidated subsidiaries.

•	“contingent convertible preferred securities” refers to our contingent convertible preferred securities.

•	“Early Intervention” means, with respect to any person, that any Relevant Spanish Resolution Authority or the European Central Bank shall have announced or determined that such person has or shall become the subject of an “early intervention” (actuación temprana) as such term is defined in Law 11/2015 (as defined below).

•	“Law 11/2015” means Spanish Law 11/2015, of June 18, on the recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended, replaced or supplemented from time to time.

•	“notes” refers to our senior notes (as defined below) and the subordinated notes (as defined below), collectively.

•	“RD 1012/2015” means Royal Decree 1012/2015 of November 6, by virtue of which Law 11/2015 is developed and Royal Decree 2606/1996 of December 20 on credit entities’ deposit guarantee fund is amended, as amended, replaced or supplemented from time to time.

•	“Relevant Spanish Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks (Fondo de Restructuración Ordenada Bancaria), the European Single Resolution Mechanism and, as the case may be, according to Law 11/2015, the Bank of Spain and the Spanish Securities Market Commission (Comisión Nacional del Mercado de Valores or “CNMV”), and any other entity with the authority to exercise the Spanish Bail-in Power (as defined below) from time to time.

•	“Resolution” means, with respect to any person, that any Relevant Spanish Resolution Authority shall have announced or determined that such person has or shall become the subject of a “resolution” (resolución) as such term is defined in Law 11/2015.

•	“rights” refers to the rights to subscribe for our ordinary shares (including in the form of ADSs).

•	“securities” refers to the shares, the ADSs, the rights, the notes and the contingent convertible preferred securities, collectively.

•	“senior notes” refers to our senior debt securities.

•	“shares” or “ordinary shares” refers to our ordinary shares, par value €0.49 per share.

•	“Spain” refers to the Kingdom of Spain.

•	“Spanish Bail-in Power” means:

•	except with respect to the contingent convertible preferred securities, any write-down, conversion, transfer, modification, or suspension power existing from time to time under: (i) any law, regulation, rule or requirement applicable from time to time in Spain, relating to the transposition or development of Directive 2014/59/EU of the European Parliament and the Council of the European Union of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended, replaced or supplemented from time to time, including, but not limited to (a) Law 11/2015, (b) RD 1012/2015 and (c) Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15, 2014 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended, replaced or supplemented from time to time; or (ii) any other law, regulation, rule or requirement applicable from time to time in Spain pursuant to which (a) obligations or liabilities of banks, investment firms or other financial institutions or their affiliates can be reduced, cancelled, modified, transferred or converted into shares, other securities, or other obligations of such persons or any other person (or suspended for a temporary period or permanently) or (b) any right in a contract governing such obligations may be deemed to have been exercised; and

•	with respect to the contingent convertible preferred securities, any write-down, conversion, transfer, modification, or suspension power existing from time to time under: (i) any law, regulation, rule or requirement applicable from time to time in Spain, relating to the transposition or development of the BRRD (as defined in “Description of the Contingent Convertible Preferred Securities of BBVA”), including, but not limited to (a) Law 11/2015, (b) RD 1012/2015; and (c) the Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended, replaced or supplemented from time to time; or (ii) any other law, regulation, rule or requirement applicable from time to time in Spain pursuant to which (a) obligations or liabilities of banks, investment firms or other financial institutions or their affiliates can be reduced, cancelled, modified, transferred or converted into shares, other securities, or other obligations of such persons or any other person (or suspended for a temporary period or permanently) or (b) any right in a contract governing such obligations may be deemed to have been exercised.

•	“subordinated notes” refers to our subordinated debt securities.

•	“we”, “us”, “our”, “Bank” and “BBVA” refer to Banco Bilbao Vizcaya Argentaria, S.A. unless the context otherwise requires.

•	“$”, “U.S. dollars” and “dollars” refer to United States dollars.

•	“€” and “euro” refer to euro.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

We file annual reports on Form 20-F with, and furnish other reports and information on Form 6-K to, the SEC. You may read and copy any document we file with, or furnish to, the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at +1-800-SEC-0330 for more information about the SEC’s Public Reference Room. The SEC also maintains an Internet site at http://www.sec.gov that contains in electronic form the reports and other information that we have electronically filed with, or furnished to, the SEC. In addition, the securities may specify that certain documents are available for inspection at the office of the trustee, a paying agent or the ADS depositary, as the case may be.

INCORPORATION OF DOCUMENTS BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” the information we file with, or furnish to, the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with, or furnish to, the SEC in the future and incorporate by reference in this prospectus will automatically update and supersede information in this prospectus and information previously incorporated by reference in this prospectus.

We incorporate by reference the following documents:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2016 (the “2016 Form 20-F”) filed with the SEC on March 31, 2017;

•	our report on Form 6-K as furnished to the SEC on September 25, 2017 (the “June 30, 2017 Form 6-K”); and

•	any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as any report on Form 6-K furnished to the SEC to the extent the Form 6-K expressly states that it is being incorporated by reference herein, on or after the date of this prospectus and prior to the termination of the relevant offering under this prospectus.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at the following address or telephone number:

Banco Bilbao Vizcaya Argentaria, S.A.

New York Branch

1345 Avenue of the Americas, 45th Floor

New York, New York 10105

Attention: Investor Relations

+1-212-728-1660

FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We also may make forward-looking statements in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as “believe”, “expect”, “estimate”, “project”, “anticipate”, “should”, “intend”, “probability”, “risk”, “VaR”, “target”, “goal”, “objective”, “future” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, are not guarantees of future performance and are subject to inherent risks, uncertainties and other factors that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating but not limited to management objectives, the implementation of our strategic initiatives, trends in results of operations, margins, costs, return on equity and risk management, including our potential exposure to various types of risk such as market risk, interest rate risk, currency risk and equity risk. For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations. By their nature, certain market risk disclosures are only estimates and could be materially different from what actually occurs in the future.

We have identified some of the risks inherent in forward-looking statements in “Item 3. Key Information—Risk Factors”, “Item 4. Information on the Company”, “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures About Market Risk” in our 2016 Form 20-F. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in the Items in our 2016 Form 20-F listed above to be a complete set of all potential risks or uncertainties. Other important factors that could cause actual results to differ materially from those in forward-looking statements include, among others:

•	political, economic and business conditions in Spain, the European Union, Latin America, Turkey, the United States and other regions, countries or territories in which we operate;

•	changes in applicable laws and regulations, including increased capital and provision requirements and taxation, and steps taken towards achieving an EU fiscal and banking union;

•	the monetary, interest rate and other policies of central banks in the EU, Spain, the United States, Mexico, Turkey and elsewhere;

•	changes or volatility in interest rates, foreign exchange rates (including the euro to U.S. dollar exchange rate), asset prices, equity markets, commodity prices, inflation or deflation;

•	ongoing market adjustments in the real estate sectors in Spain, Mexico and the United States;

•	the effects of competition in the markets in which we operate, which may be influenced by regulation or deregulation;

•	changes in consumer spending and savings habits, including changes in government policies which may influence spending, saving and investment decisions;

•	adverse developments in emerging countries, in particular Latin America and Turkey, including unfavorable political and economic developments, social instability and changes in governmental policies, including expropriation, nationalization, international ownership legislation, interest rate caps and tax policies;

•	our ability to hedge certain risks economically;

•	downgrades in our credit ratings or in Spain’s credit ratings;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

•	our ability to make payments on certain substantial unfunded amounts relating to commitments with personnel;

•	the performance of our international operations and our ability to manage such operations;

•	weaknesses or failures in our Group’s internal processes, systems (including information technology systems) and security;

•	our success in managing the risks involved in the foregoing, which depends, among other things, on our ability to anticipate events that are not captured by the statistical models we use; and

•	force majeure and other events beyond our control.

Readers are cautioned not to place undue reliance on forward-looking statements. In addition, the forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, including, without limitation, changes in our business or acquisition strategy or planned capital expenditures or to reflect the occurrence of unanticipated events, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we may make in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus.

RISK FACTORS

You should carefully consider the risk factors contained in the applicable prospectus supplement and the documents incorporated by reference into this prospectus, including, but not limited to, those risk factors in “Item 3. Key Information—Risk Factors” in our 2016 Form 20-F when deciding whether to invest in the securities being offered pursuant to this prospectus. Investing in the securities involves risks. Any of the risks described in the applicable prospectus supplement or in any other documents incorporated by reference into this prospectus, including our 2016 Form 20-F, if they actually occur, could materially and adversely affect our business, results of operations, prospects and financial condition and the value of your investments.

Each potential investor of any security offered hereunder must determine the suitability (either alone or with the help of a financial adviser) of that investment in light of its own circumstances. In particular, each potential investor should understand thoroughly the terms of such securities and be familiar with the behavior of any relevant indices and financial markets, including the possibility that any security offered hereunder may become subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

THE BBVA GROUP

The BBVA Group is a highly diversified international financial group, with strengths in the traditional banking businesses of retail banking, asset management, private banking and wholesale banking. The BBVA Group also has investments in some of Spain’s leading companies. The BBVA Group, which operates in Spain, Mexico, the United States and over 30 other countries, mainly in Europe, Latin America, and Asia, is based in Spain and has substantial banking interests in Latin America, the United States, Europe and Turkey. The BBVA Group had consolidated assets of €702,429 million at June 30, 2017 and profit attributable to parent company of €2,306 million for the six months ended June 30, 2017.

BBVA’s principal executive offices are located at Calle Azul 4, 28050 Madrid, Spain, and its telephone number at that location is +34-91-537-7000 or +34-91-374-6000.

Additional information about BBVA and its subsidiaries is included in the 2016 Form 20-F and the June 30, 2017 Form 6-K, which are incorporated by reference in this document.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth BBVA’s consolidated ratio of earnings to fixed charges and preference dividends for the six months ended June 30, 2017 and the years ended December 31, 2016, 2015, 2014, 2013 and 2012:

	Six Months Ended June 30, 2017(1)(2)	Year Ended December 31,
		2016(2)	2015(2)	2014(2)	2013(2)	2012(2)
Ratio of earnings to fixed charges and preference dividends
Including interest on deposits	1.83	1.66	1.55	1.48	1.05	1.15
Excluding interest on deposits	4.66	3.74	2.80	2.51	1.13	1.32

(1)	Unaudited.
(2)	In accordance with International Financial Reporting Standards adopted by the EU (“EU-IFRS”) required to be applied under the Bank of Spain’s Circular 4/2004 (“Circular 4/2004”) and in compliance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS-IASB”).

USE OF PROCEEDS

The net proceeds from each issue of securities will be used for the BBVA Group’s general corporate purposes, unless otherwise stated in the applicable prospectus supplement.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF THE BBVA GROUP

The following table sets forth the capitalization and indebtedness of the BBVA Group on an unaudited consolidated basis in accordance with EU-IFRS required to be applied under Circular 4/2004 and in compliance with IFRS-IASB as of June 30, 2017.

As of June 30, 2017
(millions of euros)
(unaudited)
Outstanding indebtedness(1)
Short-term indebtedness(2)	9,195
Long-term indebtedness	60,514
Of which: Preferred securities(3)	178

Total indebtedness(4)	69,708

Stockholders’ equity
Ordinary shares	3,267
Ordinary shares held by consolidated companies	(54)
Reserves	51,900
Dividends	(291)
Other comprehensive income	(6,991)
Total shareholders’ equity	47,832
Preferred shares	—
Non-controlling interest	6,895

Total capitalization and indebtedness	124,436

(1)	No third party has guaranteed any of the debt of the BBVA Group.
(2)	Includes all outstanding promissory notes and bonds, debentures and subordinated debt (including preferred securities) with a remaining maturity of up to one year as of June 30, 2017.
(3)	Under EU-IFRS required to be applied under Circular 4/2004 and in compliance with IFRS-IASB, preferred securities are accounted for as subordinated debt. Nonetheless, for Bank of Spain regulatory capital purposes, such preferred securities are treated as Tier 1 capital instruments.
(4)	Approximately 20% of the BBVA Group’s indebtedness was secured as of June 30, 2017.

The following is the principal transaction affecting the capitalization of the BBVA Group after June 30, 2017:

•	On September 11, 2017, BBVA issued €1,500,000,000 0.75% Senior Non-Preferred Notes due 2022 under its Global Medium Term Note Programme.

DESCRIPTION OF BBVA ORDINARY SHARES

The following summary describes the material considerations concerning the capital stock of BBVA and briefly describes the material provisions of BBVA’s bylaws (estatutos) and relevant Spanish law. This summary does not include all the provisions of our bylaws and is qualified in its entirety by reference to the detailed provisions thereof. A copy of BBVA’s bylaws has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part and will be furnished to investors upon request.

General

As of September 21, 2017, BBVA’s paid in share capital was €3,267,264,424.20, represented by a single class of 6,667,886,580 ordinary shares. As of June 30, 2017, BBVA’s paid in share capital was €3,267,264,424.20, represented by a single class of 6,667,886,580 ordinary shares.

Non-residents of Spain may hold and vote ordinary shares subject to the general restrictions set forth below.

Attendance and Voting at Shareholders’ Meetings

Each ordinary share entitles the shareholder to one vote. Any ordinary share may be voted by proxy. Any shareholder who is entitled to attend a general shareholders’ meeting may be represented at such general shareholders’ meeting by another person, who need not necessarily be a shareholder. Proxies are valid for ordinary (also referred to as “annual”) general shareholders’ meetings and extraordinary general shareholders’ meetings and must be granted specifically with respect to each general shareholders’ meeting. A single shareholder may not be represented at a general shareholders’ meeting by more than one person, except under the circumstances provided in the law for brokering institutions.

Shareholders’ meetings

Pursuant to BBVA’s bylaws and to the Spanish Companies Act (Ley de Sociedades de Capital), approved by Royal Legislative Decree 1/2010 of July 2, as amended (the “Spanish Companies Act”), general meetings of shareholders of BBVA may be ordinary or extraordinary.

Pursuant to the Spanish Companies Act, ordinary general shareholders’ meetings shall necessarily be held within the first six months of each fiscal year, at which shareholders are requested to approve the annual accounts of the previous fiscal year, the corporate management for the previous fiscal year and the application of BBVA’s net income or loss. Other matters may also be voted on by shareholders during the ordinary general shareholders’ meetings if such items are included on the agenda or are allowed by law. Any other meetings of shareholders are considered to be extraordinary general shareholders’ meetings. Extraordinary general shareholders’ meetings may be called from time to time by the BBVA Board of Directors at its discretion. The BBVA Board of Directors will call extraordinary general shareholders’ meetings when (i) it believes such meetings to be necessary or advisable for BBVA’s interests, (ii) required by law or BBVA’s bylaws, or (iii) requested by shareholders representing at least 3% of BBVA’s share capital.

Shareholders representing at least 3% of the share capital of BBVA have the right to request the publication of a supplemental notice including one or more additional agenda items to the ordinary general shareholders’ meeting and to add new resolution proposals to the agenda of any general shareholders’ meeting, within the first five days following the publication of the agenda.

A universal shareholders’ meeting, at which 100% of the share capital is present or duly represented, is considered valid even if no notice of such meeting was given, and, with unanimous agreement, shareholders may consider any matter at such a meeting.

Convening notice

According to BBVA’s bylaws and the Spanish Companies Act, notices of all BBVA general shareholders’ meetings must be published (i) in the Official Gazette of the Commercial Registry (Boletín Oficial del Registro Mercantil) or in a widely circulated newspaper in Spain, (ii) on BBVA’s webpage and (iii) on the webpage of the CNMV, at least one month prior to the date of the meeting or with the minimum prior notice period required by the Spanish Companies Act from time to time. The notice must indicate the date, time and place of the meeting on the first convening and all the matters to be considered at the meeting, along with other information required by the Spanish Companies Act. The notice may also include the date on which the meeting should be held on the second convening. At least twenty-four hours must elapse between the meeting on the first convening and the meeting on the second convening.

Place of meeting

Except with respect to universal shareholders’ meetings, general shareholders’ meetings must be held in Bilbao, Spain, where BBVA has its registered office, on the date indicated in the convening notice. A universal shareholders’ meeting, at which 100% of the share capital is present or duly represented, may take place anywhere in the world.

Right of attendance

The owners of 500 or more ordinary shares which are duly registered in the book-entry record for ordinary shares at least five days prior to the date of the general shareholders’ meeting and continue to hold such shares until the date of the meeting are entitled to attend. The holders of fewer than 500 ordinary shares may aggregate their shares by proxy to represent at least 500 ordinary shares and appoint a representative for the meeting.

Quorums

Under BBVA’s bylaws and the Spanish Companies Act, except as set forth below, general shareholders’ meetings will be duly constituted on the first convening if BBVA shareholders holding at least 25% of the voting share capital are present or represented by proxy. On the second convening of a general shareholders’ meeting, there is no quorum requirement.

Notwithstanding the above, according to the Spanish Companies Act certain special events require a quorum of shareholders, present or represented by proxy, holding at least 50% of the voting share capital on first convening of the general shareholders’ meeting and no less than 25% of the voting share capital on the second convening of the general shareholders’ meeting. Those special events include the adoption of resolutions concerning the following: (i) increases or decreases in capital; (ii) in general, any modification of the bylaws; (iii) issuances of bonds (not applicable to BBVA); (iv) limitations or suppression of the preemptive rights to subscribe for new shares; (v) transformations, mergers, spin-offs and assignments of assets and liabilities; and (iv) the transfer of the registered office abroad.

Additionally, BBVA’s bylaws also require the presence, in person or represented by proxy, of two-thirds of the voting share capital on first convening or 60% of the voting share capital on the second convening, at general shareholders’ meetings in order to adopt resolutions that concern: (i) the change of the corporate purpose; (ii) the transformation of BBVA’s legal status; (iii) a full spin-off; (iv) the dissolution of BBVA; or (v) the amendment of the second paragraph of article 25 of BBVA’s bylaws, which establishes this stricter quorum requirement.

Adoption of resolutions and majorities

Subject to the higher vote requirements described in the following paragraphs, the adoption of resolutions requires a simple majority vote at the general shareholders’ meeting, it being understood that a resolution is adopted when the favorable votes exceed the votes against the adoption of the resolution.

The adoption of resolutions concerning the following: (i) increases or decreases in capital; (ii) in general, any modification of the bylaws; (iii) issuances of bonds; (iv) limitations or elimination of the preemptive rights to subscribe for new shares; (v) transformations, mergers, spin-offs and assignments of assets and liabilities; and (iv) the transfer of the registered office abroad, shall require the favorable vote of (a) a majority of the share capital present or represented at the meeting if such share capital present or represented exceeds 50% of the total share capital, or (b) if the share capital present or represented by proxy on the second convening constitutes less than 50% but more than 25% of the total share capital, the approval of two-thirds of the share capital present or represented by proxy at such meeting. In addition, the adoption of resolutions that require special quorums according to our bylaws require a favorable vote of a majority of the share capital present or represented.

Validly adopted resolutions are binding on all the shareholders, including those who were absent, dissented or abstained from voting.

Any resolution adopted at the general shareholders’ meeting that is contrary to Spanish law, to the bylaws or to the general shareholders’ meeting regulations, or that are deemed detrimental to BBVA’s interests to the benefit of one or more shareholders or third parties can be contested. Any director, any third party who proves a legitimate interest, and any shareholder who acquired such status before the resolution was adopted, as long as they represent at least 0.1% of the share capital of BBVA, may contest corporate resolutions. If the resolution is contrary to public order, it can be contested by any director, third party or any shareholder, even if he/she acquired such status after the resolution was adopted.

Appointment of directors

Under the Spanish Companies Act, in the event of a vacancy on the BBVA Board of Directors, a shareholder or group of shareholders that owns an aggregate number of ordinary shares equal to or greater than the result of dividing the total capital stock by the number of directors on the BBVA Board of Directors, has the right to appoint a corresponding proportion of the directors (rounded downwards to the nearest whole number) to the Board of Directors. Shareholders who exercise the right to appoint directors may not vote on the appointment of other directors to the BBVA Board of Directors. Under the Spanish Companies Act, the BBVA Board of Directors may also designate directors by interim appointment to fill vacancies (co-option). If a director has been co-opted, such director shall stay in office until the first general shareholders’ meeting held following such co-option. The general shareholders’ meeting may then ratify such director’s appointment for the term of office remaining of the director whose vacancy has been covered through co-option, or appoint such director for the term of office established under our bylaws (currently, three years).

Any new directors shall comply with the suitability criteria set forth in Law 10/2014, of June 26, on organization, supervision and solvency of credit institutions, as amended (“Law 10/2014”), Royal Decree 84/2015, of February 13 and Bank of Spain Circular 2/2016 of February 2.

Preemptive Rights

Pursuant to the Spanish Companies Act, shareholders have preemptive rights to subscribe for (i) new ordinary shares issued in the context of a capital increase involving cash contributions (except where the capital increase is due to the conversion of convertible securities into BBVA ordinary shares, the absorption of another company, or the absorption of all or part of the assets of another company by means of a spin-off of such company) and (ii) securities which are convertible into BBVA ordinary shares. These preemptive rights may be excluded in certain circumstances in accordance with the Spanish Companies Act.

Form and Transfer

Ordinary shares are in book-entry form and are indivisible. Joint holders must nominate one person to exercise their rights as shareholders, though joint holders are jointly and severally (solidariamente) liable for all obligations arising from their status as shareholders.

Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. Unipersonal (“Iberclear”), which manages the clearance and settlement system of the Spanish Stock Exchanges, maintains the central registry of ordinary shares which reflects (i) one or several proprietary accounts which show the balances of the participating entities’ (entidades participantes) proprietary accounts; (ii) one or several general third-party accounts that show the overall balances that the participating entities hold for third parties; (iii) individual accounts opened in the name of the owner, either individual or legal person; and (iv) individual special accounts of financial intermediaries which use the optional procedure of settlement of orders. Each participating entity, in turn, maintains the detail records of the owners of the shares held in their general third-party accounts.

Transfers of ordinary shares quoted on the Spanish Stock Exchanges must be made by book-entry registry or delivery of evidence of title to the buyer, through or with the participation of a member of the Spanish Stock Exchanges that is an authorized broker or dealer. Transfers of ordinary shares may also be subject to certain fees and expenses.

Reporting Requirements

As ordinary shares are listed on the Spanish Stock Exchanges, the acquisition or disposition of ordinary shares by shareholders must be reported within four business days of the acquisition or disposition to BBVA and the CNMV where:

•	in the case of an acquisition, the acquisition results in that person or group holding 3% (or 5%, 10%, 15%, 20%, 25%, 30%, 35%, 40%, 45%, 50%, 60%, 70%, 75%, 80% or 90%) of BBVA’s total voting rights; or

•	in the case of a disposal, the disposition reduces shares held by a person or group below a threshold of 3% (or 5%, 10%, 15%, 20%, 25%, 30%, 35%, 40%, 45%, 50%, 60%, 70%, 75%, 80% or 90%) of BBVA’s total voting rights.

The reporting requirements apply not only to the purchase or transfer of shares, but also to those transactions in which, without a purchase or transfer, the proportion of voting rights of an individual or legal entity reaches, exceeds or falls below the threshold that triggers the obligation to report as a consequence of a change in the total number of voting rights of BBVA on the basis of the information reported to the CNMV and disclosed by it.

Regardless of the actual ownership of the shares, any individual or legal entity with a right to acquire, transfer or exercise voting rights granted by the shares, and any individual or legal entity who owns, acquires or transfers, whether directly or indirectly, other securities or financial instruments which grant a right to acquire shares with voting rights, will also have an obligation to notify the company and the CNMV of the holding of a significant stake in accordance with the applicable Spanish regulations. Also, cash settled instruments creating long positions on underlying listed shares (such as BBVA’s) shall be disclosed if the specified shareholding thresholds are reached or exceeded. Cash holdings and holdings derived from financial instruments shall be aggregated for disclosure purposes. A disclosure exemption for shareholding positions held by financial entities in their trading books as a result of the securities administration and custody services rendered by such financial entities is available pursuant to art. 33.2 of the Spanish Royal Decree 1362/2007. In the event that the individual or legal entity entering into the relevant transaction is a non-Spanish resident, notice must also be made to the Spanish Registry of Foreign Investments (Registro de Inversiones Exteriores) and kept by the General Bureau of Commerce and Investments (Dirección General de Comercio e Inversiones) within the Ministry of Economy and Competitiveness (Ministerio de Economía y Competitividad) (see “Exchange Controls” below).

In the case of individuals or legal entities resident in jurisdictions designated as tax havens or in countries or territories levying no taxes or with which Spain has no effective exchange of tax information, the threshold that triggers the obligation to disclose the acquisition or disposition of shares is reduced to 1% (and successive multiples of 1%).

Additionally, since BBVA is a credit entity, any person who intends to acquire a significant participation in BBVA’s share capital must comply with certain obligations before the Bank of Spain. See “—Restrictions on Acquisitions of Ordinary Shares”.

Requirements applicable to purchases by BBVA and its directors and senior managers

Acquisition of own shares

BBVA is required to report to the CNMV any acquisition by BBVA or any of its affiliates, of BBVA’s own shares which, together with all other acquisitions since the last notification, reaches or exceeds 1% of BBVA’s share capital (irrespective of whether any own shares have been sold in the same period). In such circumstances, the notification must be made within four stock exchange business days and include the number of shares acquired since the last notification (detailed by transaction), the number of shares sold (detailed by transaction) and the resulting net holding of treasury shares.

Acquisition of shares by BBVA directors and senior managers

Each member of the BBVA Board of Directors must report to BBVA and the CNMV, the percentage of voting rights held at the time such director joined the Board of Directors and at the time they are ceased as members. Furthermore, each member of the BBVA Board of Directors must similarly report any acquisition or disposition, regardless of size, of BBVA shares, debt instruments issued by BBVA, derivatives and other financial instruments linked thereto within three business days of such acquisition or disposition. Senior managers of BBVA, as well as persons closely associated to them or to BBVA directors, are also subject to the abovementioned reporting rules.

Net Short Positions

In accordance with Regulation (EU) No 236/2012 of the European Parliament and of the Council of March 14, 2012 on short selling and certain aspects of credit default swaps (as further supplemented by several delegated regulations regulating technical aspects necessary for its effective enforceability and to ensure compliance with its provisions), net short positions on shares listed on the Spanish Stock Exchanges equal to, or in excess of, 0.2% of BBVA’s share capital and any increases or reductions thereof by 0.1% are required to be disclosed to the CNMV. If the net short position reaches 0.5%, and also at every 0.1% above that, the CNMV will disclose the net short position to the public.

The notification or disclosure mentioned above shall be made not later than at 15.30 (CET) on the following trading day.

Notification is mandatory even if the same position has been already notified to the CNMV in compliance with transparency obligations previously in force in that jurisdiction.

The information to be disclosed is set out in Table 1 of Annex I of Delegated Regulation 826/2012, according to the format approved as Annex II of this Regulation. The information will be published, where appropriate, on a web page operated or supervised by the CNMV.

Moreover, pursuant to Regulation 236/2012, where the CNMV considers that (i) there are adverse events or developments that constitute a serious threat to financial stability or to market confidence (serious financial, monetary or budgetary problems, which may lead to financial instability, unusual volatility causing significant downward spirals in any financial instrument, etc.); and (ii) the measure is necessary and will not be disproportionately detrimental to the efficiency of financial markets in view of the advantages sought, it may, following consultation with the European Securities and Markets Authority (“ESMA”), take any one or more of the following measures:

•	impose additional notification obligations by either (a) reducing the thresholds for the notification of net short positions in relation to one or several specific financial instruments; and/or (b) requesting the parties involved in the lending of a specific financial instrument to notify any change in the fees requested for such lending; and

•	restrict short selling activity by either prohibiting or imposing conditions on short selling.

In addition, according to Regulation 236/2012, where the price of a financial instrument has fallen significantly during a single day in relation to the closing price on the previous trading day (10.0% or more in the case of a liquid share), the CNMV may prohibit or restrict short selling of financial instruments for a period not exceeding the end of the trading day following the trading day on which the fall in price occurs.

Finally, Regulation 236/2012 also vests powers to ESMA in order to take measures similar to the ones described above in exceptional circumstances, when the purpose of these measures is to deal with a threat affecting several EU member states and the competent authorities of these member states have not taken adequate measures to address it.

Change of Control Provisions

Certain antitrust regulations may delay, defer or prevent a change of control of BBVA or any of its subsidiaries in the event of a merger, acquisition or corporate restructuring. In Spain, the application of both Spanish and European antitrust regulations requires that prior notice of domestic or cross-border merger transactions be given in order to obtain a “non-opposition” ruling from antitrust authorities.

Spanish regulation of takeover bids may also delay, defer or prevent a change of control of BBVA or any of its subsidiaries in the event of a merger, acquisition or corporate restructuring. Law 6/2007 and Royal Decree 1066/2007 set forth the Spanish rules governing takeover bids. In particular:

•	a bidder must make a tender offer in respect of 100% of the issued share capital of a target company if:

•	it acquires an interest in shares which (taken together with shares in which persons acting in concert with it are interested) carry 30% or more of the voting rights of the target company;

•	it acquires an interest in shares which (taken together with shares in which persons acting in concert with it are interested) carry less than 30% of the voting rights but enable the bidder to appoint a majority of the members of the target company’s board of directors; or

•	it held 30% or more but less than 50% of the voting rights of the target company on the date the law came into force, and subsequently:

–	acquires, within 12 months, an additional interest in shares which carries 5% or more of such voting rights;

–	acquires an additional interest in shares so that the bidder’s aggregate interest carries 50% or more of such voting rights; or

–	acquires an additional interest in shares which enables the bidder to appoint a majority of the members of the target company’s board of directors;

•	if a bidder’s actions do not fall into the categories described above, such acquisition may qualify as an “a priori” or partial tender offer (i.e., in respect of less than 100% of the issued share capital of a target company), in which case such bidder would not be required to make a tender offer in respect of 100% of the issued share capital of a target company;

•	the board of directors of a target company is exempt from the rule prohibiting certain board interference with a tender offer (the “passivity rule”), provided that (i) it has been authorized by the general shareholders’ meeting to take action or enter into a transaction which could disrupt the offer, or (ii) it has been released from the passivity rule by the general shareholders’ meeting vis-à-vis bidders whose boards of directors are not subject to an equivalent passivity rule;

•	defensive measures included in a listed company’s bylaws and transfer and voting restrictions included in agreements among a listed company’s shareholders will remain in place whenever the company is the target of a tender offer unless the general shareholders’ meeting resolves otherwise (in which case any shareholders whose rights are diluted or otherwise adversely affected may be entitled to compensation); and

•	if, as a result of a tender offer in respect of 100% of the issued share capital of a target company, the bidder acquires an interest in shares representing at least 90% of the voting rights of the target company and the offer has been accepted by investors representing at least 90% of the voting rights of the target company (provided such voting rights are distinct from those already held by the bidder), the bidder may force the holders of the remaining share capital of the company to sell their shares. The minority holders shall also have the right to force the bidder to acquire their shares under these same circumstances.

As further described below in “—Restrictions on Acquisitions of Ordinary Shares”, since BBVA is a bank, it is necessary to obtain approval from the Bank of Spain in order to acquire a number of shares considered to be a significant participation by Law 10/2014. Also, any agreement that contemplates BBVA’s merger with another credit entity requires the authorization of the Spanish Ministry of Economy and Competitiveness. This could delay, defer or prevent a change of control of BBVA or any of its subsidiaries that are credit entities in the event of a merger.

Exchange Controls

In 1991, Spain adopted the EU standards for free movement of capital and services. As a result, exchange controls and restrictions on foreign investments have generally been abolished and foreign investors may transfer invested capital, capital gains and dividends out of Spain without limitation as to amount, subject to applicable taxes.

Pursuant to Spanish Law 18/1992 on Foreign Investments and Royal Decree 664/1999, foreign investors may freely invest in shares of Spanish companies, except in the case of certain strategic industries.

However, Royal Decree 664/1999 and Law 19/2003, on exchange controls and foreign transactions, as amended, require that all foreign investments in Spain (and the liquidations of such investments) be notified to the Spanish Registry of Foreign Investments (Registro de Inversiones Exteriores) for administrative statistical and economical purposes. In particular, shares in Spanish companies acquired or held by foreign investors must be reported to the Spanish Registry of Foreign Investments by the depositary bank or relevant Iberclear participating entity. Moreover, when a foreign investor acquires shares in a company that is subject to the reporting requirements of the CNMV, such foreign investor must also give notice directly to the CNMV and, if applicable, to the relevant Spanish Stock Exchanges if such acquisition results in such foreign investor exceeding certain ownership thresholds (see “—Reporting Requirements”).

In certain circumstances, the Council of Ministers may agree to suspend the application of Royal Decree 664/1999, if the investments, due to their nature, form or condition, affect or may potentially affect activities relating to the exercise of public powers, national security or public health. Law 19/2003 authorizes the Spanish government to impose specific limits or prohibitions, related to specific third countries, when such measures have been previously approved by the European Union or by an international organization to which Spain is member. Should the general regime be suspended, the affected investor shall obtain prior administrative authorization.

Investment by foreigners domiciled in enumerated tax haven jurisdictions (as defined by applicable Spanish regulations) is subject to special reporting requirements.

Restrictions on Acquisitions of Ordinary Shares

BBVA’s bylaws do not provide any restrictions on the ownership of ordinary shares. Because BBVA is a Spanish bank, however, the acquisition or disposition of a significant participation of BBVA shares is subject to certain restrictions. Such restrictions may impede a potential acquirer’s ability to acquire BBVA shares and gain control of BBVA.

Pursuant to Law 10/2014, any individual or corporation, acting alone or in concert with others, intending to directly or indirectly acquire a significant holding in a Spanish financial institution (as defined in article 16 of Law 10/2014) or to directly or indirectly increase its holding in such way that either the percentage of voting rights or of capital owned were equal to or more than any of the thresholds of 20%, 30% or 50%, or by virtue of the acquisition, might take control over the financial institution, must first notify the Bank of Spain. For the purpose of this Law, a significant participation is considered to be 10% of the outstanding share capital or voting rights of a financial institution or a lower percentage if such holding allows for the exercise of a significant influence. Secondary legislation will specify when “significant influence” exists; in any case, according to Royal Decree 84/2015, of February 13, the capacity to appoint or dismiss a Board member will be considered “significant influence”.

The Bank of Spain will be responsible for evaluating the proposed transaction, in accordance with the terms established by Law 10/2014, of June 26 (as stated in Article 18.1 of Law 10/2014) with a view to guaranteeing the sound and prudent operation of the target financial institution. The Bank of Spain will then submit a proposal to the European Central Bank, which will be in charge of deciding upon the proposed transaction in the term of 60 business days after the date on which the notification was received.

Any acquisition made without such prior notification, or conducted before 60 business days have elapsed since the date of such notification, or made in circumstances where the European Central Bank has objected, will produce the following results:

•	the acquired shares will have no voting rights;

•	if considered appropriate, the target bank may be taken over by the relevant regulator or its directors replaced in accordance with Title III of Law 10/2014; and

•	a sanction may be imposed under Title IV of Law 10/2014.

Any individual or institution that intends to sell its significant participation in a bank or reduce its participation below the above-mentioned percentages, or which, because of such sale, will lose control of the entity, must give prior notice to the Bank of Spain, indicating the amount it intends to sell and the period in which the transaction is to be executed. Non-compliance with this requirement may result in sanctions.

Furthermore, pursuant to Law 10/2014, any natural or legal person, or such persons acting in concert, who has acquired, directly or indirectly, a holding in a Spanish bank so that the proportion of the voting rights or of the capital held reaches or exceeds 5%, must immediately notify in writing the Bank of Spain and the relevant Spanish bank, indicating the size of the acquired holding.

Shareholders’ Agreements

Royal Legislative Decree 4/2015 of October 23, as amended (the “Spanish Securities Market Act”) and the Spanish Companies Act require parties to disclose certain types of shareholders’ agreements that affect the exercise of voting rights at a general shareholders’ meeting or contain restrictions or conditions on the transferability of shares or bonds that are convertible or exchangeable into shares. If any shareholders enter into such agreements with respect to BBVA’s shares, they must disclose the execution, amendment or extension of such agreements to BBVA and the CNMV and file such agreements with the appropriate Commercial Registry. Failure to comply with these disclosure obligations renders any such shareholders’ agreement unenforceable and constitutes a material infringement of the Spanish Securities Market Act.

Such a shareholders’ agreement will have no effect with respect to the regulation of the right to vote in General Shareholders’ Meetings and restrictions or conditions on the free transferability of Shares and bonds convertible into Shares until such time as the aforementioned notifications, deposits and publications are made.

Upon request by the interested parties, the CNMV may waive the requirement to report, deposit and publish the agreement when publishing the shareholders’ agreement could cause harm to the affected company.

Payment of Taxes

Holders of ordinary shares will be responsible for any taxes or other governmental charges payable on their ordinary shares, including any taxes payable on transfer. The paying agent or the transfer agent, as the case may be, may, and upon instruction from BBVA, will:

•	refuse to effect any registration of transfer of such ordinary shares or any split-up or combination thereof until such payment is made; or

•	withhold or deduct from any distributions on such ordinary shares or sell for the account of the holder thereof any part or all of such ordinary shares (after attempting by reasonable means to notify such holder prior to such sale), and apply, after deduction for its reasonable expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the holder of such ordinary shares remaining liable for any deficiency.

Exercise of Spanish Bail-in Power and other Resolution Tools

Our ordinary shares (including those represented by ADSs) may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may include and result in any of the following, or some combination thereof: (1) the cancellation of such securities; (2) the transfer of such securities to creditors of BBVA; (3) the conversion of other securities or obligations of BBVA into ordinary shares of BBVA thereby diluting the shareholding of the holders of ordinary shares; and (4) the variation of the terms of such securities or the rights of the holders thereunder, including to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. The applicable prospectus supplement may describe in further detail the effect that the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority may have on our ordinary shares and the rights of the holders (including the beneficial owners) thereof.

DESCRIPTION OF BBVA AMERICAN DEPOSITARY SHARES

The depositary, The Bank of New York Mellon, registers and delivers BBVA ADSs. Each BBVA ADS represents an ownership interest in one ordinary share. The ordinary shares will be deposited with BBVA, The Bank of New York Mellon’s custodian in Spain. Each BBVA ADS will also represent securities, cash or other property deposited with The Bank of New York Mellon but not distributed to BBVA ADS holders. The Bank of New York Mellon’s corporate trust office is located at 101 Barclay Street, New York, NY 10286 and its principal executive office is located at One Wall Street, New York, NY 10286.

You may hold BBVA ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as a BBVA ADR, which is a certificate evidencing a specific number of BBVA ADSs, registered in your name, or (ii) by having BBVA ADSs registered in your name in the Direct Registration System (“DRS”), or (B) indirectly by holding a security entitlement in BBVA ADSs through your broker or other financial institution. If you hold BBVA ADSs directly, you are an ADS registered holder. The information provided in this section “Description of BBVA American Depositary Shares” assumes you are an ADS registered holder. If you hold the BBVA ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of BBVA ADS registered holders described herein. You should consult with your broker or financial institution to find out what those procedures are.

The DRS is a system administered by The Depository Trust Company (“DTC”) pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

BBVA ADS holders are not BBVA shareholders and do not have shareholder rights. Because The Bank of New York Mellon will actually hold the underlying ordinary shares, you must rely on The Bank of New York Mellon to exercise the rights of a shareholder. The obligations of The Bank of New York Mellon are set out in an amended and restated deposit agreement dated as of June 29, 2007 among BBVA, The Bank of New York Mellon, as depositary, and BBVA ADS holders, which is referred to as the deposit agreement. The deposit agreement and the BBVA ADSs are governed by New York law.

The following is a summary of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the BBVA ADR. Copies of the deposit agreement and the form of BBVA ADR are available for inspection at the corporate trust office of The Bank of New York Mellon at the address set forth above.

Deposit and Withdrawal of Deposited Securities

The depositary has agreed that upon the execution in favor of the depositary or its nominee and delivery to the custodian or depositary (if to the depositary, then at the expense and risk of the depositor) of either (i) a certificate of title which has been executed by a Spanish stockbroker and, if required, certificates representing such shares to the custodian together with any documents and payments required under the deposit agreement or (ii) any other evidence of ownership of shares as recognized under the laws of Spain from time to time, and acceptable to the custodian, the depositary will have for delivery at the depositary’s corporate trust office to or upon the order of the person specified by the depositor at the address set forth above, upon payment of the fees, charges and taxes provided in the deposit agreement, registered in the name of such person or persons as specified by the depositor, the number of BBVA ADSs issuable in respect of such deposit.

Upon surrender of BBVA ADSs at the depositary’s corporate trust office, together with written instructions from the person or persons in whose name the BBVA ADSs are registered, and upon payment of such charges as are provided in the deposit agreement and subject to its terms, the depositary will request the execution of evidence of ownership in favor of such persons designated in the written instrument and the delivery of such evidence of ownership (by book-entry transfer or physical delivery) of the deposited shares represented by the surrendered BBVA ADSs and any other property that the surrendered BBVA ADSs represent the right to receive. Such delivery is to take place at the office of the custodian or at the depositary’s office as the person designated in the written instructions may request.

If a person presents for deposit shares with different distribution rights than other deposited shares, the depositary must identify them separately until such time as the distribution rights are the same.

Pre-Release of BBVA ADSs

In certain circumstances, subject to the provisions of the deposit agreement, and with BBVA’s written consent, The Bank of New York Mellon may execute and deliver BBVA ADSs before the deposit of the underlying shares. This is called a pre-release of the BBVA ADS. The Bank of New York Mellon may receive BBVA ADSs instead of shares to close out a pre-release.

Each pre-release will be:

•	fully collateralized with cash, U.S. government securities or other collateral that The Bank of New York Mellon determines in good faith will provide substantially similar liquidity and security;

•	preceded or accompanied by written representation and agreement from the person to whom BBVA ADSs are to be delivered that the person, or its customer:

•	owns the shares to be remitted;

•	assigns all beneficial rights, title and interest in such shares to the depositary in its capacity as such, and for the benefit of the holders; and

•	will not take any action with respect to such shares that is inconsistent with the transfer of beneficial ownership (including, without the consent of the depositary, disposing of such shares, other than in satisfaction of such pre-release);

•	terminable by the depositary on not more than five business days’ notice; and

•	subject to such further indemnities and credit regulations that The Bank of New York Mellon considers appropriate.

The Bank of New York Mellon must be able to close out the pre-release on not more than five business days’ notice. In addition, The Bank of New York Mellon will limit the number of BBVA ADSs that may be outstanding at any time as a result of pre-release, although The Bank of New York Mellon may disregard the limit from time to time, if it thinks it is appropriate to do so. The Bank of New York Mellon may also, as it deems appropriate, set U.S. dollar limits with respect to any particular pre-release on a case by case basis.

The pre-release will be subject to such indemnities and credit regulations as The Bank of New York Mellon considers appropriate.

Dividends, Other Distributions and Rights

The depositary has agreed to pay to holders of BBVA ADSs the cash dividends or other distributions it or the custodian receives on shares or other deposited securities after deducting its fees and expenses and according to applicable law. Holders of BBVA ADSs will receive these distributions in proportion to the number of shares their BBVA ADSs represent.

Cash. The Bank of New York Mellon will convert all cash dividends and other cash distributions in a foreign currency that it receives in respect of the deposited securities into U.S. dollars if in its judgment it can do so on a reasonable basis and can transfer the U.S. dollars to the United States.

Before making a distribution, any withholding taxes that must be paid will be deducted. The Bank of New York Mellon will distribute only whole U.S. dollars and cents. If the exchange rates fluctuate during a time when The Bank of New York Mellon cannot convert euros, holders of BBVA ADSs may lose some or all of the value of the distribution.

Ordinary Shares. If a distribution by BBVA consists of a dividend in, or free distribution of, ordinary shares, The Bank of New York Mellon may, or if BBVA requests, will, subject to the deposit agreement, distribute to the holders of outstanding BBVA ADSs, in proportion to their holdings, additional BBVA ADSs representing the number of ordinary shares received as such dividend or free distribution if BBVA furnishes it with evidence that it is legal to do so. The Bank of New York Mellon will only distribute whole BBVA ADSs. It will sell ordinary shares which would require it to deliver fractional BBVA ADSs and distribute the net proceeds thereof in the same way as it does with cash. If the additional BBVA ADSs are not so distributed, each BBVA ADS will represent the additional ordinary shares distributed in respect of the ordinary shares represented by such BBVA ADS prior to such dividend or free distribution.

Rights. If BBVA offers or causes to be offered to the holders of shares any rights to subscribe for additional shares or any rights of any other nature, The Bank of New York Mellon will either:

•	make such rights available to holders of BBVA ADSs by means of warrants or otherwise, if The Bank of New York Mellon determines that it is lawful and feasible to do so; or

•	if making such rights available is determined by The Bank of New York Mellon not to be lawful and feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments:

•	on a stock exchange on which such rights are listed;

•	on an over-the-counter market on which such rights are traded; or

•	with the written approval of BBVA, at a private sale,

at such place or places and upon such terms as The Bank of New York Mellon may deem proper, and allocate the proceeds of such sales for the account of the holders of the BBVA ADSs entitled to those proceeds, upon an averaged or other practicable basis without regard to any distinctions among such holders of BBVA ADSs due to exchange restrictions, or the date of delivery of any ADSs or otherwise.

The net proceeds allocated to the holders of BBVA ADSs so entitled will be distributed to the extent practicable in the case of a distribution in cash. The Bank of New York Mellon will not offer such rights to holders of BBVA ADSs having an address in the United States unless BBVA furnishes to The Bank of New York Mellon (i) evidence that a registration statement under the Securities Act is in effect or (ii) an opinion from U.S. counsel for BBVA, in a form satisfactory to The Bank of New York Mellon, to the effect that such distribution does not require registration under the provisions of the Securities Act.

Ordinary shares issuable upon exercise of preemptive rights must be registered under the Securities Act in order to be offered to holders of BBVA ADSs. If BBVA decided not to register those ordinary shares, the preemptive rights would not be distributed to holders of BBVA ADSs. Pursuant to the deposit agreement under which the BBVA ADSs are issued, however, the depositary will use its best efforts to sell such rights that it receives and will distribute the proceeds of the sale to holders of BBVA ADSs.

Other Distributions. The Bank of New York Mellon will remit to holders of BBVA ADSs any other item of value BBVA distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, The Bank of New York Mellon may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution. The Bank of New York Mellon may sell, publicly or privately, what BBVA distributed and distribute the net proceeds in the same way as it does with cash.

The Bank of New York Mellon is not responsible if it decides that it is unlawful or impractical to make a distribution available to any BBVA ADS holders. BBVA has no obligations to register BBVA ADSs, ordinary shares, rights or other securities under the Securities Act. BBVA also has no obligation to take any other action to permit the distribution of BBVA ADSs, ordinary shares, rights or anything else to BBVA ADS holders. This means that holders of BBVA ADSs may not receive the distribution BBVA makes on its shares or any value for them if it is illegal or impractical for BBVA to make them available to them.

Payment of Taxes

Holders of BBVA ADSs will be responsible for any taxes or other governmental charges payable on their BBVA ADSs or on the deposited securities underlying their BBVA ADSs, including any taxes payable on transfer. The Bank of New York Mellon may, and upon instruction from BBVA, will:

•	refuse to effect any registration of transfer of such receipt or any split-up or combination thereof or any withdrawal of such deposited securities until such payment is made; or

•	withhold or deduct from any distributions on such deposited securities or sell for the account of the holder thereof any part or all of such deposited securities (after attempting by reasonable means to notify such holder prior to such sale), and apply, after deduction for its expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the holder of such receipt remaining liable for any deficiency.

Record Dates

The Bank of New York Mellon will fix a record date to establish which holders of BBVA ADSs are entitled to:

•	receive a dividend, distributions or rights;

•	receive the net proceeds of any sale;

•	give instructions for the exercise of voting rights at any such meeting; and

•	receive notice or solicitation to act in respect of any matter.

Voting of the Underlying Deposited Securities

BBVA has agreed in the depositary agreement that (i) the depositary or its nominee, whichever is the registered holder of the ordinary shares represented by the BBVA ADSs, will have the same rights as any other registered holder of ordinary shares and (ii) consistent with BBVA’s bylaws, BBVA will observe the right of the depositary, its nominee or registered holder of the ordinary shares to attend any ordinary or extraordinary general shareholders’ meeting and to vote or cause to be voted by proxy the ordinary shares with respect to the BBVA ADSs and that BBVA will not exercise any right it may have under its bylaws to reject or in any way impair such rights.

Once The Bank of New York Mellon receives notice in English of any matter affecting holders of ordinary shares, it will mail, as soon as practicable, such notice to the holders of BBVA ADSs. The notice will (i) contain the information in the notice of meeting, (ii) explain how holders as of a certain date may instruct The Bank of New York Mellon to vote the shares underlying their BBVA ADSs and (iii) contain a statement as to the manner in which instructions may be given.

The record holders of BBVA ADSs can instruct The Bank of New York Mellon to vote the shares underlying their BBVA ADSs. The Bank of New York Mellon will try, insofar as practicable, to cause the ordinary shares so represented to be voted in accordance with any nondiscretionary written instructions of BBVA ADS record holders received.

In the event the BBVA ADS record holders do not provide written instructions by a specified date, The Bank of New York Mellon will deem the BBVA ADR holder to have instructed it to give discretionary proxy to a person designated by the BBVA Board of Directors. However, this proxy must not be given to such a person if the board informs The Bank of New York Mellon, in writing, that the board either does not wish the proxy to be given, that substantial opposition exists or that the matter at hand materially affects the rights of BBVA shareholders.

Facilities and Register

The Bank of New York Mellon will maintain at its transfer office:

•	facilities for the delivery and surrender of ordinary shares;

•	facilities for the withdrawal of ordinary shares;

•	facilities for the execution and delivery, registration, registration of transfer, combination and split-up of BBVA ADSs and the withdrawal of deposited securities; and

•	a register for the registration and transfer of BBVA ADSs which, at all reasonable times, shall be open for inspection by holders of BBVA ADSs.

Reports and Notices

The Bank of New York Mellon will, at BBVA’s expense:

•	arrange for the custodian to provide The Bank of New York Mellon copies in English of any reports and other communications that are generally made available by BBVA to holders of ordinary shares; and

•	arrange for the mailing of such copies to all holders of BBVA ADSs.

BBVA has delivered to The Bank of New York Mellon and the custodian a copy of the provisions of or governing ordinary shares. Promptly after any amendment, BBVA will deliver to The Bank of New York Mellon and the custodian a copy in English of such amended provisions. The Bank of New York Mellon may rely upon such copy for all the purposes of the deposit agreement.

The Bank of New York Mellon will, at BBVA’s expense, make available for inspection by BBVA ADS holders at the corporate trust office, the office of the custodian and at any other designated transfer office any reports and communications received from BBVA that are made generally available to holders of ordinary shares.

Amendment and Termination of the Deposit Agreement

The BBVA ADSs and the deposit agreement may at any time be amended by agreement between BBVA and The Bank of New York Mellon.

Any amendment that would impose or increase any charges (other than transmission and delivery charges incurred at the request of depositors of ordinary shares or holders of BBVA ADSs, transfer, brokerage, registration fees and charges in connection with conversion of currencies, and taxes and other governmental charges) or that will otherwise prejudice any substantial existing right of BBVA ADS holders will not become effective as to outstanding BBVA ADRs until three months have expired after notice of such amendment has been given to the holders of the BBVA ADRs.

In no event will any amendment impair the right of any BBVA ADS holder to surrender such BBVA ADSs and receive in return the ordinary shares and other property which those surrendered BBVA ADSs represent, except in order to comply with mandatory provisions of applicable law.

At BBVA’s direction, The Bank of New York Mellon will terminate the deposit agreement by giving notice of such termination to the record holders of BBVA ADSs at least 30 days prior to the date fixed in that notice for the termination. The Bank of New York Mellon may terminate the deposit agreement at any time commencing 90 days after delivery of a written resignation, provided that no successor depositary has been appointed and no successor depositary has accepted its appointment before the end of those 90 days.

After the date that has been fixed for termination, The Bank of New York Mellon and its agents will perform no further acts under the deposit agreement, other than:

•	advise record holders of BBVA ADSs of such termination;

•	receive and hold distributions on ordinary shares; and

•	deliver ordinary shares and distributions in exchange for BBVA ADSs surrendered to The Bank of New York Mellon.

As soon as practicable after the expiration of six months from the date that has been fixed for termination, The Bank of New York Mellon will sell ordinary shares and other deposited securities and may hold the net proceeds of any such sale together with any other cash then held by it under the provisions of the deposit agreement, without liability for interest, for the pro rata benefit of the holders of BBVA ADRs that have not yet surrendered their BBVA ADRs.

Fees and Expenses

The table below sets forth the fees payable, either directly or indirectly, by a holder of ADSs:

Category	Depositary Actions	Associated Fee / By Whom Paid
(a) Depositing or substituting the underlying shares	Issuance of ADSs	Up to $5.00 for each 100 ADSs (or portion thereof) delivered (charged to person depositing the shares or receiving the ADSs)

(b) Receiving or distributing dividends	Distribution of cash dividends or other cash distributions; distribution of share dividends or other free share distributions; distribution of securities other than ADSs or rights to purchase additional ADSs	Not applicable

Category	Depositary Actions	Associated Fee / By Whom Paid

(c) Selling or exercising rights	Distribution or sale of securities	Not applicable

(d) Withdrawing an underlying security	Acceptance of ADSs surrendered for withdrawal of deposited securities	Up to $5.00 for each 100 ADSs (or portion thereof) surrendered (charged to person surrendering or to person to whom withdrawn securities are being delivered)

(e) Transferring, splitting or grouping receipts	Transfers, combining or grouping of depositary receipts	Not applicable

(f) General depositary services, particularly those charged on an annual basis	Other services performed by the depositary in administering the ADSs	Not applicable

(g) Expenses of the Depositary

Expenses incurred on behalf of holders in connection with

•     stock transfer or other taxes (including Spanish income taxes) and other governmental charges;

•     cable, telex and facsimile transmission and delivery charges incurred at request of holder of ADS or person depositing shares for the issuance of ADSs;

•     transfer, brokerage or registration fees for the registration of shares or other deposited securities on the share register and applicable to transfers of shares or other deposited securities to or from the name of the custodian;

•     reasonable and customary expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars

Expenses payable by holders of ADSs or persons depositing shares for the issuance of ADSs; expenses payable in connection with the conversion of foreign currency into U.S. dollars are payable out of such foreign currency

The depositary collects its fees for delivery and surrender of BBVA ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse and/or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the BBVA ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Limitations on Obligations and Liability to BBVA ADS Holders

The deposit agreement expressly limits BBVA’s obligations and the obligations of The Bank of New York Mellon, and it limits BBVA’s liability and the liability of The Bank of New York Mellon. BBVA and The Bank of New York Mellon:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable for any action or inaction if either relies upon the advice of, or information from, legal counsel, accountants, any person presenting shares for deposit, any holder, or any other person believed to be competent to give such advice or information;

•	are not liable if either is prevented or delayed by law or circumstances beyond their control from performing their obligations under the deposit agreement;

•	are not liable if either exercises discretion permitted under the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the BBVA ADSs or the deposit agreement on behalf of holders of BBVA ADSs or on behalf of any other party; and

•	may rely upon any documents they believe to be genuine and to have been signed or presented by the proper party.

The Bank of New York Mellon will not be liable for its failure to carry out any instructions to vote BBVA’s securities or for the effects of any such vote.

Other General Limitations on Liability to BBVA ADS Holders

Neither The Bank of New York Mellon, its agents, nor BBVA will incur any liability if prevented or delayed in performing its obligations under the deposit agreement by reason of:

•	any present or future law;

•	any act of God;

•	a war;

•	the threat of any civil or criminal penalty; or

•	any other circumstances beyond their respective control.

The obligations and liabilities of BBVA and its agents and The Bank of New York Mellon and its agents under the deposit agreement are expressly limited to performing their respective obligations specifically set forth and undertaken by them to perform in the deposit agreement without negligence or bad faith.

In the deposit agreement, BBVA and The Bank of New York Mellon agree to indemnify each other under certain circumstances.

General

The Bank of New York Mellon will act as registrar of the BBVA ADSs or, upon BBVA’s request or approval, appoint a registrar or one or more co-registrars for registration of the BBVA ADRs evidencing the BBVA ADSs in accordance with the requirements of NYSE or of any other stock exchange on which the BBVA ADSs may be listed. Such registrars or co-registrars may be removed and a substitute or substitutes appointed by The Bank of New York Mellon upon BBVA’s request or with BBVA’s approval.

Any transfer of the BBVA ADSs is registrable on the books of The Bank of New York Mellon. However, The Bank of New York Mellon may close the transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties or at BBVA’s request.

As a condition precedent to the execution and delivery, registration of transfer, split-up or combination of any BBVA ADS or the delivery of any distribution or the withdrawal of any ordinary shares or any property represented by the BBVA ADS, The Bank of New York Mellon or the custodian may, and upon BBVA’s instructions will, require from the BBVA ADR holder or the presenter of the BBVA ADS or the depositor of the ordinary shares:

•	payment of a sum sufficient to pay or reimburse the custodian, The Bank of New York Mellon or BBVA for any tax or other governmental charge and any stock transfer or brokerage fee or any charges of the depositary upon delivery of the BBVA ADS or upon surrender of the BBVA ADS, as set out in the deposit agreement;

•	the production of proof satisfactory to The Bank of New York Mellon or custodian of:

•	identity or genuineness of any signature; and

•	citizenship, residence, exchange control approval, and legal or beneficial ownership;

•	compliance with all applicable laws and regulations including the delivery of any forms required by Spanish law or custom in connection with the execution or delivery of evidence of ownership, with all applicable provisions of or governing the shares or any other deposited securities and with the terms of the deposit agreement; or

•	other information deemed necessary or proper.

The delivery, registration of transfer, split-up or combination of BBVA ADSs, or the deposit or withdrawal of shares or other property represented by BBVA ADSs, in any particular instance or generally, may be suspended during any period when the BBVA ADSs register is closed, or when such action is deemed necessary or advisable by The Bank of New York Mellon or BBVA at any time or from time to time.

Holders have the right to cancel their BBVA ADSs and withdraw the underlying shares at any time except:

•	when temporary delays arise because The Bank of New York Mellon or BBVA has closed its transfer books or the deposit of shares in connection with voting at a shareholders’ meeting or the payment of dividends;

•	when BBVA ADS holders owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to BBVA ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

The Bank of New York Mellon, upon BBVA’s request or with BBVA’s approval, may appoint one or more co-transfer agents for the purpose of effecting registrations of transfers, combinations and split-ups of BBVA ADSs at designated transfer offices on behalf of The Bank of New York Mellon. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders of BBVA ADSs and will be entitled to protection and indemnity to the same extent as The Bank of New York Mellon.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System (“Profile”) will apply to uncertificated BBVA ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS registered holder to register that transfer.

In connection with the arrangements and procedures relating to DRS and Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant that is claiming to be acting on behalf of a BBVA ADS registered holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS registered holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through DRS and Profile and in accordance with the deposit agreement, will not constitute negligence or bad faith on the part of the depositary.

BBVA ADSs Outstanding

As of September 21, 2017, there were 285,363,163 BBVA ADSs outstanding.

Exercise of Spanish Bail-in Power and other Resolution Tools

The ordinary shares of BBVA underlying the ADSs may be subject to the exercise of the Spanish Bail-in Power. See “Description of BBVA Ordinary Shares—Exercise of Spanish Bail-in Power and other Resolution Tools.”

DESCRIPTION OF RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES

We may issue rights to subscribe for our ordinary shares (including in the form of ADSs). The applicable prospectus supplement will describe the specific terms relating to such subscription rights and the terms of the offering, including, where applicable, some or all of the following:

•	the title of the subscription rights;

•	the exercise price for the subscription rights;

•	the aggregate number of subscription rights issued;

•	a discussion of the material U.S. federal, Spanish or other income tax considerations, as well as considerations under the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), applicable to the issuance of ordinary shares together with statutory subscription rights or the exercise of the subscription rights;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights;

•	the terms of the ordinary shares corresponding to the subscription rights;

•	information regarding the trading of subscription rights, including the stock exchanges, if any, on which the subscription rights will be listed;

•	the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date;

•	the period during which the subscription rights may be exercised;

•	the extent to which the offering includes a contractual over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement we enter into in connection with the offering.

DESCRIPTION OF THE NOTES OF BBVA

This section describes the general terms and provisions of the indenture dated as of July 28, 2016 (the “senior indenture”) between BBVA as issuer and The Bank of New York Mellon as trustee, which sets forth certain provisions with respect to the senior notes that may be offered by BBVA, and the indenture dated as of July 28, 2016 (the “subordinated indenture”) between BBVA as issuer and The Bank of New York Mellon as trustee, which sets forth certain provisions with respect to the subordinated notes that may be offered by BBVA. In this section “Description of the Notes of BBVA”, we will refer to the senior notes and the subordinated notes as the “notes” and the senior indenture and the subordinated indenture as the “indentures”. A prospectus supplement will describe the specific terms of a particular series of notes and any general terms outlined in this section that will not apply to those notes. If there is any conflict between the prospectus supplement and this prospectus, then the terms and provisions in the prospectus supplement apply unless they are inconsistent with the terms of the indentures or the supplemental indenture or Board resolution creating a particular series of notes.

All material information about the notes and indentures is summarized below and in the applicable prospectus supplement. Because this is only a summary, however, it does not contain all the details found in the full text of the indentures and the notes. If you would like additional information, you should read the indentures and the notes as well as the supplemental indenture or Board resolution creating a particular series of notes or the officer’s certificate for such series. Whenever we refer to specific provisions of or terms defined in the indentures in this prospectus we incorporate by reference into this prospectus such specific provisions of or terms defined in the indentures.

BBVA may issue future notes under other indentures or documentation which contain provisions different from those included in the indentures described here. BBVA is not prohibited under the notes or indentures from paying any amounts due under any of its obligations at a time when they are in default or have failed to pay any amounts due under the notes or indentures.

The senior notes will be issued under the senior indenture and the subordinated notes will be issued under the subordinated indenture. Both such indentures have been filed with the SEC as exhibits to the registration statement that includes this prospectus. Each of the senior indenture and the subordinated indenture are qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under more than one indenture of BBVA (such as the senior indenture, the subordinated indenture or the contingent convertible preferred securities indenture), upon a default in any series of securities issued under any such indenture, the trustee may be deemed to have a conflicting interest and may be required to resign under any other indentures and a successor trustee will be appointed thereunder.

General

The indentures do not limit the aggregate principal amount of notes that BBVA may issue under them.

Neither the indentures nor the notes will limit or otherwise restrict the amount of other indebtedness or other securities which BBVA or any of its subsidiaries may incur or issue. BBVA can issue notes from time to time in one or more series, up to any aggregate principal amount that BBVA may authorize. The notes will be direct, unconditional and unsecured debt obligations of BBVA.

The indentures provide that there may be more than one trustee under such indentures, each with respect to one or more series of notes. Any trustee may resign or be removed with respect to any series of notes issued under the indentures and a successor trustee may be appointed.

BBVA or any of its subsidiaries may at any time purchase senior notes or subordinated notes at any price in the open market or otherwise. Such notes purchased may be held, reissued, resold or surrendered to the relevant paying agent and/or the relevant registrar for cancellation, except that notes purchased by BBVA must be surrendered to the relevant paying agent and/or the relevant registrar for cancellation in accordance with prevailing Spanish law and the Bank of Spain’s requirements.

Terms of the Notes Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will describe the terms of the offered notes, including, where applicable, some or all of the following:

•	the title of the notes and series in which these notes will be included;

•	any limit on the aggregate principal amount of the notes;

•	whether the notes may be converted into or exercised or exchanged for debt or equity securities of BBVA or one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at BBVA’s option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of securities issuable or deliverable upon conversion, exercise or exchange may be adjusted;

•	the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the notes will be issued;

•	if any of the notes are to be issuable in global form, when they are to be issuable in global form and (i) whether beneficial owners of interests in such notes may exchange such interests for notes of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur; (ii) the name of the depository with respect to any global note; and (iii) the form of any legend or legends that must be borne by any such note in addition to or in lieu of that set forth in the relevant indenture;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of the offered notes is payable and, if other than the full principal amount thereof, the portion payable or the method or methods by which the portion of the principal amount of the notes payable on such date or dates is determined;

•	the rate or rates (which may be fixed or variable) at which the offered notes will bear interest, if any, or the method or methods, if any, by which such rate or rates will be determined and the manner upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•	the date or dates from which interest on the notes, if any, will accrue or the method or methods, if any, by which such date or dates will be determined;

•	the date or dates on which such interest, if any, will be payable, the date or dates on which payment of such interest, if any, will commence and the regular record dates for the interest payment dates, if any;

•	whether and under what circumstances additional amounts on the notes must be payable;

•	the notice, if any, to holders of the notes regarding the determination of interest on a floating rate note and the manner of giving such notice;

•	the date or dates on or after which, or the period or periods, if any, during which and the price or prices at which BBVA or the holders of the notes may, pursuant to any optional redemption provisions in addition to those set forth in the prospectus, redeem the notes, and the other terms and provisions of such optional redemption;

•	if certificates representing the notes will be issued in temporary or permanent global form, the manner in which any principal, premium, if any, or interest payable on those global notes will be paid if other than as provided in the indentures;

•	each office or agency where, subject to the terms of the indenture, the principal, premium and interest, if any, and additional amounts, if any, on the notes will be payable, where the notes may be presented for registration of transfer or exchange and where notices or demands to BBVA in respect of the notes or the indenture may be served;

•	whether any of the notes are to be redeemable at the option of BBVA or of the holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such notes may be redeemed, in whole or in part, at the option of BBVA or the holder and the terms and provisions of such optional redemption;

•	whether BBVA is obligated to redeem or purchase any of the notes pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such notes must be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such notes;

•	the denomination in which the notes will be issuable;

•	whether any of the notes will be issued as original issue discount notes;

•	if other than the principal amount thereof, the portion of the principal amount of any of such notes that shall be payable upon declaration of acceleration of maturity thereof or the method by which such portion is to be determined;

•	if other than U.S. dollars, the currencies or currency units in which the principal, premium, if any, interest, if any, and additional amounts, if any, for the notes will be payable and the manner of determining the equivalent of such currencies in U.S. dollars;

•	whether the notes are senior notes issued pursuant to the senior indenture or subordinated notes issued pursuant to the subordinated indenture or whether the relevant prospectus supplement includes both types of notes;

•	if BBVA or a holder may elect payment of the principal, premium, and interest or additional amounts, if any, on the notes in a currency or currencies, currency unit or units or composite currency different from the one in which the notes are denominated or stated to be payable, the period or periods within which and terms and conditions on which such election may be made, as well as the time and manner of determining the exchange rate;

•	whether the amount of payments of principal of, premium and interest, if any, on or any additional amounts on the notes may be determined with reference to an index, formula or other method or methods which may, but need not be, based on one or more currencies, currency units or composite currencies, commodities, equity or other indices, and, if so, the terms and conditions upon which and the manner in which these amounts will be determined;

•	any deletions, modifications or additions to the events of default or covenants of BBVA with respect to the notes set forth in the relevant indenture;

•	the applicability of the defeasance provisions of the indenture applicable to such notes and any provisions in modification of, in addition to or in lieu of any of the defeasance provisions of the relevant indenture;

•	if any notes are to be issuable upon the exercise of warrants, the time, manner and place for such notes to be authenticated and delivered;

•	if any of the notes are to be issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary note) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

•	if there is more than one trustee, the identity of the trustee and, if other than the applicable trustee, the identity of each security registrar, paying agent and authenticating agent;

•	the “Stated Intervals” and the “Record Date” for purposes of Sections 312(a) (in the case of non-interest bearing notes) and 316(c), respectively, of the Trust Indenture Act;

•	the deed of issuance (escritura de emisión), if required, which shall be in Spanish language, related to the notes;

•	any material U.S. federal or Spanish income tax considerations applicable to the notes to the extent not described in this prospectus; and

•	any other terms of the notes, which shall not be inconsistent with the provisions of the indentures (as amended, if applicable, by the relevant supplemental indenture).

BBVA may issue notes as original issue discount notes. An original issue discount note is a note, including a zero coupon note, offered at a discount from the principal amount of the note due at its maturity. The applicable prospectus supplement will describe any additional material U.S. federal income tax consequences, the amount payable in the event of an acceleration and other special factors applicable to any original issue discount notes.

Payments of Additional Amounts

Unless otherwise specified in the applicable prospectus supplement, any amounts to be paid with respect to the notes shall be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature unless such withholding or deduction is required by law. Except as otherwise provided herein, in the event any such withholding or deduction is imposed or levied by or on behalf of Spain or any political subdivision or authority thereof or therein having the power to tax, BBVA will pay to the relevant holder such additional amounts as may be necessary in order that the net amounts received by the holder, after such withholding or deduction equals the respective amounts of principal, premium, if any, interest, if any, and sinking fund payments, if any, which would otherwise have been receivable in respect of the notes in the absence of such withholding or deduction; except that no such additional amounts will be payable with respect to any note:

(a) to, or to a third party on behalf of, a holder who is liable for such taxes or duties by reason of such holder (or the beneficial owner for whose benefit such holder holds such note) having some connection with Spain other than the mere holding of such note (or such beneficial interest) or the mere crediting of the note to such holder’s account; or

(b) presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below) except to the extent that the holder would have been entitled to additional amounts on presenting the same for payment on such thirtieth day assuming that day to have been a business day in such place of presentment; or

(c) in respect of any tax, assessment or other governmental charge that would not have been imposed but for the failure by the holder or beneficial owner of that note to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of that note, if compliance is required by statute or by regulation of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to reduction of or relief or exemption from the tax, assessment or other governmental charge; or

(d) presented for payment (where presentation is required) by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant note to another paying agent; or

(e) in the event that such note is redeemed pursuant to a Redemption for Failure to List (as such term is defined below under “—Redemption—Early Redemption for Taxation or Listing Reasons”).

Additional amounts will also not be paid with respect to any payment to a holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the additional amounts had it been the holder.

For the avoidance of doubt, no additional amounts will be paid by BBVA or any paying agent on account of any deduction or withholding from a payment on, or in respect of, the notes where such deduction or withholding is imposed pursuant to any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and Spain or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

As used above, “Relevant Date” means the date on which any payment first becomes due and payable, except that if the full amount of the moneys payable has not been received by the paying agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to the holders and notice to that effect is duly given to the holders in accordance with the provisions set forth under “—Notices” below.

Any reference to principal, interest or premium shall be deemed to include additional amounts to the extent payable in respect thereof.

Redemption

Optional Redemption

The applicable prospectus supplement will indicate, if applicable, the date or dates on or after which, or the period or periods, if any, during which and the price or prices at which BBVA or the holders of the notes may, pursuant to any optional redemption provisions in addition to those set forth below, redeem the notes, and the other terms and provisions of such optional redemption.

Early Redemption for Taxation or Listing Reasons

BBVA may, in compliance with the applicable capital adequacy regulations from time to time in force, redeem the notes of any series it has issued, subject to the restrictions described in this section and, in the case of subordinated notes, to the Bank of Spain’s prior approval, which under current Spanish bank regulations may not be sought prior to the fifth anniversary of the issuance of the series of subordinated notes. Subject to such restrictions, BBVA may, at its option, redeem a series of notes it has issued in whole, but not in part, at any time with not less than 30 days nor more than 60 days’ notice given in the manner described under “—Notices” below and in the applicable prospectus supplement and indenture.

The redemption price will be equal to 100% of the principal amount (or such other early tax redemption amount as may be specified in the applicable prospectus supplement) plus interest accrued to the date fixed for redemption.

Unless otherwise provided in the notes of any series, all (but not less than all) of the notes of any series may be redeemed at the option of BBVA, if, as a result of any change in or amendment to the laws or regulations of Spain (including any treaty to which Spain is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after the date of the applicable prospectus supplement, either (i) BBVA would become obligated to pay additional amounts in making any payments under the notes, as described in the section entitled “—Payments of Additional Amounts” above, with respect to such payment, or (ii) BBVA would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next interest payment date on such notes or the value of such deduction to BBVA would be materially reduced, provided that in the case of (i) above BBVA is not permitted to give notice to the trustee of the redemption earlier than 60 days prior to the earliest date on which BBVA would be obligated to deduct or withhold tax or pay additional amounts were a payment on the notes then due.

If BBVA elects to redeem the notes of any series, the applicable redemption price will become due and payable on such notes or portion thereof to be redeemed and, if applicable, they will cease to accrue interest from the redemption date, unless BBVA fails to pay the redemption price on such redemption date.

In the case of any merger, consolidation, sale, conveyance or lease not considered an event of default, or in the case of any assumption of obligations under the notes of any series permitted by the applicable indenture by a successor, if the acquiring, resulting or successor person is not incorporated or tax resident in Spain, the acquiring, resulting or successor person will also be entitled to redeem the notes in the circumstances described above for any change or amendment to, or change in the application or official interpretation of, the laws or regulations of such person’s jurisdiction of incorporation or tax residence, which change or amendment must, in the case of a substituted issuer, occur subsequent to the date of the merger, consolidation, sale, conveyance, lease or assumption.

In addition, if any series of notes is not listed on an organized market in an Organization for Economic Co-operation and Development (“OECD”) country by the date that is 45 days prior to the initial interest payment date on such series of notes, BBVA may, at its election and having given no less than 15 days’ notice to the holders of such series of notes in accordance with the terms described below under “—Notices” and in the applicable prospectus supplement and indenture, redeem all of the outstanding notes of such series at their principal amount, together with accrued interest, if any, thereon to but not including the redemption date (any such redemption, a “Redemption for Failure to List”); provided that from and including the issue date of the notes of such series to and including such interest payment date, BBVA will use its reasonable efforts to obtain or maintain such listing, as applicable. See “—Common Terms” below.

In the event of a Redemption for Failure to List, BBVA will be required to withhold tax and will pay interest in respect of the principal amount of the notes redeemed net of the Spanish withholding tax applicable to such payments (currently 19%). If this were to occur, BBVA would not pay additional amounts and beneficial owners would have to follow the procedures set forth in the relevant prospectus supplement in order to apply directly to the Spanish tax authorities for any refund to which they may be entitled.

Common Terms

If BBVA or the holders have elected to redeem the notes of any series but prior to the deposit with the trustee or with a paying agent, as the case may be, of the redemption price with respect to such redemption the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption price (and any accrued interest and additional amounts payable under the relevant indenture) will be due and payable.

Form, Transfer, Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, each series of notes will be issued in registered form only, without coupons. There will not be any service charge for any transfer or exchange of notes payable to BBVA, but BBVA may require payment to cover any tax or other governmental charge payable and any other expenses (including the fees and expenses of the trustee) that may be imposed in that regard.

Unless the applicable prospectus supplement provides otherwise, the principal, premium and interest (and any additional amounts) on the notes of a particular series will be payable, and transfer or exchange of the notes will be registrable, at the corporate trust office of The Bank of New York Mellon under the applicable indenture. However, if specified in the applicable prospectus supplement, BBVA may elect to pay any interest by check mailed to the address of the entitled person as it appears in the security register at the close of business on the regular record date for the interest or by transfer to an account maintained by the payee with a bank located in the United States.

Unless the applicable prospectus supplement provides otherwise, payment of interest on and any additional amounts with respect to a note on any interest payment date will be made to the person in whose name the note is registered at the close of business on the regular record date for the interest.

Global Certificates

BBVA may issue the notes of a series in whole or in part in the form of one or more global certificates representing the notes. Unless otherwise stated in the applicable prospectus supplement, DTC will act as securities depository for the notes. Therefore, BBVA will issue the notes only as registered securities registered in the name of Cede & Co. (DTC’s nominee) and will deposit with DTC one or more registered certificates representing in aggregate the total number of such notes.

As long as DTC or its nominee is the registered holder of a global certificate representing notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the notes represented by that global certificate for all purposes under the applicable indenture and the notes. Except as described below, owners of beneficial interests in a note represented by a global certificate will not be entitled to have the notes represented by such global certificate registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the holders of such notes under the applicable indenture. Accordingly, each person owning a beneficial interest in a note represented by a global certificate must rely on the procedures of DTC and, if that person is not a participant in DTC, on the procedures of the participant in DTC through which the person owns its interest, to exercise any rights of a beneficial owner under the applicable indenture.

Beneficial interests in notes of any series represented by a global certificate will be exchangeable for notes of such series represented by individual security certificates, or certificated notes, and registered in the name or names of owners of such beneficial interests as specified in instructions provided by DTC to the trustee only if: (i) the depository is at any time unwilling, unable or ineligible to continue as depository or has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by BBVA within 60 days of the date BBVA is so informed in writing; (ii) BBVA executes and delivers to the trustee a company order to the effect it has elected to cause the issuance of definitive registered securities, (iii) an event of default has occurred and is continuing with respect to the securities, or (iv) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by the relevant prospectus supplement.

Outstanding Notes

In determining whether the holders of the requisite principal amount of outstanding notes of a series have given any request, demand, authorization, direction, notice, consent or waiver under the notes of such series or the relevant indenture, any note owned by BBVA or any other obligor upon the notes or any affiliate of BBVA or such other obligor (if any such notes are so owned), will be deemed not to be outstanding. In addition, the portion of the principal amount of an original issue discount note (if any) that will be outstanding will be the amount that would be declared due and payable as of the date of determination and, unless the applicable prospectus supplement provides otherwise, the principal amount of an indexed note (if any) that will be outstanding will be the principal face amount determined on the date of its original issuance.

Modifications and Waivers

Modification of the Indenture With Consent of Holders

BBVA and the applicable trustee may amend or modify the applicable indenture and may waive any future compliance with such indenture by BBVA with the consent, as evidenced in an Act or Acts (as defined in the relevant indenture), of the holders of not less than a majority in principal amount of the outstanding notes of each series affected thereby voting as a class. However, the modification, amendment or waiver may not, without the consent or the affirmative vote of the holder of each note affected:

•	change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to, any note, or reduce the principal amount thereof or the rate of interest thereon (except that holders of not less than 75% in principal amount of outstanding notes of a series may consent by Act, on behalf of the holders of all of the outstanding notes of such series, to the postponement of the stated maturity of any installment of interest for a period not exceeding three years from the original stated maturity of such installment (which original stated maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment)) or any additional amounts with respect thereto;

•	change any premium payable upon the redemption of such notes or otherwise;

•	change the obligation of BBVA to pay additional amounts;

•	reduce the amount of the principal of an original issue discount note (if any) that would be due and payable upon a declaration of acceleration of the maturity of the note or the amount thereof provable in bankruptcy;

•	change the redemption provisions or adversely affect the right of repayment at the option of the holder;

•	change the place of payment or currency in which the payment of principal, any premium, interest or any additional amounts is payable;

•	impair the right to take legal action to enforce the payment when due of principal, any premium, interest or any additional amounts with respect to the notes;

•	reduce the percentage in principal amount of notes outstanding the consent of whose holders is required to modify or amend the indenture or the terms and conditions of the notes or to waive a default under or compliance with any note or reduce the requirement for a quorum or voting;

•	modify the provisions governing modification of such indenture with the consent of holders or give waivers of past defaults, and the consequences of such defaults, except to increase the percentage of outstanding notes of such series the consent of whose holders is required to modify and amend such indenture or to give any such waiver and except to provide that additional provisions of such indenture cannot be modified or waived without the consent of each holder of notes affected thereby; or

•	change in any manner adverse to the interests of the holders of outstanding notes of any series the terms and conditions of the obligations of BBVA in respect of the due and punctual payment of principal, premium or interest or sinking fund payments, including any additional amounts;

except in each case with respect to any modification or amendment of the applicable indenture which is entered into as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (in which case neither the consent nor the affirmative vote of any holder of any note affected will be required).

The holders of not less than a majority in principal amount of the outstanding notes of any series on behalf of the holders of all the notes of such series may, by Act, waive any past default under the indenture with respect to that series, except a default in payment of the principal of or any premium or interest on or any additional amounts with respect to, any notes of such series or in respect of certain covenants or provisions specified in the relevant indenture which cannot be modified or amended without the consent of each affected holder of outstanding notes of such series.

Modification of the Indenture without Consent of Holders

BBVA and the applicable trustee may modify and amend the applicable indenture without the consent of the holders to:

•	evidence the succession of another entity to BBVA, and the assumption by any such successor of the covenants of BBVA in such indenture and in the notes;

•	add to covenants of BBVA for the benefit of the holders of all or any series of notes or to surrender any right or power conferred upon BBVA;

•	establish the form or terms of notes of any series;

•	provide for the appointment of a successor trustee and to add to or change any of the provisions of such indenture to provide for or facilitate the administration of trusts under the indenture;

•	cure any ambiguity or correct or supplement any defect or inconsistency in such indenture, or make any other provisions with respect to matters or questions arising under such indenture which do not adversely affect the interests of the holders of notes of any series in any material respect;

•	add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of notes;

•	supplement any of the provisions of such indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of notes, provided such action does not adversely affect the interests of any holders of notes of such series or any other series in any material respect;

•	add any additional events of default for the benefit of the holders of all or any series of notes;

•	secure any notes;

•	delete, amend or supplement any provision of such indenture or any indenture supplement thereto, provided such actions will not materially adversely affect the interests of the holders of notes then outstanding; or

•	delete, amend or supplement any provision of such indenture or any indenture supplement thereto as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Discharge, Defeasance and Covenant Defeasance

BBVA may discharge certain obligations to holders of any series of notes that have not already been delivered to the applicable trustee for cancellation and that have become due and payable, will become due and payable at their stated maturity within one year or, if redeemable at the option of BBVA, are to be called for redemption within one year, by depositing or causing to be deposited with the applicable trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on such notes, including principal, interest, premium and any additional amounts to the date of such deposit (if such notes have become due and payable) or to the maturity date of such notes, as the case may be.

BBVA may also elect to have its obligations under the indenture discharged with respect to the outstanding notes of any series (“legal defeasance”). Legal defeasance means that BBVA will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes of such series under the relevant indenture, except for:

•	the rights of holders of such outstanding notes to receive principal, any premium, interest and any additional amounts when due from the trust described below;

•	the obligations of BBVA to issue temporary notes, register the transfer of notes, replace temporary or mutilated, destroyed, lost or stolen notes, pay additional amounts, maintain an office or agency for payment and hold money for payments in trust;

•	the rights, powers, trusts, duties and immunities of the applicable trustee; and

•	the defeasance provisions of the applicable indenture.

In addition, BBVA may elect to have its obligations released with respect to certain covenants in the applicable indenture (“covenant defeasance”). Any omission to comply with any obligations so released will not constitute a default or an event of default with respect to the notes of any series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding notes of or within any series:

•

BBVA must irrevocably have deposited or caused to be deposited with the applicable trustee, in trust, money, in U.S. dollars or in the foreign currency in which such notes are payable at stated maturity, or U.S. government obligations or a combination of money and U.S. government obligations applicable to such notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay and discharge when due all of the principal, interest and any premium of such notes and any mandatory sinking fund or analogous payments thereon;

•	the legal defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which BBVA is a party or by which it is bound;

•	no event of default or event which, with notice or lapse of time, or both, would become an event of default with respect to the outstanding notes of that series may have occurred and be continuing on the date of the establishment of such a trust, and in the case of legal defeasance, at any time during the period ending on the 91st day after such date;

•	BBVA must have delivered to the applicable trustee an opinion of counsel of recognized standing to the effect that the beneficial owners of such notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance only, the opinion of counsel must refer to and be based upon a letter ruling of the Internal Revenue Service received by BBVA, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of this prospectus;

•	BBVA must have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to such defeasance have been complied with;

•	the legal defeasance or covenant defeasance must not cause the applicable trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all relevant notes are in default within the meaning of such Act);

•	the legal defeasance or covenant defeasance must not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and

•	in the case of the subordinated notes, BBVA shall have delivered to the applicable trustee an opinion of counsel substantially to the effect that (i) the trust funds deposited to effect the legal defeasance or covenant defeasance will not be subject to any rights of holders of Senior Indebtedness (as defined below under “—Subordinated Notes—Subordination of Subordinated Notes”), including those arising under the applicable subordination provisions of the subordinated indenture, and (ii) after the second anniversary following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of BBVA, no opinion is given as to the effect of such laws on the trust funds except in certain limited circumstances set forth in the subordinated indenture.

Unless otherwise provided in the applicable prospectus supplement, if, after BBVA has deposited funds or U.S. government obligations to effect legal defeasance or covenant defeasance with respect to notes of any series,

•	the holder of a note of such series is entitled to elect and does elect to receive payment in a currency other than that in which such deposit has been made in respect of such note; or

•	a “conversion event” (as defined below for purposes of this section) occurs in respect of the foreign currency in which such deposit has been made; then,

the indebtedness represented by such note shall be deemed to have been and will be fully discharged and satisfied through the payment of the principal, any premium, interest and any additional amounts on such note as it becomes due out of the proceeds yielded by converting the amount or other property so deposited into the currency in which such note becomes payable as a result of such election or such conversion event based on the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, except, with respect to a conversion event, for such foreign currency in effect at the time of the conversion event.

In this section “Description of the Notes of BBVA”, a “conversion event” means the cessation of use of (i) a foreign currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or (ii) the euro both within the European monetary system and for the settlement of transactions by public institutions of or within the EU.

In the event BBVA effects covenant defeasance with respect to any notes and such notes are declared due and payable because of the occurrence of any event of default, the amount in money and U.S. government obligations deposited in trust will be sufficient to pay amounts due on such notes at the time of their stated maturity. They may not, however, be sufficient to pay amounts due on such notes at the time of the acceleration resulting from such event of default. In this case, BBVA will remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the notes of a particular series.

Upon the exercise of the Spanish Bail-in Power with respect to a series of notes which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the notes of such series or such notes otherwise ceasing to be outstanding, the applicable indenture shall be deemed satisfied and discharged as to such series.

Notices

All notices to holders of registered notes shall be validly given if mailed to them at their respective addresses in the register maintained by the applicable trustee.

The Trustee

The Bank of New York Mellon, the trustee currently appointed pursuant to the indentures, has its corporate trust office located at 101 Barclay Street, New York, NY 10286 and the indentures will be administered by The Bank of New York Mellon acting (except with respect to its role as security registrar) through its London Branch at One Canada Square, London E14 5AL, United Kingdom or such other location in New York or England as notified by the trustee to BBVA from time to time. The trustee and any trustee appointed pursuant to the senior indenture or the subordinated indenture shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act.

By its acquisition of any notes offered hereunder, each holder thereof, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of such series. Additionally, by its acquisition of any notes of any series offered hereunder, each holder thereof acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such series of notes, (a) the trustee shall not be required to take any further directions from holders of the notes of such series with respect to any portion of the notes of such series that is written down, converted to equity and/or cancelled under the provision of the applicable indenture which authorizes holders of a majority in aggregate outstanding principal amount of the notes of a series to direct certain actions relating to the notes of such series, and (b) the applicable indenture shall not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to notes of a series, so long as any notes of such series remain outstanding, there shall at all times be a trustee for the notes of such series in accordance with the relevant indenture, and the resignation and/or removal of the applicable trustee and the appointment of a successor trustee shall continue to be governed by the relevant indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the notes of such series remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

Subject to the provisions of the Trust Indenture Act, the applicable trustee is under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of notes, unless offered reasonable security or indemnity satisfactory to the Trustee by the holder against the costs, expenses and liabilities which might be incurred thereby.

BBVA and some of its subsidiaries maintain deposits with and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of business.

Successor Trustees

Any trustee in respect of the notes of a series may resign or be removed by holders of a majority in principal amount of notes of such series at any time, effective upon the acceptance by a successor trustee of the respective appointment. The indentures provide that any successor trustee will have a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any of its states or territories or the District of Columbia and in good standing. No person shall accept its appointment as a successor trustee with respect to the notes of a series unless at the time of such acceptance such successor trustee shall be qualified and eligible under the relevant indenture.

Repayment of Funds

All monies paid by BBVA to the applicable trustee or a paying agent for payment of principal, premium or interest and any additional amounts on any notes which remain unclaimed at the end of two years after that payment has been made will be repaid to BBVA on BBVA’s request and all liability of the applicable trustee or the paying agent related to it will cease, and, if permitted by law, the holder of the applicable note will look only to BBVA for payment as its general unsecured creditor.

Prescription

All claims against BBVA for payment of principal, premium, interest or additional amounts on or in respect of the notes will become void unless made within the earlier of (i) six years or (ii) any applicable shorter period provided for under New York law, starting from the later of the date on which that payment first became due and the date on which the full amount was received by the applicable trustee or the paying agent.

Consolidation, Merger and Conveyance of Assets; Assumption

Except as provided by the events of default, nothing contained in the indentures or in any of the notes shall prevent any consolidation, amalgamation or merger of BBVA with or into any other person or persons (whether or not affiliated with BBVA), or successive consolidations, amalgamations or mergers in which BBVA or the successor or successors of BBVA shall be a party or parties, or shall prevent any sale, conveyance or lease of the property of BBVA as an entirety or substantially as an entirety, to any other person (whether or not affiliated with BBVA); provided that the person formed by or into which BBVA is consolidated, amalgamated or merged shall assume the due and punctual payment of the principal of (and premium, if any), interest and additional amounts, if any, on the notes in accordance with the provisions thereof and the indentures, and the performance of every covenant of the indentures on the part of BBVA to be performed or observed.

Any holding company or wholly-owned subsidiary of BBVA may assume BBVA’s obligations under the notes of any series without the consent of any holder, provided that certain conditions are satisfied, including that the successor entity has ratings for long-term senior debt (in case of senior notes) or long-term subordinated debt (in the case of subordinated notes) assigned by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies Inc. or Moody’s Investors Service, Inc. which are the same as or higher than the credit rating for long-term senior or subordinated debt, as the case may be, of BBVA (or, if applicable, the previous successor entity) immediately prior to such assumption. Upon any such assumption, all of BBVA’s direct obligations under the notes of the relevant series and, with respect to such notes, all of BBVA’s direct obligations under the relevant indenture shall immediately be discharged, and the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, BBVA under the indenture with respect to any such notes with the same effect as if such successor entity had been named as BBVA in the indenture.

In the case of any merger, consolidation, sale, conveyance or lease, or in the case of any assumption of obligations under the notes of any series permitted by the relevant indenture by a successor, if the acquiring, resulting or successor person is not incorporated or tax resident in Spain, additional amounts under the notes will be payable for taxes imposed by the jurisdiction of incorporation or tax residence of such person (subject to exceptions equivalent to those that apply to the obligation to pay additional amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain.

An assumption of the obligations of BBVA under any series of notes may be considered for U.S. federal income tax purposes to be a deemed exchange by the beneficial owners of the notes of such series for new notes. In that case, U.S. taxpayers could be required to recognize a taxable gain or loss for U.S. federal income tax purposes and may be subject to certain other adverse U.S. tax consequences. U.S. beneficial owners of notes should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The notes and the indentures will be governed by and construed under the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by BBVA of the indentures and the notes and the issuance of the notes will be governed by and construed in accordance with Spanish law. In addition, certain provisions of the notes and the indentures related to the status of the notes and, where applicable, the subordination of the notes shall be governed by and construed in accordance with Spanish law.

Senior Notes

The senior notes will constitute direct, unconditional, unsubordinated and unsecured indebtedness of BBVA and will rank pari passu among themselves and with all other present and future unsubordinated and unsecured indebtedness of BBVA, but in the event of insolvency only to the extent permitted by Spanish Law 22/2003 of July 9 (Ley Concursal), as amended, replaced or supplemented from time to time (the “Insolvency Law”), regulating insolvency proceedings in Spain, or other laws relating to or affecting the enforcement of creditors’ rights in Spain.

Events of Default

Except as provided in the second paragraph immediately below, “event of default”, wherever used below with respect to the senior notes of any series, means any one of the following events, unless, with respect to a particular series of senior notes, such event is specifically deleted or modified in or pursuant to supplemental indentures or Board resolutions creating such series of senior notes or in the officer’s certificate for such series:

•	default by BBVA in the payment of the principal of any senior note of such series when due and payable at its maturity and such default is not remedied within 14 days;

•	default by BBVA in the payment of any interest on or any additional amounts payable in respect of any senior note of such series when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 21 days;

•	default by BBVA in the payment of any premium or deposit of any sinking fund payment, when and as due by the terms of a senior note of such series, and such default is not remedied in 30 days;

•	default in the performance or breach of certain covenants or warranties of BBVA in the senior indenture or the senior notes, and continuance of such breach or default for a period of 30 days after there has been given, by registered or certified mail, to BBVA by the trustee or to BBVA and the trustee by any holder or the holders of any outstanding senior notes of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the senior indenture;

•	an order is made by any competent court commencing insolvency proceedings (procedimientos concursales) against BBVA or an order of any competent court or administrative agency is made or a resolution is passed by BBVA for the dissolution or winding up of BBVA, except in any such case for the purpose of a reconstruction or a merger or amalgamation which has been approved by an Act of the holders of the senior notes of such series, or where the entity resulting from any such reconstruction or merger or amalgamation is a financial institution (entidad de crédito according to Article 1 of Law 10/2014 of June 26, on regulation, oversight and solvency of credit institutions, as amended, replaced or supplemented from time to time) and will have a rating for long-term senior debt assigned by Standard & Poor’s Ratings Services, Moody’s Investors Service or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of BBVA immediately prior to such reconstruction or merger or amalgamation;

•	BBVA is adjudicated or found bankrupt or insolvent by any competent court, or any order of any competent court or administrative agency is made for, or any resolution is passed by BBVA to apply for, judicial composition proceedings with its creditors for the appointment of a receiver or trustee or other similar official in insolvency proceedings (procedimientos concursales) in relation to BBVA or of a substantial part of its assets (unless in the case of an order for a temporary appointment, such appointment is discharged within 30 days);

•	BBVA (except for the purpose of an amalgamation, merger or reconstruction approved by an Act of the holders of the senior notes of such series, or where the entity resulting from any such amalgamation, merger or reconstruction will have a rating for long-term senior debt assigned by Standard & Poor’s Ratings Services, Moody’s Investors Service or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of BBVA immediately prior to such amalgamation, merger or reconstruction) ceases or threatens to cease to directly or indirectly carry on the whole or substantially the whole of its business; or

•	a holder of a security interest takes possession of the whole or any substantial part of the assets or business of BBVA or an order of any competent court or administrative agency is made for the appointment of an administrative or other receiver, manager, administrator or similar official in relation to BBVA or in relation to the whole or any substantial part of the business or assets of BBVA (in each case, other than in connection with a Resolution or an Early Intervention with respect to BBVA), or a distress or execution is levied or enforced upon or sued out against any substantial part of the business or assets of BBVA and is not discharged within 30 days.

For the purpose of the above definition, a report by the external auditors from time to time of BBVA as to whether any part of the business or assets of BBVA is “substantial” shall, in the absence of manifest error, be conclusive.

Notwithstanding the above, any Resolution or Early Intervention with respect to BBVA will not, in and of itself and without regard to any other fact or circumstance, constitute a default or an event of default under the fifth and sixth bullet points set forth above or any provision of the senior indenture with respect to the senior notes of any series. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due on the senior notes of any series, or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the senior notes of any series, will constitute an event of default or default under the senior indenture or the senior notes of any series. See “—Agreement with Respect to the Exercise of the Spanish Bail-in Power”. In addition, no repayment or payment of Amounts Due on the senior notes of any series will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

If an event of default with respect to the senior notes of any series at the time outstanding occurs and is continuing, then the applicable trustee, acting pursuant to an Act of the holders of the senior notes of the relevant series, with respect to all outstanding senior notes of such series, or the holder of any outstanding senior note of the relevant series, with respect to such senior note held by such holder, may declare the principal, or such lesser amount as may be provided for in the senior notes of such series, of such senior notes or senior note, as the case may be, to be due and payable immediately in accordance with the terms of the senior indenture.

At any time after such a declaration of acceleration with respect to the senior notes or a senior note, as the case may be, of any series has been made and before a judgment or decree for payment of the money due has been obtained by the applicable trustee as provided in the senior indenture, the holders of not less than a majority in principal amount of the outstanding senior notes of such series may, by Act rescind and annul such declaration and its consequences if:

1.	BBVA has paid or deposited with the applicable trustee a sum of money sufficient to pay:

(A)	all overdue installments of any interest on and additional amounts with respect to all senior notes of such series;

(B)	the principal of and any premium on any senior notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any additional amounts with respect thereto at the rate or rates borne by or provided for in such senior notes;

(C)	to the extent that payment of such interest or additional amounts is lawful, interest upon overdue installments of any interest and additional amounts at the rate or rates borne by or provided for in such senior notes; and

(D)	all sums paid or advanced by the applicable trustee and the reasonable compensation, expenses, disbursements and advances of the applicable trustee, its agents and counsel and all other amounts due to the applicable trustee under the senior indenture; and

2.	all Events of Default with respect to senior notes of such series, other than the non-payment of the principal of and any premium and interest on, and any additional amounts with respect to senior notes of such series which have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the senior indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Subject to payment of the applicable trustee’s fees and expenses, the holders of not less than a majority in principal amount of the outstanding senior notes of any series on behalf of the holders of all the senior notes of such series may, by Act waive any past event of default under the senior indenture with respect to such series and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any additional amounts with respect to, any senior note of such series or in respect of a covenant or provision of the senior indenture that cannot be modified or amended without the consent of each holder of outstanding senior notes of such series.

No holder of any of the senior notes of any series has the right to institute any proceeding, judicial or otherwise, with respect to the senior indenture or any remedy thereunder, unless (i) such holder has previously given written notice to the applicable trustee of a continuing event of default with respect to the senior notes of such series; (ii) the holders of not less than 25% in principal amount of the outstanding senior notes of such series have made written request to the applicable trustee to institute proceedings in respect of such event of default as trustee under the senior indenture with respect to such series of senior notes and such holder or holders have offered to the applicable trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the applicable trustee has failed to institute any such proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and (iv) the applicable trustee has not received any direction inconsistent with such written request during such 60-day period by the holders of a majority in principal amount of the outstanding senior notes of such series.

Except as set forth in the immediately following paragraph, notwithstanding any other provision in the senior indenture and the senior notes, the right of each holder is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the senior indenture with respect to payment of defaulted interest, interest on, and any additional amounts with respect to, his or her senior note or notes on or after the respective maturity or maturities therefor specified in such senior notes (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of such holder if provided in or pursuant to the senior indenture, on or after the date such repayment is due) and to institute suit for the enforcement of any such payment, which cannot be impaired or affected without the consent of such holder, except that holders of not less than 75% in principal amount of outstanding senior notes of a series may consent by Act on behalf of the holders of all outstanding senior notes of such series, to the postponement of the maturity of any installment of interest for a period not exceeding three years from the original maturity of such installment (which original maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).

The senior notes of any series may be subject to the exercise of the Spanish Bail-in Power, and no holder of any senior note shall have any claim against BBVA in connection with or arising out of any such exercise.

Within 90 days after the occurrence of any default under the senior indenture known to the applicable trustee with respect to the senior notes of any series, such trustee shall transmit by mail to all holders of senior notes of such series entitled to receive reports, notice of such default, unless such default shall have been cured or waived. Except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or additional amounts with respect to, any senior note of such series, such trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of such trustee in good faith determine that the withholding of such notice is in the best interest of the holders of senior notes of such series. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to senior notes of such series.

Subordinated Notes

Subordination of Subordinated Notes

BBVA’s obligations under the subordinated notes, whether on account of principal, interest or otherwise, will constitute direct, unconditional and subordinated obligations. Subject to mandatory provisions of Spanish law, in the event of insolvency (concurso) of BBVA under the Insolvency Law, the obligations of BBVA on account of principal of the subordinated notes will fall within the category of subordinated credits (créditos subordinados) (as defined in the Insolvency Law) and will rank in right of payment after Senior Indebtedness (as defined below) and will at all times rank pari passu among themselves and pari passu with all other present and future subordinated credits (créditos subordinados) (as defined in the Insolvency Law) of BBVA, except for certain subordinated obligations expressed, by law or by their terms, to rank senior or junior to the subordinated notes. Accordingly, no amount shall be payable to the holders of subordinated notes until the claims with respect to all Senior Indebtedness (other than as aforesaid) admitted in the insolvency (concurso) of BBVA under the Insolvency Law have been satisfied pursuant to the laws of Spain. Additional detail on the status of the securities may be included in the applicable prospectus supplement.

Prior to any voluntary or necessary declaration of insolvency (concurso) of BBVA under the Insolvency Law or any voluntary or mandatory liquidation of BBVA or similar procedure, BBVA may be subject to an Early Intervention or Resolution and the subordinated notes of any series may be subject to the exercise of the Spanish Bail-in Power, in which case no holder of any subordinated note shall have any claim against BBVA in connection with or arising out of any such exercise of the Spanish Bail-in Power.

Except as provided above, nothing contained in the subordinated indenture or in any of the subordinated notes will affect the obligation of BBVA to make, or prevent BBVA from making, at any time, payments of principal of (or premium, if any) or interest, if any, on the subordinated notes or on account of the purchase or other acquisition of subordinated notes or prevent the application by the applicable trustee of any moneys deposited with it under the subordinated indenture to the payment of or on account of the principal of (or premium, if any) or interest, if any, on the subordinated notes, unless such trustee shall have received written notice of any event prohibiting the making of such payment.

Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the holders of the subordinated notes or the applicable trustee.

No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, will in any way alter or affect any of the subordination provisions of the subordinated indenture or of the subordinated notes relating to the subordination thereof.

Each holder of subordinated notes by his or her acceptance thereof authorizes and directs the applicable trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the subordinated notes as provided in the subordinated indenture and as summarized herein and appoints the applicable trustee his attorney-in-fact for any and all such purposes, including, if required, to grant any private or public documents on such holder’s behalf.

The applicable trustee’s claims under the subordinated indenture are not subordinated.

“Senior Indebtedness” means, with respect to BBVA, all rights and claims, whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed, and all amendments, renewals, extensions, modifications and refundings of indebtedness or obligations represented by such rights and claims, (i) of privileged creditors (acreedores privilegiados), unsecured and unsubordinated creditors (acreedores comunes), those subordinated creditors referred to in art. 92.1 of the Insolvency Law and insolvency estate creditors (acreedores contra la masa) of BBVA, in each case as determined in accordance with the Insolvency Law; or (ii) if such Insolvency Law is no longer in effect, all of such rights and claims of all creditors of BBVA, unless in any such case the instrument by which the indebtedness or obligations represented by such rights and claims are created, incurred, assumed or guaranteed by BBVA, or are evidenced, provides that they are subordinate, or are not superior, in right of payment to the subordinated notes.

Events of Default

“Event of default”, wherever used below with respect to subordinated notes of any series, means any one of the following events, unless, with respect to a particular series of subordinated notes, such event is specifically deleted or modified in or pursuant to supplemental indentures or Board resolutions creating such series of subordinated notes or in the officer’s certificate for such series:

•	an order is made by any competent court commencing insolvency proceedings (procedimientos concursales) against BBVA or an order of any competent court or administrative agency is made or a resolution is passed by BBVA for the dissolution or winding up of BBVA, except in any such case for the purpose of a reconstruction or a merger or amalgamation which has been approved by an Act of the holders relating to such series, or where the entity resulting from any such reconstruction or merger or amalgamation is a financial institution (entidad de crédito according to Article 1 of Law 10/2014 of June 26, on regulation, oversight and solvency of credit institutions, as amended, replaced or supplemented from time to time) and will have a rating for long-term senior debt assigned by Standard & Poor’s Ratings Services, Moody’s Investors Service or Fitch Ratings Ltd. equivalent to or higher than the rating for long-term senior debt of BBVA immediately prior to such reconstruction or merger or amalgamation; or

•	any other event of default that may be specified pursuant to the subordinated indenture.

Notwithstanding the above, any Resolution or Early Intervention with respect to BBVA will not, in and of itself and without regard to any other fact or circumstance, constitute a default or an event of default under the first bullet point set forth above or any provision of the subordinated indenture with respect to the subordinated notes of any series. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due on the subordinated notes of any series, or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the subordinated notes of any series, will constitute an event of default or default under the subordinated indenture or the subordinated notes of any series. See “—Agreement with Respect to the Exercise of the Spanish Bail-in Power”. In addition, no repayment or payment of Amounts Due on the subordinated notes of any series will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

If an event of default with respect to the subordinated notes of any series at the time outstanding occurs and is continuing, then the applicable trustee, acting pursuant to an Act of the holders of the subordinated notes of the relevant series, with respect to all outstanding subordinated notes of such series, or the holder of any outstanding subordinated note of the relevant series, with respect to such subordinated note held by such holder, may declare the principal, or such lesser amount as may be provided for in the subordinated notes of such series (if applicable), of such subordinated notes or subordinated note, as the case may be, to be due and payable immediately in accordance with the terms of the subordinated indenture.

At any time after such a declaration of acceleration with respect to the subordinated notes or a subordinated note, as the case may be, of any series has been made and before a judgment or decree for payment of the money due has been obtained by the applicable trustee as provided in the subordinated indenture, the holders of not less than a majority in principal amount of the outstanding subordinated notes of such series may, by Act, rescind and annul such declaration and its consequences if:

1.	BBVA has paid or deposited with the applicable trustee a sum of money sufficient to pay:

(A)	all overdue installments of any interest on and additional amounts with respect to all subordinated notes of such series;

(B)	the principal of and any premium on any subordinated notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any additional amounts with respect thereto at the rate or rates borne by or provided for in such subordinated notes;

(C)	to the extent that payment of such interest or additional amounts is lawful, interest upon overdue installments of any interest and additional amounts at the rate or rates borne by or provided for in such subordinated notes; and

(D)	all sums paid or advanced by the applicable trustee and the reasonable compensation, expenses, disbursements and advances of the applicable trustee, its agents and counsel and all other amounts due to the applicable trustee under the subordinated indenture; and

2.	all Events of Default with respect to subordinated notes of such series, other than the non-payment of the principal of and any premium and interest on, and any additional amounts with respect to subordinated notes of such series which have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the subordinated indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Subject to payment of the applicable trustee’s fees and expenses, the holders of not less than a majority in principal amount of the outstanding subordinated notes of any series on behalf of the holders of all the subordinated notes of such series may, by Act, waive any past event of default under the subordinated indenture with respect to such series and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any additional amounts with respect to, any subordinated note of such series or in respect of a covenant or provision of the subordinated indenture that cannot be modified or amended without the consent of each holder of outstanding subordinated notes of such series.

No holder of any of the subordinated notes of any series has the right to institute any proceeding, judicial or otherwise, with respect to the subordinated indenture or any remedy thereunder, unless (i) such holder has previously given written notice to the applicable trustee of a continuing event of default with respect to the subordinated notes of such series; (ii) the holders of not less than 25% in principal amount of the outstanding subordinated notes of such series have made written request to the applicable trustee to institute proceedings in respect of such event of default as trustee under the subordinated indenture with respect to such series of subordinated notes and such holder or holders have offered to the applicable trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the applicable trustee has failed to institute any such proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and (iv) the applicable trustee has not received any direction inconsistent with such written request during such 60-day period by the holders of a majority in principal amount of the outstanding subordinated notes of such series.

Except as set forth in the immediately following paragraph, notwithstanding any other provision in the subordinated indenture and the subordinated notes, the right of each holder is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the subordinated indenture with respect to payment of defaulted interest, interest on, and any additional amounts with respect to, his or her subordinated note or notes on or after the respective maturity or maturities therefor specified in such subordinated notes (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of such holder if provided in or pursuant to the subordinated indenture, on or after the date such repayment is due) and to institute suit for the enforcement of any such payment, which cannot be impaired or affected without the consent of such holder, except that holders of not less than 75% in principal amount of outstanding subordinated notes of a series may consent by Act, on behalf of the holders of all outstanding subordinated notes of such series, to the postponement of the maturity of any installment of interest for a period not exceeding three years from the original maturity of such installment (which original maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).

The subordinated notes of any series may be subject to the exercise of the Spanish Bail-in Power, and no holder of any subordinated note shall have any claim against BBVA in connection with or arising out of any such exercise.

Within 90 days after the occurrence of any default under the subordinated indenture known to the applicable trustee with respect to the subordinated notes of any series, such trustee shall transmit by mail to all holders of subordinated notes of such series entitled to receive reports, notice of such default, unless such default shall have been cured or waived. Except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or additional amounts with respect to, any subordinated note of such series, such trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of such trustee in good faith determine that the withholding of such notice is in the best interest of the holders of subordinated notes of such series. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to subordinated notes of such series.

Perpetual Subordinated Debt

BBVA may not issue subordinated notes under the subordinated indenture that do not have a stated maturity or which are otherwise treated as equity for U.S. federal income tax purposes.

Agreement with Respect to the Exercise of the Spanish Bail-in Power

Notwithstanding any other term of the notes of any series, the indentures or any other agreements, arrangements, or understandings between BBVA and any holder, by its acquisition of any notes offered hereunder, each holder (which, for the purposes of this section, includes each holder of a beneficial interest in the notes) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the notes of any series, and may include and result in any of the following, or some combination thereof: (1) the reduction or cancellation of all, or a portion, of the Amounts Due on the notes of any series; (2) the conversion of all, or a portion, of the Amounts Due on the notes of any series into shares, other securities or other obligations of BBVA or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the notes; (3) the cancellation of the notes of any series; (4) the amendment or alteration of the maturity of the notes of any series or amendment of the amount of interest payable on the notes of any series, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the notes of any series or the rights of the holders thereunder or under the relevant indenture, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

By its acquisition of any notes offered hereunder, each holder thereof acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the notes of any series or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of a series shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act or (ii) be a default or an event of default with respect to the notes or under the relevant indenture. By its acquisition of any notes offered hereunder, each holder further acknowledges and agrees that no repayment or payment of Amounts Due on the notes of any series will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of any notes offered hereunder, each holder thereof, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of such series. Additionally, by its acquisition of any notes of any series offered hereunder, each holder thereof acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such series of notes, (a) the trustee shall not be required to take any further directions from holders of the notes of such series with respect to any portion of the notes of such series that is written down, converted to equity and/or cancelled under the provision of the applicable indenture which authorizes holders of a majority in aggregate outstanding principal amount of the notes of a series to direct certain actions relating to the notes of such series, and (b) the applicable indenture shall not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to a series of notes, so long as any notes of such series remain outstanding, there shall at all times be a trustee for the notes of such series, and the resignation and/or removal of the applicable trustee and the appointment of a successor trustee shall continue to be governed by the relevant indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the notes of such series remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

By its acquisition of any notes offered hereunder, each holder further agrees to be deemed to have authorized, directed and requested the relevant depository (including, if applicable, DTC) and any direct participant therein or other intermediary through which it holds such notes to take any and all necessary action, if required, to implement the exercise of the Spanish Bail-in Power with respect to the notes as it may be imposed, without any further action or direction on the part of such holder.

Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of a series, BBVA or the Relevant Spanish Resolution Authority (as the case may be) will provide a written notice to the depository as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the holders of the notes of such series. BBVA will also deliver a copy of such notice to the trustee for information purposes.

If BBVA or the holders have elected to redeem the notes of any series but prior to the deposit with the trustee or with a paying agent, as the case may be, of the redemption price with respect to such redemption the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption price (and any accrued interest and additional amounts payable under the relevant indenture) will be due and payable.

Subsequent Holders’ Agreement

Holders of any notes offered hereunder that acquire such notes in the secondary market or otherwise shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of any notes offered hereunder that acquire such notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the notes related to the exercise of the Spanish Bail-in Power set forth under “—Agreement with Respect to the Exercise of the Spanish Bail-in Power”.

DESCRIPTION OF THE CONTINGENT CONVERTIBLE PREFERRED SECURITIES OF BBVA

This section describes the general terms and provisions of the indenture dated as of September 25, 2017 (the “contingent convertible preferred securities indenture”) between BBVA, as issuer, and The Bank of New York Mellon, as trustee, which sets forth certain provisions with respect to the contingent convertible preferred securities that may be offered by BBVA. A prospectus supplement will describe the specific terms of a particular series of contingent convertible preferred securities and any general terms outlined in this section that will not apply to those contingent convertible preferred securities. If there is any conflict between the prospectus supplement and this prospectus, then the terms and provisions in the prospectus supplement apply unless they are inconsistent with the terms of the contingent convertible preferred securities indenture or the supplemental indenture or Board resolution creating a particular series of contingent convertible preferred securities.

All material information about the contingent convertible preferred securities and the contingent convertible preferred securities indenture is summarized below and in the applicable prospectus supplement. Because this is only a summary, however, it does not contain all the details found in the full text of the contingent convertible preferred securities indenture and the contingent convertible preferred securities. If you would like additional information, you should read the contingent convertible preferred securities indenture and the contingent convertible preferred securities as well as the supplemental indenture or Board resolution creating a particular series of contingent convertible preferred securities or the officer’s certificate for such series. Whenever we refer to specific provisions of or terms defined in the contingent convertible preferred securities indenture in this prospectus we incorporate by reference into this prospectus such specific provisions of or terms defined in the contingent convertible preferred securities indenture.

BBVA may issue future contingent convertible preferred securities under other indentures or documentation which contain provisions different from those included in the contingent convertible preferred securities indenture described here. BBVA is not prohibited under the contingent convertible preferred securities or the contingent convertible preferred securities indenture from paying any amounts due under any of its obligations at a time when an Enforcement Event (as defined below) has occurred or when they have failed to pay any amounts due under the contingent convertible preferred securities or the contingent convertible preferred securities indenture.

The contingent convertible preferred securities indenture has been filed with the SEC as an exhibit to the registration statement that includes this prospectus. The contingent convertible preferred securities indenture will be qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the contingent convertible preferred securities indenture and under another indenture of BBVA (such as the senior indenture or the subordinated indenture), upon a default in any series of securities issued under any such other indenture, the trustee may be deemed to have a conflicting interest and may be required to resign under the contingent convertible preferred securities indenture and a successor trustee will be appointed.

General

The contingent convertible preferred securities indenture does not limit the aggregate liquidation preference of contingent convertible preferred securities that BBVA may issue under it.

Neither the contingent convertible preferred securities indenture nor the contingent convertible preferred securities will limit or otherwise restrict the amount of other indebtedness or other securities which BBVA or any of its subsidiaries may incur or issue, including the issuance of further contingent convertible preferred securities. BBVA can issue contingent convertible preferred securities from time to time in one or more series, up to any aggregate liquidation preference that BBVA may authorize. Unless previously converted into Common Shares, the contingent convertible preferred securities will constitute direct, unconditional and unsecured obligations of BBVA.

The contingent convertible preferred securities indenture provides that there may be more than one trustee under such indenture, each with respect to one or more series of notes. Any trustee may resign or be removed with respect to any series of contingent convertible preferred securities issued under the contingent convertible preferred securities indenture and a successor trustee may be appointed.

BBVA or any of its subsidiaries may purchase contingent convertible preferred securities at any price in the open market or otherwise, in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission

Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations in force at the relevant time. Such contingent convertible preferred securities purchased may be held, reissued, resold or surrendered to the relevant Paying Agent and/or the relevant registrar for cancellation, except that contingent convertible preferred securities purchased by BBVA must be surrendered to the relevant Paying Agent and/or the relevant registrar for cancellation in accordance with Applicable Banking Regulations.

The holders of any series of contingent convertible preferred securities are not entitled to receive notice of or to attend any extraordinary or ordinary meetings of Shareholders of BBVA and will have no voting rights with respect thereto.

The contingent convertible preferred securities are BBVA’s subordinated non-step-up non-cumulative convertible preferred securities convertible into BBVA’s ordinary shares only upon the occurrence of certain events. The contingent convertible preferred securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or Spain.

BBVA may issue contingent convertible preferred securities in one or more series. The relevant prospectus supplement for any particular series of contingent convertible preferred securities will describe the terms of the offered contingent convertible preferred securities, including, but not limited to, some or all of the following terms, to the extent such terms differ from or are in addition to those set forth in this prospectus:

•	the specific designation and Liquidation Preference (as defined below) of the contingent convertible preferred securities;

•	how to calculate Distributions (as defined below), if any, and the terms or circumstances under which any such Distributions may be cancelled in whole or in part, if any;

•	the date or dates from which Distributions, if any, will accrue or the method or methods, if any, by which such date or dates will be determined;

•	the price or prices at which they will be issued;

•	the terms on which the contingent convertible preferred securities may or are required to convert into ordinary shares of BBVA and any specific terms relating to the conversion or exchange feature, including upon the occurrence of certain events relating to our financial condition;

•	whether payments are subject to certain conditions that relate to our financial condition, including our capital ratios;

•	the times and places at which any Distributions are payable;

•	the terms and conditions of any mandatory redemption;

•	the terms and conditions, if any, under which BBVA may elect to substitute or vary the terms of the contingent convertible preferred securities;

•	the currency or currencies in which Liquidation Preference and Distributions are denominated and in which BBVA will make any payments;

•	any index used to determine the amount of any payments on the contingent convertible preferred securities;

•	any restrictions that apply to the offer, sale and delivery of the contingent convertible preferred securities;

•	whether and under what circumstances, if other than those described in this prospectus, BBVA will pay additional amounts on the contingent convertible preferred securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, BBVA may redeem the contingent convertible preferred securities following those developments;

•	the clearing system or systems on which the contingent convertible preferred securities will be cleared and settled; and

•	any listing on a securities exchange.

Holders of contingent convertible preferred securities shall have no voting rights except those described under the heading “—Modification and Waiver” below, unless and until such contingent convertible preferred securities are converted into BBVA’s ordinary shares, in which case holders will have the voting rights described under “Description of BBVA Ordinary Shares”.

Certain Defined Terms

In this “Description of the Contingent Convertible Preferred Securities of BBVA”, the following terms have the following meanings:

“Accounting Currency” means euro or such other primary currency used in the presentation of the BBVA Group’s accounts from time to time;

“Additional Amounts” has the meaning set forth under “—Additional Amounts”;

“Additional Tier 1 Capital” means Additional Tier 1 capital (capital de nivel 1 adicional) as provided under Applicable Banking Regulations;

“Additional Tier 1 Instrument” means any contractually subordinated obligation of BBVA constituting an Additional Tier 1 instrument (instrumento de capital de nivel 1 adicional) in accordance with Applicable Banking Regulations;

“ADS Depositary” means The Bank of New York Mellon, as the depositary under BBVA’s deposit agreement (see “Description of BBVA American Depositary Shares”) or any successor ADS depositary;

“Agents” means the agents appointed in accordance with the contingent convertible preferred securities indenture or any applicable supplemental indenture and shall include any Paying Agent, contingent convertible preferred security registrar, Paying and Conversion Agent, Calculation Agent and Authenticating Agent;

“Applicable Banking Regulations” means at any time the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency then applicable to BBVA and/or the BBVA Group including, without limitation to the generality of the foregoing, CRD IV, the BRRD and those laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency then in effect in Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to BBVA and/or the BBVA Group);

“Authenticating Agent” means, when used with respect to the contingent convertible preferred securities of any series, any person authorized by the trustee pursuant to the contingent convertible preferred securities indenture to act on behalf of the trustee to authenticate contingent convertible preferred securities of such series. Initially, and unless otherwise specified, The Bank of New York Mellon, acting through its principal corporate trust office in New York will act as Authenticating Agent;

“BRRD” means Directive 2014/59/EU of the European Parliament and the Council of the European Union of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as implemented into Spanish law, as amended or supplemented from time to time, or any such other directive as may come into effect in place thereof, and including any other relevant implementing regulatory provisions;

“Business Day” means, unless otherwise provided in the applicable prospectus supplement, any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London, Madrid or any other place or places where the Liquidation Preference (and premium, if any) of, or any Distributions on, or any Additional Amounts with respect to the contingent convertible preferred securities of that series are payable;

“Calculation Agent” means, when used with respect to the contingent convertible preferred securities of any series, any person authorized by BBVA as the party responsible for calculating the Distribution Rate and/or such other amount(s) from time to time in relation to such series of contingent convertible preferred securities;

“Capital Event” means, when used with respect to the contingent convertible preferred securities of any series, a change (or any pending change which the Regulator considers to be sufficiently certain) in Spanish law or Applicable Banking Regulations that results (or would result) in any of the outstanding aggregate Liquidation Preference of the contingent convertible preferred securities of such series ceasing to be included in, or counting towards, the BBVA Group’s or BBVA’s Tier 1 Capital;

“Capital Reduction” means the adoption, in accordance with Article 418.3 of the Spanish Companies Act, by a general shareholders’ meeting of BBVA of a resolution of capital reduction by reimbursement of cash contributions (restitución de aportaciones) to shareholders by way of a reduction in the nominal value of the shares of such shareholders in the capital of BBVA. A resolution of capital reduction for the redemption of any Common Shares previously repurchased by BBVA will not be considered a Capital Reduction for the purposes of the contingent convertible preferred securities indenture;

“Capital Reduction Conversion” has the meaning specified in “—Conversion—Conversion Upon Capital Reduction” below;

“Capital Reduction Notice” has the meaning specified in “—Conversion—Conversion Procedures” below, which notice shall specify the Election Period and the procedures for holders to deliver an Election Notice;

“Capital Reduction Notice Date” means the date on which a Capital Reduction Notice is deemed to be given;

“Cash Dividend” means (i) any Dividend which is to be paid or made in cash (in whatever currency), but other than falling within paragraph (b) of the definition of “Spin-Off” and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (a) of the definition of “Dividend”, but a Dividend falling within paragraph (c) or (d) of the definition of “Dividend” shall be treated as being a Non-Cash Dividend;

“CET1 Capital” means, at any time, the common equity tier 1 capital of BBVA or the BBVA Group, respectively, as calculated by BBVA in accordance with Chapter 2 (Common Equity Tier 1 Capital) of Title I (Elements of Own Funds) of Part Two (Own Funds) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions;

“CET1 ratio” means, at any time, with respect to BBVA or the BBVA Group, as the case may be, the reported ratio (expressed as a percentage) of the aggregate amount (in the Accounting Currency) of the CET1 Capital of BBVA or the BBVA Group, respectively, at such time divided by the Risk Weighted Assets Amount of BBVA or the BBVA Group, respectively, at such time, all as calculated by BBVA;

“Clearing System” means DTC or any of the European Clearing Systems, as applicable;

“Closing Price” means, in respect of a Common Share and in relation to any dealing day, the price per Common Share quoted by the Relevant Stock Exchange as the closing price or closing auction price of a Common Share on such dealing day;

“Common Shares” means ordinary shares in the capital of BBVA, each of which confers on the holder one vote at general meetings of BBVA and is credited as fully paid up;

“Conversion” means a Trigger Conversion or a Capital Reduction Conversion, as the case may be;

“Conversion Event” means a Trigger Event or a Capital Reduction, as the case may be;

“Conversion Notice” means a Trigger Event Notice or a Capital Reduction Notice, as the case may be;

“Conversion Notice Date” means the Trigger Event Notice Date or the Capital Reduction Notice Date, as the case may be;

“Conversion Price” has the meaning specified under “—Conversion—Conversion Price”;

“Conversion Settlement Date” means the date on which the relevant Common Shares are to be delivered following Conversion, which shall be as soon as practicable and in any event not later than one month following (or such other period as Applicable Banking Regulations may require) the relevant Conversion Notice Date;

“Conversion Shares Depository” means, when used with respect to the contingent convertible preferred securities of any series, a reputable independent financial institution, trust company or similar entity to be appointed by BBVA on or prior to any date when a function ascribed to the Conversion Shares Depository is required to be performed to perform such functions and who will hold Common Shares in Iberclear or any of its participating entities in a designated trust or custody account for the benefit of the holders of the contingent convertible preferred securities of such series and otherwise on terms consistent with the terms of the contingent convertible preferred securities of such series and the contingent convertible preferred securities indenture;

“CRD IV” means any or any combination of the CRD IV Directive, the CRR, and any CRD IV Implementing Measures;

“CRD IV Directive” means Directive 2013/36/EU of the European Parliament and of the Council of June 26, on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended or supplemented from time to time, or such other directive as may come into effect in place thereof;

“CRD IV Implementing Measures” means any regulatory capital rules implementing the CRD IV Directive or the CRR which may from time to time be introduced, including, but not limited to, delegated or implementing acts (regulatory technical standards) adopted by the European Commission, national laws and regulations, and regulations and guidelines issued by the Regulator, the European Banking Authority or any other relevant authority, which are applicable to BBVA (on a standalone basis) or the BBVA Group (on a consolidated basis), including, without limitation, Law 10/2014 of June 26, on the organization, supervision and solvency of credit institutions, as amended, replaced or supplemented from time to time, and any other regulation, circular or guidelines implementing or developing Law 10/2014;

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, on the prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012, as amended or supplemented from time to time, or such other regulation as may come into effect in place thereof;

“Current Market Price” means, in respect of a Common Share at a particular date, the average of the daily Volume Weighted Average Price of a Common Share on each of the five consecutive dealing days ending on the dealing day immediately preceding such date (the “Relevant Period”) (rounded if necessary to the nearest cent with 0.5 cents being rounded upwards); provided that if at any time during the Relevant Period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement), then:

•	if the Common Shares to be issued and delivered are not entitled to receive the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price cum-Dividend (or cum-any other entitlement) shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of the first public announcement relating to such Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; or

•	if the Common Shares to be issued and delivered are entitled to receive the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price ex-Dividend (or ex-any other entitlement) shall for the purposes of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of the first public announcement relating to such Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit, and provided further that:

(i)	if on each of the dealing days in the Relevant Period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Common Shares to be issued and delivered are not entitled to receive that Dividend (or other entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of first public announcement relating to such Dividend or entitlement; and

(ii)

if the Volume Weighted Average Price of a Common Share is not available on one or more of the dealing days in the Relevant Period (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in the Relevant Period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the Relevant Period the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Financial Adviser determines in good faith appropriate to reflect any consolidation or sub-division of the Common Shares or any issue of Common Shares by way of capitalization of profits or reserves, or any like or similar event;

“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which Common Shares, Securities, Spin-Off Securities, options, warrants or other rights (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time);

“Delivery Notice” means a notice in the form for the time being currently available from the specified office of any Paying and Conversion Agent which contains the relevant account and related details for the delivery of any Common Shares (or ADSs) and such other information as is required in accordance with the contingent convertible preferred securities indenture, and which is required to be delivered in connection with a conversion of the contingent convertible preferred securities and the delivery of the Common Shares (or ADSs);

“Distributable Items” shall have the meaning given to such term in CRD IV, as interpreted and applied in accordance with Applicable Banking Regulations;

“Distribution” means the non-cumulative cash distribution, if any, in respect of a series of contingent convertible preferred securities in a Distribution Period;

“Distribution Payment Date” shall have the meaning as determined in the relevant prospectus supplement;

“Distribution Period” means the period from and including one Distribution Payment Date (or, in the case of the first Distribution Period, the date of issuance) to but excluding the next Distribution Payment Date;

“Distribution Rate” means the rate at which the contingent convertible preferred securities of a series accrue Distributions in accordance with “—Payments—Distributions” below;

“Dividend” means any dividend or distribution to Shareholders in respect of the Common Shares (including a Spin-Off) whether of cash, assets or other property (and for these purposes a distribution of assets includes without limitation an issue of Common Shares or other Securities credited as fully or partly paid up by way of capitalization of profits or reserves), and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Shareholders upon or in connection with a reduction of capital, provided that:

(a)	where:

(i)	a Dividend in cash is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Common Shares or other property or assets, or where a capitalization of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of cash, then the Dividend in question shall be treated as a Cash Dividend of an amount equal to the greater of (A) the Fair Market Value of such cash amount and (B) the Current Market Price of such Common Shares as at the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalization or, as the case may be, the Fair Market Value of such other property or assets as at the date of the first public announcement of such Dividend or capitalization or, in any such case, if later, the date on which the number of Common Shares (or amount of such other property or assets, as the case may be) which may be issued and delivered is determined; or

(ii)

there shall be any issue of Common Shares by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) where such issue is, or is expressed to be, in lieu of a Dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Dividend in question shall be treated as a Cash Dividend of an amount equal to the Current Market Price of such Common Shares as at the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalization or, in any such case, if later, the date on which the number of Common Shares to be issued and delivered is determined;

(b)	any issue of Common Shares falling within subparagraphs (a) and (b) of “—Conversion—Conversion Price—Anti-Dilution Adjustment of the Floor Price” below shall be disregarded;

(c)	a purchase or redemption or buy back of share capital of BBVA by or on behalf of BBVA in accordance with any general authority for such purchases or buy backs approved by a general meeting of Shareholders and otherwise in accordance with the limitations prescribed under the Spanish Companies Act for dealings generally by a company in its own shares shall not constitute a Dividend and any other purchase or redemption or buy back of share capital of BBVA by or on behalf of BBVA or any member of the BBVA Group shall not constitute a Dividend unless, in the case of a purchase or redemption or buy back of Common Shares by or on behalf of BBVA or any member of the BBVA Group, the weighted average price per Common Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs (translated, if not in the Share Currency, into the Share Currency at the Prevailing Rate on such day) exceeds by more than 5% the average of the daily Volume Weighted Average Price of a Common Share on the five dealing days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase, redeem or buy back Common Shares at some future date at a specified price or where a tender offer is made, on the five dealing days immediately preceding the date of such announcement or the date of first public announcement of such tender offer (and regardless of whether or not a price per Common Share, a minimum price per Common Share or a price range or a formula for the determination thereof is or is not announced at such time), as the case may be, in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Share Currency in an amount equal to the amount by which the aggregate price paid (before expenses) in respect of such Common Shares purchased, redeemed or bought back by BBVA or, as the case may be, any member of the BBVA Group (translated where appropriate into the Share Currency as provided above) exceeds the product of (i) 105% of the daily Volume Weighted Average Price of a Common Share determined as aforesaid and (ii) the number of Common Shares so purchased, redeemed or bought back;

(d)	if BBVA or any member of the BBVA Group shall purchase, redeem or buy back any depositary or other receipts or certificates representing Common Shares, the provisions of paragraph (c) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser; and

(e)	where a dividend or distribution is paid or made to Shareholders pursuant to any plan implemented by BBVA for the purpose of enabling Shareholders to elect, or which may require Shareholders, to receive dividends or distributions in respect of the Common Shares held by them from a person other than (or in addition to) BBVA, such dividend or distribution shall for the purposes of these contingent convertible preferred securities of any series be treated as a dividend or distribution made or paid to Shareholders by BBVA, and the provisions of the contingent convertible preferred securities and the contingent convertible preferred securities indenture, including references to BBVA paying or making a dividend, shall be construed accordingly;

“Election Notice” has the meaning specified in “—Conversion—Conversion Upon Capital Reduction” below;

“Election Period” has the meaning specified in “—Conversion—Conversion Upon Capital Reduction” below;

“equity share capital” means, in relation to any entity, its issued share capital excluding any part of that capital which, in respect of dividends and capital, does not carry any right to participate beyond a specific amount in a distribution;

“Enforcement Event” has the meaning specified under “—Enforcement Events and Remedies—Enforcement Events” below;

“European Clearing System” means Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”);

“Existing Shareholders” has the meaning specified in the definition of “Newco Scheme”;

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined by an Independent Financial Adviser in good faith provided that (a) the Fair Market Value of a Cash Dividend shall be the amount of such Cash Dividend; (b) the Fair Market Value of any other cash amount shall be the amount of such cash; (c) where Securities, Spin-Off Securities, options, warrants or other rights are publicly traded on a stock exchange or securities market of adequate liquidity (as determined by an Independent Financial Adviser in good faith), the Fair Market Value (i) of such Securities or Spin-Off Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Securities or Spin-Off Securities and (ii) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (i) and (ii) above during the period of five dealing days on the relevant stock exchange or securities market commencing on such date (or, if later, the first such dealing day such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded) or such shorter period as such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded; and (d) where Securities, Spin-Off Securities, options, warrants or other rights are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the Fair Market Value of such Securities, Spin-Off Securities, options, warrants or other rights shall be determined by an Independent Financial Adviser in good faith, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Common Share, the dividend yield of a Common Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, Spin-Off Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (a) above, be translated into the Share Currency (if such Cash Dividend is declared or paid or payable in a currency other than the Share Currency) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Share Currency; and in any other case, shall be translated into the Share Currency (if expressed in a currency other than the Share Currency) at the Prevailing Rate on that date. In addition, in the case of (a) and (b) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit;

“Floor Price” means the price determined in the relevant prospectus supplement, subject to adjustment in accordance with “—Conversion—Conversion Price—Anti-Dilution Adjustment of the Floor Price” below;

“further contingent convertible preferred securities” means any instruments or securities which are similar to the contingent convertible preferred securities and are contingently convertible into Common Shares other than at the option of the holders thereof;

“Iberclear” means the Spanish clearing and settlement system (Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A.U.);

“Independent Financial Adviser” means an independent financial institution or financial adviser of international repute appointed by BBVA at its own expense;

“Liquidation Distribution” means the Liquidation Preference per contingent convertible preferred security plus, if applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “—Payments—Distributions”, an amount equal to accrued and unpaid Distributions for the then current Distribution Period to (but excluding) the date of payment of the Liquidation Distribution;

“Liquidation Event” has the meaning set forth under “—Payments—Liquidation Distribution”;

“Liquidation Preference” shall have the meaning set forth in the relevant prospectus supplement;

“Maximum Distributable Amount” means, at any time, any maximum distributable amount required to be calculated at such time in accordance with (a) Article 48 of Law 10/2014 and any provision developing Article 48 of Law 10/2014, and any other provision of Spanish law transposing or implementing Article 141 of the CRD IV Directive and/or (b) Applicable Banking Regulations;

“Newco Scheme” means a scheme of arrangement or analogous proceeding (“Scheme of Arrangement”) which effects the interposition of a limited liability company (“Newco”) between the Shareholders of BBVA immediately prior to the Scheme of Arrangement (the “Existing Shareholders”) and BBVA, provided that:

(a)	only ordinary shares of Newco or depositary or other receipts or certificates representing ordinary shares of Newco are issued to Existing Shareholders;

(b)	immediately after completion of the Scheme of Arrangement the only shareholders of Newco or, as the case may be, the only holders of depositary or other receipts or certificates representing ordinary shares of Newco, are Existing Shareholders and the Voting Rights in respect of Newco are held by Existing Shareholders in the same proportions as their respective holdings of such Voting Rights immediately prior to the Scheme of Arrangement;

(c)	immediately after completion of the Scheme of Arrangement, Newco is (or one or more wholly-owned Subsidiaries of Newco are) the only ordinary shareholder (or shareholders) of BBVA;

(d)	all Subsidiaries of BBVA immediately prior to the Scheme of Arrangement (other than Newco, if Newco is then a Subsidiary) are Subsidiaries of BBVA (or of Newco) immediately after completion of the Scheme of Arrangement; and

(e)	immediately after completion of the Scheme of Arrangement, BBVA (or Newco) holds, directly or indirectly, the same percentage of the ordinary share capital and equity share capital of those Subsidiaries as was held by BBVA immediately prior to the Scheme of Arrangement;

“Non-Cash Dividend” means any Dividend which is not a Cash Dividend, and shall include a Spin-Off;

“Notice Cut-off Date” shall have the meaning set forth under “—Conversion—Conversion Procedures”;

“Parity Securities” means any instrument issued or guaranteed by BBVA (including the guarantee thereof), which instrument or guarantee ranks pari passu with the contingent convertible preferred securities;

“Paying Agent”, when used with respect to the contingent convertible preferred securities of any series, means any person (which may include BBVA) authorized by BBVA to pay the Liquidation Preference (and premium, if any) of, or Distributions on, or any Additional Amounts with respect to, the contingent convertible preferred securities of such series on behalf of BBVA, which expression shall include the Principal Paying Agent. Except as otherwise specified in the relevant prospectus supplement, The Bank of New York Mellon, acting through its London Branch (or a successor thereof) will act as Paying Agent in respect of the contingent convertible preferred securities of any series;

“Paying and Conversion Agent” means, when used with respect to the contingent convertible preferred securities of any series, the Principal Paying Agent and any other paying and conversion agent appointed in accordance with the contingent convertible preferred securities indenture or any supplemental indenture with respect to such series and includes any successors thereto appointed from time to time in accordance with the contingent convertible preferred securities indenture or any such supplemental indenture;

“Payment Business Day” means (i) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and London and (ii) in the case of contingent convertible preferred securities in definitive form only, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the relevant place of payment;

“Performance Obligation” has the meaning specified in “—Enforcement Events—Enforcement Events and Remedies”;

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at 12 noon (London time) on that date as appearing on or derived from Reuters page ECB37 or, if not available, from any other Reference Page or, if such a rate cannot be determined at such time, the rate prevailing as at 12 noon (London time) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Reference Page, the rate determined in such other manner as an Independent Financial Adviser in good faith shall prescribe;

“Principal Paying Agent”, when used with respect to the contingent convertible preferred securities of any series, means The Bank of New York Mellon, acting through its London branch (or a successor thereof) except as otherwise specified in the relevant prospectus supplement;

“Recognized Stock Exchange” means an organized regularly operating, recognized stock exchange or securities market in a country that is a member of the Organization for Economic Co-operation and Development;

“Redemption Price” means, per contingent convertible preferred security, the Liquidation Preference plus, if applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in “—Payments—Distributions”, an amount equal to any accrued and unpaid Distributions for the then current Distribution Period to (but excluding) the date fixed for the redemption of the contingent convertible preferred securities of the relevant series;

“Reference Date” means, in relation to a Retroactive Adjustment, the date as of which the relevant Retroactive Adjustment takes effect or, if that date is not a dealing day, the succeeding dealing day;

“Reference Market Price” means, in respect of a Common Share at a particular date, the arithmetic mean of the Closing Price per Common Share on each of the five consecutive dealing days on which such Closing Price is available ending on the dealing day immediately preceding such date, rounding the resulting figure to the nearest cent (with 0.5 cents being rounded upwards);

“Reference Page” means the relevant page or any successor page on Bloomberg or Reuters or any successor service or such other information service provider that displays the relevant information;

“Regulator” means the European Central Bank or the Bank of Spain (Banco de España), as applicable, or such other or successor authority having primary bank supervisory authority, in each case with respect to prudential matters in relation to BBVA and/or the BBVA Group from time to time;

“Relevant Stock Exchange” means the Spanish Stock Exchanges or if at the relevant time the Common Shares are not at that time listed and admitted to trading on the Spanish Stock Exchanges, the principal stock exchange or securities market on which the Common Shares are then listed, admitted to trading or quoted or accepted for dealing;

“Retroactive Adjustment” has the meaning specified in “—Conversion—Conversion Price—Anti-Dilution Adjustment of the Floor Price” below;

“Risk Weighted Assets Amount” means at any time, with respect to BBVA or the BBVA Group, as the case may be, the aggregate amount (in the Accounting Currency) of the risk weighted assets of BBVA or the BBVA Group, respectively, calculated in accordance with CRR and/or Applicable Banking Regulations at such time;

“Scheme of Arrangement” has the meaning specified in the definition of “Newco Scheme”;

“Securities” means any securities including, without limitation, shares in the capital of BBVA, or options, warrants or other rights to subscribe for or purchase or acquire shares in the capital of BBVA;

“Selling Agent” has the meaning specified in “—Conversion—Failure to Deliver a Delivery Notice” below;

“Share Currency” means euro or such other currency in which the Common Shares are quoted or dealt in on the Relevant Stock Exchange at the relevant time or for the purposes of the relevant calculation or determination;

“Shareholders” means the holders of Common Shares;

“Spanish Companies Act” means the Royal Legislative Decree 1/2010, of July 2, approving the consolidated text of the Spanish Companies Act (Ley de Sociedades de Capital), as amended, replaced or supplemented from time to time;

“Spanish Insolvency Law” means Law 22/2003 (Ley Concursal) of July 9, regulating insolvency proceedings in Spain, as amended or supplemented from time to time, or an equivalent legal provision which replaces it in the future.

“Spin-Off” means:

(a)	a distribution of Spin-Off Securities by BBVA to Shareholders as a class; or

(b)	any issue, transfer or delivery of any property or assets (including cash or shares or other securities of or in or issued or allotted by any entity) by any entity (other than BBVA) to Shareholders as a class or, in the case of or in connection with a Newco Scheme, Existing Shareholders as a class (but excluding the issue and allotment of ordinary shares (or depositary or other receipts or certificates representing such ordinary shares) by Newco to Existing Shareholders as a class), pursuant in each case to any arrangements with BBVA or any member of the BBVA Group;

“Spin-Off Securities” means equity share capital of an entity other than BBVA or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than BBVA;

“SSM Regulation” means Council Regulation (EU) No. 1024/2013 of October 15, conferring specific tasks on the European Central Bank concerning policies relating to the prudential supervision of credit institutions;

“Subsidiary” means any entity over which BBVA may have, directly or indirectly, control in accordance with Article 42 of the Spanish Commercial Code (Código de Comercio) and/or Applicable Banking Regulations;

“Tax Event” in respect of any series of contingent convertible preferred securities, means that as a result of any change in, or amendment to, the laws or regulations applicable in Spain (except as provided in “—Substitution of Issuer”), or any change in the application or binding official interpretation or administration of any such laws or regulations which change or amendment, or change in the application or binding official interpretation or administration, becomes effective on or after the date of issue of the contingent convertible preferred securities of such series (a) BBVA would not be entitled to claim a deduction in computing its taxation liabilities in Spain (except as provided in “—Substitution of Issuer”) in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to BBVA would be materially reduced, or (b) BBVA would be required to pay Additional Amounts, or (c) the applicable tax treatment of the contingent convertible preferred securities of such series would be materially affected;

“Tier 1 Capital” means at any time, with respect to BBVA or the BBVA Group, as the case may be, the Tier 1 capital of BBVA or the BBVA Group, respectively, as calculated by BBVA in accordance with Chapters 1, 2 and 3 (Tier 1 capital, Common Equity Tier 1 capital and Additional Tier 1 capital) of Title I (Elements of own funds) of Part Two (Own Funds) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions;

“Tier 2 Capital” means Tier 2 capital (capital de nivel 2) as provided under Applicable Banking Regulations;

“Tier 2 Instrument” means any contractually subordinated obligation of BBVA constituting a Tier 2 instrument (instrumento de capital de nivel 2) in accordance with Applicable Banking Regulations;

“Trigger Conversion” has the meaning specified in “—Conversion—Conversion Procedures” below;

“Trigger Event” in respect of any series of contingent convertible preferred securities, means if, at any time, as determined by BBVA, the CET1 ratio of BBVA or the BBVA Group is less than 5.125%;

“Trigger Event Notice” has the meaning specified in “—Conversion—Conversion Procedures” below;

“Trigger Event Notice Date” means the date on which a Trigger Event Notice is deemed to be given;

“Volume Weighted Average Price” means, in respect of a Common Share, Security or, as the case may be, a Spin-Off Security on any dealing day, the order book volume-weighted average price of a Common Share, Security or, as the case may be, a Spin-Off Security published by or derived (in the case of a Common Share) from the Reference Page or (in the case of a Security (other than Common Shares) or Spin-Off Security) from the principal stock exchange or securities market on which such Securities or Spin-Off Securities are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Common Share, Security or a Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or as an Independent Financial Adviser might otherwise determine in good faith to be appropriate.

In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Financial Adviser determines in good faith appropriate to reflect any consolidation or sub-division of the Common Shares or any issue of Common Shares by way of capitalization of profits or reserves, or any like or similar event; and

“Voting Rights” means the right generally to vote at a general meeting of Shareholders of BBVA (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made in accordance therewith or under such modification or re-enactment.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

Payments

All payments in respect of the contingent convertible preferred securities of any series will be subject in all cases to any fiscal or other laws and regulations applicable thereto (including FATCA, any regulations or agreements thereunder, any official interpretation thereof, any intergovernmental agreements with respect thereto, or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto), but without prejudice to the provisions of “—Additional Amounts” below.

Distributions

Prior to conversion, the contingent convertible preferred securities of any series will accrue Distributions as may be specified in, or determined in accordance with the provisions of, the relevant prospectus supplement.

Distributions Discretionary

BBVA may elect, in its sole and absolute discretion, to cancel the payment of any Distribution on any particular series of contingent convertible preferred securities in whole or in part at any time and for any reason.

Distributions on the contingent convertible preferred securities will be non-cumulative. Accordingly, if any Distribution (or any part thereof) is not paid in respect of the contingent convertible preferred securities of any series as a result of any election of BBVA to cancel such Distribution in accordance with this section “—Distributions Discretionary” or the limitations on payment set out in “—Restrictions on Payments” below then the right of the holders to receive the relevant Distribution (or such part thereof) in respect of the relevant Distribution Period will be extinguished and BBVA will have no obligation to pay such Distribution (or such part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the contingent convertible preferred securities of such series are paid in respect of any future Distribution Period.

No such election to cancel the payment of any Distribution (or any part thereof) pursuant to this section “—Distributions Discretionary” or non-payment of any Distribution (or any part thereof) as a result of the limitations on payment set out in “—Restrictions on Payments” below will constitute an event of default, an Enforcement Event or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause such Distribution (or part thereof) to be paid or the liquidation, dissolution or winding-up of BBVA or in any way limit or restrict BBVA from making any distribution or equivalent payment in connection with any instrument ranking junior to the contingent convertible preferred securities of such series (including, without limitation, any CET1 Capital of BBVA or the BBVA Group) or in respect of any Parity Security or other security, except to the extent Applicable Banking Regulations otherwise provide.

Restrictions on Payments

Payments of Distributions on the contingent convertible preferred securities of a series shall be made only out of Distributable Items of BBVA.

To the extent that (i) BBVA has insufficient Distributable Items to make Distributions on the contingent convertible preferred securities of such series scheduled for payment in the then current financial year and any interest payments or distributions that have been paid or made or are scheduled or required to be paid or made out of Distributable Items of BBVA in the then current financial year, in each case excluding any portion of such payments already accounted for in determining the Distributable Items of BBVA, and/or (ii) the Regulator, in accordance with Article 68 of Law 10/2014 and/or Article 16 of the SSM Regulation and/or with Applicable Banking Regulations then in force, requires BBVA to cancel the relevant Distribution in whole or in part, then BBVA will, without prejudice to the right set forth under “—Distributions Discretionary” above to cancel at its discretion the payment of any such Distributions on the contingent convertible preferred securities of such series at any time, make partial or, as the case may be, no payment of the relevant Distribution on the contingent convertible preferred securities of such series.

No payments will be made on the contingent convertible preferred securities of any series (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount applicable to BBVA and/or the BBVA Group).

Agreement to Distribution Cancellation

By acquiring contingent convertible preferred securities of any series, holders (which, for the purposes of this section includes holders of a beneficial interest in the contingent convertible preferred securities) acknowledge and agree that:

(a)	Distributions are payable solely at BBVA’s discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled or deemed cancelled by BBVA as set forth under “—Distributions Discretionary” above and/or as a result of the limitations on payment set forth under “—Restrictions on Payments” above; and

(b)	a cancellation or deemed cancellation of any Distribution (in whole or in part) in accordance with the terms of the contingent convertible preferred securities indenture and the contingent convertible preferred securities shall not constitute an Enforcement Event or other default under the terms of the contingent convertible preferred securities or the contingent convertible preferred securities indenture, or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause such Distribution to be paid or the liquidation, dissolution or winding-up of BBVA or in any way limit or restrict BBVA from making any distribution or equivalent payment in connection with any instrument ranking junior to the contingent convertible preferred securities of such series (including, without limitation, any CET1 Capital of BBVA or the BBVA Group) or in respect of any Parity Security or other Security, except to the extent Applicable Banking Regulations otherwise provide.

Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with the provisions described under “—Distributions”, “—Liquidation Distribution” and “—Conversion”. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the contingent convertible preferred securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation.

Notice of Distribution Cancellation

If practicable, BBVA will provide notice of any cancellation or deemed cancellation of Distributions on any particular series of contingent convertible preferred securities (in each case, in whole or in part) to the holders of the contingent convertible preferred securities of such series through the relevant depositary (or, if the contingent convertible preferred securities are held in definitive form, to the holders of the contingent convertible preferred securities directly at their addresses shown on the register for the contingent convertible preferred securities) and to the trustee directly on or prior to the relevant Distribution Payment Date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of Distributions (and accordingly, such Distributions will not be due and payable), will not constitute an Enforcement Event with respect to such series of contingent convertible preferred securities, or give the holders or beneficial owners of the contingent convertible preferred securities of such series any rights as a result of such failure.

Liquidation Distribution

Except as set forth in the following paragraph, in the event of any voluntary or involuntary liquidation or winding-up of BBVA (a “Liquidation Event”), holders of the contingent convertible preferred securities of any series (unless previously converted into Common Shares in accordance with “—Conversion” below) shall be entitled to receive out of the assets of BBVA available for distribution to holders of such series, the Liquidation Distribution. Such entitlement will arise before any distribution of assets is made to holders of Common Shares or any other instrument of BBVA ranking junior to the contingent convertible preferred securities of such series.

If, before the occurrence of a Liquidation Event, a Conversion Event occurs but the relevant conversion of the contingent convertible preferred securities of such series into Common Shares is still to take place, holders of the contingent convertible preferred securities of such series will be entitled to receive out of the relevant assets of BBVA a monetary amount equal to that which holders of such contingent convertible preferred securities of such series would have received on any distribution of the assets of BBVA if such conversion had taken place immediately prior to such Liquidation Event.

After payment of the relevant entitlement in respect of a contingent convertible preferred security as described in this section, such contingent convertible preferred security will confer no further right or claim to any of the remaining assets of BBVA.

Subordination

Unless previously converted into Common Shares (as set forth in “—Conversion”), the obligations of BBVA under the contingent convertible preferred securities of any series will constitute direct, unconditional, unsecured and subordinated obligations of BBVA and, in case of insolvency (concurso de acreedores) of BBVA, in accordance with Additional Provision 14.3 of Law 11/2015 and the Spanish Insolvency Law but only to the extent permitted by the Spanish Insolvency Law or any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), for so long as the obligations of BBVA in respect of the contingent convertible preferred securities of such series constitute an Additional Tier 1 Instrument of BBVA, such contingent convertible preferred securities will rank with respect to claims for any Liquidation Preference of such contingent convertible preferred securities:

(a)	junior to:

(i)	any unsubordinated obligations of BBVA (including where those obligations subsequently become subordinated pursuant to Article 92.1º of the Spanish Insolvency Law); and

(ii)	any claim for principal in respect of any other contractually subordinated obligations of BBVA, present and future, not constituting Additional Tier 1 Capital of BBVA for the purposes of Section 3.(a) of Additional Provision 14 of Law 11/2015 (other than, to the extent permitted by law, any Parity Securities, whether so ranking by law or their terms);

(b)	pari passu with:

(i)	each other claim for any Liquidation Preference of contingent convertible preferred securities;

(ii)	all other claims in respect of any liquidation preference or otherwise for principal in respect of contractually subordinated obligations of BBVA under any outstanding Additional Tier 1 Instruments, present and future; and

(iii)	any other Parity Securities (whether so ranking by law or their terms), to the extent permitted by law; and

(c)	senior to the Common Shares or any other subordinated obligations of BBVA which by law rank junior to the contingent convertible preferred securities (including, to the extent permitted by law, any contractually subordinated obligations of BBVA expressed by their terms to rank junior to the contingent convertible preferred securities).

Unless previously converted into Common Shares, to the extent the obligations of BBVA in respect of the contingent convertible preferred securities of any series cease to constitute an Additional Tier 1 Instrument of BBVA but constitute a Tier 2 Instrument of BBVA, the payment obligations of BBVA under the contingent convertible preferred securities will rank, in accordance with Section 3.(b) of Additional Provision 14 of Law 11/2015 but not otherwise and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), as if the contingent convertible preferred securities were a Tier 2 Instrument.

To the extent the obligations of BBVA in respect of any outstanding contingent convertible preferred securities cease to constitute either an Additional Tier 1 Instrument or a Tier 2 Instrument of BBVA, the payment obligations of BBVA under such contingent convertible preferred securities will rank, in accordance with Section 3.(a) of Additional Provision 14 of Law 11/2015 but not otherwise and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), as if the contingent convertible preferred securities were contractually subordinated obligations of BBVA not constituting Additional Tier 1 Capital or Tier 2 Capital of BBVA.

The obligations of BBVA under the contingent convertible preferred securities are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

BBVA agrees with respect to any series of contingent convertible preferred securities and each holder and beneficial owner of contingent convertible preferred securities of any series, by his or her acquisition of a contingent convertible preferred security, will be deemed to have agreed to the above described subordination. To the extent permitted by Spanish law, each such holder and beneficial owner will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the contingent convertible preferred security. In addition, each holder and beneficial owner of contingent convertible preferred securities of any series by his or her acquisition of the securities, to the extent permitted by Spanish law, authorizes and directs the applicable trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the relevant contingent convertible preferred securities as provided in the contingent convertible preferred securities indenture and as summarized herein and appoints the applicable trustee his attorney-in-fact for any and all such purposes.

Redemption and Repurchase

Unless otherwise provided in the applicable prospectus supplement, the contingent convertible preferred securities of any series are perpetual securities in respect of which there is no fixed redemption date or maturity date. Holders of the contingent convertible preferred securities of any series may not require any redemption of the contingent convertible preferred securities of such series at any time.

Unless otherwise provided in the applicable prospectus supplement, the contingent convertible preferred securities are only redeemable in accordance with the following provisions of the contingent convertible preferred securities indenture described in this section “—Redemption and Repurchase”.

Pre-Conditions to Redemptions and Repurchases

As of the date of this prospectus, Article 78(1) of the CRR provides that the Regulator will give its consent to redemption of the contingent convertible preferred securities provided that either of the following conditions is met:

(a) on or before such redemption of the contingent convertible preferred securities, BBVA replaces the contingent convertible preferred securities with instruments qualifying as Tier 1 Capital of an equal or higher quality on terms that are sustainable for the income capacity of BBVA; or

(b) BBVA has demonstrated to the satisfaction of the Regulator that its Tier 1 Capital and Tier 2 Capital would, following such redemption, exceed the requirements set forth in article 92(1) of the CRR and the combined buffer requirement as defined in point (6) of article 128 of the CRD IV Directive by a margin that the Regulator may consider necessary on the basis of article 104(3) of the CRD IV Directive.

No vote of the outstanding holders of the contingent convertible preferred securities of any series will be required for BBVA to redeem and cancel the contingent convertible preferred securities of such series.

Optional Redemption

Except as provided below under “—Redemption Due to a Capital Event” or “—Redemption Due to a Tax Event” and in the relevant prospectus supplement, any series of contingent convertible preferred securities shall not be redeemable prior to the fifth anniversary of the date of issuance of the relevant contingent convertible preferred securities (or such other period as Applicable Banking Regulations may require). All, and not only some, of the contingent convertible preferred securities of any series may be redeemed at the option of BBVA at any time on or after the fifth anniversary of the date of issuance of such contingent convertible preferred securities at the Redemption Price, in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations then in force.

Redemption Due to a Capital Event

Unless otherwise provided in the applicable prospectus supplement, if, on or after the issue date of the contingent convertible preferred securities of any series, there is a Capital Event, the contingent convertible preferred securities of such series may be redeemed, in whole but not in part, at the option of BBVA at any time at the Redemption Price, in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations then in force.

As of the date of this prospectus, Article 78(4) provides that the Regulator may only permit BBVA to redeem any series contingent convertible preferred securities before the fifth anniversary of the date of issuance of contingent convertible preferred securities of such series in the case of a Capital Event if, in addition to meeting one of the conditions referred to in paragraphs (a) or (b) of article 78(1) (as described above), there is a change in the regulatory classification of the contingent convertible preferred securities of such series that would be likely to result in their exclusion from own funds or reclassification as a lower quality form of own funds, the Regulator considers such change to be sufficiently certain and BBVA demonstrates to the satisfaction of the Regulator that the regulatory classification was not reasonably foreseeable at the date of issuance of contingent convertible preferred securities of such series.

Redemption Due to a Tax Event

Unless otherwise provided in the applicable prospectus supplement, if, on or after the date of issuance of any series of contingent convertible preferred securities, there is a Tax Event, the contingent convertible preferred securities of such series may be redeemed, in whole but not in part, at the option of BBVA at any time at the Redemption Price, in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations then in force.

Prior to any notice of redemption of such contingent convertible preferred securities pursuant to the contingent convertible preferred securities indenture, BBVA shall provide the trustee with (i) an officer’s certificate of BBVA stating that BBVA is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that a Tax Event has occurred; and (ii) an opinion of counsel to the effect that a Tax Event has occurred.

Article 78(4) provides that the Regulator may only permit BBVA to redeem the contingent convertible preferred securities of any series before the fifth anniversary of the date of issuance of contingent convertible preferred securities of such series in the case of a Tax Event if, in addition to meeting one of the conditions referred to in paragraphs (a) or (b) of article 78(1) (as described above), there is a change in the applicable tax treatment of the contingent convertible preferred securities of such series and BBVA demonstrates to the satisfaction of the Regulator that such change is material and was not reasonably foreseeable at the date of issuance of contingent convertible preferred securities of such series.

Redemption Procedures

The decision to redeem the contingent convertible preferred securities of a series must be irrevocably notified by BBVA to holders of the contingent convertible preferred securities of such series upon not less than 30 nor more than 60 calendar days’ notice prior to the relevant redemption date (unless a shorter period is specified in the contingent convertible preferred securities to be redeemed) (i) through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) in the manner and to the extent required by the provisions described under “—Notices” below (in which case, such notice may be given at BBVA’s request by the trustee in the name and at the expense of BBVA, provided BBVA has requested the trustee to so give notice in writing accompanied by a copy of the form of notice, and the trustee shall give such notice by the fifth Business Day following its receipt of such request).

Failure to give notice in the manner above provided to the holder of any contingent convertible preferred securities designated for redemption, or any defect in the notice to any such holder, shall not affect the validity of the proceedings for the redemption of any other contingent convertible preferred securities.

Any notice of redemption will state: the redemption date; the Redemption Price; that on the redemption date the Redemption Price will, subject to the satisfaction of the conditions set forth in the contingent convertible preferred securities indenture become due and payable upon each contingent convertible preferred security being redeemed and that Distributions will cease to accrue on or after that date; the place or places where the contingent convertible preferred securities are to be surrendered for payment of the Redemption Price; and the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the contingent convertible preferred securities being redeemed.

If BBVA gives notice of redemption of the contingent convertible preferred securities of any series, then on or prior to the relevant redemption date, BBVA will (except as otherwise provided in this section “—Redemption and Repurchase”):

(a) irrevocably deposit with the Principal Paying Agent funds (in the currency in which the contingent convertible preferred securities to be redeemed are payable) sufficient to pay the Redemption Price; and

(b) give the Principal Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof.

If the notice of redemption has been given on any series of contingent convertible preferred securities, and the funds deposited and instructions and authority to pay given as required above, then on the date of such deposit:

(a) Distributions on the contingent convertible preferred securities of such series shall cease to accrue (unless such deposit is made prior to the redemption date, in which case Distributions on the contingent convertible preferred securities of such series shall cease to accrue on the redemption date);

(b) such contingent convertible preferred securities of such series will no longer be considered outstanding (except as otherwise provided in this section “—Redemption and Repurchase”, if there is a Trigger Event prior to the redemption date or if the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such contingent convertible preferred securities prior to the payment of the Redemption Price to the Holders); and

(c) the holders of contingent convertible preferred securities of such series will no longer have any rights as holders except the right to receive the Redemption Price (except as otherwise provided in this section “—Redemption and Repurchase” if there is a Trigger Event prior to the redemption date).

Subject to the following paragraph, if in connection with any series of contingent convertible preferred securities BBVA improperly withholds or refuses to pay the Redemption Price of the contingent convertible preferred securities of such series, Distributions will continue to accrue, subject as provided in “—Distributions Discretionary” or “—Restrictions on Payments”, at the rate specified from (and including) the Redemption Date to (but excluding) the date on which the Redemption Price is deposited with the Principal Paying Agent.

BBVA may not give a notice of redemption with respect to the contingent convertible preferred securities of a series if a Trigger Event Notice has been given with respect to such series. If any notice of redemption of any series of contingent convertible preferred securities has been given and a Trigger Event with respect to such series occurs prior to the redemption date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption of the relevant contingent convertible preferred securities on such redemption date and, instead, the Trigger Conversion of the contingent convertible preferred securities shall take place as provided under “—Conversion Upon Trigger Event”.

If a Capital Reduction Notice has been given with respect to the contingent convertible preferred securities of a series, BBVA may not give a notice of redemption with respect to such series until the end of the Election

Period. If a redemption notice is given by BBVA after the end of the Election Period, unless otherwise provided in the relevant prospectus supplement, BBVA may redeem all (but not part) of the aggregate Liquidation Preference of contingent convertible preferred securities of such series which remains outstanding following the Capital Reduction Conversion. If any notice of redemption of any series of contingent convertible preferred securities has been given and a Capital Reduction with respect to such series occurs prior to the redemption date, the Capital Reduction will be disregarded for all purposes of the contingent convertible preferred securities indenture with respect to such series of contingent convertible preferred securities and there shall be no conversion of such series of contingent convertible preferred securities as provided in “Conversion—Conversion Upon Capital Reduction” and, instead, the redemption of the relevant contingent convertible preferred securities shall take place as provided in this section.

If BBVA has elected to redeem the contingent convertible preferred securities of any series but, prior to the payment of the Redemption Price to holders, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such series of contingent convertible preferred securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any other amounts payable in accordance with the terms of such contingent convertible preferred securities) will be due and payable.

Non-payment of Redemption Price

If in connection with any series of contingent convertible preferred securities BBVA improperly withholds or refuses to pay the Redemption Price of the contingent convertible preferred securities of such series, Distributions will continue to accrue, subject as provided in “—Distributions” above, at the rate specified from (and including) the redemption date to (but excluding) the date on which the Redemption Price is deposited with the Principal Paying Agent.

Purchases of Contingent Convertible Preferred Securities

Unless otherwise provided in the relevant prospectus supplement, BBVA or any member of the BBVA Group, may purchase or otherwise acquire any of the outstanding contingent convertible preferred securities of any series at any price in the open market or otherwise in accordance with Articles 77 and 78 of CRR, Article 29 of the Commission Delegated Regulation (EU) No 241/2014 and/or any other Applicable Banking Regulations in force at the relevant time.

Under the current Applicable Banking Regulations, an institution requires the prior permission of the Regulator to effect the repurchase of Additional Tier 1 Instruments (article 77(b) of CRR) and, subject to certain limited exceptions (article 78(4) of CRR), these may not be repurchased before five years after the date of issuance (article 52.1(i) of CRR).

Notwithstanding any other provision of the contingent convertible preferred securities indenture and subject to compliance with the provisions of any applicable law (including the Spanish Companies Act and the Applicable Banking Regulations), BBVA or any member of the BBVA Group may exercise such rights as it may from time to time enjoy to purchase or redeem or buy back any shares of BBVA (including Common Shares) or any depositary or other receipts or certificates representing the same without the consent of the holders.

Conversion

Conversion Upon Trigger Event

If the Trigger Event occurs at any time on or after the issue date of any series of contingent convertible preferred securities, then BBVA will:

(a) not pay any Distribution on the contingent convertible preferred securities of such series, including any accrued and unpaid Distributions, which shall be deemed to be cancelled by BBVA in accordance with “—Distributions” above; and

(b) irrevocably and mandatorily (and without any requirement for the consent or approval of the holders or beneficial owners of contingent convertible preferred securities of such series) convert all the contingent convertible preferred securities of such series into Common Shares (the “Trigger Conversion”) to be delivered on the relevant Conversion Settlement Date. If the Trigger Event occurs, the contingent convertible preferred securities of any series will be converted in whole and not in part.

For the purposes of determining whether the Trigger Event has occurred, BBVA will (A) calculate the CET1 ratio based on information (whether or not published) available to management of BBVA, including information internally reported within BBVA pursuant to its procedures for ensuring effective ongoing monitoring of the capital ratios of BBVA and the BBVA Group and (B) calculate and publish the CET1 ratio on at least a quarterly basis. BBVA’s calculation shall be binding on the trustee and the holders and beneficial owners of the relevant series of contingent convertible preferred securities.

A Trigger Event will not constitute an event of default, an Enforcement Event or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause the liquidation, dissolution or winding-up of BBVA.

Conversion Upon Capital Reduction

Except as provided in the penultimate paragraph under “—Redemption and Repurchase—Redemption Procedures”, if a Capital Reduction occurs at any time on or after the issue date of any series of contingent convertible preferred securities, then BBVA will, subject as provided below, irrevocably and mandatorily (and without any requirement for the consent or approval of the holders or beneficial owners of contingent convertible preferred securities of such series) convert all the contingent convertible preferred securities of such series into Common Shares (a “Capital Reduction Conversion”) to be delivered on the relevant Conversion Settlement Date and on such Conversion Settlement Date pay to the holders, as applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “—Payments—Distributions”, an amount equal to the accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) such Conversion Settlement Date.

Notwithstanding the above, if a Capital Reduction occurs at any time on or after the issue date of any series of contingent convertible preferred securities, each holder of the contingent convertible preferred securities of such series will have the right to elect that all (but not part) of its contingent convertible preferred securities shall not be converted, in which case all contingent convertible preferred securities of such holder shall remain outstanding and no payment of any accrued and unpaid Distributions on such contingent convertible preferred securities shall be made in respect of such contingent convertible preferred securities to that holder on the relevant Conversion Settlement Date (without prejudice to any payment of such Distributions or any other Distributions that may accrue in respect of those contingent convertible preferred securities). To exercise such right, a holder must complete, sign and deposit at the specified office of any Paying and Conversion Agent a duly completed and signed notice of election (an “Election Notice”), in the form then obtainable from the specified office of such Paying and Conversion Agent on or before the tenth Business Day immediately following the Capital Reduction Notice Date (the period from (and including) the Capital Reduction Notice Date to (and including) such tenth Business Day, the “Election Period”). In the case of any contingent convertible preferred securities represented by a Global Security held by or on behalf of a Clearing System, an Election Notice may be delivered within the Election Period by the holder giving notice to the Principal Paying Agent of such election in accordance with the standard procedures of the relevant Clearing System (which may include notice being given on such holder’s instruction by the relevant Clearing System to the Principal Paying Agent by electronic means) in a form acceptable to such Clearing System from time to time.

An Election Notice shall be irrevocable. Each Paying and Conversion Agent shall inform the Principal Paying Agent within two Business Days of the end of such Election Period of the Election Notices received during the Election Period and the Principal Paying Agent shall notify BBVA of the details of the relevant holders that have duly submitted an Election Notice within the Election Period (including the aggregate Liquidation Preference of contingent convertible preferred securities held by such holders) by no later than the immediately following Business Day.

Any relevant contingent convertible preferred securities in respect of which a duly completed and signed Election Notice is not received during the Election Period shall be converted into Common Shares. Any contingent convertible preferred securities not converted upon a Capital Reduction as a result of holders delivering a duly completed and signed Election Notice during the Election Period shall remain outstanding and, notwithstanding any of the above, may be the subject of Conversion on the occurrence of a Trigger Event.

A Capital Reduction will not constitute an event of default, an Enforcement Event or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause the liquidation, dissolution or winding-up of BBVA.

Upon Conversion

Except as provided below with respect to fractions, the number of Common Shares to be issued on Conversion in respect of each contingent convertible preferred security of any series to be converted shall be determined by dividing the Liquidation Preference of such contingent convertible preferred security by the relevant Conversion Price in effect on the relevant Conversion Notice Date rounded down to the nearest whole number of Common Shares. Fractions of Common Shares will not be issued on Conversion or pursuant to the provisions described in the fifth paragraph from the bottom under “—Anti-Dilution Adjustment of the Floor Price” and no cash payment or other adjustment will be made in lieu thereof. Without prejudice to the generality of the foregoing, if one or more Delivery Notices and the related contingent convertible preferred securities are received by or on behalf of a Paying and Conversion Agent such that the Common Shares to be delivered by or on behalf of the Conversion Shares Depository are to be registered in the same name or delivered to the same Clearing System participant account, the number of such Common Shares to be delivered in respect thereof shall be calculated on the basis of the aggregate Liquidation Preference of such contingent convertible preferred securities being so converted and rounded down to the nearest whole number of Common Shares.

Upon any Trigger Conversion of any series of contingent convertible preferred securities, holders (and beneficial owners) of any contingent convertible preferred security shall have no claim against BBVA in respect of (i) any Liquidation Preference (and premium, if any) of such series of contingent convertible preferred securities converted into Common Shares or (ii) any accrued and unpaid Distributions cancelled or otherwise unpaid in respect of contingent convertible preferred securities of such series, and the contingent convertible preferred securities of such series shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository.

Upon any Capital Reduction Conversion of any series of contingent convertible preferred securities, holders (and beneficial owners) of any contingent convertible preferred securities, other than holders of contingent convertible preferred securities in respect of which such holders have elected not to convert such contingent convertible preferred securities in accordance with the provisions described under “—Conversion Upon Capital Reduction”, shall have no claim against BBVA in respect of any Liquidation Preference (and premium, if any) of such series of contingent convertible preferred securities, and the contingent convertible preferred securities of such series converted into Common Shares, other than contingent convertible preferred securities in respect of which holders have elected not to convert such contingent convertible preferred securities in accordance with the provisions described under “—Conversion Upon Capital Reduction”, shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository. Nothing in this paragraph shall affect BBVA’s obligation upon any Capital Reduction Conversion to pay to the holders, as applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “—Payments—Distributions”, and except as set out under “—Conversion Upon Capital Reduction”, an amount equal to the accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date.

On or prior to the Conversion Settlement Date, BBVA shall deliver to the Conversion Shares Depository such number of Common Shares (subject as provided above with respect to fractions) as is required to satisfy in full BBVA’s obligation to deliver Common Shares (i) in respect of a Trigger Conversion, of the aggregate Liquidation Preference of contingent convertible preferred securities of such series outstanding on the Trigger Event Notice Date, and (ii) in respect of a Capital Reduction Conversion, of the aggregate Liquidation Preference of contingent convertible preferred securities of such series outstanding on the Capital Reduction Notice Date, other than contingent convertible preferred securities in respect of which such holders have elected not to convert such contingent convertible preferred securities in accordance with the provisions described under “—Conversion Upon Capital Reduction”.

The obligation of BBVA to issue and deliver Common Shares to a holder of contingent convertible preferred securities of any series on the relevant Conversion Settlement Date shall be satisfied by the delivery of such Common Shares to the Conversion Shares Depository. Receipt of the relevant Common Shares by the Conversion Shares Depository shall discharge BBVA’s obligations in respect of the contingent convertible preferred securities converted, other than, in the case of a Capital Reduction, as provided under “—Conversion Upon Capital Reduction” with respect to the payment of accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “—Payments—Distributions”, and except as set out under “—Conversion Upon Capital Reduction”.

Except as set forth in the immediately preceding paragraph with respect to a Capital Reduction, if a Conversion Event occurs, holders shall have recourse to BBVA only for the issue and delivery of the relevant Common Shares to the Conversion Shares Depository. After such delivery by BBVA of the relevant Common Shares to the Conversion Shares Depository, holders of any series of contingent convertible preferred securities so converted shall have recourse to the Conversion Shares Depository only for the delivery to them of such Common Shares, in the circumstances described under “—Settlement Procedures” below.

Conversion Price

“Conversion Price” means, in respect of a Conversion Notice Date, if the Common Shares are:

(a)	then admitted to trading on a Relevant Stock Exchange, the higher of:

(i)	the Reference Market Price of a Common Share (translated into U.S. dollars at the Prevailing Rate, if applicable);

(ii)	the Floor Price (translated into U.S. dollars at the Prevailing Rate, if applicable); and

(iii)	the nominal value of a Common Share (translated into U.S. dollars at the Prevailing Rate, if applicable); or

(b)	not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above.

Anti-Dilution Adjustment of the Floor Price

For the purposes of this section “—Anti-Dilution Adjustment of the Floor Price” only (a) references to the “issue” of Common Shares or Common Shares being issued shall, if not otherwise expressly specified in this “Description of the Contingent Convertible Preferred Securities of BBVA”, include the transfer and/or delivery of Common Shares, whether newly issued and allotted or previously existing or held by or on behalf of BBVA or any member of the BBVA Group, and (b) Common Shares held by or on behalf of BBVA or any member of the BBVA Group (and which, in the case of sub-paragraphs (d) and (f) below, are not entitled to receive the relevant right or other entitlement) shall not be considered as or treated as in issue or issued or entitled to receive any Dividend, right or other entitlement.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

Upon the happening of any of the events described below and unless otherwise provided in the relevant prospectus supplement, the Floor Price of any series of contingent convertible preferred securities shall be adjusted from time to time as follows:

(a) If and whenever there shall be a consolidation, reclassification, redesignation or subdivision affecting the number of Common Shares, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such consolidation, reclassification, redesignation or subdivision by the following fraction:

A
B

where:

A is the aggregate number of Common Shares in issue immediately before such consolidation, reclassification, redesignation or subdivision, as the case may be; and

B is the aggregate number of Common Shares in issue immediately after, and as a result of, such consolidation, reclassification, redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification, redesignation or subdivision, as the case may be, takes effect.

(b) If and whenever BBVA shall issue any Common Shares credited as fully paid to Shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (i) where any such Common Shares are or are to be issued instead of the whole or part of a Dividend in cash which Shareholders would or could otherwise have elected to receive, (ii) where Shareholders may elect to receive a Dividend in cash in lieu of such Common Shares or (iii) where any such Common Shares are or are expressed to be issued in lieu of a Dividend (whether or not a cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such issue by the following fraction:

A
B

where:

A is the aggregate number of Common Shares in issue immediately before such issue; and

B is the aggregate number of Common Shares in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such Common Shares.

(c) (i) If and whenever BBVA shall pay any Extraordinary Dividend to its Shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A – B
A

where:

A is the Current Market Price of one Common Share on the Effective Date; and

B is the portion of the Fair Market Value of the aggregate Extraordinary Dividend attributable to one Common Share, with such portion being determined by dividing the Fair Market Value of the aggregate Extraordinary Dividend by the number of Common Shares entitled to receive the relevant Dividend.

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Extraordinary Dividend can be determined.

“Effective Date” means, in respect of this sub-paragraph (c)(i), the first date on which the Common Shares are traded ex-the relevant Cash Dividend on the Relevant Stock Exchange.

“Extraordinary Dividend” means, in respect of this sub-paragraph (c)(i), any Cash Dividend which is expressly declared by BBVA to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to its Shareholders or any analogous or similar term (including any distribution made as a result of any Capital Reduction), in which case the Extraordinary Dividend shall be such Cash Dividend.

(ii) If and whenever BBVA shall pay or make any Non-Cash Dividend to Shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A – B
A

where:

A is the Current Market Price of one Common Share on the Effective Date; and

B is the portion of the Fair Market Value of the aggregate Non-Cash Dividend attributable to one Common Share, with such portion being determined by dividing the Fair Market Value of the aggregate Non-Cash Dividend by the number of Common Shares entitled to receive the relevant Non-Cash Dividend (or, in the case of a purchase, redemption or buy back of Common Shares or any depositary or other receipts or certificates representing Common Shares by or on behalf of BBVA or any member of the BBVA Group, by the number of Common Shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any Common Shares, or any Common Shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back).

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Non-Cash Dividend is capable of being determined as provided herein.

“Effective Date” means, in respect of this sub-paragraph (c)(ii), the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of Common Shares or any depositary or other receipts or certificates representing Common Shares by or on behalf of BBVA or any member of the BBVA Group, the date on which such purchase, redemption or buy back is made (or, in any such case if later, the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein) or in the case of a Spin-Off, the first date on which the Common Shares are traded ex-the relevant Spin-Off on the Relevant Stock Exchange.

(iii) For the purposes of this sub-paragraph (c), Fair Market Value shall (subject as provided in paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Effective Date.

(iv) In making any calculations for the purposes of this sub-paragraph (c), such adjustments (if any) shall be made as an Independent Financial Adviser may determine in good faith to be appropriate to reflect (A) any consolidation or sub-division of any Common Shares or (B) the issue of Common Shares by way of capitalization of profits or reserves (or any like or similar event) or (C) any increase in the number of Common Shares in issue in BBVA’s financial year in question.

(d) If and whenever BBVA shall issue Common Shares to its Shareholders as a class by way of rights, or BBVA or any member of the BBVA Group or (at the direction or request or pursuant to any arrangements with BBVA or any member of the BBVA Group) any other company, person or entity shall issue or grant to the Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares, or any Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to acquire, any Common Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a price per Common Share which is less than 95% of the Current Market Price per Common Share on the Effective Date, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

A is the number of Common Shares in issue on the Effective Date;

B is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares issued by way of rights, or for the Securities issued by way of rights, or for the options or warrants or other rights issued or granted by way of rights and for the total number of Common Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Common Share; and

C is the number of Common Shares to be issued or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase or other rights of acquisition in respect thereof at the initial conversion, exchange, subscription, purchase or acquisition price or rate, provided that if at the Effective Date such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this sub-paragraph (d), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (d), the first date on which the Common Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

(e) If and whenever BBVA or any member of the BBVA Group or (at the direction or request or pursuant to any arrangements with BBVA or any member of the BBVA Group) any other company, person or entity shall issue any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares or Securities which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, Common Shares) to the Shareholders as a class by way of rights or grant to the Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire Common Shares or Securities which by their term carry (directly or indirectly) rights of conversion into, or exchange or subscription for, rights to otherwise acquire, Common Shares), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A – B
A

where:

A is the Current Market Price of one Common Share on the Effective Date; and

B is the Fair Market Value on the Effective Date of the portion of the rights attributable to one Common Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (e), the first date on which the Common Shares are traded ex-the relevant Securities or ex-rights, ex-option or ex-warrants on the Relevant Stock Exchange.

(f) If and whenever BBVA shall issue (otherwise than as mentioned in sub-paragraph (d) above) wholly for cash or for no consideration any Common Shares (other than Common Shares issued on conversion of any series of contingent convertible preferred securities or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or right to otherwise acquire Common Shares) or if and whenever BBVA or any member of the BBVA Group or (at the direction or request or pursuance to any arrangements with BBVA or any member of the BBVA Group) any other company, person or entity shall issue or grant (otherwise than as mentioned in sub-paragraph (d) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares (other than the contingent convertible preferred securities of any series, which term shall for this purpose include any further contingent convertible preferred securities), in each case at a price per Common Share which is less than 95% of the Current Market Price per Common Share on the date of the first public announcement of the terms of such issue or grant, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

A is the number of Common Shares in issue immediately before the issue of such Common Shares or the grant of such options, warrants or rights;

B is the number of Common Shares which the aggregate consideration (if any) receivable for the issue of such Common Shares or, as the case may be, for the Common Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Common Share on the Effective Date; and

C is the number of Common Shares to be issued pursuant to such issue of such Common Shares or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, provided that if at the Effective Date, such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this sub-paragraph (f), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (f), the date of issue of such Common Shares or, as the case may be, the grant of such options, warrants or rights.

(g) If and whenever BBVA or any member of the BBVA Group or (at the direction or request of or pursuant to any arrangements with BBVA or any member of the BBVA Group) any other company, person or entity (otherwise than as mentioned in sub-paragraphs (d), (e) or (f) above) shall issue wholly for cash or for no consideration any Securities (other than contingent convertible preferred securities of any series, which term shall for this purpose include any further contingent convertible preferred securities) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, purchase of, or rights to otherwise acquire, Common Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be reclassified/redesignated as Common Shares, and the consideration per Common Share receivable upon conversion, exchange, subscription, purchase, acquisition or redesignation is less than 95% of the Current Market Price per Common Share on the date of the first public announcement of the terms of issue of such Securities (or the terms of such grant), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

A is the number of Common Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, purchase of, or rights to otherwise acquire Common Shares which have been issued, purchased or acquired by BBVA or any member of the BBVA Group (or at the direction or request or pursuant to any arrangements with BBVA or any member of the BBVA Group) for the purposes of or in connection with such issue, less the number of such Common Shares so issued, purchased or acquired);

B is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to such Securities or, as the case may be, for the Common Shares to be issued or to arise from any such reclassification/ redesignation would purchase at such Current Market Price per Common Share; and

C is the maximum number of Common Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange, subscription, purchase or acquisition price or rate or, as the case may be, the maximum number of Common Shares which may be issued or arise from any such reclassification/ redesignation;

provided that if at the Effective Date such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or, as the case may be, such Securities are reclassified/redesignated or at such other time as may be provided), then for the purposes of this sub-paragraph (g), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, reclassification, redesignation had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (g), the date of issue of such Securities or, as the case may be, the grant of such rights.

(h) If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any Securities (other than the contingent convertible preferred securities of any series, which term for this purpose shall include any further contingent convertible preferred securities) pursuant to sub-paragraph (g) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Common Share receivable has been reduced and is less than 95% of the Current Market Price per Common Share on the date of the first public announcement of the proposals for such modification, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

A is the number of Common Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, or purchase or acquisition of, Common Shares which have been issued, purchased or acquired by BBVA or any member of the BBVA Group (or at the direction or request or pursuant to any arrangements with BBVA or any member of the BBVA Group) for the purposes of or in connection with such Securities, less the number of such Common Shares so issued, purchased or acquired);

B is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the Securities so modified would purchase at such Current Market Price per Common Share or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such Securities; and

C is the maximum number of Common Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as an Independent Financial Adviser in good faith shall consider appropriate for any previous adjustment under this sub-paragraph (h) or sub-paragraph (g) above;

provided that if at the Effective Date such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided) then for the purposes of this sub-paragraph (h), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (h), the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities.

(i) If and whenever BBVA or any member of the BBVA Group or (at the direction or request of or pursuant to any arrangements with BBVA or any member of the BBVA Group) any other company, person or entity shall offer any Securities in connection with which the Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Floor Price falls to be adjusted under sub-paragraphs (b), (c), (d), (e) or (f) above or sub-paragraph (j) below (or would fall to be so adjusted if the relevant issue or grant was at less than 95% of the Current Market Price per Common Share on the relevant dealing day under sub-paragraph (e) above)) the Floor Price shall be adjusted by multiplying the Floor Price in force immediately before the Effective Date by the following fraction:

A – B
A

where:

A is the Current Market Price of one Common Share on the Effective Date; and

B is the Fair Market Value on the Effective Date of the portion of the relevant offer attributable to one Common Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (i), the first date on which the Common Shares are traded ex-rights on the Relevant Stock Exchange.

(j) If BBVA determines that a reduction to the Floor Price should be made for whatever reason, the Floor Price will be reduced (either generally or for a specified period as notified to holders of the contingent convertible preferred securities of such relevant series) in such manner and with effect from such date as BBVA shall determine and notify to the holders of the relevant series of contingent convertible preferred securities.

Notwithstanding the foregoing provisions in this section “Anti-Dilution Adjustment of the Floor Price”:

•	where the events or circumstances giving rise to any adjustment of the Floor Price have already resulted or will result in an adjustment to the Floor Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Floor Price or where more than one event which gives rise to an adjustment to the Floor Price occurs within such a short period of time that, in the opinion of BBVA, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to give the intended result; and

•	such modification shall be made to the operation of the anti-dilution adjustment terms described in this section “Anti-Dilution Adjustment of the Floor Price” as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate (A) to ensure that an adjustment to the Floor Price or the economic effect thereof shall not be taken into account more than once and (B) to ensure that the economic effect of a Dividend is not taken into account more than once;

and in each case, any such modification shall be conclusive and binding on all parties (including the holders and beneficial owners of any contingent convertible preferred security) save in the case of manifest error.

For the purpose of any calculation of the consideration receivable or price pursuant to sub-paragraphs (d), (f), (g) and (h) above, the following provisions shall apply:

•	the aggregate consideration receivable or price for Common Shares issued for cash shall be the amount of such cash;

•	(A) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (B) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by BBVA to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date as referred to in sub-paragraphs (d), (f), (g) or (h) above, as the case may be, plus in the case of each of (A) and (B) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights of subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (C) the consideration receivable or price per Common Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (A) or (B) above (as the case may be) divided by the number of Common Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

•	if the consideration or price determined pursuant to the two provisions immediately above (or any component thereof) shall be expressed in a currency other than the Share Currency, it shall be converted into the Share Currency at the Prevailing Rate on the relevant Effective Date (in the case of the second provision immediately above) or the relevant date of first public announcement (in the case of the first provision immediately above);

•	in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Common Shares or Securities or options, warrants or rights, or otherwise in connection therewith; and

•	the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable regardless of whether all or part thereof is received, receivable, paid or payable by or to BBVA or another entity.

If the Conversion Settlement Date in relation to the Conversion of any contingent convertible preferred security of any series shall be after the record date in respect of any consolidation, reclassification, redesignation or sub-division as is mentioned in sub-paragraph (a) above, or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in sub-paragraphs (b), (c), (d), (e) or (i) above, or after the date of the first public announcement of the terms of any such issue or grant as is mentioned in sub-paragraphs (f) or (g) above or of the terms of any such modification as is mentioned in sub-paragraph (h) above, but before the relevant adjustment to the Floor Price (if applicable) becomes effective pursuant to the provisions described in this section “—Anti-Dilution Adjustment of the Floor Price” (such adjustment, a “Retroactive Adjustment”), then BBVA shall (conditional upon the relevant adjustment becoming effective) procure that there shall be delivered to the Conversion Shares Depository, for onward delivery to the holders of the relevant contingent convertible preferred securities, in accordance with the instructions contained in the Delivery Notices received by the Conversion Shares Depository, such additional number of Common Shares (if any) (the “Additional Common Shares”) as, together with the Common Shares issued on Conversion of the contingent convertible preferred securities (together with any fraction of a Common Share not so delivered to any relevant holder), is equal to the number of Common Shares which would have been required to be issued and delivered on such Conversion if the relevant adjustment to the Floor Price had been made and become effective immediately prior to the relevant Conversion Notice Date (subject as provided above with respect to fractions), provided that, where applicable, if the Conversion Shares Depository and/or the holders, as the case may be, shall be entitled to receive the relevant Dividend in respect of the Common Shares to be issued or delivered to them, then no such Retroactive Adjustment shall be made in relation to such Dividend and Additional Common Shares shall not be issued and delivered to the Conversion Shares Depository and holders in relation thereto. If Additional Common Shares are required under the contingent convertible preferred securities indenture, all references to the issue and/or delivery of Common Shares in the contingent convertible preferred securities indenture shall be construed accordingly.

If any doubt shall arise as to whether an adjustment is required to be made to the Floor Price or as to the appropriate adjustment to the Floor Price, BBVA may at its discretion appoint an Independent Financial Adviser and, following consultation between BBVA and such Independent Financial Adviser, a written determination of such Independent Financial Adviser in respect thereof shall be conclusive and binding on all parties (including the holders and beneficial owners of any contingent convertible preferred security), save in the case of manifest error.

No adjustment will be made to the Floor Price where Common Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive or non-executive office or the personal service company of any such person) or their spouses or relatives, in each case, of BBVA or any member of the BBVA Group or any associated company or to a trustee or trustees or intermediary to be held for the benefit of any such person, in any such case pursuant to any share or option or similar scheme.

On any adjustment, if the resultant Floor Price has more decimal places than the initial Floor Price, it shall be rounded down to the same number of decimal places as the initial Floor Price. No adjustment shall be made to the Floor Price where such adjustment (rounded down if applicable) would be less than 1% of the Floor Price then in effect. Any adjustment not required to be made pursuant to the above, and/or any amount by which the Floor Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

Notice of any adjustments to the Floor Price shall be given by BBVA to holders of the contingent convertible preferred securities of any series through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and in accordance with “—Notices” below promptly after the determination thereof.

Conversion Procedures

If a Trigger Event occurs at any time on or after the issue date of any series of contingent convertible preferred securities, then BBVA will notify the Regulator and the Holders of such series of contingent convertible preferred securities immediately upon BBVA’s determination that a Trigger Event has occurred (i) through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) in accordance with “—Notices” below (together, the “Trigger Event Notice”). Any failure by BBVA to give a Trigger Event Notice or otherwise notify the Holders of a Trigger Event will have no impact on the effectiveness of, or otherwise invalidate, any Trigger Conversion, will not constitute an Enforcement Event with respect to such series of contingent convertible preferred securities, or give the Holders or beneficial owners of the contingent convertible preferred securities of such series any rights as a result of such failure.

If a Capital Reduction occurs at any time on or after the issue date of any series of contingent convertible preferred securities, then BBVA will notify the Regulator and the holders of such series of contingent convertible preferred securities immediately (i) through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) in accordance with “—Notices” below (together, the “Capital Reduction Notice”). Any failure by BBVA to give a Capital Reduction Notice or otherwise notify the holders of a Capital Reduction, will have no impact on the effectiveness of, or otherwise invalidate, any Capital Reduction, will not constitute an Enforcement Event with respect to such series of contingent convertible preferred securities, or give the holders or beneficial owners of the contingent convertible preferred securities of such series any rights as a result of such failure.

A Conversion Notice shall be a written notice specifying the following:

•	that a Trigger Event or a Capital Reduction has occurred, as the case may be;

•	in the case of a Capital Reduction Notice, the Conversion Price;

•	in the case of a Capital Reduction Notice, the Election Period and the procedures holders must follow with respect to timely submission of Election Notices;

•	in the case of a Capital Reduction Notice, the expected Conversion Settlement Date, which shall be as soon as practicable and in any event not later than one month following (or such other period as Applicable Banking Regulations may require) the Conversion Notice Date;

•	the contact details of the Conversion Shares Depository and Paying and Conversion Agent and the procedures holders of the contingent convertible preferred securities must follow to obtain delivery of the Common Shares;

•	that the contingent convertible preferred securities (other than, in the case of a Capital Reduction, contingent convertible preferred securities which holders elect not to convert in accordance with the provisions described under “—Conversion Upon Capital Reduction”) shall remain in existence for the sole purposes of evidencing the holder’s right to receive Common Shares from or on behalf of the Conversion Shares Depository and, in the case of a Capital Reduction, of evidencing the holder’s right to receive payment of accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date as provided under “—Conversion Upon Capital Reduction”, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “—Payments—Distributions”; and

•	a request that holders and beneficial owners (or the custodian, broker, nominee or other representative thereof) of such contingent convertible preferred securities complete a Delivery Notice to be delivered, together with the relevant contingent convertible preferred securities held by them (other than, in the case of a Capital Reduction, contingent convertible preferred securities which holders elect not to convert in accordance with the provisions described under “—Conversion Upon Capital Reduction”), to the specified office of the Paying and Conversion Agent, with a copy of such Delivery Notice to the trustee, no later than five Business Days (in the relevant place of delivery) prior to the relevant Conversion Settlement Date (the “Notice Cut-off Date”).

In the case of a Trigger Event, BBVA shall further notify the holders of the relevant series of contingent convertible preferred securities of the expected Conversion Settlement Date and of the Conversion Price within ten (10) Business Days of the Conversion Notice Date in accordance with “—Notices” below.

The Conversion Notice Date shall be deemed to be the date on which the Trigger Event Notice or the Capital Reduction Notice, as the case may be, is communicated through the filing of a relevant information (información relevante) announcement with the CNMV and is published in accordance with the rules and regulations of any applicable stock exchange or other relevant authority.

Upon BBVA’s determination that a Trigger Event has occurred or upon BBVA’s adoption of a Capital Reduction measure, it shall, prior to giving a Conversion Notice, deliver to the trustee a certificate stating that a

Conversion Event has occurred, which the trustee shall accept without any further enquiry as sufficient evidence of such matters, and such certificate will be conclusive and binding on the trustee, the holders and beneficial owners of the contingent convertible preferred securities of such series. BBVA shall provide a copy of the Conversion Notice to the trustee as soon as it is available.

Within two (2) Business Days after its receipt of the Conversion Notice, the trustee shall transmit the Conversion Notice to the depositary and BBVA expects that, promptly following its receipt of the Conversion Notice, pursuant to the relevant procedures then in effect, the depositary shall post the Conversion Notice to, if DTC is acting as depositary, its Reorganization Inquiry for Participants System (or in the case of any other depositary, its equivalent).

If a Trigger Event occurs, the contingent convertible preferred securities of any series will be converted in whole and not in part, and if a Capital Reduction occurs, the contingent convertible preferred securities of any series will be converted in whole and not in part except for contingent convertible preferred securities in respect of which such holders have elected not to convert such contingent convertible preferred securities in accordance with the provisions described under “—Conversion Upon Capital Reduction”.

Notwithstanding anything set forth in this prospectus to the contrary, except in the case of a Capital Reduction with respect to any contingent convertible preferred securities in respect of which the holders have elected not to convert such contingent convertible preferred securities in accordance with the provisions described under “—Conversion Upon Capital Reduction” (as the case may be), upon a Conversion, (i) subject to the right of holders of the contingent convertible preferred securities relating to a breach of the Performance Obligation (as defined below) in the event of a failure by BBVA to issue and deliver any Common Shares to the Conversion Shares Depository on the Conversion Settlement Date and, in the case of a Capital Reduction, the right of Holders to receive payment of accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date as provided under “—Conversion Upon Capital Reduction” (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “—Payments—Distributions” and except as provided under “—Conversion Upon Capital Reduction”), the contingent convertible preferred securities indenture shall impose no duties upon the trustee whatsoever with regard to a Conversion (except the limited duties set forth in the contingent convertible preferred securities indenture in respect of a global security which is surrendered for conversion in part upon a Capital Reduction), and the holders of the contingent convertible preferred securities converted or to be converted shall have no rights whatsoever under the contingent convertible preferred securities indenture or such contingent convertible preferred securities to instruct the trustee to take any action whatsoever and (ii) as of the Conversion Notice Date, except for any indemnity and/or security provided by any holders of such contingent convertible preferred securities in such direction or related to such direction, any direction previously given to the trustee by any holders of such contingent convertible preferred securities shall cease automatically and shall be null and void and of no further effect.

BBVA’s obligations to indemnify the trustee in accordance with the contingent convertible preferred securities indenture shall survive any Conversion.

Agreement and Waiver with Respect to Conversion

The contingent convertible preferred securities of any series are not convertible into Common Shares at the option of holders of contingent convertible preferred securities of any series at any time and are not redeemable in cash as a result of a Conversion Event. Notwithstanding any other provision herein, by its acquisition of the contingent convertible preferred securities of any series, each holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the contingent convertible preferred securities of such series, including, without limitation, those related to (x) Conversion following a Trigger Event or Capital Reduction, as the case may be, and (y) the appointment of the Conversion Shares Depository, the issuance of the Common Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the contingent convertible preferred securities of such series or the Conversion Notice), and acknowledged that such events in (x) and (y) may occur without any further action on the part of the holders or beneficial owners of the contingent convertible preferred securities of such series or the trustee, (ii) agreed that effective upon, and following, the Conversion, no amount shall be due and payable to the holders of the contingent convertible preferred securities so converted (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions set forth under “—Conversion Upon Capital Reduction” (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “—Payments—Distributions”, and except as provided under “—Conversion Upon Capital Reduction”)), and

BBVA’s liability to pay any such amounts (including the Liquidation Preference (and premium, if any) of, or any Distribution in respect of (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions set forth under “—Conversion Upon Capital Reduction” (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “—Payments—Distributions”, and except as provided under “—Conversion Upon Capital Reduction”)), except as noted below under “—Settlement Procedures” with respect to certain stamp and similar taxes, shall be automatically released, and the holders of the contingent convertible preferred securities so converted shall not have the right to give a direction to the trustee with respect to the Conversion Event and any related Conversion, (iii) waived, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the contingent convertible preferred securities indenture and in connection with the contingent convertible preferred securities so converted or to be converted, including, without limitation, claims related to or arising out of or in connection with a Conversion Event and/or any Conversion and (iv) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such contingent convertible preferred securities to be converted to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such holder or beneficial owner of such contingent convertible preferred securities or the trustee.

Settlement Procedures

Delivery of the Common Shares to the holders of converted contingent convertible preferred securities upon a Conversion Event shall be made in accordance with the following procedures. BBVA may make changes to these procedures to the extent such changes are reasonably necessary, in the opinion of BBVA, including to reflect changes in clearing system practices.

Holders of any series of contingent convertible preferred securities cleared and settled through DTC may elect to have their Common Shares delivered in the form of Common Shares or ADSs in accordance with the procedures described below. The obligation to deliver ADSs if a holder elects to have its Common Shares delivered in such form will apply only if on the relevant Conversion Settlement Date BBVA continues to maintain an ADS depositary facility. For further information on the ADSs and BBVA’s current ADS deposit agreement, see “Description of BBVA American Depositary Shares”.

In order to obtain delivery of the relevant Common Shares, or, if indicated in the relevant Delivery Notice, ADSs, upon any Conversion from the Conversion Shares Depository, the relevant holder or beneficial owner (or the custodian, broker, nominee or other representative thereof) must deliver its contingent convertible preferred securities (other than, in the case of a Capital Reduction, contingent convertible preferred securities which holders elect not to convert in accordance with “—Conversion Upon Capital Reduction”) and a duly completed Delivery Notice to the specified office of the Paying and Conversion Agent, with a copy of such Delivery Notice to the trustee, on or before the Notice Cut-off Date. The Delivery Notice shall contain: (i) the name of the holder or beneficial owner (or the custodian, broker, nominee or other representative thereof) of the contingent convertible preferred securities to be converted; (ii) the aggregate Liquidation Preference held by such holder or beneficial owner (or the custodian, broker, nominee or other representative thereof) of such converted contingent convertible preferred securities on the date of such notice; (iii) the name in which the Common Shares or ADSs, as applicable, are to be registered, if applicable; (iv) whether Common Shares or ADSs are to be delivered to the holder or beneficial owner of such contingent convertible preferred securities; (v) the details of the DTC, Iberclear or other clearing system account (subject to the limitations set out below) to which the Common Shares or ADSs are to be credited (or, if the Common Shares are not a participating security in Iberclear or another clearing system, the address to which the Common Shares should be delivered; and, as the case may be, details of the registered account in BBVA’s ADS facility if direct registration ADSs are to be issued); (vi) any relevant certifications and/or representations as may be required by applicable law and regulations; and (vii) such other details as may be required by the Paying and Conversion Agent or any relevant Clearing System.

If the contingent convertible preferred securities are held through DTC, the Delivery Notice must be given and the contingent convertible preferred securities delivered in accordance with the applicable procedures of DTC (which may include the notice being given to the Paying and Conversion Agent by electronic means) and in a form acceptable to DTC and the Paying and Conversion Agent. With respect to any contingent convertible preferred securities held in definitive form, the Delivery Notice must be delivered to the specified office of the Paying and Conversion Agent together with the relevant contingent convertible preferred securities, except as otherwise indicated in the relevant Conversion Notice.

Subject as provided in this section “Settlement Procedures” and provided that the relevant contingent convertible preferred securities and a duly completed Delivery Notice have been delivered not later than the Notice Cut-off Date, the Paying and Conversion Agent shall give instructions to the Conversion Shares Depository that the Conversion Shares Depository shall deliver the relevant Common Shares (rounded down to the nearest whole number of Common Shares) to, or shall deposit part or all of such Common Shares with the ADS Depositary on behalf of, the holder or beneficial owner (or the custodian, broker, nominee or other representative thereof) of the relevant contingent convertible preferred securities completing such Delivery Notice or its nominee in accordance with the instructions given in such Delivery Notice on the applicable Conversion Settlement Date.

Any Delivery Notice shall be irrevocable. Failure properly to complete and deliver a Delivery Notice and deliver the relevant contingent convertible preferred securities may result in such Delivery Notice being treated as null and void and BBVA shall be entitled to procure the sale of any applicable Common Shares to which the relevant holder may be entitled in accordance with the provisions described in “—Failure to Deliver a Delivery Notice” below. Any determination as to whether any Delivery Notice has been properly completed and delivered as provided in this section “—Settlement Procedures” shall be made by BBVA in its sole discretion, acting in good faith, and shall, in the absence of manifest error, be conclusive and binding on the relevant holders and beneficial owners (and any custodian, broker, nominee or other representative thereof).

Delivery of ADSs

In respect of any Common Shares that holders elect to receive in the form of ADSs as specified in the Delivery Notice, the Conversion Shares Depository shall deposit with the custodian for the ADS Depositary the relevant number of Common Shares to be issued upon Conversion of the relevant contingent convertible preferred securities, and the ADS Depositary shall issue the corresponding number of ADSs to the DTC Participant account or registered ADS facility account specified by such holders (per the ADS-to-Common Share ratio in effect on the Conversion Settlement Date). However, the issuance of the ADSs by the ADS Depositary may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Common Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depositary. For further information on the ADSs or the ADS deposit agreement, see “Description of BBVA American Depositary Shares”.

Failure to Deliver a Delivery Notice

If a duly completed Delivery Notice and the relevant contingent convertible preferred securities are not delivered to the Paying and Conversion Agent as provided in the contingent convertible preferred securities indenture and in the relevant Conversion Notice on or before the Notice Cut-off Date, then at any time following the Notice Cut-off Date and prior to the 10th Business Day after the Conversion Settlement Date, BBVA may in its sole and absolute discretion (and the relevant holders and beneficial owners of such contingent convertible preferred securities shall be deemed to agree thereto), elect to appoint a person (the “Selling Agent”) to procure that all Common Shares held by the Conversion Shares Depository in respect of which the applicable contingent convertible preferred securities and duly completed Delivery Notice have not been delivered on or before the Notice Cut-off Date as aforesaid be sold by or on behalf of the Selling Agent as soon as reasonably practicable.

Subject to the deduction by or on behalf of the Selling Agent of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Selling Agent in connection with the issue, allotment and sale of any Common Shares pursuant to the preceding paragraph, and the conversion of any proceeds of such sale into U.S. dollars, the net proceeds of such sale, converted into U.S. dollars at the Prevailing Rate on the Notice Cut-off Date, if necessary, shall as soon as reasonably practicable be distributed ratably to the relevant holders in such manner and at such time as BBVA shall determine and notify to the relevant holders. Such payment shall for all purposes discharge the obligations of BBVA, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent to such holders in respect of the relevant Conversion.

BBVA, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent shall have no liability in respect of the exercise or non-exercise of any discretion or power pursuant to this section “—Failure to Deliver a Delivery Notice” or in respect of any sale of any Common Shares, whether for the timing of any such sale or the price at or manner in which any such Common Shares are sold or the inability to sell any such Common Shares. Furthermore, BBVA, the Conversion Shares Depository, the Paying and Conversion

Agent and the Selling Agent shall have no liability to any holder or beneficial owner of the contingent convertible preferred securities for any loss resulting from such holder’s or beneficial owner’s failure to receive any Common Shares or ADSs, or from any delay in the receipt thereof, in each case as a result of such holder or beneficial owner (or custodian, nominee, broker or other representative thereof) failing to duly submit a Delivery Notice and the relevant contingent convertible preferred securities on a timely basis or at all.

If the applicable contingent convertible preferred securities and Delivery Notice are not delivered to the Paying and Conversion Agent on or before the Notice Cut-off Date and BBVA does not appoint the Selling Agent by the 10th Business Day after the Conversion Settlement Date, or if any Common Shares are not sold by the Selling Agent in accordance with this section “—Failure to Deliver a Delivery Notice”, the Conversion Shares Depository shall continue to hold any Common Shares not sold by the Selling Agent until a duly completed Delivery Notice and the relevant contingent convertible preferred securities are so delivered. However, any holder or beneficial owner (or custodian, broker, nominee or other representative thereof) of such contingent convertible preferred securities delivering a Delivery Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Common Shares, or if the holder so elects, ADSs, satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Common Shares or ADSs (if so elected to be deposited with the ADS Depositary on its behalf).

Certain Taxes and Other Costs

A holder of the contingent convertible preferred securities of any series or Selling Agent must pay (in the case of the Selling Agent by means of deduction from the net proceeds of sale referred to in “—Failure to Deliver a Delivery Notice”) any taxes and capital, stamp, issue, registration and transfer taxes or duties arising on Conversion (other than any capital, stamp, issue, registration and transfer taxes or duties payable in Spain by BBVA in respect of the issue and delivery of the Common Shares in accordance with a Delivery Notice delivered pursuant to the contingent convertible preferred securities indenture which shall be paid by BBVA) and such holder or the Selling Agent (as the case may be) must pay (in the case of the Selling Agent, by way of deduction from the net proceeds of sale as aforesaid) all, if any, taxes or duties arising by reference to any disposal or deemed disposal of a contingent convertible preferred security or interest therein.

Any costs incurred by the Conversion Shares Depository or any parent, subsidiary or affiliate of the Conversion Shares Depository in connection with the holding by the Conversion Shares Depository of any Common Shares and any amount received in respect thereof shall be deducted by the Conversion Shares Depository from such amount (or, if such deduction is not possible, paid to the Conversion Shares Depository, by the relevant holder) prior to the delivery of such Common Shares and/or payment of such amount to the relevant holder.

If BBVA shall fail to pay any capital, stamp, issue, registration and transfer taxes or duties for which it is responsible as provided above, the holder or Selling Agent, as the case may be, shall be entitled (but shall not be obliged) to tender and pay the same and BBVA as a separate and independent obligation, undertakes to reimburse and indemnify each holder or Selling Agent, as the case may be, in respect of any payment thereof and any penalties payable in respect thereof.

Status of the Common Shares

The Common Shares issued on Conversion will be fully paid and will in all respects rank pari passu with the fully paid Common Shares in issue on the relevant Conversion Notice Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Common Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the Conversion Settlement Date.

Additional Amounts

Unless otherwise specified in the relevant prospectus supplement, all payments of Distributions payable in respect of contingent convertible preferred securities by BBVA will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges (collectively “Taxes”) of whatever nature imposed or levied by or on behalf of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, BBVA shall (to the extent such payment can be made out of Distributable Items of BBVA on the same basis as for payment of any Distribution) pay, in respect of any withholding or deduction imposed on payments of Distributions only (and not Liquidation Preference (and premium, if any) or other amount), such additional amounts (“Additional Amounts”) as will result in holders of any series of outstanding contingent convertible preferred securities receiving such amounts as they would have received in respect of such Distributions had no such withholding or deduction been required.

BBVA shall not be required to pay any Additional Amounts in relation to any payment in respect of any contingent convertible preferred security:

(a) to, or to a third party on behalf of, a holder if the holder or the beneficial owner of contingent convertible preferred securities of any series is liable for such Taxes in respect of such contingent convertible preferred security by reason of his having some connection with Spain other than the mere holding of such contingent convertible preferred security; or

(b) to, or to a third party on behalf of, a holder if the holder or the beneficial owner of contingent convertible preferred securities fails to provide BBVA or the trustee or Paying Agent (as BBVA may determine in connection with each series of contingent convertible preferred securities) acting on behalf of BBVA the information concerning such holder or beneficial owner as may be required in order to comply with any procedures that may be implemented to comply with any interpretation of Royal Decree 1065/2007, as amended, made by the Spanish Tax Authorities; or

(c) to, or to a third party on behalf of, a holder if the holder or the beneficial owner of contingent convertible preferred securities of any series failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, regulation or administrative practice of the taxing jurisdiction of BBVA as a condition to relief or exemption from such taxes; or

(d) presented for payment (where presentation is required) more than 30 days after the Relevant Date, except to the extent that the relevant holder would have been entitled to such Additional Amounts on presenting the same for payment on the expiry of such period of 30 days; or

(e) to, or to a third party on behalf of, individuals resident for tax purposes in the Kingdom of Spain; or

(f) to, or to a third party on behalf of, a Spanish-resident legal entity subject to Spanish corporation tax if the Spanish tax authorities determine that the contingent convertible preferred securities of any series do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated July 27, 2004, and require a withholding to be made; or

(g) where the withholding or deduction is required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (“FATCA”), any regulations or agreements thereunder, any official interpretations thereof, any intergovernmental agreements with respect thereto (including the intergovernmental agreement between the United States and Spain on the implementation of FATCA), or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto.

In addition, Additional Amounts will not be payable with respect to any Taxes that are imposed in respect of any combination of the items listed in (a) through (g) set forth above.

Additional Amounts will also not be paid with respect to any payment to a holder who is a fiduciary, a partnership, a limited liability company or person other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had it been the holder.

For the purposes of this section:

“Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, except that, if the full amount of the moneys payable has not been duly received by the Principal Paying

Agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received and being available for payment to holders, notice to that effect is duly given to the holders in accordance with“—Notices” below.

Except where the context requires otherwise, any reference in this prospectus and, if applicable, the relevant prospectus supplement to Distributions in respect of the contingent convertible preferred securities shall be deemed to include any Additional Amounts payable with respect thereto.

Undertakings

So long as any contingent convertible preferred security of a series remains outstanding, BBVA shall, unless approved by a majority in aggregate Liquidation Preference of such series:

(a) not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on Conversion, Common Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(b) if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associates of the offeror) to acquire all or a majority of the issued Common Shares, or if a scheme is proposed with regard to such acquisition (other than a Newco Scheme), give notice of such offer or scheme to the holders at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying and Conversion Agent and, where such an offer or scheme has been recommended by the board of directors of BBVA, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use all commercially reasonable endeavors to procure that a like offer or scheme is extended to the holders of any Common Shares issued during the period of the offer or scheme arising out of any Conversion and/or to the holders;

(c) in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that such amendments are made to the contingent convertible preferred securities indenture immediately after completion of the Scheme of Arrangement as are necessary to ensure that the contingent convertible preferred securities may be converted into or exchanged for ordinary shares in Newco (or depositary or other receipts or certificates representing ordinary shares of Newco) mutatis mutandis in accordance with and subject to the contingent convertible preferred securities indenture and the ordinary shares of Newco are:

(i)	admitted to the Relevant Stock Exchange; or

(ii)	listed and/or admitted to trading on another Recognized Stock Exchange,

and the holders of the contingent convertible preferred securities of the relevant series (which, for this purpose, includes holders of a beneficial interest in the Contingent Convertible Preferred Securities of such series) irrevocably authorize BBVA to make such amendments to the contingent convertible preferred securities indenture without the need for any further authorization from the holders of the contingent convertible preferred securities of such series;

(d) issue, allot and deliver Common Shares upon Conversion subject to and as provided in “—Conversion” above;

(e) use all reasonable endeavors to ensure that its issued and outstanding Common Shares and any Common Shares issued upon Conversion will be admitted to listing and trading on the Relevant Stock Exchange or will be listed and/or admitted to trading on another Recognized Stock Exchange;

(f) at all times keep in force the relevant resolutions needed for issue, free from pre-emptive rights, sufficient authorized but unissued Common Shares to enable Conversion of the contingent convertible preferred securities, and all rights of subscription and exchange for Common Shares, to be satisfied in full; and

(g) where the provisions of “—Conversion” above require or provide for a determination by an Independent Financial Adviser or a role to be performed by a Conversion Shares Depository or a Paying and Conversion Agent, BBVA shall use all reasonable endeavors promptly to appoint such persons for such purposes.

Modification and Waiver

BBVA and the trustee may make certain modifications and amendments to the contingent convertible preferred securities indenture and any applicable supplemental indenture with respect to any series of contingent convertible preferred securities without the consent of the holders of such contingent convertible preferred securities for any of the following purposes:

•	to evidence the succession of another person to BBVA and the assumption by any such successor of the covenants of BBVA in the contingent convertible preferred securities indenture and in the contingent convertible preferred securities of any series;

•	to add to the covenants of BBVA for the benefit of the holders of all or any series of contingent convertible preferred securities (and, if such covenants are to be for the benefit of less than all series of contingent convertible preferred securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon BBVA by the contingent convertible preferred securities indenture;

•	to add any additional Enforcement Events;

•	to make changes to procedures relating to Conversion, delivery of the Common Shares, or ADSs, as applicable, provided, however, that, unless such changes are made as a result of any change in, or amendment to, any relevant laws or regulations, no such change shall adversely affect the interests of the holders of contingent convertible preferred securities of any series in any material respect;

•	to add to, change or eliminate any of the provisions of the contingent convertible preferred securities indenture, or any supplemental indenture, provided, however, that any such addition, change or elimination shall become effective only when there is no outstanding contingent convertible preferred security of any series created prior to the execution of such supplemental indenture effecting such addition, change or elimination which would be adversely affected by such addition, change or elimination and in respect of which such supplemental indenture would apply;

•	to establish the form or terms of contingent convertible preferred securities of any series as permitted by the contingent convertible preferred securities indenture;

•	to change any place of payment, so long as any required place of payment is maintained;

•	to cure any ambiguity or to correct or supplement any provision of the contingent convertible preferred securities indenture which may be defective or inconsistent with any other provision of the contingent convertible preferred securities indenture or in any supplemental indenture;

•	to vary, substitute or change specified terms of any series of contingent convertible preferred securities subject to the conditions set forth in the contingent convertible preferred securities indenture, provided such action shall not adversely affect the interests of the holders of contingent convertible preferred securities of any series in any material respect;

•	to evidence and provide for the acceptance of appointment under the contingent convertible preferred securities indenture by a successor trustee with respect to the contingent convertible preferred securities of one or more series and to add to or change any of the provisions of the contingent convertible preferred securities indenture as shall be necessary to provide for or facilitate the administration of the trusts under the contingent convertible preferred securities indenture by more than one trustee, pursuant to the requirements of the contingent convertible preferred securities indenture;

•	to change or eliminate any provision of the contingent convertible preferred securities indenture so as to conform with the current provisions or any future provisions of the Trust Indenture Act;

•	to name a different trustee for a particular series of contingent convertible preferred securities;

•	to delete, amend or supplement any provision contained in the contingent convertible preferred securities indenture or in any supplemental indenture as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority;

•	to delete, amend or supplement any provision contained in the contingent convertible preferred securities indenture or in any supplemental indenture as a result of, and to the extent required by, Applicable Banking Regulations;

•

with respect to any contingent convertible preferred security (including a global security), to amend any such contingent convertible preferred security to conform to the description of the terms of such contingent convertible preferred security in the prospectus, prospectus supplement, product supplement, pricing supplement or any other similar offering document related to the offering of such contingent convertible preferred security; and

•	to change or modify any provision of the contingent convertible preferred securities indenture as necessary to ensure that the contingent convertible preferred securities of any series shall be convertible into ordinary shares of Newco in the event of a Newco Scheme.

Other modifications and amendments may be made to the contingent convertible preferred securities indenture and any applicable supplemental indenture with the consent of the holders of not less than a majority in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of each series affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each contingent convertible preferred security affected that would:

•	change the terms of any contingent convertible preferred security to reduce the Liquidation Preference (or premium, if any) payable upon the redemption of, or the Distributions payable on any contingent convertible preferred security (without prejudice to the provisions described herein, including under “—Payments—Distributions” and “—Agreement to Distribution Cancelation”), or change the obligation of BBVA (or its successor) to pay Additional Amounts (except as contemplated below under “—Substitution of Issuer”) on the contingent convertible preferred securities, or the currency in which payments under the contingent convertible preferred securities are to be made, or impair the right to institute suit for the enforcement of any such payment when due and payable on or with respect to any contingent convertible preferred security, or modify the calculation of and any adjustment to, the Conversion Price;

•	reduce the percentage in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the contingent convertible preferred securities indenture or of certain defaults thereunder and their consequences) provided for in the contingent convertible preferred securities indenture or reduce the requirements for a quorum or voting;

•	change in any manner adverse to the interests of the holders of any contingent convertible preferred securities the subordination provisions of the contingent convertible preferred securities or the terms and conditions of the obligations of BBVA in respect of the due and punctual payment of any amounts due and payable on the contingent convertible preferred securities; or

•	modify the requirements applicable to the modifications and amendments referred to above or to the waiver of past Enforcement Events, except to increase any required percentage or to provide that certain other provisions of the contingent convertible preferred securities indenture cannot be modified or waived without the consent of the holder of each outstanding contingent convertible preferred security affected thereby;

except in each case with respect to any modification or amendment of the contingent convertible preferred securities indenture pursuant to a supplemental indenture which is entered into as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority or Applicable Banking Regulations, as the case may be (in which case neither the consent nor the affirmative vote of any holder of an outstanding contingent convertible preferred security affected shall be required).

Additional Issuances

BBVA may, from time to time, without the consent of the holders of the contingent convertible preferred securities of any series, issue additional contingent convertible preferred securities of one or more of the series of contingent convertible preferred securities issued under the contingent convertible preferred securities indenture having the same ranking and same Distribution Rate, redemption terms and other terms as the contingent convertible preferred securities of such series except for the price to the public, original Distribution accrual date, issue date and first Distribution Payment Date. Any such additional contingent convertible preferred securities, together with the contingent convertible preferred securities of the relevant series, will constitute a single series of contingent convertible preferred securities under the contingent convertible preferred securities indenture and shall be included in the definition of “contingent convertible preferred securities” in the contingent convertible preferred securities indenture where the context so requires. There is no limitation on the amount of contingent convertible preferred securities that BBVA may issue under the contingent convertible preferred securities indenture.

BBVA may, from time to time, without the consent or sanction of the holders of contingent convertible preferred securities of any series: (i) take any action required to issue additional Parity Securities or authorize, create and issue one or more series of Parity Securities ranking equally with the contingent convertible preferred securities of any such series, as to the participation in the profits and/or assets of BBVA, without limit as to the amount; or (ii) take any action required to authorize, create and issue one or more classes or series of shares of BBVA or securities mandatorily convertible into Common Shares of BBVA ranking junior or senior to the contingent convertible preferred securities of any such series, as to the participation in the profits and/or assets of BBVA.

By acquiring a contingent convertible preferred security of any series, each holder and beneficial owner of contingent convertible preferred securities agrees to renounce any rights of seniority or preference that may be conferred upon it (if any) under applicable Spanish law (to the extent permitted under applicable Spanish law) over any holder of such Parity Securities issued by BBVA from time to time.

The contingent convertible preferred securities of any series do not grant the holders of the contingent convertible preferred securities of such series pre-emption rights in respect of any possible future issues of Parity Securities or any other securities by BBVA or any Subsidiary.

Substitution of Issuer

BBVA may, without the consent of holders of any contingent convertible preferred securities of any series outstanding, consolidate or amalgamate with or merge into any other person or persons (whether or not affiliated with BBVA) or sell, convey or transfer or lease its properties and assets as an entirety or substantially as an entirety to any person (whether or not affiliated with BBVA), provided that (a) any person formed by any consolidation, amalgamation or merger, or any transferee or lessee of BBVA’s assets shall expressly assume, by a supplemental indenture in form satisfactory to the trustee, all obligations of BBVA under the contingent convertible preferred securities indenture; (b) immediately after giving effect to such consolidation, amalgamation, merger, conveyance, transfer or lease, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; (c) BBVA shall have delivered to the trustee an officer’s certificate and an opinion of counsel in such forms as are required in the contingent convertible preferred securities indenture; and (d) immediately prior to such assumption, the successor entity shall have ratings for long-term senior debt assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors) which are the same as, or higher than, the credit rating for long-term senior debt of BBVA (or, if applicable, the previous successor entity) assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors).

In addition, any holding company of BBVA or any wholly-owned subsidiary of BBVA may without the consent of the holders of the contingent convertible preferred securities of any series, assume the obligations of BBVA (or of any person which shall have previously assumed the obligations of BBVA) under the contingent convertible preferred securities of such series, provided that (a) the successor entity shall expressly assume such obligations by an amendment to the contingent convertible preferred securities indenture in form satisfactory to the trustee; (b) immediately after giving effect to such assumption of obligations, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; and (c) BBVA shall have delivered to the trustee an officer’s certificate and an opinion of counsel in such forms as are required in the contingent convertible preferred securities indenture.

Following any of the events described in the preceding two paragraphs, BBVA will be released from all its obligations under the applicable contingent convertible preferred securities and contingent convertible preferred securities indenture and any supplemental indentures. In addition, Additional Amounts under the contingent convertible preferred securities of the relevant series will be payable in respect of taxes imposed by the jurisdiction of incorporation or tax residence of the successor entity (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed in Spain) rather than taxes imposed by Spain. In addition, the successor entity will also be entitled to redeem the contingent convertible preferred securities in the circumstances described above under the section “—Redemption Due to a Tax Event”, except that if such successor entity is not incorporated or tax resident in Spain (a) references to Spain in the definition of “Tax Event” shall be deemed to refer to the successor entity’s jurisdiction of incorporation or tax residence, and (b) the change in, or amendment to, the laws or regulations of such jurisdiction of incorporation or tax residence or of any political subdivision thereof or any authority or agency therein or thereof having power to tax, or the change in the application or binding official interpretation or administration of any such laws or regulations giving rise to a Tax Event shall become effective subsequent to the date of the relevant merger, consolidation, amalgamation, conveyance, transfer, lease or assumption, as the case may be.

An assumption of the obligations of BBVA under any series of contingent convertible preferred securities might be considered for U.S. federal income tax purposes to be an exchange by the holders of the contingent convertible preferred securities of such series for new contingent convertible preferred securities, resulting in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such holders. Holders should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The contingent convertible preferred securities of any series, the contingent convertible preferred securities indenture and any supplemental indentures (except as set forth herein and therein) will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by BBVA of the contingent convertible preferred securities indenture, the authorization, issuance and execution by BBVA of the contingent convertible preferred securities and the contingent convertible preferred securities indenture related to the subordination of the contingent convertible preferred securities shall be governed by and construed in accordance with the laws of Spain.

Waiver of Right of Set-off

Subject to applicable law, neither any holder or beneficial owner of the contingent convertible preferred securities of any series nor the trustee acting on behalf of the holders of the contingent convertible preferred securities of such series may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by BBVA in respect of, or arising under, or in connection with, the contingent convertible preferred securities of such series or the contingent convertible preferred securities indenture and each holder and beneficial owner of the contingent convertible preferred securities of such series, by virtue of its holding of any contingent convertible preferred securities of such series or any interest therein, and the trustee acting on behalf of the holders of the contingent convertible preferred securities of such series, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a contingent convertible preferred security of any series or any interest therein by BBVA in respect of, or arising under, the contingent convertible preferred securities of such series are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to BBVA (or, if a Liquidation Event shall have occurred, the liquidator or administrator of BBVA, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for BBVA (or the liquidator or administrator of BBVA, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Trustee and Agents

Unless stated otherwise in the relevant prospectus supplement, the trustee for the contingent convertible preferred securities of any series will be The Bank of New York Mellon acting (except for its role as contingent convertible preferred security registrar) through its London Branch. The trustee makes no representations, and shall not be liable with respect to, the information set forth in the registration statement of which this prospectus is a part.

Unless stated otherwise in the relevant prospectus supplement, The Bank of New York Mellon acting through its London Branch will initially act as Principal Paying Agent for the contingent convertible preferred securities of any series. BBVA may appoint additional or successor agents (together, the “Agents”).

BBVA will procure that there will be, at all times at which contingent convertible preferred securities of any series are outstanding, a Principal Paying Agent and a Calculation Agent. BBVA may change the Principal Paying Agent and Calculation Agent without prior notice to the holders of the contingent convertible preferred securities of any series. Furthermore, BBVA is entitled to terminate the appointment of any Agent. In the event of such termination or such Agent being unable or unwilling to continue to act as Agent in the relevant capacity, BBVA will appoint another agent in accordance with the provisions of the contingent convertible preferred securities indenture.

Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power

Notwithstanding any other term of the contingent convertible preferred securities of any series, the contingent convertible preferred securities indenture or any other agreements, arrangements, or understandings between BBVA and any holder of the contingent convertible preferred securities of any series, by its acquisition of the contingent convertible preferred securities of any series, each holder (which, for the purposes of this section, includes each holder of a beneficial interest in the contingent convertible preferred securities of any series) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the contingent convertible preferred securities of any series, and may include and result in any of the following, or some combination thereof: (A) the reduction or cancellation of all, or a portion, of the Amounts Due on the contingent convertible preferred securities of any series; (B) the conversion of all, or a portion, of the Amounts Due on the contingent convertible preferred securities of any series into shares, other securities or other obligations of BBVA or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the contingent convertible preferred securities; (C) the cancellation of the contingent convertible preferred securities of any series; (D) the amendment or alteration of the maturity, if any, of the contingent convertible preferred securities of any series or amendment of the Liquidation Preference or Distributions payable on the contingent convertible preferred securities of any series, or the date on which Distributions become payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the contingent convertible preferred securities of any series or the rights of the holders thereunder or under the contingent convertible preferred securities indenture, if necessary, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

By its acquisition of the contingent convertible preferred securities of any series, each holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the contingent convertible preferred securities of any series or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the contingent convertible preferred securities of a series shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; or (ii) be a default or an Enforcement Event with respect to the contingent convertible preferred securities or under the contingent convertible preferred securities indenture. By its acquisition of the contingent convertible preferred securities of any series, each holder further acknowledges and agrees that no repayment or payment of Amounts Due on the contingent convertible preferred securities of any series shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of the contingent convertible preferred securities of any series, each holder, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the contingent convertible preferred securities of such series. Additionally, by its acquisition of the contingent convertible preferred securities of any series, each holder acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the contingent convertible preferred securities of such series: (i) the trustee shall not be required to take any further directions from the holders with respect to any portion of the contingent convertible preferred securities of such series that is written down, converted to equity and/or cancelled under the provision of the contingent convertible preferred securities indenture which authorizes holders of a majority in aggregate outstanding Liquidation Preference of the contingent convertible preferred securities of a series to direct certain actions relating to the contingent convertible preferred securities of such series; and (ii) the contingent convertible preferred securities indenture shall not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the contingent convertible preferred securities of a series, so long as any contingent convertible preferred securities of such series remain outstanding, there shall at all times be a trustee for the contingent convertible preferred securities of such series in accordance with the contingent convertible preferred securities indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee shall continue to be governed by the contingent convertible preferred securities indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the contingent convertible preferred securities of such series remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

By its acquisition of the contingent convertible preferred securities of any series, each holder shall be deemed to have authorized, directed and requested the relevant depositary, Clearing Systems and any direct participant in any relevant Clearing System or other intermediary through which it holds such contingent convertible preferred securities to take any and all necessary action, if required, to implement the exercise of the Spanish Bail-in Power with respect to the contingent convertible preferred securities as it may be imposed, without any further action or direction on the part of such holder.

Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the contingent convertible preferred securities of any series, BBVA or the Relevant Spanish Resolution Authority (as the case may be) shall provide a written notice to the relevant depositary as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the holders of such contingent convertible preferred securities. BBVA shall also deliver a copy of such notice to the trustee for information purposes.

If BBVA has elected to redeem the contingent convertible preferred securities of any series but, prior to the payment of the Redemption Price to holders, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such series of contingent convertible preferred securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any other amounts payable under the contingent convertible preferred securities indenture) will be due and payable.

By its acquisition of the contingent convertible preferred securities of any series, each holder acknowledges, accepts, consents to and agrees to be bound by (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice, with respect to any Common Shares that may be delivered to it upon the Conversion (if any) of the contingent convertible preferred securities of any series, and (ii) the variation of the terms of such Common Shares to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Enforcement Events and Remedies

There are no events of default under any series of contingent convertible preferred securities. In addition, under the terms of the contingent convertible preferred securities indenture none of the following will be an Enforcement Event or give rise to a default for the purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act: (i) the cancellation or the deemed cancellation of any Distribution (in each case, in whole or in part) or the failure by BBVA to provide notice of any such cancellation or deemed cancellation, (ii) a Trigger Event or the failure by BBVA to provide notice of any such Trigger Event, (iii) a Capital Reduction or the failure by BBVA to provide notice of any such Capital Reduction, and (iv) the exercise of the Spanish Bail-in Power, the exercise of any other resolution tool by the Relevant Spanish Resolution Authority or any action in compliance therewith.

Enforcement Events

Each of the following events described in clauses (i) and (ii) is an “Enforcement Event” with respect to the contingent convertible preferred securities of any series:

(i) the breach of any term, obligation or condition binding on BBVA under the contingent convertible preferred securities of such series (other than any of BBVA’s payment obligations under or arising from the contingent convertible preferred securities of such series, including payment of any Liquidation Preference (and premium, if any), Distributions or Additional Amounts (including upon a Capital Reduction), payment of the Redemption Price or payment of any damages awarded for breach of any obligations) (a “Performance Obligation”); or

(ii) the occurrence of a Liquidation Event.

Neither the exercise of the Spanish Bail-in Power nor the exercise of any other resolution tool by the Relevant Spanish Resolution Authority or any action in compliance therewith shall constitute an Enforcement Event or other default under the terms of the contingent convertible preferred securities or the contingent convertible preferred securities indenture.

Remedies

The sole remedies of the holders of the contingent convertible preferred securities of a series and the trustee under the contingent convertible preferred securities of such series or the contingent convertible preferred securities indenture upon the occurrence of an Enforcement Event shall be (1) with respect to the first Enforcement Event listed above, to seek enforcement of the relevant Performance Obligation, and (2) with respect to the second Enforcement Event listed above, to enforce the entitlement set forth under “—Liquidation Distribution”.

For the avoidance of doubt, the breach by BBVA of any Performance Obligation shall not give the trustee and/or the holders of the contingent convertible preferred securities of any series a claim for damages, and, in such circumstances, the sole and exclusive remedy that the trustee and/or the holders of the contingent convertible preferred securities of such series may seek under the contingent convertible preferred securities of such series and the contingent convertible preferred securities indenture is specific performance under New York law. By its acquisition of the contingent convertible preferred securities of any series, each holder and beneficial owner of the contingent convertible preferred securities of such series will acknowledge and agree that such holder and beneficial owner will not seek, and will not direct the trustee to seek, a claim for damages against BBVA in respect of a breach by BBVA of a Performance Obligation and that the sole and exclusive remedy that such holder, beneficial owner and the trustee may seek under the contingent convertible preferred securities of such series and the contingent convertible preferred securities indenture for a breach by BBVA of a Performance Obligation is specific performance.

No Other Remedies

Other than the limited remedies specified above, no remedy against BBVA shall be available to the trustee (acting on behalf of the holders of the contingent convertible preferred securities of any series) or to the holders of the contingent convertible preferred securities of any series, whether for the recovery of amounts owing in respect of such contingent convertible preferred securities or under the contingent convertible preferred securities indenture, or in respect of any breach by BBVA of any of BBVA’s obligations under or in respect of the terms of such contingent convertible preferred securities or under the contingent convertible preferred securities indenture in relation thereto.

Notwithstanding the limitations set forth in this section, (1) the trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders under the provisions of the contingent convertible preferred securities indenture and (2) nothing shall impair the rights of a holder of the contingent convertible preferred securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the contingent convertible preferred securities, provided that, in the case of (1) and (2), any payments in respect of, or arising from, the contingent convertible preferred securities of such series including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the contingent convertible preferred securities shall be subject to the subordination provisions of the contingent convertible preferred securities indenture. For the avoidance of doubt, such limitations shall not apply to BBVA’s obligations to pay the fees and expenses of, and to indemnify, the trustee.

Trustee’s Duties

If an Enforcement Event has occurred and is continuing, the trustee shall exercise such of the rights and powers vested in it by the contingent convertible preferred securities indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Holders of not less than a majority in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of any series may on behalf of the holders of all contingent convertible preferred securities of such series waive any past Enforcement Event that results from a breach by BBVA of a Performance Obligation. Holders of a majority of the aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of any series may not waive any past Enforcement Event that results from a Liquidation Event or any Enforcement Event in respect of a covenant or provision of the contingent convertible preferred securities indenture which cannot be modified or amended without the consent of the holder of each outstanding contingent convertible preferred security of such series affected.

The holders of a majority in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the contingent convertible preferred securities of such series. However, this direction (a) must not be in conflict with any rule of law, the contingent convertible preferred securities indenture or the contingent convertible preferred securities of any series and (b) the trustee shall not determine that the action so directed would be unjustly prejudicial to the holders of any contingent convertible preferred securities of any series not taking part in the direction. The trustee may also take any other action, not inconsistent with such direction, that it deems proper.

Limitation on Suits

No holder or beneficial owner of contingent convertible preferred securities shall have any right to institute any proceeding, judicial or otherwise, with respect to such contingent convertible preferred securities, the contingent convertible preferred securities indenture, or for the appointment of a receiver or trustee, or for any other remedy, except as described below.

Before a holder of the contingent convertible preferred securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent convertible securities, the following must occur:

•	the holder must have given the trustee written notice that a continuing Enforcement Event has occurred and remains uncured;

•	the holders of not less than 25% in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of the relevant series must have made a written request to the trustee to institute proceedings in respect of the Enforcement Event in its own name, as trustee;

•	such holder has offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee must have failed to institute any proceeding for 60 days after receipt of the above notice, request and offer of indemnity, and

•	the trustee must not have received an inconsistent direction from the majority in Liquidation Preference of all outstanding contingent convertible preferred securities of the relevant series during such 60-day period, it being understood and intended that no one or more holders of contingent convertible preferred securities of a particular series shall have any right in any manner whatever by virtue of, or by availing of, any provision of the contingent convertible preferred securities indenture or any contingent convertible preferred security to affect, disturb or prejudice the rights of any other such holder or holders of any contingent convertible preferred security, or to obtain or to seek to obtain priority or preference over any other such holder or holders or to enforce any right under the contingent convertible preferred securities indenture, except in the manner herein provided and for the equal and ratable benefit of all holders of contingent convertible preferred securities of such series or holders of any other contingent convertible preferred security.

Notices

All notices to holders of registered contingent convertible preferred securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Notwithstanding the foregoing, any notice given to the holder of a global security shall be sufficiently given if such notice is given in accordance with the applicable procedures of the relevant depositary.

Any request, demand, authorization, direction, notice, consent, waiver or record of an act of holders or other document provided or permitted by the contingent convertible preferred securities indenture to be made upon, given or furnished to, or filed with, the trustee by any holder, or any request, demand, authorization, direction, notice, consent or waiver by BBVA, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the trustee at its corporate trust office.

No Obligations to Beneficial Owners

None of BBVA, the trustee, any Paying Agent or the contingent convertible preferred security registrar shall have any responsibility or obligation to any beneficial owner in a global security, any agent member (including, for purposes of this section, any participant in the depositary) or other person with respect to the accuracy of the records of the depositary or its nominee or of any agent member, with respect to any ownership interest in the contingent convertible preferred securities or with respect to the delivery to any agent member, beneficial owner or other person (other than the depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such contingent convertible preferred securities. All notices and communications to be given to the holders and all payments to be made to holders under the contingent convertible preferred securities and the contingent convertible preferred securities indenture shall be given or made only to or upon the order of the holders (which shall be the depositary or its nominee in the case of the global security). The rights of beneficial owners in the global security shall be exercised only through the depositary subject to the applicable procedures. BBVA, the trustee, each Paying Agent and the contingent convertible preferred security registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the depositary with respect to its members and any beneficial owners. BBVA, the trustee, each Paying Agent and the contingent convertible preferred security registrar shall be entitled to deal with the depositary, and any nominee thereof, that is the registered holder of any global security for all purposes of the contingent convertible preferred securities indenture relating to such global security (including the payment of Liquidation Preference and Distributions and Additional Amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global security) as the sole holder of such global security and shall have no obligations to the beneficial owners thereof. None of BBVA, the trustee, each Paying Agent or the contingent convertible preferred security registrar shall have any responsibility or liability for any acts or omissions of the depositary with respect to such global security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global security, for any transactions between the depositary and any agent member or between or among the depositary, any such agent member and/or any holder or owner of a beneficial interest in such global security, or for any transfers of beneficial interests in any such global security.

Notwithstanding the foregoing, with respect to any global security, nothing herein shall prevent BBVA, the trustee, or any agent of BBVA or the trustee from giving effect to any written certification, proxy or other authorization furnished by any depositary (or its nominee), as a holder, with respect to such global security or shall impair, as between such depositary and owners of beneficial interests in such global security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as holder of such global security.

Subsequent Holders’ Agreement

Holders and beneficial owners of any contingent convertible preferred securities of any series that acquire the contingent convertible preferred securities of such series or beneficial interests therein in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the contingent convertible preferred securities to the same extent as the holders and beneficial owners of the contingent convertible preferred securities of such series that acquire the contingent convertible preferred securities of such series upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the contingent convertible preferred securities of such series, including, without limitation, in relation to Distribution cancellation, the Conversion, the Spanish Bail-in Power (see “—Agreement and Acknowledgement with Respect to the Exercise of the Spanish Bail-in Power”) and the limitations on remedies specified in “—Enforcement Events and Remedies” above.

The Trustee

The Bank of New York Mellon acting (except with respect to its role as contingent convertible preferred security registrar) through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indenture with respect to the contingent convertible preferred securities. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the powers vested in it by the contingent convertible preferred securities indenture at the request of any holder of contingent convertible preferred securities, unless offered indemnity satisfactory to the trustee in its sole discretion by the holder against the costs, expense and liabilities which might be incurred thereby. BBVA and certain of its subsidiaries may maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of its business. The Bank of New York Mellon is also the book-entry depositary and Principal Paying Agent with respect to BBVA’s contingent convertible preferred securities. The Bank of New York Mellon is the depositary with respect to the American Depositary Shares representing certain of BBVA’s preference shares and BBVA’s ordinary shares.

Consent to Service of Process

Under the contingent convertible preferred securities indenture, BBVA irrevocably designates BBVA, S.A., New York Branch, as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the contingent convertible preferred securities indenture or any supplemental indentures or any contingent convertible preferred securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

SPANISH TAX CONSIDERATIONS

The following is a summary of the material Spanish tax consequences of the acquisition, ownership and disposition of ordinary shares, ADSs, senior notes, subordinated notes and contingent convertible preferred securities. This summary is not a complete analysis or listing of all the possible tax consequences of such transactions and does not address all tax considerations that may be relevant to all categories of potential purchasers, some of whom may be subject to special rules. In particular, this tax section does not address the Spanish tax consequences applicable to “look-through” entities (such as trusts or estates) that may be subject to the tax regime applicable to such non-Spanish entities under the Spanish Non-Resident Income Tax Law or the tax treatment of the notes following any exercise of the Spanish Bail-in Power with respect to such securities.

Accordingly, prospective investors should consult their own tax advisors as to the tax consequences of their purchase, ownership and disposition of ordinary shares or ADSs, senior notes, subordinated notes and contingent convertible preferred securities including the effect of tax laws of any other jurisdiction, based on their particular circumstances.

This information has been prepared in accordance with the following Spanish tax legislation in force at the date of this prospectus and is subject to amendment in subsequent prospectus supplements:

(a)	of general application, First Additional Provision of Law 10/2014. Consideration has also been given to Royal Decree 1065/2007, of July 27 (“RD 1065/2007”);

(b)	for individuals resident for tax purposes in Spain which are subject to the Individual Income Tax (“IIT”), Law 35/2006 of November 28, on the IIT and on the Partial Amendment of the Corporate Income Tax Law, the Non-Residents Income Tax Law and the Net Wealth Tax Law, and Royal Decree 439/2007, of March 30 promulgating the IIT Regulations, along with Law 29/1987, of December 18 on Inheritance and Gift Tax;

(c)	for legal entities resident for tax purposes in Spain which are subject to the Corporate Income Tax (“CIT”), Law 27/2014 of November 27 promulgating the CIT Law, and Royal Decree 634/2015, of July 10 promulgating the CIT Regulations; and

(d)	for individuals and entities who are not resident for tax purposes in Spain which are subject to Non-Residents Income Tax (“NRIT”), Royal Legislative Decree 5/2004 of March 5 promulgating the Consolidated Text of the NRIT Law and Royal Decree 1776/2004, of July 30 promulgating the NRIT Regulations, along with Law 29/1987, of December 18 on Inheritance and Gift Tax.

As used herein, the following terms have the following meanings:

(i)	The “Treaty” means the Convention between the United States and Spain for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income, together with the related Protocol, both signed February 22, 1990.

(ii)	A “U.S. Resident” means a U.S. Holder (as defined below under “U.S. Tax Considerations”) that is a resident of the United States for purposes of the Treaty and entitled to the benefits of the Treaty and whose holding is not effectively connected with a permanent establishment (as defined by the Treaty) in Spain through which such holder carries on or has carried on business or with a fixed base in Spain from which such holder performs or has performed independent personal services.

For purposes of Spanish law and the Treaty, an owner of BBVA ADSs will generally be treated as the owner of the ordinary shares underlying the ADSs. Holders of ordinary shares, or ADSs who are not U.S. Residents should consult their own tax advisors, particularly as to the applicability of any Double Tax Treaty referred to as a “DTT”.

The statements regarding Spanish tax laws set out below are based on interpretations of those laws as in force on the date of this document and are subject to any change in such law that may take effect after such date. Such statements also assume that each obligation in the deposit agreement and any related agreement will be performed in full accordance with their terms.

Ordinary Shares or ADSs

1(a). Individuals and Legal Entities with no Tax Residency in Spain

Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)

(a) Investors with no Tax Residency in Spain not acting through a permanent establishment in Spain

i) Taxation of Dividends

Under Spanish law, dividends paid by a Spanish resident company to a non-Spanish resident holder of ordinary shares or ADSs are subject to the Spanish NRIT and therefore a 19% withholding tax is currently applied on the gross amount of dividends.

However, under the Treaty, a U.S. Resident is entitled to the Treaty-reduced rate of 15%, as a general rule, or 10% if the U.S. Resident is a corporation which owns more than 25% of the voting rights of the ordinary shares of BBVA.

In practice, on any dividend payment date, U.S. Residents will be subject to a withholding of 19% of the gross amount of dividends. However, U.S. Residents will be entitled to a refund of the amount withheld in excess of the Treaty-reduced rate, according to the procedure set forth by the Spanish legislation. To benefit from the Treaty reduced rate, a U.S. Resident must provide to BBVA or to the Spanish resident depositary, if any, through which its ordinary shares are held, a certificate from the U.S. Internal Revenue Service (“IRS”) on Form 6166 stating that, to its best knowledge, such holder is a U.S. Resident within the meaning of the Treaty. The IRS certificate of residence is valid for a period of one year from the date of issuance. The issuance of Form 6166 by the IRS may be subject to substantial delay.

Quick Refund Process

Under the standard procedure agreed to between The Bank of New York Mellon and its Spanish resident depositary, unless otherwise indicated in the applicable prospectus supplement, holders of BBVA ADSs claiming tax relief through the “Quick Refund” process must submit their valid IRS certificate of residence by the last day of the month in which the record date for receipt of the relevant dividend occurs.

The IRS certificate of residence will then be provided to the Spanish depositary before the fifth day following the end of the month in which the dividend record date occurs. Otherwise, the U.S. Resident may afterwards obtain a refund of the amount withheld in excess of the Treaty-reduced rate, directly from the Spanish tax authorities, following the standard refund procedure established by Spanish regulations. See “—Spanish Refund Procedure” below.

Spanish Refund Procedure

According to Spanish regulations on the NRIT, approved by Royal Decree 1776/2004, dated July 30, 2004 (“NRIT Regulations”), a refund for the amount withheld in excess of the Treaty-reduced rate can be obtained from the relevant Spanish tax authorities. To pursue the refund claim, the U.S. Resident is required to file:

•	The relevant Spanish tax form (currently, Form 210);

•	The IRS certificate of residence (IRS Form 6166) referred to above under “—Taxation of Dividends;” and

•	A certificate evidencing Spanish NRIT withheld regarding the dividends, which may generally be obtained from the U.S. resident’s broker.

ii). Taxation of Capital Gains

Capital gains realized by U.S. Residents from the disposition of ordinary shares or ADSs will not be taxed in Spain, if (i) the seller has not maintained a direct or indirect holding of at least 25% of the ordinary shares outstanding during the twelve months preceding the disposition of the shares, and (ii) the gain is not obtained through a country or territory defined as a tax haven under applicable Spanish regulations.

Additionally, capital gains derived from the transfer of ordinary shares in an official Spanish secondary stock market by any holder who is resident in a country that has entered into a DTT with Spain containing an exchange of information clause (including the Treaty), will be exempt from taxation in Spain. This exemption is not applicable to capital gains obtained by a U.S. Resident through a country or territory defined as a tax haven under applicable Spanish regulations.

Non Spanish Holders must submit a Spanish Tax Form (currently Form 210) within the time periods set out in the applicable Spanish regulations and to pay the corresponding tax or establish an exemption. In particular, where any of the exemptions mentioned above applies, the seller will be obliged to file with the Spanish tax authorities the relevant Spanish tax form (currently, Form 210) together with the certificate of tax residence issued by the tax authorities of the country of residence (IRS Form 6166) evidencing its entitlement to the exemption.

(b) Investors with no Tax Residency in Spain acting through a permanent establishment in Spain

i) Taxation of dividends

If the ordinary shares form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such ordinary shares are the same as those for legal entities with tax residency in Spain described in section 1.c) i) below.

Ownership of the ordinary shares by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

ii) Taxation of capital gains

If the ordinary shares form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to capital gains derived from such ordinary shares are the same as those for legal entities with tax residency in Spain described section 1.c) ii) below.

Spanish Wealth Tax (Impuesto sobre el Patrimonio)

Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax (and the United States and Spain have not entered into such a DTT) would generally not be subject to such tax. Otherwise, non-Spanish resident individuals with properties and rights located in Spain, or that can be exercised within the Spanish territory, in excess of €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 2.5%, without prejudice to any exemption which may apply, on the value of the ordinary shares or ADSs which they hold as at the end of the relevant fiscal year.

Legal entities are not subject to Wealth Tax.

Spanish Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Unless otherwise provided under an applicable DTT (and the United States and Spain have not entered into such a DTT), transfers of ordinary shares upon death or by gift to individuals not resident in Spain are subject to Spanish Inheritance and Gift Tax (Law 29/1987), if the ordinary shares or ADSs are located in Spain or the rights attached to such ordinary shares or ADSs are exercisable in Spain, regardless of the residence of the heir or the beneficiary. In this regard, the Spanish tax authorities may argue that all ordinary shares and all ADSs are located in Spain for Spanish tax purposes. If such a view were to prevail, non-resident holders in Spain who inherit or receive a gift of ordinary shares or ADSs would be subject to tax at an effective tax rate that depends on all relevant factors and that ranges between 0% and 81.6% for individuals. Gifts granted to non-Spanish resident corporations will be generally subject to Spanish NRIT as capital gains, subject to the exemptions referred to above under section “—Taxation of Capital Gains”.

1(b). Individuals with Tax Residency in Spain

Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

i) Taxation of dividends

According to the IIT Law the following, amongst others, must be treated as gross capital income: income received by a Spanish shareholder in the form of dividends, consideration paid for attendance at shareholders’ meetings, income from the creation or assignment of rights of use or enjoyment of the shares and any other income received in his position as shareholder.

Gross capital income is reduced by any administration and custody expenses (but not by those incurred in individualized portfolio management); the net amount is included in the relevant Spanish shareholder’s savings taxable base at the applicable rate (currently varying from 19% to 23%).

The payment to Spanish shareholders of dividends or any other distribution will be generally subject to a withholding tax at the then-applicable rate (currently set at 19%). Such withholding tax is creditable from the IIT payable; if the amount of tax withheld is greater than the amount of the net IIT payable, the taxpayer is entitled to a refund of the excess withheld in accordance with the IIT Law.

ii) Taxation of capital gains

Gains or losses recorded by a shareholder subject to IIT as a result of the transfer of ordinary shares qualify for the purposes of the IIT Law as capital gains or losses and are subject to taxation according to the general rules applicable to capital gains. The amount of capital gains or losses is equal to the difference between the shares’ acquisition value (plus any fees or taxes incurred) and the transfer value, which is the listed value of the shares as of the transfer date or, if higher, the agreed transfer price, less any fees or taxes incurred.

Capital gains or losses arising from the transfer of shares held by a Spanish shareholder are included in such Spanish savings taxable base at the applicable rate (currently varying from 19% to 23%).

Capital gains arising from the transfer of shares are not subject to withholding tax on account of IIT. Losses arising from the transfer of ordinary shares admitted to trading on certain official stock exchanges will not be treated as capital losses if ordinary shares of the same kind have been acquired during the period between two months before and two months after the date of the transfer which originated the loss. In these cases, the capital losses are included in the taxable base upon the transfer of the remaining ordinary shares by the taxpayer.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region, at the applicable rates, ranging between 0.2% and 2.5%, on the value of the relevant securities which they hold as at the end of 2017.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 81.6%, depending on relevant factors.

1(c). Legal Entities with Tax Residency in Spain

Corporate Income Tax (Impuesto sobre Sociedades)

i) Taxation of dividends

Dividends from BBVA received by corporate Spanish shareholders, less any expenses inherent to holding the ordinary shares, must be included in the CIT taxable base. The general CIT tax rate is 25%.

Dividends in respect of the shares obtained by the shareholders that (i) hold, directly or indirectly, at least 5% in the issuer’s stock or have a tax acquisition cost in the ordinary shares higher than €20 million; and (ii) hold such participation for at least one year prior to the relevant distribution date or commits to hold the participation for the time needed to complete such one-year holding period, may be exempt from CIT on that dividend as a general rule.

In case the conditions to apply this exemption applies to the relevant shareholder, and provided that the minimum one year holding period requirement is complied with on the distribution date in respect of the ordinary shares, dividends will not be subject to withholding tax. Otherwise, dividends will be taxed at the applicable CIT tax rate of the taxpayer and a withholding will apply (currently set at 19%). This CIT withholding will be credited against the taxpayer’s annual CIT due, and if the amount of tax withheld is greater than the amount of the annual CIT due, the taxpayer will be entitled to a refund of the excess withheld.

ii) Taxation of capital gains

Gains or losses arising from the sale of the ordinary shares by a shareholder that is a Spanish CIT taxpayer must be included in its taxable base. The general CIT tax rate is 25%. Gains arising from the sale of the ordinary shares will not be subject to withholding tax on account of CIT.

For CIT payers that (i) hold, directly or indirectly, at least 5% in the issuer’s stock or have a tax acquisition cost higher than €20 million; and (ii) hold such participation for at least one year prior to the relevant transfer, capital gains will be exempt from CIT as a general rule. Otherwise, capital gains will be taxed at the CIT rate applicable to the relevant taxpayer.

In the case where more than 70 per cent. of the company’s revenues derive from dividends and capital gains arising from the transfer of shares, the application of the participation exemption is subject to particularly complex restrictions, substantially requiring that the shareholder holds an indirect participation of at least 5 per cent. in the share capital of the company’s subsidiaries. CIT payers are urged to consult their tax advisors regarding compliance of the requirements for application of the aforesaid participation exemption.

Capital gains deriving from the disposal of the Shares will not be subject to withholding tax on account of CIT.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Legal entities are not subject to Wealth Tax.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain, as described below) which acquire ownership or other rights over the ordinary shares by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

Spanish Transfer Tax

Transfers of ordinary shares or ADSs will be exempt from Spanish Transfer Tax or Value Added Tax. Additionally, no Spanish Stamp Duty will be levied on the subscription for, acquisition of or transfer of ordinary shares or ADSs.

BBVA Rights to Subscribe for Ordinary Shares

The material Spanish tax consequences of the acquisition, ownership and disposition of rights to subscribe for BBVA shares will be described in the applicable prospectus supplement.

Senior Notes and Subordinated Notes

References in this section to holders of senior notes or subordinated notes, as the case may be (hereinafter, the relevant securities) are to the owners of a beneficial interest in the relevant securities, or beneficial owners, of the relevant securities. The statements regarding Spanish law and practice set forth below assume that the relevant securities will be issued, and transfers thereof will be made, in accordance with the Spanish law.

Whatever the nature and residence of the holders of relevant securities, the acquisition and transfer of the relevant securities will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax and Stamp Duty, in accordance with the Consolidated Text of such tax promulgated by Royal Legislative Decree 1/1993, of September 24 and exempt from Value Added Tax, in accordance with Law 37/1992, of December 28 regulating such tax.

1. Tax Rules for Senior Notes and Subordinated Notes Listed on a Regulated Market, a Multilateral Trading Facility or an Organized Market

The following summary assumes that the relevant securities will be listed on a Regulated Market, a Multilateral Trading Facility or an Organized Market.

1(a). Individuals with Tax Residency in Spain

Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Income obtained by holders who are IIT taxpayers, both as interest and income obtained in connection with the transfer, redemption or repayment of the relevant securities, shall be considered income on investments obtained from the assignment of an individual’s capital to third parties, as defined in Section 25.2 of IIT Law, and therefore will be taxed as savings income at the applicable rate (currently varying from 19% to 23%).

The above mentioned income will be subject to the corresponding IIT withholding at the applicable tax rate (currently 19%). Under Royal Decree 1065/2007, as amended by Royal Decree 1145/2011, income obtained in respect of the notes will not be subject to withholding tax in Spain, provided certain requirements are met, including that the relevant paying agent provides BBVA, in a timely manner, with certain information. See “—Tax Reporting and Withholding Obligations of the Issuer”.

Nevertheless, withholding tax at the applicable rate (currently 19%) may have to be deducted by other entities (such as depositaries or financial entities), provided that such entities are resident for tax purposes in Spain or have a permanent establishment in Spanish territory.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region, at the applicable rates, ranging between 0.2% and 2.5%, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 81.6%, depending on relevant factors.

1(b). Legal Entities with Tax Residency in Spain

Corporate Income Tax (Impuesto sobre Sociedades)

Both distributions periodically received and income derived from the transfer, redemption or repayment of the relevant securities are subject to CIT (at the current general tax rate of 25%) in accordance with the rules for this tax.

Pursuant to Section 44.5 of Royal Decree 1065/2007, there is no obligation to withhold on income payable to CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds). Consequently, the Issuer will not withhold tax on interest payments to Spanish CIT taxpayers or on income derived from the redemption or repayment of the relevant securities provided that the reporting obligations described in section“—Tax Reporting and Withholding Obligations of the Issuer” are complied with.

However, in the case of securities held by a Spanish resident entity and deposited with a Spanish resident entity acting as depositary or custodian, payments of interest under the securities or income obtained upon the transfer, redemption or repayment of the Bonds may be subject to withholding tax at the current rate of 19 per cent. Such withholding will be made by the depository or custodian, if the securities do not comply with the exemption requirements specified in the ruling issued by the Directorate General for Taxation (Dirección General de Tributos) on 27 July 2004, which requires that the relevant securities be placed outside Spain in another OECD country and traded on organized markets in OECD countries.

For withholding on income derived from payment of interest of the relevant securities see “—Tax Reporting and Withholding Obligations of the Issuer”.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Legal entities are not subject to Wealth Tax.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain, as described below) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

1(c). Individuals and Legal Entities with no Tax Residency in Spain

Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)

(a)	Investors with no Tax Residency in Spain acting through a permanent establishment in Spain

If the relevant securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)”. Ownership of the senior notes or subordinated notes by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

(b)	Investors with no Tax Residency in Spain not acting through a permanent establishment in Spain

Income obtained by holders who are not tax resident in Spain acting for these purposes without a permanent establishment within Spain is exempt from NRIT, provided certain requirements are met, including that the relevant paying agent provides BBVA, in a timely manner, with certain information. See “—Tax Reporting and Withholding Obligations of the Issuer”.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax (and the United States and Spain have not entered into such a DTT) would generally not be subject to such tax. Otherwise, non-Spanish resident individuals with properties and rights located in Spain, or that can be exercised within the Spanish territory, in excess of €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 2.5%, without prejudice to any exemption which may apply, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

As a consequence of the European Court of Justice judgment (Case C-127/12), the Net Wealth Tax Law has been amended by Law 26/2014, of November 27. As a result, non-Spanish tax resident individuals who are residents in the EU or in the European Economic Area can apply the legislation of the region in which the highest value of the assets and rights of the individuals are located.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 81.6%, depending on relevant factors. Individuals not resident in Spain for tax purposes who acquire ownership or other rights over senior notes or subordinated notes by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a DTT in relation to Inheritance Tax. In such case, the provisions of the relevant DTT will apply. The United States and Spain have not entered into a DTT in relation to Inheritance Tax.

However, a judgment from the European Court of Justice dated September 3, 2014 declared that the Spanish Inheritance and Gift Tax is against the principle of free movement of capital within the EU as Spanish residents are granted tax benefits that, in practice, allow them to pay much lower taxes than non-residents. According to Law 26/2014, of November 27, it will be possible to apply tax benefits approved in some Spanish regions to EU residents by following certain specific rules.

Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

Non-Spanish resident legal entities which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), subject to the provisions of any applicable DTT entered into by Spain. In general, DTTs provide for the taxation of this type of income in the country of residence of the beneficiary.

Tax Reporting and Withholding Obligations of the Issuer

In accordance with Section 44 of Royal Decree 1065/2007 (“Section 44”), as amended by Royal Decree 1145/2011 of July 29, income obtained from debt securities which are originally listed on an organized market in an OECD country, will be paid free of Spanish withholding tax provided that the relevant paying agent provides BBVA with a statement containing the following information:

(i)	identification of the securities;

(ii)	payment date;

(iii)	total amount of income paid on the relevant date; and

(iv)	total amount of the income corresponding to each clearing house located outside Spain.

In accordance with Section 44, the relevant paying agent should provide BBVA with the statement referred to above on the business day immediately prior to the relevant payment of income. If the paying agent fails to deliver such statement on a timely basis, the related payment will be subject to Spanish withholding tax (currently at the general rate of 19%). In such an event, BBVA will pay the relevant holder such additional amounts as may be necessary in order that the net amount received by such holder after such withholding equals the sum of the respective amounts of principal, premium, if any, and interest, if any, which would otherwise have been receivable in respect of the relevant securities in the absence of such withholding, except as otherwise indicated in this prospectus or the relevant prospectus supplement.

2. Tax Rules for Senior Notes and Subordinated Notes not Listed on a Regulated Market, a Multilateral Trading Facility or an Organized Market

2(a). Withholding on Account of IIT, CIT and NRIT

If the senior notes or subordinated notes are not listed on a regulated market, a multilateral trading facility or an organized market and originally registered with the entities that manage clearing systems located outside Spain recognized by Spanish law or by the law of another OECD country, interest payments to beneficial owners in respect of such securities will be subject to withholding tax, currently at a rate of 19%, except if an exemption from Spanish tax or a reduced withholding tax rate is provided by an applicable convention for the avoidance of double taxation entered into between Spain and the country of residence of the relevant beneficial owner. The treaty generally provides for a withholding rate of 10% for U.S. Residents.

2(b). Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region, at the applicable rates, ranging between 0.2% and 2.5%, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax (and the United States and Spain have not entered into such a DTT) would generally not be subject to such tax. Otherwise, non-Spanish resident individuals with properties and rights located in Spain, or that can be exercised within the Spanish territory, in excess of €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 2.5%, without prejudice to any exemption which may apply, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

As a consequence of the European Court of Justice judgment (Case C-127/12), the Net Wealth Tax Law has been amended by Law 26/2014, of November 27. As a result, non-Spanish tax resident individuals who are residents in the EU or in the European Economic Area can apply the legislation of the region in which the highest value of the assets and rights of the individuals are located.

2(c). Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 81.6%, depending on relevant factors.

Individuals not resident in Spain for tax purposes who acquire ownership or other rights over senior notes or subordinated notes by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a DTT in relation to Inheritance Tax. In such case, the provisions of the relevant DTT will apply. The United States and Spain have not entered into a DTT in relation to Inheritance Tax.

However, a judgment from the European Court of Justice dated September 3, 2014 declared that the Spanish Inheritance and Gift Tax is against the principle of free movement of capital within the EU as Spanish residents are granted tax benefits that, in practice, allow them to pay much lower taxes than non-residents. According to Law 26/2014, of November 27, it will be possible to apply tax benefits approved in some Spanish regions to EU residents by following certain specific rules.

Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

Non-Spanish resident legal entities which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), subject to the provisions of any applicable DTT entered into by Spain. In general, DTTs provide for the taxation of this type of income in the country of residence of the beneficiary.

Contingent convertible preferred securities and ordinary shares

1. Acquisition of the contingent convertible preferred securities and ordinary shares

The issue of, subscription for, transfer and acquisition of the contingent convertible preferred securities and ordinary shares is exempt from Transfer Tax and Stamp Duty and Value Added Tax.

2. Contingent convertible preferred securities

2(a). Individuals with Tax Residency in Spain

Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Income obtained by holders who are IIT taxpayers, both as interest and income obtained in connection with the transfer, redemption or repayment of the contingent convertible preferred securities, shall be considered income on investments obtained from the assignment of an individual’s capital to third parties, as defined in Section 25.2 of IIT Law, and therefore will be taxed as savings income at the applicable rate (currently varying from 19% to 23%).

The above mentioned income will be subject to the corresponding IIT withholding at the applicable tax rate (currently 19%). Under Royal Decree 1065/2007, as amended by Royal Decree 1145/2011, income obtained in respect of the contingent convertible preferred securities will not be subject to withholding tax in Spain, provided certain requirements are met, including that the relevant paying agent provides BBVA, in a timely manner, with certain information (see “Spanish Tax Considerations – 2. Contingent convertible preferred securities—Tax Reporting and Withholding Obligations of the Issuer”).

Nevertheless, withholding tax at the applicable rate (currently 19%) may have to be deducted by other entities (such as depositaries or financial entities), provided that such entities are resident for tax purposes in Spain or have a permanent establishment in Spanish territory.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region, at the applicable rates, ranging between 0.2% and 2.5%, on the value of the relevant securities which they hold as at the end of 2017.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 81.6%, depending on relevant factors.

2(b). Legal Entities with Tax Residency in Spain

Corporate Income Tax (Impuesto sobre Sociedades)

Both Distributions periodically received and income derived from the transfer, redemption or repayment of the contingent convertible preferred securities are subject to CIT (at the current general tax rate of 25%) in accordance with the rules for this tax.

Pursuant to Section 44.5 of Royal Decree 1065/2007, there is no obligation to withhold on income payable to CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds). Consequently, the Issuer will not withhold tax on interest payments to Spanish CIT taxpayers or on income derived from the redemption or repayment of the relevant securities provided that the relevant formalities described in “Spanish Tax Considerations – 2. Contingent convertible preferred securities—Tax Reporting and Withholding Obligations of the Issuer”) are complied with.

However, in the case of securities held by a Spanish resident entity and deposited with a Spanish resident entity acting as depositary or custodian, payments of interest under the contingent convertible preferred securities or income derived from the transfer, redemption or repayment of the contingent convertible preferred securities may be subject to withholding tax at the current rate of 19 per cent. Such withholding will be made by the depository or custodian, if the contingent convertible preferred securities do not comply with the exemption requirements specified in the ruling issued by the Directorate General for Taxation (Dirección General de Tributos) on 27 July 2004, which requires that the relevant securities be placed outside Spain in another OECD country and traded on organized markets in OECD countries.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Legal entities are not subject to Wealth Tax.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain, as described below) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

2(c). Individuals and Legal Entities with no Tax Residency in Spain

Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)

(a)	Investors with no Tax Residency in Spain acting through a permanent establishment in Spain

If the contingent convertible preferred securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “2. Contingent convertible preferred securities — 2(b) Legal Entities with Tax Residency in Spain — Corporate Income Tax (Impuesto sobre Sociedades)”. Ownership of the contingent convertible preferred securities by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

(b)	Investors with no Tax Residency in Spain not acting through a permanent establishment in Spain

Income obtained by holders who are not tax resident in Spain acting for these purposes without a permanent establishment within Spain is exempt from NRIT, provided certain requirements are met, including that the relevant paying agent provides BBVA, in a timely manner, with certain information (see “Spanish Tax Considerations – 2. Contingent convertible preferred securities—Tax Reporting and Withholding Obligations of the Issuer”).

Wealth Tax

Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax would generally not be subject to such tax. Otherwise, non-Spanish resident individuals whose properties and rights are located in Spain, or that can be exercised within the Spanish territory, exceed €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2 per cent. and 2.5 per cent., without prejudice to any exemption or reductions which may apply. Therefore, such individuals should take into account the value of the contingent convertible preferred securities which they hold as at the end of 2017.

Legal entities are not subject to Wealth Tax.

As a consequence of the European Court of Justice judgment (Case C-127/12), the Net Wealth Tax Law has been amended by Law 26/2014, of 27th November. As a result, Non-Spanish tax resident individuals who are residents in the EU or in the European Economic Area can apply the legislation of the region in which the highest value of the assets and rights of the individuals are (i) located, (ii) can be exercised or (iii) must be fulfilled.

Inheritance and Gift Tax

The transfer of the contingent convertible preferred securities to individuals by inheritance, legacy or donation shall be subject to the general rules of Inheritance and Gift Tax in accordance with the applicable Spanish and State rules even if title passes outside Spain and neither the heir nor the beneficiary, as the case may be, is resident in Spain for tax purposes, without prejudice to the provisions of any DTT signed by Spain. The United States and Spain have not entered into a DTT in relation to Inheritance Tax.

The effective tax rate, after applying all relevant factors, ranges between 0 per cent. and 81.6 per cent.

However, a judgment from the European Court of Justice dated 3rd September, 2014 declared that the Spanish Inheritance Tax Act is against the principle of free movement of capital within the EU as Spanish residents are granted tax benefits that, in practice, allow them to pay much lower taxes than non-residents. According to Law 26/2014, of 27th November, it will be possible to apply tax benefits approved in some Spanish regions to residents in the EU or in the European Economic Area by following certain specific rules.

In the event that the beneficiary is an entity other than a natural person, the income obtained shall be subject to NRIT and without prejudice, in the latter event, to the provisions of any DTT that may apply.

Tax Reporting and Withholding Obligations of the Issuer

In accordance with Section 44, as amended by Royal Decree 1145/2011 of July 29, income obtained from debt securities which are originally listed on an organized market in an OECD country, will be paid free of Spanish withholding tax provided that the relevant paying agent provides BBVA with a statement containing the following information:

(i)	identification of the securities;

(ii)	payment date;

(iii)	total amount of income paid on the relevant date; and

(iv)	total amount of the income corresponding to each clearing house located outside Spain.

In accordance with Section 44, the relevant paying agent should provide BBVA with the statement referred to above on the business day immediately prior to the relevant payment of income. If the paying agent fails to deliver such statement on a timely basis, the related payment will be subject to Spanish withholding tax (currently at the general rate of 19%). In such an event, BBVA will pay the relevant holder such additional amounts as may be necessary had no such withholding or deduction been required except as otherwise indicated in this prospectus or the relevant prospectus supplement.

3. Ordinary shares

The material Spanish tax consequences regarding ordinary shares into which the contingent convertible preferred securities are convertible upon the occurrence of certain events have been described under “Spanish Tax Considerations – Ordinary Shares or ADSs”.

U.S. TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of BBVA ADSs, ordinary shares, contingent convertible preferred securities, senior notes and subordinated notes. The material U.S. federal income tax consequences of the acquisition, ownership and disposition of rights to acquire ordinary shares issued by BBVA will be described in the applicable prospectus supplement. This discussion applies only to U.S. Holders described below that hold ordinary shares, ADSs, contingent convertible preferred securities, senior notes or subordinated notes as capital assets for U.S. federal income tax purposes. Further, this discussion applies only to U.S. Holders that purchase the ordinary shares, ADSs, contingent convertible preferred securities, senior notes or subordinated notes in their initial offering and in the case of senior notes or subordinated notes at the “issue price”, which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money. This summary does not address all of the tax consequences that may be relevant to a particular investor, including the potential application of the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) known as the Medicare Contribution tax and alternative minimum tax considerations, and tax consequences that may apply to persons subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers and certain traders in securities or foreign currencies;

•	persons holding ADSs, ordinary shares, contingent convertible preferred securities, senior notes or subordinated notes as part of a hedge, straddle, constructive sale, conversion transaction or integrated transaction;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	tax-exempt organizations, “individual retirement accounts” and “Roth IRAs”;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons who own or are deemed to own 10% or more of our voting shares; and

•	persons holding ADSs, ordinary shares, contingent convertible preferred securities, senior notes or subordinated notes in connection with a trade or business conducted outside the United States.

This summary does not address the tax treatment of the ADS, ordinary shares, contingent convertible preferred securities, senior notes or subordinated notes following any exercise of the Spanish Bail-in Power with respect to such securities.

A “U.S. Holder” is a beneficial owner of ordinary shares, ADSs, contingent convertible preferred securities, senior notes or subordinated notes, as applicable, who is eligible for benefits of the Treaty (as defined in “Spanish Tax Considerations” above) and is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

If a partnership holds ordinary shares, ADSs, contingent convertible preferred securities, senior notes or subordinated notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. Partnerships holding ordinary shares, ADSs, contingent convertible preferred securities, senior notes or subordinated notes and partners in such partnerships should consult their tax advisors with regard to the U.S. federal income tax treatment of their investment in such securities.

The summary is based upon the tax laws of the United States including the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof. These laws are subject to change, possibly with retroactive effect. In addition, the summary is based on the Treaty and, in the case of ADSs, is based in part on representations of the depositary and assumes that each obligation provided for in or otherwise contemplated by BBVA’s deposit agreement or any other related document will be performed in accordance with its terms. Prospective purchasers of the ADSs, ordinary shares, contingent convertible preferred securities, senior notes or subordinated notes are urged to consult their tax advisors as to the U.S., Spanish or other tax consequences of the purchase, ownership and disposition of such securities in their particular circumstances, including the effect of any U.S. state or local tax laws.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable prospectus supplement. Accordingly, U.S. Holders should also consult the applicable prospectus supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific securities offered thereunder.

This discussion assumes that BBVA is not, and will not become, a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes except as specifically described below under “Passive Foreign Investment Company Rules.”

BBVA ADSs or Ordinary Shares

For U.S. federal income tax purposes, U.S. Holders of ADSs will generally be treated as the owners of the underlying ordinary shares represented by those ADSs. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying ordinary shares represented by those ADSs and vice-versa.

The U.S. Treasury has expressed concerns that parties to whom depositary shares are pre-released or intermediaries in the chain of ownership between U.S. holders and the issuer of the security underlying depositary share may be taking actions that are inconsistent with the claiming of foreign tax credits for U.S. holders of depositary shares. Such actions would also be inconsistent with the claiming of the reduced rate of tax applicable to dividends received by certain noncorporate U.S. Holders, described below. Accordingly, the creditability of Spanish taxes and the availability of the reduced tax rate for dividends received by certain noncorporate U.S. Holders, described below, could be affected by future actions that may be taken by the parties to whom depositary shares are pre-released or such intermediaries.

Taxation of Distributions

Distributions, before reduction for any Spanish income tax withheld by BBVA or its paying agent, made with respect to ADSs or ordinary shares (other than certain pro rata distributions of BBVA’s capital stock or rights to subscribe for shares of its capital stock) will be includible in the income of a U.S. Holder as ordinary dividend income, to the extent paid out of BBVA’s current or accumulated earnings and profits as determined in accordance with U.S. federal income tax principles. Because BBVA does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. The amount of such dividends will be treated as foreign-source dividend income and will not be eligible for the “dividends received deduction” generally allowed to U.S. corporations under the Code. Subject to applicable limitations and the discussion above regarding concerns expressed by the U.S. Treasury, dividends paid to noncorporate U.S. Holders may be taxable at favorable rates applicable to long-term capital gains. Noncorporate U.S. Holders should consult their tax advisors to determine the availability of the rules regarding these favorable rates in their particular circumstances.

The amount of a dividend distribution will equal the U.S. dollar value of the euro received, calculated by reference to the exchange rate in effect on the date such distribution is received (which, for U.S. Holders of ADSs, will be the date such distribution is received by the depositary), whether or not the distribution is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. If the dividend is not converted into U.S. dollars on the date of receipt, a U.S. Holder may have foreign currency gain or loss on the conversion date. In general, any foreign currency gain or loss will be ordinary gain or loss.

Subject to applicable limitations that vary depending upon a U.S. Holder’s circumstances and subject to the discussion above regarding concerns expressed by the U.S. Treasury, a U.S. Holder will be entitled to a credit against its U.S. federal income tax liability for Spanish NRIT taxes withheld by BBVA or its paying agent not in excess of the applicable rate under the Treaty. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. The rules governing foreign tax credits are complex and, therefore, U.S. Holders should consult their tax advisers regarding the availability of foreign tax credits in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may elect to deduct all foreign taxes paid or accrued in a taxable year (including any Spanish NRIT withholding tax) in computing their taxable income, subject to generally applicable limitations under U.S. federal income tax law.

Sale and Other Disposition of ADSs or Ordinary Shares

Gain or loss realized by a U.S. Holder on the sale or exchange of ADSs or ordinary shares will be subject to U.S. federal income tax as capital gain or loss in an amount equal to the difference between the U.S. Holder’s tax basis in the ADSs or ordinary shares and the amount realized on the disposition, in each case as determined in U.S. dollars. Such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the ordinary shares or ADSs for more than one year. Gain or loss, if any, will generally be U.S.-source for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

BBVA Contingent Convertible Preferred Securities

Characterization of the Contingent Convertible Preferred Securities

BBVA believes that the contingent convertible preferred securities will be treated as equity for U.S. federal income tax purposes and the remainder of this discussion so assumes.

Taxation of Distributions

Distributions made with respect to contingent convertible preferred securities (including amounts withheld in respect of Spanish taxes, if any, and any additional amounts paid in respect thereto) will be includible in the income of a U.S. Holder as ordinary dividend income, to the extent paid out of BBVA’s current or accumulated earnings and profits as determined in accordance with U.S. federal income tax principles. Because BBVA does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. The amount of such dividends will be treated as foreign-source dividend income and will not be eligible for the “dividends received deduction” generally allowed to U.S. corporations under the Code. Subject to applicable limitations, dividends paid to noncorporate U.S. Holders may be taxable at favorable rates applicable to long-term capital gains. Noncorporate U.S. Holders should consult their tax advisors to determine the implications of the rules regarding these favorable rates in their particular circumstances.

The amount of a distribution paid in a foreign currency will equal the U.S. dollar value of the foreign currency received, calculated by reference to the exchange rate in effect on the date such distribution is received, whether or not the U.S. Holder in fact converts any such foreign currency received into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if such dividend is not converted into U.S. dollars on the date of its receipt. In general, any foreign currency gain or loss will be ordinary gain or loss.

Subject to applicable limitations that vary depending upon a U.S. Holder’s circumstances, a U.S. Holder will be entitled to a credit against its U.S. federal income tax liability for non-refundable Spanish NRIT taxes withheld by BBVA or its paying agent (if any) not in excess of the applicable rate under the Treaty. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. The rules governing foreign tax credits are complex and, therefore, U.S. Holders should consult their tax advisers regarding the availability of foreign tax credits in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may elect to deduct all foreign taxes paid or accrued in a taxable year (including any Spanish NRIT withholding tax) in computing their taxable income, subject to generally applicable limitations under U.S. federal income tax law.

Sale, Redemption and Other Disposition of Contingent Convertible Preferred Securities

Gain or loss realized by a U.S. Holder on the sale, redemption or other disposition of contingent convertible preferred securities (other than the receipt of ordinary shares or ADSs upon conversion, which will be treated as described below under “Conversion”) will be subject to U.S. federal income tax as capital gain or loss (assuming in the case of a redemption that the U.S. Holders does not own and is not deemed to own any of our ADSs or ordinary shares) in an amount equal to the difference between the U.S. Holder’s tax basis in the contingent convertible preferred securities and the amount realized on the disposition, in each case as determined in U.S. dollars. Such gain or loss will be long-term capital gain or loss if the U.S. Holder held the contingent convertible preferred securities for more than one year. Any gain or loss will generally be U.S.-source for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

Conversion

Conversion of contingent convertible preferred securities into ordinary shares or ADSs will generally be treated as a tax-free recapitalization for U.S. federal income tax purposes. A U.S. Holder’s tax basis in the ordinary shares or ADSs received will generally be equal to the U.S. Holder’s tax basis in the contingent convertible preferred securities and the holding period in the ordinary shares or ADSs received will generally include the holding period of the contingent convertible preferred securities. Ordinary shares or ADSs received upon conversion will otherwise generally be treated as described under “BBVA ADSs or Ordinary Shares” above.

Passive Foreign Investment Company Rules

Based upon certain proposed Treasury regulations (“Proposed Regulations”) we believe that we were not a PFIC for U.S. federal income tax purposes for our 2016 taxable year. However, because there can be no assurance that the Proposed Regulations will be finalized in their current form and because PFIC status depends upon the composition of a company’s income and assets and the market value of its assets (including, among others, less than 25% owned equity investments) from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year.

In general, if we were treated as a PFIC for any taxable year during which a U.S. Holder owned ADSs, ordinary shares or contingent convertible preferred securities, gain recognized by such U.S. Holder on a sale or other disposition of an ADS, an ordinary share or a contingent convertible preferred security would be allocated ratably over the U.S. Holder’s holding period for the ADS, the ordinary share or the contingent convertible preferred security. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for ordinary income of taxpayers of the U.S. Holder’s type for such taxable year, and an interest charge would be imposed on the resulting tax liability for such taxable year. Similar tax rules would apply to any distribution in respect of ADSs, ordinary shares or contingent convertible preferred securities to the extent in excess of 125% of the average of the annual distributions on ADSs, ordinary shares or contingent convertible preferred securities received by the U.S. Holder during the preceding three years or the U.S. Holder’s holding period, whichever is shorter. Certain elections may be available (including a mark-to-market election) to U.S. Holders that may result in alternative treatment.

Additionally, if a U.S. Holder owns ADSs, ordinary shares or contingent convertible preferred securities during any year in which we are a PFIC, such holder would be required to file annual returns (including reporting with respect to distributions received from BBVA and any gain realized on the sale or other taxable disposition of ADSs, ordinary shares or contingent convertible preferred securities). Furthermore, if we are a PFIC in any taxable year in which we pay a dividend (or in the case of a contingent convertible preferred security, make a distribution) or the prior taxable year, the favorable tax rates discussed above with respect to dividends paid to certain noncorporate U.S. Holders would not apply.

BBVA Senior or Subordinated Notes

Characterization of the Subordinated Notes

There is no direct legal authority as to the proper U.S. federal income tax treatment of a subordinated instrument such as the subordinated notes that is denominated as a debt instrument and has significant debt features, but is subject to statutory bail-in powers such as the Spanish Bail-in Power. Therefore, prospective investors should consult their tax advisers as to the proper characterization of the subordinated notes for U.S. federal income tax purposes. We believe the subordinated notes should be treated as debt for U.S. federal income tax purposes and the remainder of this discussion so assumes.

Payments of Interest

Interest paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes, provided that the interest is qualified stated interest (as defined below).

The amount of interest taxable as ordinary income will include amounts withheld in respect of Spanish taxes, and additional amounts paid in respect thereof, if any. Interest income earned by a U.S. Holder with respect to a note will constitute foreign source income for U.S. federal income tax purposes, which may be relevant to a U.S. Holder in calculating the holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Spanish taxes withheld at a rate not exceeding the Treaty rate from interest income on a note which are not otherwise refundable under Spanish tax law may be eligible for credit against the U.S. Holder’s U.S. federal income tax liability, or, at the election of the U.S. Holder, for deduction in computing the U.S. Holder’s taxable income, in each case subject to generally applicable limitations and conditions. The rules governing foreign tax credits are complex and, therefore, U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits in their particular circumstances.

Special rules governing the treatment of interest paid with respect to original issue discount notes and foreign currency notes are described below.

Original Issue Discount

A note that is issued at an issue price less than its “stated redemption price at maturity” will be considered to have been issued at an original issue discount for U.S. federal income tax purposes (and will be referred to as an “original issue discount note”) unless the note satisfies a de minimis threshold (as described below) or is a Short-Term Note (as defined below). The “stated redemption price at maturity” of a note will equal the sum of all payments required under the note other than payments of “qualified stated interest”. “Qualified stated interest” is stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate or, subject to certain conditions, certain floating rates.

If the difference between a note’s stated redemption price at maturity and its issue price is less than a prescribed de minimis amount, i.e., generally 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the note will not be considered to have original issue discount.

A U.S. Holder of original issue discount notes will be required to include any qualified stated interest payments in income in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. In addition, U.S. Holders of original issue discount notes that mature more than one year from their date of issuance will be required to include original issue discount in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income. Under this method, U.S. Holders of original issue discount notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

A U.S. Holder may make an election to include in gross income all interest that accrues on any note (including stated interest, original issue discount and de minimis original issue discount as adjusted by any amortizable bond premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”).

In general, floating rate notes providing for one or more qualified floating rates of interest, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate, as such terms are defined in applicable Treasury regulations, will have qualified stated interest if interest is unconditionally payable at least annually during the term of the note at a rate that is considered to be a single qualified floating rate or a single objective rate under the following rules, provided that the issue price of the note does not exceed the total noncontingent principal payments due under the note by more than an amount equal to the lesser of (x) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date or (y) 15% of the total noncontingent principal payments. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the floating rate notes is denominated. An “objective rate” is generally a rate that is determined using a single fixed formula and that is based on objective financial or economic information. A “qualified inverse floating rate” is an objective rate that is equal to a fixed rate minus a qualified floating rate if variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding for those purposes any cap, floor, governor or similar restriction).

If a floating rate note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate. If interest on a debt instrument is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the preceding sentences if the values of the applicable rates on the issue date are within 1/4 of one percent of each other. If a floating rate note provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such note will constitute qualified stated interest and will therefore not be treated as having been issued with original issue discount unless the note is issued at a “true” discount (i.e., at a price below the note’s stated principal amount) in excess of the specified de minimis amount. If floating rate notes are issued with original issue discount, the U.S. federal income tax treatment of such notes will be more fully described in the applicable prospectus supplement.

A note that matures one year or less from its date of issuance (taking into account the last possible date the note could be outstanding in accordance with its terms) (a “Short-Term Note”) will be treated as being issued at a discount and none of the interest paid on the note will be treated as qualified stated interest. In general, a cash method U.S. Holder of a Short-Term Note is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so (but should include in income any stated interest upon receipt). Accrual method U.S. Holders and cash method U.S. Holders who so elect are required to include the discount in income as it accrues on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a U.S. Holder who is not required and does not elect to include the discount in income currently, any gain realized on the sale, exchange or retirement of the Short-Term Note will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry Short-Term Notes in an amount not exceeding the accrued discount until the accrued discount is included in income.

Amortizable Bond Premium

If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note other than qualified stated interest, the U.S. Holder will be considered to have purchased the note with amortizable bond premium. In general, amortizable bond premium with respect to any note will be equal in amount to the excess of the purchase price over the sum of all amounts payable on the note other than qualified stated interest and the U.S. Holder may elect to amortize this premium, using a constant-yield method, over the remaining term of the note. Special rules may apply in the case of notes that are subject to optional redemption. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in the U.S. Holder’s income with respect to the note in that accrual period. A U.S. Holder who elects to amortize bond premium must reduce the U.S. Holder’s tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the permission of the Internal Revenue Service.

If a U.S. Holder makes a constant-yield election (as described under “—Original Issue Discount” above) for a note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the U.S. Holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation.

Sale, Exchange or Retirement of the Notes

Upon the sale, exchange or retirement of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Holder’s adjusted tax basis in the note. Gain or loss, if any, will generally be U.S.-source for purposes of computing a U.S. Holder’s foreign tax credit limitation. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “—Interest” above. A U.S. Holder’s adjusted tax basis in a note generally will equal such U.S. Holder’s initial investment in the note increased by any original issue discount included in income and decreased by any bond premium previously amortized and principal payments previously received.

Except as described below under “—Foreign Currency Notes”, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Exceptions to this general rule apply in the case of a Short-Term Note, to the extent of any accrued discount not previously included in the U.S. Holder’s taxable income. See “—Original Issue Discount” above. The deductibility of capital losses is subject to limitations.

Foreign Currency Notes

The rules applicable to foreign currency notes could require some or all of the gain or loss on the sale, exchange or other disposition of a foreign currency note to be recharacterized as ordinary income or loss. The rules applicable to foreign currency notes are complex and their application may depend on the U.S. Holder’s particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether a U.S. Holder should make any of these elections may depend on the U.S. Holder’s particular U.S. federal income tax situation. U.S. Holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of foreign currency notes.

A U.S. Holder who uses the cash method of accounting and who receives a payment of qualified stated interest (or who receives proceeds from a sale, exchange or other disposition attributable to accrued interest) in a foreign currency with respect to a foreign currency note will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on a spot rate on the date the payment is received) regardless of whether the payment is in fact converted into U.S. dollars at that time, and this U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency.

An accrual-method U.S. Holder will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. Original issue discount and amortizable bond premium on a foreign currency note will be determined in the relevant foreign currency. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect to translate interest income (including original issue discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot revoke the election without the consent of the Internal Revenue Service. A U.S. Holder may recognize ordinary income or loss (which will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from the sale, exchange or other disposition attributable to accrued interest is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). Rules similar to these rules apply in the case of cash-method U.S. Holders who are required to currently accrue original issue discount.

If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on amortized bond premium with respect to any period by treating the bond premium amortized in the period in the same manner as it would have been treated on the sale, exchange or retirement of the foreign currency note. Any exchange gain or loss will be ordinary income or loss as described below. If the election is not made, any bond premium will be taken into account in determining the overall gain or loss on the notes and any loss realized on the sale, exchange or retirement of a foreign currency note with amortizable bond premium by a U.S. Holder who has not elected to amortize the premium will be a capital loss to the extent of the bond premium.

A U.S. Holder’s tax basis in a foreign currency note, and the amount of any subsequent adjustment to the U.S. Holder’s tax basis (including adjustments for original issue discount included as income and any bond premium previously amortized or principal payments received), will be the U.S. dollar value of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A U.S. Holder who purchases a foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between the U.S. Holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

Gain or loss realized upon the sale, exchange or retirement of a foreign currency note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss that will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the payment is received or the note is disposed of, (or if the note is traded on an established securities market, on the settlement date if the U.S. Holder is a cash basis U.S. Holder or an electing accrual basis U.S. Holder); and (ii) the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the U.S. Holder acquired the note. Payments received attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest on foreign currency notes described above. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange or retirement of the foreign currency note. The foreign currency gain or loss for U.S. Holders will be U.S.-source. Any gain or loss realized by a U.S. Holder in excess of the foreign currency gain or loss will be capital gain or loss (except in the case of a Short-Term Note, to the extent of any discount not previously included in the U.S. Holder’s income).

A U.S. Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of sale, exchange or retirement. Provided the foreign currency notes are traded on an established securities market, a cash-method U.S. Holder who buys or sells a foreign currency note is required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result for such holders from currency fluctuations between the trade date and the settlement of the purchase or sale. An accrual-method U.S. Holder may elect the same treatment for all purchases and sales of foreign currency notes, provided the foreign currency notes are traded on an established securities market. This election cannot be revoked without the consent of the Internal Revenue Service. Any gain or loss realized by a U.S. Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

A U.S. Holder may be required to file a reportable transaction disclosure statement with the U.S. Holder’s U.S. federal income tax return, if such U.S. Holder realizes a loss on the sale or other disposition of a foreign currency note and such loss is greater than applicable threshold amounts, which differ depending on the status of the U.S. Holder. A U.S. Holder that claims a deduction with respect to a foreign currency note should consult its own tax adviser regarding the need to file a reportable transaction disclosure statement.

Information Reporting and Backup Withholding

Payments of dividends on, distributions on, interest and the proceeds from a sale or other disposition of ADSs, ordinary shares, contingent convertible preferred securities or notes that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and backup withholding unless the U.S. Holder is an exempt recipient or, in the case of backup withholding, the holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Certain U.S. Holders who are individuals and certain U.S. entities closely-held by individuals may be required to report information relating to securities issued by a non-U.S. person, subject to certain exceptions (including an exception for securities held in accounts maintained by financial institutions, which accounts may be reportable if maintained by non-U.S. financial institutions). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to the ADSs, ordinary shares, contingent convertible preferred securities or notes.

Potential FATCA withholding after December 31, 2018

Certain provisions of the Code and U.S. Treasury regulations commonly known as FATCA, as well as certain intergovernmental agreements between the United States and certain other countries (including Spain), together with local country implementing legislation, may impose 30% withholding on certain payments made in respect of the notes, ADSs and ordinary shares (“FATCA withholding”), to the extent such payments are considered “foreign passthru payments” (which term is not yet defined). FATCA withholding would apply only if the payments are made to a recipient (including an intermediary) that is a “foreign financial institution” that has not entered into an agreement with the U.S. Internal Revenue Service pursuant to FATCA or otherwise established an exemption from FATCA withholding and are made on (i) notes treated as debt for U.S. federal income tax purposes that are issued or materially modified on or after the date that is six months after the date on which final U.S. Treasury regulations defining the term “foreign passthru payments” are filed or (ii) ADSs, ordinary shares, contingent convertible preferred securities or notes treated as equity for U.S. federal income tax purposes, in each case, only if the payment is made on or after the later of January 1, 2019 and the date on which final U.S. Treasury regulations defining the term “foreign passthru payments” are published. It is not yet clear whether or to what extent payments on the ADSs, ordinary shares, contingent convertible preferred securities or notes will be treated as foreign passthru payments.

The United States has entered into intergovernmental agreements with Spain and many other jurisdictions to implement FATCA. It is not yet certain how the United States and these jurisdictions will address “foreign passthru payments” or if FATCA withholding will be required at all under such agreements.

If FATCA withholding is required, none of BBVA, the trustee or any paying agent will pay any additional amounts with respect to any amounts so withheld. Prospective investors and beneficial owners of notes, contingent convertible capital securities, ADSs and ordinary shares should consult their tax advisers as to how these rules may apply to payments they receive under the notes, contingent convertible capital securities, ADSs and ordinary shares and their ability to obtain a refund of any FATCA withholding.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts (“IRAs”), Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We and the underwriters, agents and dealers through which the securities described in this prospectus may be sold, and our and their current and future affiliates (collectively, the “Transaction Parties”), may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the securities described in this prospectus should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the securities described in this prospectus, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities described in this prospectus.

Each purchaser or holder of a security covered by this prospectus, and each fiduciary who causes any entity to purchase or hold a security covered by this prospectus, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that (A) either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA arrangement or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any provision of Similar Law, and (B) if it is a Plan, the decision to acquire and hold such securities has been made by a duly authorized fiduciary who is independent of the Transaction Parties and who (i) is a U.S. bank, U.S. insurance carrier, U.S. registered investment adviser, U.S. registered broker-dealer or independent fiduciary with at least $50 million of assets under management or control, (ii) in the case of a Plan that is an IRA, is not the IRA owner, beneficiary of the IRA or relative of the IRA owner or beneficiary, (iii) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in such securities, (iv) is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire and hold such securities, (v) has exercised independent judgment in evaluating whether to invest the assets of the Plan in such securities, (vi) understands and has been fairly informed of the existence and the nature of the financial interests of the Transaction Parties in connection with the Plan’s acquisition of such securities, (vii) understands that the Transaction Parties are not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity to the Plan, in connection with the Plan’s acquisition of such securities and (viii) confirms that no fee or other compensation will be paid directly to any of the Transaction Parties by the Plan, or any fiduciary, participant or beneficiary of the Plan, for the provision of investment advice (as opposed to other services) in connection with the Plan’s acquisition of such securities.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities described in this prospectus. We also refer you to the portions of the offering circular addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security covered by this prospectus will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities described in this prospectus would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus: (1) through selling agents; (2) through underwriters; (3) through dealers; and/or (4) directly to purchasers. Except with respect to the contingent convertible preferred securities, any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of ours. In addition, we may issue our ordinary shares (including in the form of ADSs) in a subscription rights offering to our existing shareholders.

We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement or term sheet. That agent will be acting on a reasonable efforts basis for the period of its appointment unless otherwise indicated in the applicable prospectus supplement or term sheet.

If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction, including the compensation the underwriters will receive, in the applicable prospectus supplement or term sheet.

If we offer our ordinary shares in a subscription rights offering to our existing shareholders, we may enter into a standby underwriting agreement with dealers acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer and include the terms of the transaction in the applicable prospectus supplement or term sheet. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less the relevant discount in the case of sales to an underwriter or the purchase price less the relevant commission in the case of sales through a selling agent, in each case, less other expenses attributable to issuance and distribution.

Offers to purchase securities may be solicited directly by us, and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the applicable prospectus supplement or term sheet.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

One or more firms, referred to as “remarketing firms”, may also offer or sell the securities, if the applicable prospectus supplement or term sheet so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us or any of our subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The applicable prospectus supplement or term sheet will identify any remarketing firm and the terms of its agreement, if any, with us or any of our subsidiaries and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities they remarket.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities covered by the prospectus. As an exception to these rules, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing such securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of such securities compared to the price available under any over-allotment option. The underwriters may also sell the securities covered by this prospectus in excess of any over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, such securities or any other securities in the open market to stabilize the price of such securities or of any other securities. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it was to discourage resales of the security. Any of these activities may raise or maintain the market price of such securities above independent market levels or prevent or retard a decline in the market price of such securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling agents, underwriters, dealers and remarketing firms may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement or term sheet, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase securities from us at the public offering price stated in the applicable prospectus supplement or term sheet under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement or term sheet and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. These contracts will be subject only to those conditions described in the applicable prospectus supplement or term sheet, and the applicable prospectus supplement or term sheet will state the commission payable for solicitation of these offers.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

To the extent an initial offering of the securities will be distributed by an affiliate of ours, each such offering of securities will be conducted in compliance with the requirements of Financial Industry Regulatory Authority (“FINRA”) Rule 5121 regarding a FINRA member firm’s distribution of securities of an affiliate.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

In the ordinary course of their respective businesses, the underwriters named in the applicable prospectus supplement or term sheet and their affiliates may have engaged and may in the future engage in various banking and financial services for and commercial transactions with us and/or our affiliates for which they received or will receive customary fees and expenses. In addition, affiliates of the underwriters may enter into interest rate swaps or other hedging transactions with us in connection with a particular offering of securities and may receive compensation in connection with that transaction.

VALIDITY OF THE SECURITIES

The validity of our securities, where applicable, and certain other matters of Spanish law will be passed upon for us by J&A Garrigues S.L.P., our Spanish counsel. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, our U.S. counsel, and for any underwriters or agents by Sidley Austin LLP, the underwriters’ U.S. counsel.

EXPERTS

The consolidated financial statements as of December 31, 2016, 2015 and 2014 and for each of the three years in the period ended December 31, 2016, incorporated by reference in this prospectus from BBVA’s 2016 Form 20-F, and the effectiveness of the BBVA Group’s internal control over financial reporting have been audited by Deloitte, S.L., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

BBVA is a limited liability company (sociedad anónima) organized under the laws of Spain. Substantially all of our directors and executive officers, and certain of the experts named in this document, are not residents of the United States. All or a substantial portion of our assets and those persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them judgments of courts of the United States predicated upon civil liability under the Securities Act. We are advised by Spanish legal counsel that there is doubt as to the enforceability in Spain in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States. We have submitted to the non-exclusive jurisdiction of New York state and U.S. federal courts sitting in New York City for the purpose of any suit, action or proceeding arising out of or in connection with the senior notes, subordinated notes and contingent convertible preferred securities and have appointed Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, as agent in New York City to accept service of process in any such action.

Banco Bilbao Vizcaya Argentaria, S.A.

$             Non-Step-Up Non-Cumulative Contingent

Convertible Perpetual Preferred Tier 1 Securities

PROSPECTUS SUPPLEMENT

(to prospectus dated September 25, 2017)

Joint Bookrunners

BBVA	BofA Merrill Lynch	Citigroup

Deutsche Bank Securities	HSBC	J.P. Morgan